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                                                                    Exhibit 4.04

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                           COMMON SECURITY AGREEMENT


                                     among


                           PORT ARTHUR FINANCE CORP.,
                                  as Borrower,


                        PORT ARTHUR COKER COMPANY L.P.,
                         as Partnership and Guarantor,


                          SABINE RIVER HOLDING CORP.,
                     as General Partner of the Partnership,


                          NECHES RIVER HOLDING CORP.,
                     as Limited Partner of the Partnership,


                             BANKERS TRUST COMPANY,
                 as Collateral Trustee for the Secured Parties,


                       DEUTSCHE BANK AG, NEW YORK BRANCH,
     as Administrative Agent for and on behalf of the Bank Senior Lenders,


              WINTERTHUR INTERNATIONAL INSURANCE COMPANY LIMITED,
           for itself and as Administrative Agent for and on behalf
                         of the Oil Payment Insurers,


                                 HSBC BANK USA,
       as Capital Markets Trustee for the Capital Markets Senior Lenders,


                              BANKERS TRUST COMPANY,
                               as Depositary Bank


                                      and


              WINTERTHUR INTERNATIONAL INSURANCE COMPANY LIMITED, as Insurer under the Debt Service Reserve Insurance Guarantee


                          Dated as of August 19, 1999

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                               Table of Contents


Section                                                                     Page

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION
1.01  Definitions...........................................................   2
1.02  Interpretation........................................................   2
1.03  Conflict..............................................................   3

                                  ARTICLE II

                                  SENIOR DEBT

2.01  Senior Debt Obligations and Oil Payment Reimbursement Obligations
      Secured Hereby........................................................   3
2.02  Pari Passu Treatment..................................................   3
2.03  Guaranteed Senior Debt Obligations....................................   3
2.04  Optional Prepayments..................................................   4
2.05  Mandatory Prepayments.................................................   4
2.06  Pro Rata Payment of Senior Debt Obligations and Oil Payment
      Reimbursement Obligations.............................................   6
2.07  Non-Pro Rata Prepayments..............................................   6
2.08  Insufficient Payments.................................................   7
2.09  Additional Senior Debt................................................   8
2.10  Replacement Senior Debt...............................................   9
2.11  Replacement for Oil Payment Insurance Policy..........................  11
2.12  Extraordinary Prepayments; Substitution of "Compensating Letter
      of Credit"............................................................  12

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of the Borrower, the Partnership
     and the Partners.......................................................  13

                                       i
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Section                                                                     Page

                                  ARTICLE IV

                                   COVENANTS

4.01  Covenants of the Borrower and the Partnership.........................  24
4.02  Covenants of the Partners.............................................  37
4.03  Common Covenant.......................................................  40

                                   ARTICLE V

                                   ACCOUNTS

5.01  Accounts..............................................................  40
5.02  Subaccounts...........................................................  44
5.03  Deposits of Project Funds.............................................  44
5.04  Investment of Funds in Accounts.......................................  46
5.05  Withdrawals from Accounts Pre-Default.................................  47
5.06  Withdrawals from Accounts During the Continuance of a Default.........  50
5.07  Principal & Interest Accrual Account..................................  51
5.08  Tranche B Amortization Account........................................  51
5.09  Debt Service Reserve Account..........................................  52
5.10  PMI Surplus Reserve Account...........................................  53
5.11  Tax Reserve Account...................................................  53
5.12  Major Maintenance Account.............................................  54
5.13  Contingency Reserve Account...........................................  55
5.14  Mandatory Prepayment Account..........................................  55
5.15  Estimated Payment Certificate.........................................  56
5.16  Reports and Certifications............................................  56

                                  ARTICLE VI

                              SECURITY INTERESTS

6.01  Property and Improvements of the Partnership..........................  57
6.02  General Partner's Interest in the Partnership.........................  58
6.03  Limited Partnership Interest in the Partnership.......................  59
6.04  The Partnership's Shares in the Borrower..............................  61
6.05  Interests in Accounts and Authorized Investments......................  62
6.06  The Project Documents, Sales Agreements and Spot Contracts............  62
6.07  Insurance and Insurance Proceeds; Reinsurance.........................  64
6.08  All Personal Property Including Machinery and Equipment,
      Technology General Intangibles, Accounts and Other
      Personal Property.....................................................  65
6.09  The Partnership's Interest in Crude Oil,
      Intermediate Products and Refined Products............................  65
6.10  Permitted Hedging Arrangements........................................  66

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Section                                                                     Page

6.11  Rights under Capital Contribution Agreements; Intercompany Loans from the Borrower to the Partnership from.............................  66
6.12  Proceeds, Products, etc...............................................  67
6.13  Perfection and Maintenance of Security Interests......................  67
6.14  Rights in Collateral Prior to Enforcement Direction...................  69
6.15  Liability of Borrower Parties.........................................  70
6.16  Release of Security Interests.........................................  71
6.17  PMI Subordinated Lien.................................................  71

                                  ARTICLE VII

                                   INSURANCE

7.01  Maintenance of Insurance..............................................  71
7.02  Additional Insureds and Loss Payees Provisions........................  71
7.03  Other Lender Provisions in Policies...................................  72
7.04  Payment, Assignment, Etc. of Reinsurance or Co-Insurance..............  72
7.05  Rated Insurers........................................................  73
7.06  Payment of Premiums...................................................  73
7.07  Application of Insurance Proceeds.....................................  73
7.08  Information...........................................................  74
7.09  Insurance Consultant..................................................  75
7.10  Delivery of Cover Notes and Policies..................................  75

                                 ARTICLE VIII

                                   REPORTING

8.01  Regular Reporting.....................................................  76
8.02  Notice of Extraordinary Events........................................  79
8.03  Books and Records.....................................................  80

                                  ARTICLE IX

                          COMMON CONDITIONS PRECEDENT

9.01  Common Conditions Precedent to Initial
      Disbursements of Senior Loans.........................................  80
9.02  Common Conditions Precedent to Initial and
      Subsequent Disbursements of Senior Loans..............................  85
9.03  Pro Rata Drawdowns; Pro Rata Reductions in
      Initial Senior Debt Commitments.......................................  86

                                      iii
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Section                                                                     Page

                                   ARTICLE X

                        EVENTS OF DEFAULT AND REMEDIES

10.01  Events of Default....................................................  87
10.02  Declaration of Default...............................................  90
10.03  Cessation of Default.................................................  90
10.04  Remedies.............................................................  90
10.05  Enforcement Action...................................................  92
10.06  Incidents of Sale....................................................  92
10.07  Collateral Trustee May File Proofs of Claim..........................  93
10.08  Collateral Trustee May Enforce Claims................................  93
10.09  Control of Enforcement Action........................................  94
10.10  Limitation on Suits..................................................  94
10.11  Enforcement Proceeds Account.........................................  95
10.12  Application of Enforcement Proceeds..................................  95
10.13  Action under Oil Payment Insurance Policy............................  96

                                  ARTICLE XI

                              RESTRICTED PAYMENTS

11.01  Restricted Payments..................................................  96

                                  ARTICLE XII

                                   GUARANTEE

12.01  Guarantee by the Partnership and the Partners........................  97

                                 ARTICLE XIII

                            THE COLLATERAL TRUSTEE

13.01  Appointment of Collateral Trustee....................................  98
13.02  Delivery of Documentation............................................  98
13.03  Attorney-in-Fact.....................................................  99
13.04  Authority to Act for Secured Parties................................. 100
13.05  Reliance............................................................. 100
13.06  Liability............................................................ 101
13.07  Consultation with Counsel, Etc....................................... 101
13.08  Duties............................................................... 101
13.09  Resignation, Replacement and Successor Collateral Trustee............ 102
13.10  Indemnities.......................................................... 103
13.11  Compensation......................................................... 104
13.12  Certificates......................................................... 104

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Section                                                                     Page

13.13  Information.......................................................... 105
13.14  Books and Accounts................................................... 105
13.15  Limitation on Collateral Trustee's Duties in Respect of Collateral... 105
13.16  Right to Initiate Judicial Proceedings, Etc.......................... 106
13.17  Exculpatory Provisions............................................... 106
13.18  Merger of the Collateral Trustee..................................... 106
13.19  Treatment of Senior Lenders by Collateral Trustee.................... 106
13.20  Miscellaneous........................................................ 107

                                  ARTICLE XIV

                                 MISCELLANEOUS

14.01  Termination.......................................................... 108
14.02  Calculation of Floating Rate Obligations............................. 108
14.03  GOVERNING LAW........................................................ 109
14.04  Waiver of Jury Trial................................................. 109
14.05  Severability......................................................... 109
14.06  Entire Agreement..................................................... 109
14.07  Restrictions on Assignments and Participations....................... 109
14.08  Notices.............................................................. 110
14.09  Benefits of Agreement................................................ 110
14.10  Remedies............................................................. 110
14.11  Execution in Counterparts............................................ 111
14.12  Consent to Jurisdiction.............................................. 111
14.13  Amendments, Etc...................................................... 112
14.14  Conflicts............................................................ 113
14.15  Effectiveness........................................................ 113
14.16  Compliance with Applicable Law....................................... 113
14.17  Indemnification...................................................... 114

                                       v
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                                   APPENDICES

     A.     Definitions
     B.     Initial Senior Lender Group
     C.     Base Case Model
     D.     Form of Assignment and Acceptance
     E-1.   Consents and Approvals for Agreements
     E-2.   Consents and Approvals for Project
     F.     Tax Payment Undertaking
     G.     Major Maintenance Reserve Payment Certificate
     H.     Form of Mortgage
     I-1.   Form of Consent and Acknowledgment
     J.     Schedule of Required Insurance
     K.     Initial Construction Budget
     L-1.   Form of Opinion of Mexican Counsel to PMI
     L-2.   Form of Opinion of Mexican Counsel to Pemex
     L-3.   Form of Opinion of U.S. Counsel to PMI and Pemex
     L-4.   Form of Opinion of Counsel to EPC Contractor and EPC Guarantor
     L-5    Form of Opinion of Counsel to Hydrogen Supplier
     L-6.   Form of Opinion of the General Counsel to the Clark Entities
     L-7.   Form of Opinion of New York Counsel to the Borrower, the
            Partnership, the Partners, the Clark Entities and Blackstone
     L-8.   Form of Opinion of Texas Real Estate Counsel to the Borrower,
            the Partnership and the Partners
     L-9.   Form of Opinion of Texas Environmental Counsel to the Borrower,
            the Partnership and the Partners
     L-10   Form of Opinion of Texas Counsel to the Borrower, the Partnership
            and the Partners
     L-11.  Form of Opinion of Counsel to Occidental Petroleum
     L-12.  Form of Opinion of Cayman Islands counsel to Blackstone
     L-13.  Form of Opinion of English Counsel to the Oil Payment Insurers
     M.     Insurance Consultant's Report
     N.     Independent Engineer's Reports
     O.     Notice of Borrowing
     P.     Notices
     Q.     Subordination Terms

                                   SCHEDULES

     3.01(x).  Environmental Disclosure

                           COMMON SECURITY AGREEMENT

          This Agreement, dated as of August 19, 1999, is made among:

          PORT ARTHUR FINANCE CORP., corporation organized under the laws of the State of Delaware,

          PORT ARTHUR COKER COMPANY L.P., a limited partnership organized under the laws of the State of Delaware,

          SABINE RIVER HOLDING CORP., a corporation organized under the laws of the State of Delaware,

          NECHES RIVER HOLDING CORP., a corporation organized under the laws of the State of Delaware,

          BANKERS TRUST COMPANY, a banking corporation incorporated under the laws of the State of New York, as Collateral Trustee for the Secured Parties,

          DEUTSCHE BANK AG, NEW YORK BRANCH, a New York State licensed branch of a German bank, as Administrative Agent for and on behalf of the Bank Senior Lenders,

          WINTERTHUR INTERNATIONAL INSURANCE COMPANY LIMITED, a company incorporated under the laws of England, for itself and as Administrative Agent for and on behalf of the Oil Payment Insurers,

          HSBC BANK USA, a New York banking corporation and trust company, as Capital Markets Trustee for the Capital Markets Senior Lenders,

          BANKERS TRUST COMPANY, a banking corporation incorporated under the laws of the State of New York, as Depositary Bank, and

          WINTERTHUR INTERNATIONAL INSURANCE COMPANY LIMITED, a company incorporated under the laws of England, as Insurer under the Debt Service Reserve Insurance Guarantee.

WHEREAS:

          A. The Borrower proposes to incur Senior Debt and loan all the proceeds of the Senior Loans to the Partnership and has authorized the execution and delivery of this Agreement;

          B. The Partnership, the General Partner and the Limited Partner propose to guarantee and secure the Senior Debt Obligations and have authorized the execution and delivery of this Agreement to induce the Senior Lenders to provide Senior Debt to the Borrower, and the Oil Payment Insurers to provide the Oil Payment Insurance Policy;

          C. The Borrower, the Partnership, the General Partner, the Limited Partner, the Shareholders, the Clark Entities, the Senior Lenders and the Oil Payment Insurers have entered into the Transfer Restrictions Agreement to induce the Senior Lenders to provide Senior Debt to the Borrower and the Oil Payment Insurers to provide the Oil Payment Insurance Policy;

          D. The Borrower, the Partnership and the General Partner, have entered into the Capital Contribution Agreements with Blackstone and Occidental Petroleum, respectively, to induce the Senior Lenders to provide Senior Debt to the Borrower and the Oil Payment Insurers to provide the Oil Payment Insurance Policy; and

          E. All things have been done that are necessary to constitute this Agreement the valid and legally binding contract and security agreement of the Borrower, the Partnership, the General Partner and the Limited Partner.

          NOW, THEREFORE, to secure the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and the performance of all obligations under the Senior Loan Agreements, the Notes, the Reimbursement Agreement, this Agreement and the other Security Documents, and in consideration of the premises and of the execution of the Senior Loan Agreements by the Senior Lenders and of the making of the Senior Loans thereunder and execution and delivery of the Oil Payment Insurance Policy by the Oil Payment Insurers, the Borrower, the Partnership, the General Partner and the Limited Partner hereby agree with the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Oil Payment Insurers Administrative Agent, the Capital Markets Trustee, the Depositary Bank, the Senior Lenders and the Oil Payment Insurers as follows:


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          1.01 Definitions. Defined terms in this Agreement and the Appendices to this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Appendix A.

          1.02 Interpretation. In this Agreement and in the Appendices hereto, except to the extent that the context otherwise requires:

          (a) the Table of Contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

          (b) unless otherwise specified, references to Articles, Sections, clauses and Appendices are references to Articles, Sections, clauses, and Appendices to this Agreement;

          (c) references to any document or agreement, including without limitation this Agreement, shall be deemed to include references to such document or agreement (together with all appendices, annexes and schedules thereto) as amended, supplemented, replaced or restated from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein;

          (d) references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns; and

          (e) accounting terms not otherwise defined shall be construed in accordance with GAAP.

          1.03 Conflict. In the event of any conflict between this Agreement and any other Financing Document, this Agreement shall govern.


                                   ARTICLE II

                                  SENIOR DEBT

          2.01 Senior Debt Obligations and Oil Payment Reimbursement Obligations Secured Hereby. All Senior Debt Obligations and Oil Payment Reimbursement Obligations shall be secured by and entitled to the benefits of this Agreement and the security interests granted by or pursuant to this Agreement and the Security Documents. The Initial Senior Lenders, the Initial Senior Debt, the Initial Senior Debt Commitments, the Initial Senior Loan Agreements, the initial Oil Payment Insurers and the Oil Payment Commitment are each identified in Appendix B.

          2.02 Pari Passu Treatment. All Senior Debt Obligations shall rank in right of payment, upon liquidation and in all other respects pari passu without preference among Senior Debt Obligations by reason of date of incurrence or otherwise. All Oil Payment Reimbursement Obligations shall rank in right of payment and upon liquidation pari passu with all Senior Debt Obligations without any preference by reason of the date of incurrence or otherwise, except as set forth in Sections 5.05 and 10.12.

          2.03 Guaranteed Senior Debt Obligations. All Senior Debt Obligations of the Borrower shall be unconditionally guaranteed by the Partnership in accordance with Article XII.

          2.04 Optional Prepayments. Subject to Sections 2.06 and 2.12 and the Senior Loan Agreements, the Partnership, or the Borrower at the direction of the Partnership, shall have the right to make Optional Prepayments in respect of Senior Loans at any time or from time to time, provided that:

          (a) subject to the respective Senior Loan Agreements, the Borrower Parties shall give not less than 30 days' prior notice of any Optional Prepayment to the Collateral Trustee, the Bank Senior Lenders Administrative Agent and, in the case of a prepayment of Capital Markets Senior Debt, the Capital Markets Trustee;

          (b) Optional Prepayments under this Section 2.04 shall be made in accordance with, and shall be accompanied by any prepayment compensation required by, the applicable Senior Loan Agreement or Senior Loan Agreements; and

          (c) Optional Prepayments (including Optional Prepayments made pursuant to Section 2.10) of Bank Senior Debt shall be applied to the remaining principal installments of Senior Loans in the order such remaining principal installments come due.

           2.05 Mandatory Prepayments.

          (a) Prepayments of Senior Debt with Certain Proceeds. The Partnership, or the Borrower at the direction of the Partnership, shall apply any of the following to the prepayment of Senior Loans (and, at any time on or after a Priority Termination Date, Oil Payment Reimbursement Obligations):

          (i) any Loss Proceeds in respect of any casualty, other than any Catastrophic Casualty, to Project Property (other than any shipment of crude oil for which (A) the Oil Payment Insurers have made, or are obligated to make, payment to PMI under the Oil Payment Insurance Policy or
     (B) the Bank Senior Lenders have provided cash advances or letters of credit under the Secured Working Capital Facility), to the extent such Loss Proceeds are not applied toward repairing, replacing or restoring the relevant Project Property in accordance with Section 7.07; and

          (ii) upon receipt, (A) any Late Payments, to the extent that the Partnership (1) does not utilize such Late Payments to make payments to PMI pursuant to Section 4.4 or 16.5 of the Long-Term Oil Supply Agreement, (2) need not direct such Late Payments to the payment of interest on the Senior Debt or (3) to the extent such Late Payments represent lost profits, does not cause such Late Payments to be deposited into the Project Revenue Account, or (B) Buydown Payments made by the EPC Contractor under Section 6 of the EPC Contract or any amounts recovered from the EPC Contractor under the EPC Contract for failure to achieve any of the Guaranteed Values or the Guaranteed Performance Dates,
in each case in accordance with Article V and the Senior Loan Agreements (and the Reimbursement Agreement, if applicable).

          (b) Prepayments of Bank Senior Debt with Excess Cash Flow. After Start-up, on each Payment Date on which any Bank Senior Debt or Oil Payment Reimbursement Obligation remains outstanding, the Partnership, or the Borrower at the direction of the Partnership, shall prepay the Senior Loans (and, at any time on or after a Priority Termination Date, Oil Payment Reimbursement Obligations) in an amount, if any, equal to the amount credited to the Mandatory Prepayment Account in accordance with clause (b) of Section 5.05.

          (c) Prepayments of Senior Debt and Oil Payment Reimbursement Obligations. The Partnership, or the Borrower at the direction of the Partnership, shall apply any of the following to the prepayment of Senior Bank Loans and Oil Payment Reimbursement Obligations:

          (i) any Loss Proceeds in respect of any Catastrophic Casualty to Project Property (other than any shipment of crude oil for which (A) the Oil Payment Insurers have made, or are obligated to make, payment to PMI under the Oil Payment Insurance Policy or (B) the Bank Senior Lenders have provided cash advances or letters of credit under the Secured Working Capital Facility), in each case to the extent that such Loss Proceeds are not applied toward repairing, replacing or restoring the relevant Project Property in accordance with Section 7.07;

          (ii) any delay in start-up, business interruption or contingent business interruption insurance proceeds that are not transferred to the Project Revenue Account in accordance with clause (c) of Section 7.07; and

          (ii)  upon receipt, any Condemnation Compensation,

in each case in accordance with Article V, the Senior Loan Agreements and the Reimbursement Agreement. In addition, upon the occurrence of a Constructive Total Loss of Project Property, the Partnership, or the Borrower at the direction of the Partnership, shall prepay in full all Senior Loans and Oil Payment Reimbursement Obligations then outstanding.

          (d) Application of Prepayments. If any Mandatory Prepayments required to be made pursuant to clauses (a), (b) or (c) of this Section 2.05 are applied to Oil Payment Reimbursement Obligations outstanding at the time of prepayment, the amount or amounts prepaid shall be applied pro rata between (i) Senior Debt (or, in the case of clause (b) of this Section 2.05, Bank Senior Debt) and (ii) such Oil Payment Reimbursement Obligations. Mandatory Prepayments required to be made pursuant to clause (a) or (c) of this Section 2.05 shall be applied to reduce the remaining principal installments of Senior Loans pro rata as to each remaining principal installment outstanding. Mandatory Prepayments required to be made pursuant to clause (b) of this Section 2.05 shall be applied in direct order of maturity until the principal due on the immediately succeeding Payment Date has been paid in full and then shall be applied to reduce the remaining principal installments of Senior Bank Loans in the inverse order of their maturity.

          2.06 Pro Rata Payment of Senior Debt Obligations and Oil Payment Reimbursement Obligations. (a) Each payment, Optional Prepayment or
Mandatory Prepayment, other than an Optional Prepayment or Mandatory Prepayment made in accordance with Section 2.07, by the Partnership, or the Borrower at the direction of the Partnership, to a Senior Lender (or an Oil Payment Insurer, if applicable) in respect of Senior Debt Obligations (which term shall include, for purposes of this clause (a) only, at any time on or after a Priority Termination Date, any Oil Payment Reimbursement Obligations then outstanding) shall be a Pro Rata Payment.

          (b) Each payment, Optional Prepayment or Mandatory Prepayment, at any time prior to a Priority Termination Date, by the Partnership, or the Borrower at the direction of the Partnership, to an Oil Payment Insurer or a Senior Lender in respect of Oil Payment Reimbursement Obligations shall be a Pro Rata Payment.

          2.07 Non-Pro Rata Prepayments. Notwithstanding Sections 2.06 and 2.12, subject to the terms of the Senior Loan Agreements, the Borrower Parties may:

          (a) make an Optional Prepayment, in whole or in part, of Senior Loans owed to Senior Lenders in one or more Senior Lender Groups without making a Pro Rata Payment to any Senior Lenders in any other Senior Lender Group if
     (i) such payment or prepayment is made with Equity Funding, (ii) such payment or prepayment is made with the proceeds of Replacement Senior Debt incurred by the Borrower in compliance with the requirements of Section
     2.10 or (iii) such payment or prepayment is made from funds otherwise available for Restricted Payments pursuant to Section 11.01. Each such Optional Prepayment shall be a Pro Rata Payment among the Senior Lenders in each Senior Lender Group being prepaid;

          (b) make an Optional Prepayment of Senior Loans owed to all Senior Lenders without making a Pro Rata Payment to the Capital Markets Senior Lenders, provided that such Optional Prepayment is a Pro Rata Payment among all Senior Lenders (other than the Capital Markets Senior Lenders);

          (c) make a Mandatory Prepayment in whole or in part of Senior Debt Obligations owed to (i) any Bank Senior Lender if such Mandatory Prepayment is made in accordance with Section 5.01 or 5.03 of the Bank Senior Loan Agreement, or (ii) any other Senior Lender that is entitled to or has received such Mandatory Prepayment as compensation for costs incurred by it in connection with making or maintaining its Senior Loans under its Senior Loan Agreement in excess of costs incurred generally by the other Senior Lenders, or because it has become unlawful for it to honor its obligation to make or maintain Senior Loans under its Senior Loan Agreement and it has not become unlawful generally for the other Senior Lenders to honor their obligations to make or maintain Senior Loans to the Borrower under their Senior Loan Agreements, in each of cases (i) and (ii) without making a Pro Rata Payment to any other Senior Lenders, provided that (x) such payment or prepayment is made with Equity Funding, (y) such payment or prepayment is made with the proceeds of Replacement Senior Debt incurred by the Borrower in compliance with the requirements of Section 2.10 or (z) such payment or prepayment is made from funds otherwise available for Restricted Payments pursuant to Section 11.01;

          (d) make the prepayments of Bank Senior Debt under the Tranche A Bank Facility permitted by Section 7.01 of the Bank Senior Loan Agreement in accordance with Section 2.12 without making a Pro Rata Payment to any Senior Lenders not referred to in such Section 7.01; and

          (e) make an Optional Prepayment of Senior Loans owed to Bank Senior Lenders under the Tranche A Bank Facility or the Tranche B Bank Facility in connection with the issuance of additional Capital Markets Senior Debt.

          2.08 Insufficient Payments. (a) If at any time at which any Senior Debt Obligations are payable by the Partnership, or the Borrower at the direction of the Partnership, to a Senior Lender and such Senior Lender receives insufficient funds from the Partnership or the Borrower, as the case may be, to pay in full all Senior Debt Obligations payable to such Senior Lender at such time pursuant to its Senior Loan Agreement or this Agreement, the funds so received by such Senior Lender shall be applied to the payment of amounts owing by the Borrower as such Senior Lender may determine from time to time and in any order of priority, provided that, so long as no Senior Loan has been accelerated, such funds shall be applied in a manner that is consistent with the following order of priority:

          first, to pay outstanding fees, costs, expenses, reimbursements and indemnities then due and payable to the Collateral Trustee, the Depositary Bank or any Applicable Agent;

          second, to pay interest (other than overdue interest), fees, expenses, indemnities and breakage costs then due and payable to such Senior Lender;

          third, to pay overdue interest then due and payable to such Senior Lender;

          fourth, to pay principal (other than overdue principal) and redemption or prepayment premiums then due and payable to such Senior Lender; and

          fifth, to pay overdue principal then due and payable to such Senior Lender.

          2.09 Additional Senior Debt. (a) At any time, and from time to time the Partnership, or the Borrower at the direction of the Partnership, may enter into agreements providing for commitments to lend, and may incur, in addition to the Initial Senior Debt, the Oil Payment Reimbursement Obligations and any Replacement Senior Debt, without the prior consent of Senior Lenders or Oil Payment Insurers, Indebtedness secured by the Collateral and entitled to the benefits of this Agreement and the Security Documents ("Additional Senior Debt"), provided that in each case such Additional Senior Debt shall be incurred subject to the following conditions:

          (i) if the proceeds of such Additional Senior Debt incurred or committed will be used solely to finance or refinance Mandatory Capital Expenditures permitted to be made by the Partnership under the Financing Documents, a Responsible Officer certifies to the Collateral Trustee and the Independent Engineer confirms that (A) no Event of Default or Potential Default has occurred and is continuing, (B) the amount and scope of such Mandatory Capital Expenditures are (1) necessary to comply with a change in applicable environmental, health, safety or other laws or regulations binding on the Partnership or (2) otherwise necessary to operate the Heavy Oil Processing Facility in accordance with the Base Case Model and (C) after giving effect to the incurrence of all Additional Senior Debt, and based on reasonable assumptions verified by the Independent Engineer, (1) the minimum Debt Service Coverage Ratio for each remaining calendar year through final maturity of the Senior Debt (as such final maturity is set forth in the Base Case Model) shall be not less than 1.5:1.0 and (2) the average annual Debt Service Coverage Ratio from the date of incurrence of such Additional Senior Debt through final maturity of the Senior Debt (as such final maturity is set forth in the Base Case Model) shall be not less than 2.0:1.0;

          (ii) at any time after Substantial Reliability, if the proceeds of such Additional Senior Debt incurred or committed will be used solely to finance or refinance Discretionary Capital Expenditures permitted to be made by the Partnership under the Financing Documents, a Responsible Officer certifies to the Collateral Trustee and the Independent Engineer confirms that (A) no Event of Default or Potential Default has occurred and is continuing, (B) Substantial Reliability has occurred, (C) after giving effect to the incurrence of all Additional Senior Debt, and based on reasonable assumptions verified by the Independent Engineer, (1) the minimum Debt Service Coverage Ratio for each remaining calendar year through final maturity of the Senior Debt (as such final maturity is set forth in the Base Case Model) shall be not less than 2.0:1.0 and (2) the average annual Debt Service Coverage Ratio from the date of incurrence of such Additional Senior Debt through final maturity of the Senior Debt (as such final maturity is set forth in the Base Case Model) shall be not less than 2.6:1.0, (D) the Partnership obtains a Ratings Reaffirmation and (E) the aggregate principal amount of all such Additional Senior Debt for Discretionary Capital Expenditures does not exceed (x) at any time that any Bank Senior Debt remains outstanding, $20 million or (y) at any time that no Bank Senior Debt remains outstanding, $50 million;

          (iii) such Additional Senior Debt (A) ranks in right of payment, upon liquidation and in all other respects pari passu with all other Senior Debt without preference among Senior Debt Obligations by reason of date of incurrence or otherwise and (B) has none of the preferences set forth in Sections 5.05(a)(ii) and 10.12(b) with respect to Oil Payment Reimbursement Obligations; and

          (iv) the lender of the Additional Senior Debt (or an agent or trustee therefor and on behalf thereof) shall have executed and delivered to the Collateral Trustee an agreement in substantially the form of the assumption agreement attached as Appendix D hereto pursuant to which such lender (or an agent or trustee therefor and on behalf thereof) agrees (A) to become a party to this Agreement and the Transfer Restrictions Agreement, (B) to be bound as a Senior Lender by all the terms and conditions of this Agreement and the Transfer Restrictions Agreement and (C) to perform all the obligations of a Senior Lender under this Agreement and the Transfer Restrictions Agreement in accordance with the terms hereof and thereof, and which assumption agreement shall have attached thereto a copy of the proposed Senior Loan Agreement relating to the Additional Senior Debt (which shall disclose the tenor and amortization schedule of such Additional Senior Debt and the rate, or the rate basis and margin in the case of a floating rate, at which such Additional Senior Debt shall bear interest).

          (b)  Commitments for Additional Senior Debt permitted under this
Section 2.09 shall be considered Senior Debt Commitments for all purposes of this Agreement. Loan agreements pursuant to which such Additional Senior Debt is incurred or committed to be lent shall be considered Senior Loan Agreements for all purposes of this Agreement. Appendix B shall be deemed to be amended from time to time to make reference to any such Senior Loan Agreements.

          (c) Any incurrence of Additional Senior Debt other than in accordance with clause (a) of this Section 2.09 shall require the prior consent of Requisite Lenders (or, at any time on or after a Priority Termination Date, Requisite Secured Parties).

          2.10 Replacement Senior Debt. (a) At any time, and from time to time, the Partnership, or the Borrower at the direction of the Partnership, may enter into commitments to incur, and may incur, to replace the Initial Senior Debt, without the consent of the Senior Lenders or the Oil Payment Insurers, Indebtedness secured by the Collateral and entitled to the benefits of this Agreement and the Security Documents for the purpose of paying or prepaying all or any part of the Initial Senior Debt in accordance with Section 2.07 (including any redemption and prepayment premiums and other refinancing fees or expenses) or replacing all or part of the unutilized or canceled part of the related outstanding Senior Debt Commitments ("Replacement Senior Debt"), provided that in each case the following conditions shall have been satisfied:

          (i) (A) the aggregate principal amount of such Replacement Senior Debt does not exceed the sum of the amount of Senior Debt Obligations being paid or prepaid and the unutilized or canceled part of the Senior Debt Commitments being replaced, (B) such Replacement Senior Debt has a Weighted Average Life no shorter, and a final maturity date no earlier, than that of the Senior Debt being replaced, (C) the projected average Debt Service Coverage Ratio through January 15, 2009, calculated on a pro forma basis reflecting the incurrence of such Replacement Senior Debt (but not modifying any of the other assumptions made in the Base Case Model), is not less than 2.2:1.0 and (D) the Partnership has obtained a Ratings Reaffirmation, provided that no Ratings Reaffirmation shall be required if such Replacement Senior Debt
     (1) is Bank Senior Debt, (2) bears interest at a rate (or in the case of a floating rate facility, a margin) that is equal to or lower than that applicable to the Bank Senior Debt being replaced and (3) differs from the Bank Senior Debt being replaced in no other respect, except for administrative, procedural, mechanical or other de minimis changes;

          (ii) the Partnership shall have delivered to the Collateral Trustee no less than 30 Business Days prior to the date such Replacement Senior Debt is to be incurred or such agreements providing for such commitments are entered into a certificate signed by a Responsible Officer (A) identifying the lender of the Replacement Senior Debt, (B) certifying that the Replacement Senior Debt is or will be incurred solely for the purposes of making a payment or prepayment of Senior Debt Obligations (including any redemption and prepayment premiums and other refinancing fees or expenses) or for replacing all or any part of the unutilized or canceled part of any outstanding Senior Debt Commitment, and (C) certifying that the conditions set forth in subclause (i) of this clause (a) have or will have been satisfied upon incurrence of the Replacement Senior Debt; and

          (iii) the lender of the Replacement Senior Debt (or an agent or trustee therefor and on behalf thereof) shall have executed and delivered to the Collateral Trustee an agreement in substantially the form of the assumption agreement attached as Appendix D hereto pursuant to which such lender (or an agent or trustee therefor and on behalf thereof) agrees (A) to become a party to this Agreement and the Transfer Restrictions Agreement, (B) to be bound as a Senior Lender by all the terms and conditions of this Agreement and the Transfer Restrictions Agreement and
     (C) to perform all the obligations of a Senior Lender under this Agreement and the Transfer Restrictions Agreement in accordance with the terms hereof and thereof, and which assumption agreement shall have attached a copy of the proposed Senior Loan Agreement relating to the Replacement Senior Debt (which shall disclose the tenor and amortization schedule of such Replacement Senior Debt and the rate, or the rate basis and margin in the case of a floating rate, at which such Replacement Senior Debt shall bear interest).

          (b) Commitments for Replacement Senior Debt permitted under this
Section 2.10 shall be considered Senior Debt Commitments for all purposes of this Agreement. Loan agreements pursuant to which such Replacement Senior Debt is incurred or committed to be lent shall be considered Senior Loan Agreements for all purposes of this

Agreement. Appendix B shall be deemed to be amended from time to time to make reference to any such Senior Loan Agreements.

          (c) Any incurrence of Replacement Senior Debt other than in accordance with clause (a) of this Section 2.10 shall require the prior consent of Requisite Lenders.

          (d) Notwithstanding anything in this Section 2.10 to the contrary, any Replacement Senior Debt incurred pursuant to clause (a) of this Section 2.10 shall be incurred, (i) in the case of Capital Markets Senior Debt, pursuant to a supplemental indenture in accordance with Article Nine of the Indenture and (ii) in the case of Bank Senior Debt, pursuant to a Senior Loan Agreement on terms no less favorable to the Partnership or the Borrower (as applicable) than those set forth in the applicable Initial Bank Senior Loan Agreement.

          2.11 Replacement for Oil Payment Insurance Policy. (a) At any time, and from time to time, the Partnership, or the Borrower at the direction of the Partnership, may enter into one or more letters of credit or similar instruments satisfying the requirements of Section 11.4 of the Long-Term Oil Supply Agreement to replace the Oil Payment Insurance Policy in its entirety (but not in part), without the consent of the Senior Lenders or the Oil Payment Insurers, provided that in each case the following conditions shall have been satisfied:

          (i) (A) the maximum amount of coverage under such letter or letters of credit or similar instrument or instruments is equal to the coverage under the Oil Payment Insurance Policy and (B) any suspension, termination or similar rights of the provider or providers of such letter or letters of credit or similar instrument or instruments, as the case may be, are substantially similar to those available to the Oil Payment Insurers under the Reimbursement Agreement;

          (ii) the Partnership shall have delivered to the Collateral Trustee no less than 30 days prior to the date such letter or letters of credit or similar instrument or instruments, as the case may be, are entered into a certificate signed by a Responsible Officer (A) identifying the provider or providers of such letter or letters of credit or similar instrument or instruments, as the case may be, (B) certifying that such letter or letters of credit or similar instrument or instruments, as the case may be, will be entered into solely for the purpose of replacing the Oil Payment Insurance Policy in its entirety and (C) certifying that the conditions set forth in subclause (i) of this clause (a) have or will have been satisfied upon the entering into of such letter or letters of credit or similar instruments or instruments, as the case may be; and

          (iii) each provider of such letter of credit or similar instrument (or an agent or trustee therefor and on behalf thereof) shall have executed and delivered to the Collateral Trustee an agreement in substantially the form of the assumption agreement attached as Appendix D hereto pursuant to which such provider (or an agent or trustee therefor and on behalf thereof) agrees (A) to become a party to this

     Agreement and the Transfer Restrictions Agreement, (B) to be bound as an Oil Payment Insurer and Oil Payment Insurers Administrative Agent by all the terms and conditions of this Agreement and the Transfer Restrictions Agreement and (C) to perform all the obligations of an Oil Payment Insurer and Oil Payment Insurers Administrative Agent under this Agreement and the Transfer Restrictions Agreement in accordance with the terms hereof and thereof, and which assumption agreement shall have attached a copy of the proposed letter of credit or similar instrument (which shall disclose the maximum amount of coverage thereunder and any suspension, termination or similar rights).

          (b) Any letter of credit or similar instrument replacing the Oil Payment Insurance Policy other than in accordance with clause (a) of this
Section 2.11 shall require the prior written consent of Requisite Lenders.

          2.12 Extraordinary Prepayments; Substitution of "Compensating Letter of Credit". (a) Notwithstanding anything in this Agreement to the contrary, the Partnership, or the Borrower at the direction of the Partnership, may make prepayments of (i) Bank Senior Debt under the Tranche A Bank Facility pursuant to, and in accordance with, Section 2.01 of the Bank Senior Loan Agreement and
(ii) of any "Unpaid Drawing" under the Secured Working Capital Facility with the proceeds of any Loans borrowed in accordance with Article II thereof.

          (b) Notwithstanding anything in this Agreement to the contrary, the Partnership or the Borrower may enter into arrangements in form and substance, and with such counterparty or counterparties, satisfactory to the Bank Senior Lenders Administrative Agent providing for a substitution of the "Compensating Letter of Credit" and "Compensating L/C Commitments" under the Secured Working Capital Facility.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.01 Representations and Warranties of the Borrower, the Partnership and the Partners. Each of the Borrower, the Partnership and the Partners represents and warrants to the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Oil Payment Insurers Administrative Agent, the Capital Markets Trustee, the Depositary Bank, the Oil Payment Insurers and each Senior Lender that:

          (a) Organization and Business. It is a corporation, in the case of the Borrower and each of the Partners, or a limited partnership, in the case of the Partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, has all power and authority (corporate and other) necessary under the laws of the State of Delaware to own its properties and to carry on the business of the Coker Project, has been duly qualified as a foreign corporation or partnership, as the case may be, for the transaction of business and is in good standing under the laws of the State of Texas. Its executive office and principal place of business are maintained at 1801 S. Gulfway Drive, Office No. 36, Port Arthur, Texas 77640. It does not own any properties or assets other than those relating to the Coker Project and has not engaged in any business or activity other than the business of the Coker Project. None of the Borrower, the Partnership nor either of the Partners is a party to any agreement relating to or affecting the Borrower, the Partnership or the Coker Project, other than the Transaction Documents in the form provided to the Collateral Trustee and the Applicable Agents in accordance with clauses (c), (d) and (e) of Section 9.01 and the Purchase Agreement.

          (b) Ownership. The General Partner is the sole general partner of the Partnership; the Limited Partner is the sole limited partner of the Partnership; the Partners together own direct and beneficial interests in all the partnership capital of the Partnership, free and clear of all liens, encumbrances, equities or claims (other than those in favor of the Secured Parties); and no other person has any other interest in or right to any of the Partnership's partnership capital. Clark Holdings owns 90% and Occidental Petroleum owns 10% of the outstanding shares of capital stock of the General Partner, free and clear of all liens, encumbrances, equities or claims; no other person is a shareholder of the General Partner or has any interest in or rights to any shares of capital stock of the General Partner; and all outstanding shares of capital stock of the General Partner have been duly and validly authorized and issued and are fully paid and non-assessable. The General Partner owns all of the outstanding shares of capital stock of the Limited Partner, free and clear of all liens, encumbrances, equities or claims; no other person is a shareholder of the Limited Partner or has any interest in or rights to any shares of capital stock of the Limited Partner; and all the outstanding shares of capital stock of the Limited Partner have been duly and validly authorized and issued and are fully paid and non-assessable. The Partnership owns all the outstanding shares of capital stock of the Borrower, free and clear of all liens, encumbrances, equities or claims; no other person is a shareholder of the Borrower or has any interest in or rights to any shares of capital stock of the Borrower; and all the outstanding shares of capital stock of the Borrower have been duly and validly authorized and issued and are fully paid and non-assessable. None of the Borrower, the Partnership nor either of the Partners owns, directly or indirectly, any capital stock or other ownership interests in any Person other than as set forth herein.

          (c) Authority. It (i) has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to grant to the Collateral Trustee for the benefit of the Secured Parties the security interests in the Collateral provided for in this Agreement and the Security Documents and to perform and incur its obligations under each such Transaction Document and (ii) will have full power and authority to execute and deliver any

     Notes, Security Documents, Financing Documents and Project Documents to which it will be a party and that it will execute and deliver after the date hereof.

          (d) Binding Agreement. It has duly authorized and, in the case of Transaction Documents entered into on or prior to the date hereof, has duly executed and delivered, each Transaction Document to which it is a party and each such Trans action Document entered into on or prior to the date hereof constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Any Transaction Documents referred to in the preceding sentence that will be executed and delivered by it after the date hereof (and, in the case of those that have been executed and delivered on or prior to the date hereof, any future modifications, supplements or amendments thereto), when executed and delivered by it, will constitute its valid and legally binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) Consents and Approvals for Agreements.

               (i) All Third-Party Authorizations that are necessary for (A) the execution, delivery and performance by it of each Transaction Document to which it is a party, (B) the incurrence of Senior Debt by the Borrower, (C) the guarantee of the Senior Debt by the Partnership, and
          (D) the grant to the Secured Parties of the security interests in the Collateral under this Agreement and the Security Documents are listed in Appendix E-1, have been obtained and are in full force and effect, are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

               (ii) All Third-Party Authorizations that are necessary for the execution, delivery and performance by each of the Clark Entities of the Transaction Documents to which it is a party have been obtained and are in full force and effect, are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

               (iii) Other than those that are not necessary as of such time and that are expected to be obtained in the ordinary course as and when required, at every time after the date of this Agreement on which this representation is deemed to be made, all Third-Party Authorizations that are necessary for all of the actions referred to in subclauses (i) and (ii) of this clause (e) have been obtained, are in full force and effect, are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

          (f) Consents and Approvals for Coker Project.

               (i) All (A) Third-Party Authorizations, (B) easements, leases, rights-of-way, auxiliary rights and other real property rights and (C) licenses and other rights to use Technology, in each case that are necessary in order to develop, construct, operate, maintain and finance the Coker Project in the manner contemplated by the Transaction Documents are listed in Appendix E-2, have been obtained and are in full force and effect (unless otherwise noted in such Appendix E-2), are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

               (ii) All (A) Third-Party Authorizations, (B) easements, leases, rights-of-way, auxiliary rights and other real property rights, and
          (C) licenses and other rights to use Technology, in each case that are necessary in order for Clark R&M to develop, construct, operate and maintain the Coker Project pursuant to its obligations under the Project Documents to which it is a party have been obtained and are in full force and effect, are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

               (iii) It has no reason to believe that any of the Third-Party Authorizations that have not been obtained as of the date hereof, but that will be required in the future, will not be obtained in the ordinary course as and when required, will be subject to conditions or requirements that cannot be met or complied with or will be subject to conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

               (iv) Other than those that are not necessary as of such time and that are expected to be obtained in the ordinary course as and when required, at every time after the date of this Agreement on which this representation is deemed to be made, all Third-Party Authorizations that are necessary for all of the actions referred to in subclauses (i) and (ii) of this clause (f) have been obtained, are in full force and effect, are held in the appropriate party's name, are not subject to appeal, are free from conditions or requirements that cannot be met or complied with and are free from conditions or requirements the compliance with which could reasonably be expected to have a Material Adverse Effect.

          (g)  Coker Project Information.

               (i) There are no facts or circumstances known to it (A) that, individually or in the aggregate, could have a Material Adverse Effect and that have not been disclosed in writing to the Senior Lenders (or any Independent Consultant acting on their behalf) or (B) that could cause any information provided to the Senior Lenders (or any Independent Consultant acting on their behalf) in connection with the Coker Project to be materially incorrect or materially misleading as of the date of this Agreement. Without limiting the generality of the foregoing, the financial statements most recently furnished to the Senior Lenders and the Collateral Trustee are true and correct in all material respects as of the date of this Agreement.

               (ii) The information contained in each of the Offering Circular and the Information Memorandum (other than Parts I. and J. of the "Executive Summary", the "Summary Terms of Debt Facilities", the "Financial Projections" and Appendices A through D thereto) is true and correct in all material respects as of the date of this Agreement and does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (iii) All information supplied by or on behalf of the Partnership to the Independent Engineer in connection with the Coker Project, as such information may have been superseded or corrected in writing prior to the date hereof, is true and correct in all material respects as of the date of this Agreement. All financial projections and other forward-looking statements and forecasts supplied by or on behalf of the Partnership to the Independent Engineer in connection with the preparation of the Base Case Model have been prepared in good faith with due care on the basis of the assumptions stated therein (which assumptions, to the best of the Partnership's knowledge, are appropriate and reasonable). The Base Case Model, including the forecasted balance sheets, income statements and cash flow statements as well as other financial projections and other forward-looking statements and forecasts with respect to the Partnership and the Coker Project (including without limitation those contained in the Offering Circular, the Rating

          Agencies Presentation and the Information Memorandum) delivered to the Senior Lenders and the Collateral Trustee were prepared in good faith with due care on the basis of the assumptions stated therein (which assumptions, to the best of the Partnership's knowledge, are appropriate and reasonable), are consistent in all material respects with the Partnership's own assumptions, projections and forecasts for the applicable periods, with the Partnership's own expectations as to future conditions and its course of action given the occurrence of any applicable hypothetical events and with the provisions of the Project Documents as in effect on the date of this Agreement and represent, as of the date of this Agreement, a reasonable estimate of the Partnership's future financial performance.

          (h) No Conflicts. The compliance by it with all of the provisions of the Transaction Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which it or any of its property or assets may be subject, nor will such action result in any violation of the provisions of its organizational documents or any applicable statute or any order, rule, regulation, injunction, decree, writ or judgment of any court, judicial body, governmental agency or other body having jurisdiction over it or any of its properties or assets.

          (i) No Conflicts with Obligations of the Clark Entities. To the best of its knowledge after due inquiry, the compliance by it with all the provisions of the Transaction Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Clark Entities is a party or by which any of them is bound or to which any of them or any of their property or assets may be subject, nor will such action result in any violation of the provisions of the Clark Entities' organizational documents or any applicable statute or any order, rule, regulation, injunction, decree, writ or judgment of any court, judicial body, governmental agency or other body having jurisdiction over any of the Clark Entities or any of their properties or assets.

          (j) Reporting Requirements of Clark Entities. To the best of its knowledge after due inquiry, the annual reports, financial statements and such other information, documents and other reports required to be filed by any of the Clark Entities with the Commission under the Exchange Act are true and correct in all material respects as of the date of this Agreement and do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k) Compliance with Laws; No Litigation. It is in compliance with all applicable laws, rules, regulations and orders of Governmental Authorities and there are no actions, suits or legal, governmental or arbitration proceedings pending to which it is a party, affecting it or to which any of its property or assets is subject, and to the best of its knowledge, no such proceedings are threatened or contemplated by any Person.

          (l) Clark Entities' Compliance with Laws; No Litigation. To the best of its knowledge after due inquiry, each of the Clark Entities is in compliance in all material respects with all applicable laws, rules, regulations and orders of Governmental Authorities and there are no actions, suits or legal, governmental or arbitration proceedings pending to which any of the Clark Entities is a party, affecting any of them or to which any of their property or assets is subject, in each case that could be materially adverse to such Clark Entity or to the Coker Project, other than as disclosed in the annual and quarterly reports of any of the Clark Entities as filed with the Commission, and to the best of its knowledge, no such proceedings are threatened or contemplated by any Person.

          (m) Title to Properties; Security Interests.

               (i) It has good and valid title to, or a valid, subsisting and enforceable leasehold interest, easement, right of way or auxiliary rights in, all properties (including real property) it purports to own, lease or hold any such interest or rights in, all its assets and all its revenues (including good, legal and valid title to, or a valid, subsisting and enforceable leasehold interest in, the Collateral, in which it agrees, or purports in this Agreement or the Security Documents, to grant a security interest); and there are no mortgages, liens, charges, pledges, security interests or encumbrances of any nature whatsoever, and no adverse or competing claims, against such properties, assets or revenues except Permitted Liens. To the extent indicated in the forms of legal opinions set forth in Appendix L, this Agreement creates in favor of the Secured Parties or the Collateral Trustee for the benefit of the Secured Parties each security interest purported to be created hereunder and each Security Document, when executed and delivered as contemplated hereby, will create in favor of the Secured Parties or the Collateral Trustee for the benefit of the Secured Parties each security interest purported to be created thereby. To the extent indicated in the forms of legal opinions set forth in Appendix L, each such security interest is and, in the case of those required to be created as a condition to the initial disbursement of Senior Loans hereunder and the provision of the Oil Payment Insurance Policy, will be, as of the Closing Date, valid and binding, and upon the filing and recording or publication required by this Agreement, will constitute, under applicable law, fully perfected first priority security interests, superior in right to any other Liens, except Permitted Liens, and enforceable against the grantor of such security interests, any trustee in bankruptcy and any attaching creditor or third party. No currently effective financing statement or other instrument or recordation covering all or any part of the Collateral purported to be covered by this Agreement or the other Security Documents is on file in any recording office, except such as may have been filed in favor of the Secured Parties or the Collateral Trustee on behalf of the Secured Parties for the direct or indirect benefit of the Secured Parties or the Collateral Trustee on behalf of the Secured Parties or in respect of any Permitted Lien.

               (ii) The property interests, easements, rights of way, auxiliary rights and other rights and interests obtained or to be obtained, and the material to be supplied, pursuant to the Project Documents (A) comprise all of the rights and interests necessary to secure any right or privilege which is material to the development, construction, operation and maintenance of the Coker Project in accordance with the Project Documents, all requirements of law and the Base Case Model,
          (B) collectively are sufficient to enable the Coker Project to be located, constructed and operated at the Refinery and (C) provide adequate ingress and egress from the Coker Project as may be required in connection with the construction and operation of the Coker Project.

          (n) Mechanical Completion, Substantial Reliability and Final Completion of the Coker Project; Available Financing. It has no reason to believe that (i) Mechanical Completion and Final Completion will not occur on or prior to the Guaranteed Mechanical Completion Date and the Guaranteed Final Completion Date, respectively, (ii) Substantial Reliability will not occur on or prior to October 1, 2001, (iii) all project costs required to be paid in order to complete the Coker Project and achieve Mechanical Completion, Substantial Reliability and Final Completion will exceed amounts in the aggregate budgeted therefor, (iv) there are material project costs that have not been budgeted and (v) the Coker Project will not comply fully with all applicable requirements of law and all Third-Party Authorizations.

          (o) Taxes. It has filed or caused to be filed all tax returns required to be filed by it, and has paid and discharged all Taxes shown to be due and payable on such returns or lawfully imposed on it or its property (including interest and penalties) unless such Taxes are being contested in good faith and by appropriate proceedings and appropriate reserves are being maintained with respect thereto in accordance with GAAP. No disputes are pending between it and any Governmental Authority relating to Taxes as of the date of this Agreement and, to the extent this representation is made or deemed made after the date of this Agreement, it has notified the Collateral Trustee in reasonable detail of any disputes pending between it and any Governmental Authority relating to Taxes after the date of this Agreement which disputes, if resolved adversely to it, could reasonably be expected to have a Material Adverse Effect. Its Partners have not incurred and to the best of its knowledge will not incur any tax liability in connection with the Coker Project or the other transactions contemplated by the Transaction Documents that (i) has not been disclosed in writing to the Collateral Trustee and the Senior Lenders or (ii) is not specifically reflected in the Base Case Model.

          (p)  Ranking.

               (i) The obligations of the Borrower under each Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans, will at all times rank in right of payment, in right of collateral security, upon liquidation and in all other respects pari passu with the Borrower's obligations under each other Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans. The Borrower has no obligations other than in connection with (A) the Senior Loan Agreements, the Senior Loans made thereunder, any Notes evidencing such Senior Loans and (B) the Debt Service Reserve Guarantee Arrangement.

               (ii) The obligations of the Partnership under the Guarantee of each Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans, will at all times rank in right of payment, in right of collateral security, upon liquidation and in all other respects (A) pari passu with the Partnership's obligations under the Guarantee of each other Senior Loan Agreement, the Senior Loans made thereunder and any Notes evidencing such Senior Loans, (B) pari passu with its Oil Payment Reimbursement Obligations, except as set forth in Sections 5.05 and 10.12, and (C) senior to the Partnership's obligations under the Partnership Notes, any Subordinated Debt and all its other obligations other than those that have priority under applicable law.

          (q) No Default. It is not in violation of any of its constitutive partnership or corporate documents or in default in the performance or observance of any obligation, covenant or condition contained in this Agreement, any other Transaction Document or any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets may be subject.

          (r) Arm's-Length Transactions. It has not entered into any transaction or agreement (including any Authorized Investments) with any Affiliate other than transactions or agreements that (i) are bona fide business transactions or agreements reasonably related to the conduct of its business in accordance with clause (c) of Section 4.01, (ii) are on terms that are no less favorable to it than those that could have been obtained at such time by it in a comparable arm's-length transaction and
     (iii) have been disclosed in writing to the Collateral Trustee, the Senior Lenders and the Oil Payment Insurers. All dealings by it with Persons other than Affiliates also will be conducted on an arm's-length basis.

          (s) Copies of Documents. The copies of the Transaction Documents, other documents, its charter and other constitutive and governing documents, consents, approvals, budgets, maintenance and Major Maintenance Plans, insurance binders, certificates and policies, and any amendments to any of the foregoing provided by it to the Collateral Trustee and the Applicable Agents are true and complete copies thereof. Such Transaction Documents and such charters, documents, consents, approvals, budgets, maintenance and Major Maintenance Plans and insurance binders, certificates and policies are in full force and effect and there have been no amendments other than those that have been provided to the Collateral Trustee and the Applicable Agents.

          (t) Year 2000 Compliance.   Its computer hardware, software, systems
     and its machinery and equipment are Year 2000 Compliant and there are no existing circumstances or contemplated changes in its computer hardware, software, systems and other operations that are not Year 2000 Compliant and, to its best knowledge, the computer hardware, software, systems and operations of its material suppliers, customers, and others with which it conducts business (including, but not limited to, the Clark Entities) are Year 2000 Compliant.

          (u) Investment Company Act. It is not and, after giving effect to the issuance or incurrence by the Borrower and the Guarantee by the Partnership of the Senior Debt it will not be, an "investment company", or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (v) Margin Regulations. None of the transactions contemplated by this Agreement (including the use of the proceeds of any Senior Debt) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (w) No Immunity. Neither it nor any of its properties or assets has any immunity from jurisdiction of any court otherwise having valid subject matter and personal jurisdiction or from any other legal process in the United States (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

          (x) Environmental Laws. (i) Its operations and properties have complied and are complying in all material respects with all applicable Environmental Laws, and it has obtained all permits, licenses and other approvals and authorizations necessary for the business of the Coker Project, (ii) other than as disclosed in the Information Memorandum and the Offering Circular or as set forth on Schedule 3.01(x), neither the Coker Project site nor the Refinery is contaminated with any Hazardous Substance that could be expected to require investigation or remediation under any applicable Environmental Law, (iii) it has not received any notice indicating that it may be in material violation of, or liable under, any Environmental Law in connection with the ownership or operation of its businesses, (iv) to the best of its knowledge after due inquiry, except as disclosed in the Offering Circular or in public filings of the Clark Entities or as set forth on Schedule 3.01(x) none of the Clark Entities has received any unresolved notice indicating that it may be in material violation of, or liable under, any Environmental Law in connection with the ownership or operation of the Refinery, (v) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the best of its knowledge after due inquiry, threatened against it alleging any violation of or obligation under any Environmental Law, (vi) other than as disclosed in the Information Memorandum and the Offering Circular, the construction of the Coker Project will not trigger any additional material compliance expenditures or material obligations relating to any Environmental Law, (vii) no Hazardous Substance has been disposed of, transferred, released or transported on or from the Coker Project, other than as could not be expected to result in claims or liability under applicable Environmental Law, and (viii) it is not subject to any liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under or relating to any Environmental Law. There have been no environmental investigations, studies, audits, reviews or other analyses conducted by it or that are in its possession that contain information that would be material to an assessment of the environmental impact or cost of the Coker Project as presently constituted that have not been made available or otherwise disclosed in writing to the Independent Engineer.

          (y) ERISA. It does not sponsor, maintain or contribute to any employee benefit plan as defined in Section 3(3) of ERISA, and has not at any time sponsored, maintained or contributed to any such employee benefit plan.

          (z) Independence of Independent Consultants. None of the Independent Consultants or their Affiliates or their respective partners, shareholders, principals or professional employees providing or overseeing the provision of services contemplated by this Agreement, (i) had, or was committed to acquire, any direct material financial interest or material indirect financial interest in the Partnership or any of its Affiliates or (ii) was, or will be connected as, a promoter, underwriter, voting trustee, director, officer or employee of the Partnership or any of its Affiliates.

          (aa) Accounting and Cost Control Systems. It will maintain management information and cost accounting systems for the Coker Project at all times in accordance with recognized industry procedures.

          (bb) Labor Relations. It, and to the best of its knowledge after due inquiry, each of the Clark Entities is in compliance with any collective bargaining agreement in any way relating to, or affecting, the Refinery to which such party is a party and there are no strikes, slowdowns or work stoppages currently threatened by its employees or suppliers or contractors, including without limitation the Clark Entities, involved in the Coker Project that, in each case, could reasonably be expected to have a Material Adverse Effect.

          (cc) No Force Majeure Event. No Event of Force Majeure has occurred that would excuse it, or, to the best of its knowledge after due inquiry, any other party to any Project Document from the duty to perform any obligation under a Project Document.

          (dd) Separate Identity. It has (i) maintained all aspects of its business and operations, including but not limited to its construction, operations, accounts, assets, liabilities, financial statements and books and records, separate and apart from the Clark Entities and has held itself out generally as an entity independent from the Clark Entities; (ii) not
     (A) commingled any of its funds, properties or assets with those of any Clark Entity (except for any commingling of crude oil or other feedstocks within the Coker Complex or in any related storage or piping facilities),
     (B) guaranteed or become obligated for debts of any Clark Entity or held out its credit as being available to satisfy the obligations of any Clark Entity, (C) acquired obligations or securities of any Clark Entity, (D) pledged its assets for the benefit of, or made any loans or advances to, any Clark Entity or (E) incurred, created or assumed any indebtedness on behalf of, or transferred or leased its properties or assets or any interest therein to, any Clark Entity, except in each case (A) through (E) as may be permitted by the terms of any of the Finance Documents; (iii) made all decisions with respect to its business and operations independently from the Clark Entities (it being understood that most of the Borrower's directors and officers are individuals employed by a Clark Entity); and (iv) has entered into all business transactions previously entered into with any Clark Entity on terms and conditions that at such time were no less favorable to it than those that could have reasonably been obtained by it at such time in a comparable arm's-length transaction.

          (ee) Insurance. All contracts and other documents relating to Required Insurance are in full force and effect and collectively satisfy all requirements of the Financing Documents and the Project Documents.

          (ff) Adequacy of Services. Each of the services, utilities, materials, licenses and other rights made available or to be made available to the Partnership under the Project Documents are adequate and sufficient for the Partnership to develop, construct, operate and maintain the Coker Project in accordance with the Base Case Model.

          (gg) Sole Purpose of Borrower. The Borrower's sole business purpose is to incur Senior Debt and directly to loan 100% of the proceeds of such Senior Debt to the Partnership.

                                   ARTICLE IV

                                   COVENANTS

          4.01 Covenants of the Borrower and the Partnership. Each of the Borrower and the Partnership covenants and agrees with the Collateral Trustee and each of the Secured Parties that so long as any Senior Debt or Senior Debt Commitment shall remain outstanding and until all Senior Debt Obligations and Oil Payment Obligations due and to become due shall have been paid in full:

          (a) Maintenance of Existence. It shall do all things necessary to maintain: (i) its due organization, valid existence and good standing as a corporation, in the case of the Borrower, and a limited partnership, in the case of the Partnership, under the laws of the State of Delaware; (ii) the power and authority (corporate and otherwise) necessary under the laws of the State of Delaware to own its properties and to carry on the business of the Coker Project; and (iii) its qualification as a foreign corporation or limited partnership, as the case may be, for the transaction of business in good standing under the laws of the State of Texas. In the event that any change in corporate form or status is required under any applicable law, it shall take such measures as are necessary to protect the integrity and effectiveness of its obligations, including without limitation all its covenants and all security interests created, under this Agreement and the other Transaction Documents to which it is party. It shall not dissolve, liquidate, enter into any merger or consolidation, or sell or transfer all or substantially all of its assets.

          (b) No Modification. It shall not take any action to amend or modify, in the case of the Borrower, its Certificate of Incorporation or Bylaws and, in the case of the Partnership, its Certificate of Limited Partnership or Partnership Agreement, and, in both cases, any other constitutive or governing documents in any respect unless (i) a copy of such amendment or modification has been delivered to the

     Collateral Trustee reasonably in advance of the effective date thereof, having attached a certificate of a Responsible Officer certifying that such amendment or waiver could not reasonably be expected to have a Material Adverse Effect, and such amendment or waiver could not reasonably be expected to have a Material Adverse Effect or (ii) it has obtained the prior consent of Supermajority Lenders (or, at any time on or after a Priority Termination Date, Supermajority Secured Parties).

          (c) Business. The Partnership shall conduct no business or activity other than the business of the Coker Project (and such business reasonably incidental thereto) and shall not change the purpose, nature or scope of the Coker Project from that described in (i) the definition of "Coker Project" in Appendix A and (ii) to the extent consistent therewith, the Partnership Agreement and any other constitutive or governing documents of the Partnership. The Borrower shall not have any assets other than the Partnership Notes and its rights under the Transaction Documents to which it is a party and shall not conduct any business other than as necessary to perform its respective obligations under such Transaction Documents to which it is a party.

          (d) Principal Place of Business. It shall maintain its executive office and principal place of business in Port Arthur, Texas and shall maintain in such place originals or copies of the principal books and records relating to its business.

          (e) Accounting and Cost Control Systems. It shall maintain, or cause to be maintained, its own management information and cost accounting systems for the Coker Project at all times in accordance with Prudent Industry Practice and separate and apart from all management information and cost accounting systems of any of the Clark Entities, and shall employ independent auditors of recognized national standing to audit annually its financial statements.

          (f) Access. It shall grant the Collateral Trustee, each Bank Senior Lender, Oil Payment Insurers Administrative Agent and the Capital Markets Trustee or their designees (which may include any Independent Consultant) from time to time, including but not limited to during the pendency of an Event of Default or Potential Default, complete access to its books and records, quality control and performance test data, all other data relating to the Coker Project and construction progress and the physical facilities of the Coker Project and an opportunity to discuss accounting matters with its independent auditors, provided that all such inspections are conducted during normal business hours in a manner that does not unreasonably disrupt the construction or operation of the Coker Project. Each of the Independent Consultants, Bank Senior Lenders, the Collateral Trustee, the Oil Payment Insurers Administrative Agent and the Capital Markets Trustee shall also have the right to monitor, witness and appraise the construction, testing and operation of the Coker Project. It shall offer and cause its officers, employees, agents and contractors to offer all reasonable assistance to the Persons making any such visit. So long as any

     Event of Default or Potential Default has occurred and is Continuing, the reasonable fees and documented expenses of such Persons shall be for the account of the Partnership.

          (g) Environmental Audits. If the Collateral Trustee, any Bank Senior Lender, the Oil Payment Insurers Administrative Agent or the Capital Markets Trustee or any of its designees reasonably believes that a Release, threat of Release or violation of any Environmental Law may have occurred, or if an Event of Default or Potential Default has occurred, it shall, upon receipt of a written communication setting forth the basis for such belief, grant access to and assist any environmental consultants for the purpose of conducting any environmental compliance or contamination audits requested by any of the Collateral Trustee, any Bank Senior Lender, the Oil Payment Insurers Administrative Agent or the Capital Markets Trustee in its sole discretion and all costs associated with any such audits shall be paid by the Partnership.

          (h)  Preservation of Assets.

               (i) It shall maintain its assets in good repair and shall make such repairs and replacements as are required in accordance with Prudent Industry Practice. The Partnership shall not sell, assign, lease, transfer or otherwise dispose of any Project Property without the prior consent of Supermajority Lenders (or, at any time on or after a Priority Termination Date, Supermajority Secured Parties), except for (A) dispositions of Project Production other than dispositions prohibited by the terms of clause (t) of this Section 4.01, (B) dispositions of Project Property that has become obsolete or redundant, (C) dispositions made in the ordinary course of its business, (D) dispositions of Project Property the net proceeds of which are used within 90 days of such disposition to replace such Project Property with similar productive property or assets of the Partnership pursuant to a binding agreement for the purchase of such replacement Project Property entered into by the Partnership on or prior to the date of such disposition or (E) dispositions of Project Property approved by the Bank Senior Lenders Administrative Agent up to an aggregate value of $50 million in the form of a sale-and-leaseback transaction as part of a tax-exempt bond financing under the laws of the State of Texas to replace Senior Debt in accordance with the terms and conditions of Section 2.10 within the first five years following the date hereof, provided that, with respect to dispositions excepted under (B), (C), (D) or (E), as the case may be, of this subclause (i), the Partnership shall deliver to the Collateral Trustee no later than the date of such disposition a certificate of a Responsible Officer, in a form approved by the Independent Engineer, that such disposition is being made in accordance with (B), (C), (D) or (E), as the case may be. Neither the Borrower, the Partnership nor either of the Partners shall sell, assign, lease, transfer or otherwise dispose of any

          Project Property whatsoever other than in accordance with the Financing Documents.

               (ii) As soon as practicable after certification by the Partnership to the Collateral Trustee, in a form acceptable to the Collateral Trustee, to the effect that it intends to dispose of an asset in accordance with clause (h)(i) of this Section 4.01, the Collateral Trustee, each Bank Senior Lender, the Oil Payment Insurers Administrative Agent and the Capital Markets Trustee, at the Partnership's request and expense, shall execute and deliver, file and record any notice, waiver, termination statement, instruments of satisfaction, discharge and release of security as may be necessary to release any security interest in such asset created by or pursuant to this Agreement or any Security Document and to release or waive any restriction on the transferability of such asset contained in any Financing Document, including this Agreement or any Security Document.

          (i) Taxes. It shall (i) file or cause to be filed all returns required to be filed by it, and (ii) pay and discharge, before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on it or its property (including interest and penalties) unless such Taxes are being contested in good faith and by appropriate proceedings, appropriate reserves are maintained with respect thereto in accordance with GAAP and such proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect. It shall notify the Collateral Trustee promptly following the occurrence thereof, in reasonable detail, of any disputes pending between it and any Governmental Authority relating to Taxes.

          (j) Compliance with Law. It shall comply, and use its reasonable best efforts to cause its contractors to comply, with all applicable (or, in the case of compliance by such contractors only, all material) laws, rules, regulations and orders of Governmental Authorities (including without limitation securities laws, Environmental Laws, health and safety laws and laws relating to the disposal and clean-up of hazardous wastes in effect from time to time) unless the necessity of compliance therewith is being contested in good faith by appropriate proceedings, appropriate reserves have been established and are maintained with respect thereto in accordance with GAAP and such proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect. It shall notify the Collateral Trustee, promptly following the initiation of any such proceedings, in reasonable detail of any disputes pending between it or any of its contractors and any Governmental Authority relating to compliance or noncompliance with any such law, rule, regulation or order.

          (k) Maintenance of Approvals for Agreements. It shall maintain or cause to be maintained all Third-Party Authorizations that are necessary for (i) the execution, delivery and performance by it of each Transaction Document to which it is a party, (ii) the incurrence and guarantee of the Senior Debt Obligations, as the case may be, and (iii) the performance of its obligations under the Financing Documents, in good standing, in full force and effect, in its name or in the name of its contractors, not subject to appeal and free from conditions or requirements, except to the extent that a failure so to maintain such Third-Party Authorizations could not reasonably be expected to have a Material Adverse Effect. It shall promptly upon receipt or publication furnish to each of the Collateral Trustee and the Applicable Agents a copy of all such Third-Party Authorizations, including any amendment, supplement or modification thereto.

          (l) Maintenance of Approvals for Coker Project. It shall maintain, and to the extent not obtained on or prior to the date hereof, obtain on or before the date on which they are required to be obtained, or cause to be so maintained or obtained, all (i) Third-Party Authorizations, (ii) easements, leases, rights-of-way, auxiliary rights and other real property rights and (iii) licenses and other rights to use Technology, in each case that are necessary in order to develop, construct, operate, maintain and finance the Coker Project in the manner contemplated by the Transaction Documents, in good standing, in full force and effect, in its name or in the name of its contractors, not subject to appeal and free from conditions or requirements, except to the extent that a failure to do so could not reasonably be expected to result in a Material Adverse Effect. It shall promptly upon receipt or publication furnish to each of the Collateral Trustee and the Applicable Agents a copy of all such Third-Party Authorizations; easements, leases, rights-of-way, auxiliary rights and other real property rights, and licenses and other rights to use Technology, including any amendment, supplement or modification thereto.

          (m) Maintenance of Supply. The Partnership shall maintain at all times supplies of, or contracts providing for supplies of, hydrogen, electricity, steam, natural gas and other feedstock and utilities, telecommunications services and other inputs necessary to conduct its business in accordance with Prudent Industry Practice and to comply in all respects with its obligations under and to derive all benefits from the Transaction Documents to which it is a party, except where a failure to maintain such supplies or contracts could not reasonably be expected to have a Material Adverse Effect.

          (n) Maintenance of Crude Oil Supply. The Partnership shall, (i) subject to force majeure and any other disruptions of supplies outside its control, at all times maintain supplies of crude oil necessary to conduct its business in accordance with the Base Case Model and to produce the Required Product Mix under the Product Purchase Agreement, (ii) during the term of the Long-Term Oil Supply Agreement (A) comply in all respects with its obligations, derive all its benefits and enforce all its rights under the Long-Term Oil Supply Agreement, the Long-Term Oil Supply Agreement Guarantee and the PMI Consent and Agreement and (B) to the extent required by the Long-Term Oil Supply Agreement, maintain in full force and effect the Oil Payment Insurance Policy.

          (o) Arm's-Length Transactions. It shall not enter into any transaction or agreement (including any Authorized Investment) with any Affiliate unless such transaction or agreement (i) is a bona fide business transaction or agreement reasonably related to the conduct of its business in accordance with clause (c) of Section 4.01, (ii) is on terms that at such time are no less favorable to it than those that could be obtained by it at such time in a comparable arm's length transaction, and (iii) has been disclosed to the Collateral Trustee, the Senior Lenders and the Oil Payment Insurers Administrative Agent. All dealings by it with Persons other than Affiliates also shall be conducted on an arm's-length basis.

          (p) Year 2000 Compliance. It shall ensure that its computer hardware, software, systems and other operations are Year 2000 Compliant and shall use its reasonable best efforts to ensure that the computer hardware, software, systems and operations of its material suppliers, customers, and others with which it conducts business (including without limitation the Clark Entities) to be Year 2000 Compliant.

          (q) Construction and Completion of the Coker Project; Changes to Facilities and Improvements.

               (i) The Partnership shall (A) cause the Coker Complex to be constructed in all respects in accordance with the Turnkey Specifications, cause Mechanical Completion to occur on or before March 1, 2001 (or October 1, 2001 if the conditions set forth in clause (n) of Section 10.01 are satisfied), cause Substantial Reliability to occur on or before October 1, 2001 and cause Final Completion to occur on or before the Guaranteed Final Completion Date, all as set forth in the EPC Contract as in effect on the date hereof,
          (B) require Clark R&M to cause the Ancillary Equipment to be upgraded and completed in all respects, on or before October 1, 2000 in accordance with the specifications set forth in the Clark EPC Contract in effect on the date hereof (or February 1, 2001 if the conditions set forth in clause (o) of Section 10.01 are satisfied) and (C) cause the Hydrogen Plant to be constructed in all respects in accordance with the specifications set forth in the Hydrogen Supply Agreement as in effect on the date hereof on or before December 6, 2000 (or March 1, 2001 if the conditions set forth in clause (p) of Section 10.01 have been satisfied). The Partnership may change the physical facilities of the Coker Complex from those set forth in the Turnkey Specifications, or may approve a change in the upgrade of the Ancillary Equipment from those set forth in the specifications set forth in the Clark EPC Contract, without the consent of the Secured Parties by providing notice to the Collateral Trustee, the Independent Engineer and each Credit Rating Agency then rating the Capital Markets Senior Debt describing such change, provided that each of the following conditions has been satisfied: (1) such change does not have a Material Adverse Effect,
          (2) regardless of whether such change is made prior to or after Substantial Reliability, such change would not materially increase the unit cash operating costs of the Coker Project or the frequency or scope of any required maintenance, materially change its design capacity or materially decrease capacity utilization, (3) if such change is made after Substantial Reliability, (a) there is no shortfall in the Principal & Interest Accrual Account or Debt Service Reserve Account and (b) the Partnership will have access to sufficient funds to fund as incurred the costs associated with such change (including without limitation any Principal & Interest Accrual Account expected to be due and payable during any related construction period shutdown) and (4) after giving effect to the projected costs and revenues associated with such change, (x) the minimum Debt Service Coverage Ratio for each remaining year through final maturity of the Senior Debt in the Base Case Model shall be not less than 2.1:1.0 and
          (y) the average annual Debt Service Coverage Ratio through final maturity of the Senior Debt in the Base Case Model shall be not less than 2.4:1.0. Any notice delivered by the Partnership pursuant to the immediately preceding sentence shall be accompanied by a certificate of a Responsible Officer as to the satisfaction of the conditions set forth in this subclause (i), provided that any certifications of the Partnership in respect of the conditions set forth in subclause (A),
          (B)(2), (B)(3) and (B)(4) of the proviso to the immediately preceding sentence shall be confirmed by the Independent Engineer.

               (ii) In the event that the Partnership desires to undertake a change in the Coker Complex or approve a change in the upgrade of the Ancillary Equipment that does not comply with the requirements set forth in subclause (i) of this clause (q), the Partnership shall notify the Collateral Trustee, each Applicable Agent, the Independent Engineer and each Credit Rating Agency then rating the Capital Markets Senior Debt of the proposed change. Each such notice shall be accompanied by a statement of the Partnership describing in reasonable detail such proposed change and the reasons for, and desirability of, such change, together with the Partnership's opinion as to each of the matters set forth in subclause (i) of this clause (q). The Bank Senior Lenders, the Oil Payment Insurers Administrative Agent and the Capital Markets Trustee may consult with the Independent Engineer in respect of such proposed change and request certification from the Independent Engineer with respect to any of the Partnership's opinions as to the matters set forth in subclause (i) of this clause (q); and any such proposed change shall become effective only with the prior consent of Requisite Secured Parties).

               (iii) The Partnership shall deliver to the Independent Engineer, and make available to the Collateral Trustee upon request, a copy of the Turnkey Specifications and the specifications for the Ancillary Equipment as amended from time to time in accordance with this clause
          (q).

          (r) Operation of the Project. The Partnership shall (i) cause the Coker Project to be constructed, developed, operated, repaired and maintained at all times in accordance with Prudent Industry Practice, the Transaction Documents, the Major Maintenance Plan and the Base Case Model (as updated from time to time by an Annual Budget and Operating Plan), (ii) maintain or caused to be maintained such spare parts and inventory as are consistent with the Transaction Documents and Prudent Industry Practice,
     (iii) maintain or caused to be maintained at the Coker Project site a complete set of plans and specifications for the Coker Project and (iv) at all times maintain or cause to be maintained appropriate security at the Coker Project site in accordance with Prudent Industry Practice.

          (s) Environmental Compliance. The Partnership shall (i) conduct its operations and maintain its properties and assets in material compliance with all applicable Environmental Laws, permits, licenses and other approvals and authorizations, (ii) dispose or cause to be disposed all Hazardous Substances relating to the Coker Project in material compliance with all, and so as would not result in a material liability under any, Environmental Laws, permits, licenses and other approvals and authorizations and (iii) promptly notify the Collateral Trustee, the Senior Lenders and the Oil Payment Insurers Administrative Agent of the commencement of any civil, criminal, or administrative actions or suits, and any material environmental investigations, studies, audits, tests, reviews or other analyses, environmental demands, claims, hearings, investigations or proceedings.

          (t) Project Production. The Partnership shall (i) enter into sales agreements for the sale or disposition of all Project Production, including without limitation the Product Purchase Agreement, on terms and conditions (including, if appropriate in light of the nature and credit quality of the counterparty, credit support arrangements) consistent with Prudent Industry Practice, (ii) undertake any such sales or disposition of Project Production on fair and commercially reasonable terms on an arm's-length basis and (iii) in the case of the Product Purchase Agreement and the Services and Supply Agreement, promptly bill, and cause to be collected from, Clark R&M amounts due in respect of Project Production sold and services rendered and instruct Clark R&M to send all payments directly to the Project Revenue Account.

          (u) Project Documents. It shall comply in all respects with, and enforce against other parties all its rights (including without limitation any third-party beneficiary rights) under, the Project Documents. It shall not agree to any amendment, waiver, modification, termination or assignment of any of its rights or obligations under any Project Document to which it is or becomes a party (other than the Bylaws, the Charters, the Partnership Agreement and the Insurance Policies, which are subject to the provisions of clause (b) of this Section
     4.01 and Article VII, respectively) or the Marine Dock and Terminaling Agreement, or provide any consent thereunder, unless (i) (A) a copy of such amendment, waiver, modification, termination, assignment or consent has been delivered to the Collateral Trustee at least 10 Business Days in advance of the effective date thereof, having attached a certificate of a Responsible Officer (with the verification of the Independent Engineer) certifying that the proposed amendment, waiver, modification, termination, assignment or consent could not reasonably be expected to have a Material Adverse Effect, and (B) such proposed amendment, waiver, modification, termination, assignment or consent could not reasonably be expected to have a Material Adverse Effect, or (ii) the Partnership has obtained the prior written consent of Supermajority Secured Parties, provided that nothing in this clause (u) shall obligate the Partnership to take any action in connection with a termination of the Marine Dock and Terminaling Agreement by Sun Pipe Line Company in accordance with the terms of such agreement.

          (v) Maintenance of Separate Identity. It shall (i) maintain all aspects of its business and operations, including but not limited to its construction operations, Heavy Oil Processing Facility operations, accounts, assets, liabilities, financial statements and books and records, separate and apart from the Clark Entities and shall hold itself out to the public as an entity independent from the Clark Entities; (ii) not (A) commingle any of its funds, properties or assets with those of any Clark Entity (except for any commingling of crude oil or other feedstocks within the Coker Complex or in any related storage or pipeline facilities), (B) guarantee or become obligated for debts of any Clark Entity or hold out its credit as being available to satisfy any obligations of any Clark Entity,
     (C) acquire obligations or securities of any Clark Entity, (D) pledge its assets for the benefit of, or make any loans or advances to, any Clark Entity, or (E) incur, create or assume any indebtedness on behalf of, or transfer or lease its assets or any interest therein to, any Clark Entity, except in each case (A) through (E) as may be permitted or required by the terms of any of the Financing Documents; (iii) make all decisions with respect to its business and operations independently from the Clark Entities; (iv) enter into all business transactions with any Clark Entity on terms and conditions that at such time are no less favorable to it than those that could been obtained by it at such time in a comparable arm's-length transaction and (v) take all steps necessary to correct any misunderstanding regarding its separate identity. For purposes of this clause (v), common tankage of oil and other fungible products shall not constitute commingling so long as the volumes of such products owned by the Partnership are adequately reflected in the relevant Clark Entity's records.

          (w) Limitation on Indebtedness. The Partnership shall not create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness. The

     Borrower shall not create, incur, assume or suffer to exist any trade accounts payable or other accrued liability or any Indebtedness other than Senior Debt.

          (x) Preservation of Security Interests; Limitation on Liens and Encumbrances. It (i) shall preserve, maintain and perfect the first priority security interests granted under this Agreement and the Security Documents and preserve and protect the Collateral as set forth in Article VI and the Security Documents and (ii) shall not, without the consent of Supermajority Secured Parties, create, assume, incur, permit or suffer to exist any Lien upon, or any security interest in, any of its property, assets or contractual rights, whether now owned or hereafter acquired, except for Permitted Liens.

          (y) Limitation on Investments and Loans. It shall not make any investments or loans or advances to any Person, except for (i) Authorized Investments, (ii) down payments or prepayments to suppliers or service providers (other than to any Clark Entity) in the ordinary course of business and on customary commercial terms and (iii) receivables arising in the ordinary course of business.

          (z) Limitation on Guarantees. It shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other Person except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guarantees provided in connection with the granting of performance bonds to contractors and suppliers and Governmental Authorities made in the ordinary course of business, and (iii) guarantees expressly permitted or required under the Financing Documents.

          (aa) Hedging. It shall not enter into any swap agreements, option contracts, future contracts, options on future contracts, spot or forward contracts, caps, floors, collars or other agreements to purchase or sell or any other hedging arrangements, in each case in respect of currencies, interest rates, commodities or otherwise other than Permitted Hedging Arrangements. If at any time 6-month LIBOR shall have been in excess of 6.25% per annum for at least one month, the Borrower shall promptly, but in any event within 30 days following the expiration of such 30-day period, enter into and maintain in effect, with respect to not less than 50% of the aggregate principal amount of Bank Senior Term Debt from time to time outstanding, Permitted Hedging Arrangements reasonably satisfactory to the Bank Senior Lenders Administrative Agent that effectively provide a cap of 7.50% on the LIBOR component of the interest rate of the Bank Senior Term Debt from time to time. If subsequently LIBOR ceases to be in excess of 6.25% per annum and remains at or below such level for at least 90 consecutive days, the Borrower may terminate such Permitted Hedging Arrangements.

          (bb) Use of Proceeds. All proceeds of the Initial Senior Debt (other than the Secured Working Capital Facility) shall be used solely to reimburse Clark R&M for Project Expenses incurred prior to the date hereof and to pay Project Expenses. All proceeds of Additional Senior Debt incurred to finance or refinance Mandatory Capital Expenditures or Discretionary Capital Expenditures pursuant to Section 2.09 shall be used solely to finance or refinance such Mandatory Capital Expenditures or Discretionary Capital Expenditures, as the case may be. All proceeds of Replacement Senior Debt shall be used to pay or prepay Senior Debt or to replace Senior Debt Commitments in accordance with Section 2.10. Proceeds of the Senior Debt may be invested in Authorized Investments prior to being used in accordance with this clause (bb).

          (cc) Independent Consultants. The Partnership, on behalf of the Secured Parties, has appointed, and the Secured Parties have accepted, Purvin & Gertz as the initial Independent Engineer and as the initial Marketing Consultant and Sedgwick of Tennessee, Inc. as the initial Insurance Consultant. Majority Secured Parties, upon 15 days prior written notice to the Collateral Trustee and each Applicable Agent, shall have the right to remove an Independent Consultant if, in the opinion of Majority Secured Parties, such Independent Consultant (i) ceases to be a consulting firm of recognized international standing, (ii) has become an Affiliate of the Partnership, the Borrower, any of the Partners, the Clark Entities, the Oil Payment Insurers, an Applicable Agent, or a Secured Party, (iii) has developed a conflict of interest that calls into question such firm's capacity to exercise independent judgment in the performance of its duties in connection with the Coker Project, or (iv) has failed to charge commercially reasonable compensation for its duties. If any Independent Consultant is removed or resigns and thereby ceases to act as an Independent Consultant and any Bank Senior Debt or Bank Senior Debt Commitments remain outstanding, the Bank Senior Lenders Administrative Agent shall promptly designate a replacement Independent Consultant of recognized international standing and notify the Capital Markets Trustee and the Oil Payment Insurers Administrative Agent thereof. Such selection shall become final unless, within 10 days following such notification, the Capital Markets Trustee reasonably objects to the designated replacement Independent Consultant, in which case the Bank Senior Lenders Administrative Agent shall select another replacement Independent Consultant of recognized international standing and notify the Capital Markets Trustee and the Oil Payment Insurers Administrative Agent thereof. If the Capital Markets Trustee does not object to such selection within 10 days following the date of notification thereof, the replacement Independent Consultant shall be deemed to have been accepted. If the Capital Markets Trustee does so object, the Bank Senior Lenders Administrative Agent shall repeat the selection process in accordance with the two foregoing sentences until a replacement Independent Consultant is found that is reasonably acceptable to the Capital Markets Trustee. If no Bank Senior Debt or Bank Senior Debt Commitments remain outstanding, the Capital Markets Trustee shall promptly designate a replacement Independent Consultant of recognized international standing. The Partnership shall pay for the reasonable and documented fees and expenses of each Independent Consultant incurred in connection with (i) the preparation of the initial report of such Independent Consultant and all other work performed by it, prior to the date of this Agreement and (ii) verification of Mechanical Completion, Substantial Reliability, Final Completion, all annual reviews of the Coker Project performed by such Independent Consultant on behalf of the Secured Parties and any other work relating to or reasonably requested by the Collateral Trustee, the Bank Senior Lenders, the Oil Payment Insurers Administrative Agent or the Capital Markets Trustee in connection with the transactions contemplated by this Agreement.

          (dd) Subsidiaries. The Partnership shall not at any time own any capital stock or other ownership interest in any Person other than the Borrower. Neither the Partnership nor the Borrower shall form any new Subsidiary. The Partnership and the Borrower shall at all times maintain the status of the Borrower as a wholly owned subsidiary of the Partnership.

          (ee) Credit Rating Agencies. So long as any Capital Markets Senior Debt is outstanding, the Partnership shall take all actions as may be necessary or appropriate from time to time to cause such Capital Markets Senior Debt to be rated by Moody's Investors Service, Inc. and Standard & Poor's Inc. (the "Credit Rating Agencies"). If Moody's Investors Service, Inc. or Standard & Poor's Inc. ceases to be a "nationally recognized statistical rating organization" registered with the Commission or ceases to be in the business of rating securities of the type and nature of the Capital Markets Senior Debt, the Partnership may replace it with any other "nationally recognized statistical rating organization" in the business of rating securities of the type and nature of the Capital Markets Senior Debt nominated by the Partnership and approved by Majority Bank Lenders and Majority Bondholders, following which such nominee shall be a "Credit Rating Agency" for all purposes of this Agreement.

          (ff) Accounts. The Partnership shall cause the Accounts to be established and maintained at all times in accordance with Article V, shall maintain no bank accounts other than the Accounts and the Operating Account and shall make no transfer, deposit or withdrawal from any Account, except in either case as specifically permitted in Article V. The Borrower shall not establish or maintain any bank account.

          (gg) Insurance. The Partnership shall maintain at all times the insurance required to be maintained in Article VII on the terms and conditions set forth therein.

          (hh) ERISA. It shall not adopt, sponsor, maintain, administer, contribute to, or become required to contribute to any employee benefit plan as defined in Section 3(3) of ERISA.

          (ii) Further Assurances. It agrees to do all things reasonably requested by the Collateral Trustee, the Bank Senior Lenders, the Oil Payment Insurers

     Administrative Agent or the Capital Markets Trustee to consummate and make effective, as soon as practicable, the transactions contemplated by, and to carry out the purposes of, this Agreement and the other Transaction Documents, including without limitation the timely obtaining of consents, authorizations, orders and approvals of any Governmental Authority and the providing of such additional certificates, legal opinions and other documentation as may be requested from time to time by the Collateral Trustee, the Bank Senior Lenders, the Oil Payment Insurers Administrative Agent or the Capital Markets Trustee in order to provide assurances to the Collateral Trustee, the Bank Senior Lenders, the Oil Payment Insurers Administrative Agent or the Capital Markets Trustee, as the case may be, regarding the continued compliance with the terms and conditions of the Transaction Documents.

          (jj) Oil Payment Insurance Policy. The Partnership shall maintain in place, and make all payments required to be made in respect of, the Oil Payment Insurance Policy unless and until the rating of the Partnership's long-term senior unsecured debt obligations has been at least Baa2 by Moody's and BBB by S&P for at least 12 consecutive months.

          (kk) Independent Director. The Borrower shall give each Applicable Agent not less than 45 days' prior notice of any appointment of an independent director to its board of directors in accordance with Section 6 of the Borrower's Certificate of Incorporation, and the Borrower shall not make such appointment if any Applicable Agent objects within such 45-day period to such proposed appointment.

          (ll) Technology. The Partnership shall (i) take all such actions as may be necessary to ensure that it possesses, or has the right to use, all licenses and other rights with respect to Technology prior to Final Completion (or at such earlier time as may be required under the circumstances) and (ii) maintain in place all licenses and other rights with respect to Technology to the extent necessary for the development, construction, operation or maintenance of the Project at any time.

          (mm) Pipeline and Terminal Easement. The Partnership shall cause Clark R&M to obtain, within six months following the date hereof, a mortgagee policy of title insurance for the Mortgage to the extent it relates to the Lucas Terminal Property, naming the Secured Parties as the insured, insuring that the insured Mortgage is a valid, first priority lien on the Lucas Terminal Property encumbered thereby, subject to such exceptions as may be reasonable under the circumstances, as determined in the reasonable judgment of the Bank Senior Lenders Administrative Agent.

          (nn) Amounts Received from PMI. The Partnership shall cause any and all amounts repaid to the Partnership by PMI, whether as the result of defenses exercised by the Partnership or for any other reason, to the extent such amounts relate to any shipment of Maya crude oil for which the Oil Payment Insurers have made payment to PMI under the Oil Payment Insurance Policy, promptly to be paid directly to the Oil Payment Insurers Administrative Agent.

          (oo) Tax Sharing Arrangements. Notwithstanding anything to the contrary in the Partnership Agreement or any other agreement, but subject to
Section 11.01, the Partnership shall not distribute to the Partners in any taxable year an amount that would exceed the Partners' share of the actual tax liability of the group of companies that includes the Partners in respect of the Partnership's income.

          4.02 Covenants of the Partners. Each of the Partners covenants and agrees with the Collateral Trustee and each of the Secured Parties that so long as any Senior Debt or Senior Debt Commitment remains outstanding and until all Senior Debt Obligations due and to become due shall have been paid in full:

          (a) Maintenance of Existence. It shall do all things necessary to maintain (i) its due organization, valid existence and good standing as a corporation under the laws of the State of Delaware, (ii) the power and authority (corporate and otherwise) necessary under the laws of the State of Delaware to own its properties and to carry on its business, and (iii) its qualification as a foreign corporation for the transaction of business in good standing under the laws of the State of Texas. In the event that any change in corporate form or status is required under any applicable law, it shall take such measures as are necessary to protect the integrity and effectiveness of its obligations under this Agreement and the other Transaction Documents to which it is party. It shall not dissolve, liquidate, enter into any merger or consolidation, or sell or transfer all or substantially all of its assets.

          (b) No Modification. It shall not take any action to amend or modify its Certificate of Incorporation or Bylaws or any other constitutive or governing documents in any respect unless (i) a copy of such amendment or modification has been delivered to the Collateral Trustee reasonably in advance of the effective date thereof, having attached a certificate of a Responsible Officer certifying that such amendment or waiver could not reasonably be expected to have a Material Adverse Effect, and such amendment or waiver could not reasonably be expected to have a Material Adverse Effect or (ii) it has obtained the prior consent of Supermajority Lenders (or, at any time on or after a Priority Termination Date, Supermajority Secured Parties).

          (c) Business. It shall not conduct any business or have any assets other than as necessary to perform its respective obligations under the Transaction Documents to which it is a party.

          (d) Preservation of Assets. It shall not sell, assign, lease, transfer or otherwise dispose of any of its assets other than as permitted or required by the Financing Documents.

          (e) Taxes. It shall (i) file or cause to be filed all returns required to be filed by it, and (x) pay and discharge, before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on it or its property (including interest and penalties) unless such Taxes are being contested in good faith and by appropriate proceedings, appropriate reserves are maintained with respect thereto in accordance with GAAP and such proceedings, if adversely determined could not reasonably be expected to have a Material Adverse Effect. It shall notify the Collateral Trustee, promptly following the occurrence thereof, in reasonable detail, of any disputes pending between it and any Governmental Authority relating to Taxes.

          (f) Compliance with Law. It shall comply with all applicable laws, rules, regulations and orders of Governmental Authorities, unless the necessity of compliance therewith is being contested in good faith by appropriate proceedings, appropriate reserves have been established and are maintained with respect thereto in accordance with GAAP and such proceedings, if adversely determined could not reasonably be expected to have a Material Adverse Effect. It shall notify the Collateral Trustee, promptly following the initiation of any such proceedings, in reasonable detail, of any disputes pending between it and any Governmental Authority relating to its compliance or noncompliance with any such law, rule, regulation or order.

          (g) Maintenance of Approvals for Agreements. It shall maintain all Third-Party Authorizations that are necessary for the execution, delivery and performance by it of its obligations under each Transaction Document to which it is a party, in good standing, in full force and effect, in its name, not subject to appeal and free from conditions or requirements, except to the extent that a failure so to maintain such Third-Party Authorizations could not reasonably be expected to have a Material Adverse Effect. It shall promptly upon receipt or publication furnish to each of the Collateral Trustee and the Applicable Agents a copy of all such Third-Party Authorizations, including any amendment, supplement or modification thereto.

          (h) Arm's-Length Transactions. It shall not enter into any transaction or agreement with any Affiliate other than pursuant to the Transaction Documents.

          (i) Maintenance of Separate Identity. It shall (i) maintain all aspects of its business and operations, including but not limited to its accounts, assets, liabilities, financial statements and books and records, separate and apart from the Clark Entities and shall hold itself out to the public as an entity independent from the Clark Entities; (ii) not (A) commingle any of its funds, properties or assets with those of any Clark Entity (except for any commingling of crude oil in the crude unit of the Coker Complex), (B) guarantee or become obligated for debts of any Clark Entity or hold out its credit as being available to satisfy any obligations of any Clark Entity, (C) acquire obligations or securities of any Clark Entity, (D) pledge its assets for the benefit of, or make any loans or advances to, any Clark Entity, or (E) incur, create or assume any indebtedness on behalf of, or transfer or lease its assets or any interest therein to, any Clark Entity, except in each case (A) through (E) as may be permitted or required by the terms of any of the Financing Documents; (iii) make all decisions with respect to its business and operations independently from the Clark Entities; (iv) enter into all business transactions with any Clark Entity on terms and conditions that at such time are no less favorable to it than those that could been obtained by it at such time in a comparable arm's-length transaction and (v) take all steps necessary to correct any misunderstanding regarding its separate identity.

          (j) Limitation on Indebtedness. It shall not create, incur, assume or suffer to exist any Indebtedness other than as expressly permitted or required by and subject to the terms of the Financing Documents.

          (k) Limitation on Liens and Encumbrances. It shall not create, assume, incur, permit or suffer to exist any Lien upon, or any security interest in, any of its property, assets or contractual rights, whether now owned or hereafter acquired, other than as required under the Financing Documents.

          (l) Limitation on Investments and Loans. It shall not make any investments or loans or advances to any Person, other than as required under the Financing Documents.

          (m) Limitation on Guarantees. It shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other Person except guarantees specifically required under the Financing Documents.

          (n) Subsidiaries. It shall not at any time own any capital stock or other ownership interest in any Person other than the Partnership and it shall not form any new Subsidiary.

          (o) Accounts.  It shall not establish or maintain any bank account.

          (p) Further Assurances. It agrees to do all things reasonably requested by the Secured Parties to consummate and make effective, as soon as practicable, the transactions contemplated by, and to carry out the purposes of, this Agreement and the other Transaction Documents, including without limitation the timely obtaining of consents, authorizations, orders and approvals of any Governmental Authority and the providing of such additional certificates, legal opinions and other documentation as may be requested from time to time by the Collateral Trustee, the Bank Senior Lenders, the Oil Payment Insurers Administrative Agent or the Capital Markets

     Trustee in order to provide assurances to the Collateral Trustee, the Bank Senior Lenders, the Oil Payment Insurers Administrative Agent or the Capital Markets Trustee, as the case may be, regarding the continued compliance with the terms and conditions of the Transaction Documents.

          (q) Independent Director. It shall give each Applicable Agent not less than 45 days' prior notice of any appointment of an independent director to its board of directors in accordance with Section 5 of its Certificate of Incorporation, and it shall not make such appointment if any Applicable Agent objects within such 45-day period to such proposed appointment.

          4.03 Common Covenant. Each of the Borrower, Partnership and the Partners will not agree, without the consent of each Senior Lender Group and the Oil Payment Insurers, to any amendment or modification of any Senior Loan Agreement, the Oil Payment Insurance Policy or the Reimbursement Agreement, as the case may be, that would have the effect of (i) materially altering, to the advantage of the Senior Lenders party thereto or the Oil Payment Insurers, as the case may be, the timing (or conditions or event that control the timing) of payment of any amount payable (or that might become payable) by the Borrower or the Partnership, (ii) imposing additional or more stringent conditions precedent to the disbursement of Senior Loans thereunder or (iii) increasing the rate (or the method of calculation) at which interest is payable on Senior Loans thereunder.

                                   ARTICLE V

                                    ACCOUNTS

          5.01 Accounts. (a) The Partnership shall direct the Collateral Trustee to, and the Collateral Trustee shall, on or prior to Closing, establish and maintain the following secured accounts in the name of the Collateral Trustee at the Depositary Bank in The City of New York ("Accounts"), provided that the actual designation of each Account shall consist of the words "Bankers Trust Company, as Collateral Trustee", followed by the respective defined term set forth below in parentheses:

          (i) "Bank Loan Drawdown and Equity Funding Account", into which deposits shall be made in accordance with clause (a) of Section 5.03;

          (ii) "Bond Proceeds Account", into which deposits shall be made in accordance with clause (a) of Section 5.03;

          (iii) "Project Revenue Account", into which deposits shall be made in accordance with clauses (a), (b), (c), (d) and (j) of Section 5.03;

          (iv) "PMI Premium Reserve Account", into which deposits shall be made in accordance with clause (a)(i)(C) of Section 5.05;

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

          (v) "Principal & Interest Accrual Account", into which deposits shall be made in accordance with clause (h) of Section 5.03, clause (a)(iv) of Section 5.05, clause (b) of Section 5.06 and Section 5.07;

          (vi) "Tranche B Amortization Account", into which deposits shall be made in accordance with clause (a) of Section 5.08;

          (vii) "Tax Reserve Account", into which deposits shall be made in accordance with clause (i) of Section 5.03, clause (a)(v) of Section 5.05, clause (b) of Section 5.06 and Section 5.11;

          (viii) "Major Maintenance Account", into which deposits shall be made in accordance with clause (i) of Section 5.03, clause (a)(vi) of
     Section 5.05, clause (b) of Section 5.06 and Section 5.12;

          (ix) "PMI Surplus Reserve Account", into which deposits shall be made in accordance with clause (i) of Section 5.03, clause (a)(viii) of
     Section 5.05 and Section 5.10;

          (x) "Debt Service Reserve Account", into which deposits shall be made in accordance with clause (i) of Section 5.03, clauses (a)(vii) and
     (c) of Section 5.05, clause (b) of Section 5.06 and Section 5.09;

          (xi) "Casualty and Insurance Account", into which deposits shall be made in accordance with clause (e) of Section 5.03;

          (xii) "Catastrophic Casualty Account", into which deposits shall be made in accordance with clause (f) of Section 5.03;

          (xiii) "Mandatory Prepayment Account", into which deposits shall be made in accordance with clause (g) of Section 5.03, clause (b) of Section 5.05, clause (b) of Section 5.06 and Section 5.14;

          (xiv) "Contingency Reserve Account", into which deposits may be made in accordance with clause (i) of Section 5.03 and Section 5.13; and

          (xv) "Distribution Account", into which deposits may be made in accordance with clause (d) of Section 5.05.

          Each Account may have one or more Subaccounts as provided in Section
5.02. All moneys held in the Accounts shall be trust funds held by the Collateral Trustee for the purpose of making payments therefrom in accordance with this Agreement. Only the Collateral Trustee shall have the right to make withdrawals and payments from the Accounts, upon instruction or direction, as provided in this Agreement.

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

          The Depositary Bank hereby agrees to act as, and the Partnership acknowledges that the Depositary Bank shall act as, "securities intermediary" (as defined in the NY UCC) in respect of the Accounts and Subaccounts under this Agreement. The Partnership, the Collateral Trustee and the Depositary Bank agree that (A) each Account and Subaccount shall be treated as a "securities account" (within the meaning of Section 8-501(a) of the NY UCC and the Collateral Trustee shall be the named "entitlement holder" (within the meaning of Section 8-102(a)(7) of the NY UCC) in respect thereof, (B) each item of property (whether investment property, financial asset, security, instrument or cash) credited to any Account or Subaccount shall be treated as a "financial asset" (within the meaning of Section 8-102(a)(9) of the NY UCC), and all financial assets in registered form or payable to a person or persons or to order and credited to any Account or any Subaccount shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depositary Bank or in blank, or credited to another securities account maintained by another securities intermediary in the name of the Depositary Bank, and in no case will any financial asset credited to any Account or Subaccount be registered in the name of, payable to or to the order of, or specially endorsed to the Partnership except to the extent the foregoing have been specially endorsed by the Partnership to the Depositary Bank or in blank, (C) the Depositary Bank shall comply solely with "entitlement orders" (within the meaning of Section 8-102(8) of the NY UCC) issued by the Collateral Trustee and relating to any financial asset held in any Account or Subaccount without further consent from the Partnership, (D) on any date on which the Collateral Trustee is required by the terms of this Agreement to transfer any funds on deposit in any Account or Subaccount, the Collateral Trustee shall cause the Depositary Bank to make such transfer as provided herein and (E) the Depositary Bank shall not change the name or account number of any Account or Subaccount without the prior consent of the Collateral Trustee.

          In the event that the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Account or Subaccount or any "security entitlement" (as defined in the NY UCC) credited thereto, the Depositary Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of the Collateral Trustee. The financial assets standing to the credit of the Accounts and Subaccounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the rights of the Collateral Trustee set forth in this Agreement. The Depositary Bank hereby waives any right of banker's lien, set-off or counterclaim in respect of any assets contained in any Account or Subaccount or otherwise that are held by the Depositary Bank hereunder.

          The Depositary Bank and the Partnership have not entered into any agreement with respect to the Accounts or the Subaccounts or any financial assets credited to any Account or Subaccount other than this Agreement, the Debt Service Reserve Guarantee Arrangement and the Security Documents. The Depositary Bank has not entered into any agreement with the Partnership or any other Person purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders originated by the Collateral Trustee in accordance with this clause (a).

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

          Except for the claims and interest of the Collateral Trustee and the Partnership in each of the Accounts and Subaccounts, the Depositary Bank does not have actual knowledge of any claim to, or interest in, any Account or Subaccount or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or Subaccount or in any financial asset credited thereto, the Depositary Bank shall promptly notify the Collateral Trustee, the Bank Senior Lenders, the Capital Markets Trustee, the Oil Payment Insurers Administrative Agent and the Partnership thereof.

          The rights and powers granted to the Depositary Bank by the Collateral Trustee have been granted in order to perfect its lien and the security interests in the Accounts and the Subaccounts, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Partnership nor the lapse of time.

          The Partnership shall not have any rights against or to monies held in the Accounts or Subaccounts, as third party beneficiary or otherwise, except the right to receive or make requisitions of monies held in the Accounts or Subaccounts as permitted by this Agreement, and to direct the investment of monies held in the Accounts or Subaccounts as permitted by Section 5.04. In no event shall any amounts or Authorized Investments deposited in or credited to any Account or Subaccount be registered in the name of the Partnership, payable to the order of the Partnership or specially endorsed to the Partnership except to the extent that the foregoing have been specially endorsed to the Collateral Trustee or in blank.

          For purposes of the NY UCC, the Depositary Bank confirms and agrees that the "securities intermediary's jurisdiction" (as defined in the NY UCC) with respect to the Accounts and the Subaccounts is the State of New York.

          (b) The Partnership shall instruct the Collateral Trustee to disburse funds from the Accounts or Subaccounts only in accordance with Section
5.05 and Section 5.06. The Partnership shall not, and shall not permit any Person to, make any transfer, deposit or withdrawal in respect of any Account or Subaccount other than pursuant to (i) this Article V or (ii) a valid and binding order of a court of competent jurisdiction, provided that any withdrawal or transfer from an Account or Subaccount pursuant to a valid and binding order of a court of competent jurisdiction that is not otherwise expressly permitted by the terms of this Article V shall constitute an "Event of Default" under clause
(a) of Section 10.01 after the expiration of the applicable period of grace set forth therein.

          (c) The Partnership shall establish an unsecured operating account (the "Operating Account") with the Depositary Bank, into which deposits shall be made in accordance with clause (a)(i)(B) of Section 5.05.

          5.02 Subaccounts. (a) Subject to clause (b) of this Section 5.02, each Account may include one or more secured accounts ("Subaccounts"), established and maintained in The City of New York by the Collateral Trustee in the name of the Collateral

Trustee, with the Depositary Bank designated as the "securities intermediary". Each Subaccount shall be identified with the particular Account to which it relates and shall be segregated from any other Subaccount.

          (b) The Partnership shall give the Collateral Trustee at least 20 days' prior notice of its intention to establish a Subaccount and Majority Lenders shall have the right within such 20 day period, in their sole discretion, to reject the establishment of such Subaccount.

          (c) Unless otherwise specified in this Agreement, all references to any Account shall include references to all related Subaccounts thereof and such Subaccounts shall be subject to the same restrictions and limitations as the Accounts to which they relate.

          (d)   No Subaccount may itself include another Subaccount.

          5.03 Deposits of Project Funds. (a) Senior Loan Drawdowns. Borrowings under Senior Loans (other than Capital Markets Senior Debt) shall be paid directly into the Bank Loan Drawdown and Equity Funding Account. Simultaneously with any deposit of proceeds of Senior Bank Loans, a pro rata portion of the Capital Commitments shall be paid directly into the Bank Loan Drawdown and Equity Funding Account. The net proceeds from the issuance of Capital Markets Senior Debt shall be paid directly to the Bond Proceeds Account. After Substantial Reliability, the Partnership shall instruct the Collateral Trustee to transfer all funds remaining in the Bank Loan and Equity Funding Account and the Bond Proceeds Account to the Project Revenue Account and, at the discretion of the Partnership, an amount no greater than the Contingency Reserve Amount to the Contingency Reserve Account, and, thereafter, the Collateral Trustee shall instruct the Depositary Bank to close the Bank Loan and Equity Funding Account and the Bond Proceeds Account.

          (b) Proceeds from Project Production. In accordance with Section 6.06, the Partnership shall cause each purchaser of Product Production from the Partnership (including without limitation Clark R&M) or any Person making payment on behalf of any such purchaser (including financial institutions making payments on its behalf under letters of credit or otherwise), to make all such payments directly into the Project Revenue Account.

          (c) Proceeds from Project Documents. The Partnership shall cause the parties to the Project Documents and any Persons making any payments on behalf of each of them (including financial institutions making payments on any such Person's behalf under letters of credit or otherwise) to make any and all payments required to be made to the Partnership under such Project Documents (other than payments giving rise to Mandatory Prepayments under Section 2.05) directly into the Project Revenue Account.

          (d) Proceeds from Sale of Project Property and Condemnation Compensation. The Partnership shall cause the purchaser of any Project Property and any Persons making any payments on behalf of such purchaser (including financial institutions making payments on its behalf under letters of credit or otherwise) to make any and all such payments directly into the Project Revenue Account. Proceeds received in respect of any Condemnation Compensation shall be paid directly into the Mandatory Prepayment Account.

          (e) Proceeds from Casualty Insurance. The Partnership shall cause the proceeds from insurance for any casualty (other than any Catastrophic Casualty) suffered by Project Property to be paid directly into the Casualty and Insurance Account for application in accordance with Section 7.07.

          (f) Proceeds from Catastrophic Casualty Insurance. The Partnership shall cause the proceeds from insurance for any Catastrophic Casualty suffered by Project Property to be paid directly into the Catastrophic Casualty Account for application in accordance with Section 7.07.

          (g) Mandatory Prepayments. Notwithstanding clauses (a) through (f) of this Section 5.03, the Partnership shall direct the Collateral Trustee to deposit any amounts subject to mandatory prepayment pursuant to Section 2.05 directly into the Mandatory Prepayment Account.

          (h) Permitted Hedging Arrangements. The Partnership shall direct that the proceeds of all Permitted Hedging Arrangements be paid directly into the Principal & Interest Accrual Account.

          (i) Debt Service Reserve, PMI Surplus Reserve, Tax Reserve, Major Maintenance Reserve and Contingency Reserve Payments. Payments into the Debt Service Reserve Account, the PMI Surplus Reserve Account, the Tax Reserve Account, the Major Maintenance Account and the Contingency Reserve Account shall be made in accordance with Sections 5.09, 5.10, 5.11, 5.12 and 5.13, respectively.

          (j) Other Project Funds. Other than as specified in clauses (a) through (i) of this Section 5.03, all Project Funds (except for any amounts repaid to the Partnership by PMI, whether as the result of defenses exercised by the Partnership or for any other reason, to the extent such amounts relate to any shipment of Maya crude oil for which the Oil Payment Insurers have made payment to PMI under the Oil Payment Insurance Policy) shall be deposited directly into the Project Revenue Account.

          (k) If, notwithstanding the instructions required to be given in accordance with this Section 5.03, any payments are remitted to the Partnership or another Person other than by deposit into the Accounts in accordance with this Agreement (it being the intent and understanding of the parties hereto that such payments are not to be made directly to the Partnership or any other Person but directly into the Accounts for application in accordance with this Article
V), then, to the fullest extent permitted by applicable law, the Partnership or such other Person shall receive such payments in a constructive trust for the Secured Parties and subject to the Secured Parties' security interest, and shall (or shall cause the Person receiving such payments to) promptly remit them to the Collateral Trustee for deposit in the Account or Accounts designated by this
Section 5.03.

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

          5.04 Investment of Funds in Accounts. (a) Unless a Default has occurred and is Continuing, the Collateral Trustee shall invest funds (and vary and redeem such investments) in the Accounts as directed by the Partnership, provided that such investments shall be made only in Authorized Investments and shall be at the expense of the Partnership.

          (b) If a Default has occurred and is Continuing, the Collateral Trustee shall, to the extent so notified as contemplated by clause (a) of
Section 5.06, invest funds (and vary and redeem such investments) in the Accounts as directed by the Person designated in the notice given pursuant to clause (a) of Section 5.06, provided that such funds may be invested only in Authorized Investments and shall be at the expense of the Partnership.

          (c) If at any time the Collateral Trustee has not received instructions as to the investments of funds (or variation or redemption of such investments) in the Accounts, it shall use its reasonable efforts (without waiting for further instructions) to, and shall in any event within 10 days following receipt of funds, invest such funds to the extent practicable in Authorized Investments that mature no later than the next Business Day. All investments of funds in the Accounts pursuant to this Section 5.04 shall be made on behalf of the Collateral Trustee and shall be reflected as such on the books and records of the Collateral Trustee and shall be at the expense of the Partnership.

          (d) Whenever directed to make a withdrawal or transfer of funds, the Collateral Trustee (unless, so long as no Default is Continuing, otherwise directed by the Partnership) is authorized to liquidate any investment, to the extent that, after application of all other available funds, liquidation of such investment is necessary to make such transfer. The Collateral Trustee shall use its reasonable efforts to liquidate investments in a manner that minimizes interest costs and penalties (unless, so long as no Default is Continuing, otherwise directed by the Partnership). The Collateral Trustee (in its individual and trust capacities) shall have, however, no liability with respect to any interest cost or penalty on the liquidation of any investment pursuant to this clause (d), nor shall the Collateral Trustee (in its individual and trust capacities) have any liability with respect to investments of moneys held in the Accounts (or any losses resulting therefrom) made in accordance with this
Section 5.04.

          (e) All references in this Agreement to Accounts, and to cash, moneys or funds therein or balances thereof, shall include Authorized Investments in which such moneys are then invested and the proceeds thereof.

          5.05  Withdrawals from Accounts Pre-Default.  (a) Subject to clause
(e) of this Section 5.05, at any time and from time to time, unless a Default shall have occurred and be Continuing, the Partnership shall on the first Business Day of each calendar month, and shall have the right at any other time to, direct the Collateral Trustee to withdraw funds from the Bank Loan Drawdown and Equity Funding Account, the Bond Proceeds Account or Project Revenue Account, and apply such funds in the following order of priority, provided that withdrawals from the Project Revenue Account for any purpose other than those described in subclause (i) below shall be permitted only if and to the extent that the funds on deposit in the Project Revenue Account at any time exceed the aggregate amount of all invoices then outstanding in respect of the Partnership's payment obligations (including without limitation in respect of any premium payable to PMI pursuant to Article 18 of the Long-Term Oil Supply Agreement) under the Long-Term Oil Supply Agreement, as certified in a certificate delivered to the Collateral Trustee by a Responsible Officer of the Partnership:

          (i) first, (A) to pay Project Expenses then due and payable, as evidenced by invoices provided to the Collateral Trustee, (B) thereafter, to transfer funds into the Operating Account in an amount equal to 30 days of Estimated Project Expenses (other than Project Expenses relating to the purchase of crude oil), as certified by the Partnership in an Estimated Payment Certificate and (C) thereafter, to transfer funds into the PMI Premium Reserve Account in an amount equal to the Quarterly Surplus received by the Partnership in the relevant quarter to the extent such funds are required, based upon calculations delivered by PMI and reasonably acceptable to the Partnership, for payments of premiums to PMI pursuant in the subsequent quarter or quarters;

          (ii) second, to pay Oil Payment Reimbursement Obligations then due and payable;

          (iii) third, to pay Senior Debt Obligations then due and payable (other than those to be withdrawn in accordance with subclause (x) below);

          (iv) fourth, to transfer funds to the Principal & Interest Accrual Account in an amount equal to (A) all Senior Debt Obligations to become due prior to and including the immediately succeeding Payment Date, less any balance in the Principal & Interest Accrual Account and (B) on each of the last three Payment Dates or, if necessary to preserve the Debt Service Coverage Ratios for each remaining year set forth in the Base Case Model in the case of a reallocation of Loans pursuant to Section 7.01 of the Bank Senior Loan Agreement, four Payment Dates, Payment Dates, one-third or one-fourth, as the case may be, of the aggregate principal amount of all Senior Loans then outstanding under the Tranche B Bank Facility;

          (v) fifth, to transfer funds to the Tax Reserve Account in an amount equal to the Projected Tax Reserve Amount less the balance in the Tax Reserve Account;

          (vi) sixth, to transfer funds to the Major Maintenance Account in an amount not less than the Minimum Major Maintenance Reserve Payment due on the immediately succeeding Payment Date and not exceeding the Maximum Major Maintenance Reserve Payment with respect to such Payment Date;

          (vii) seventh, to transfer to the Debt Service Reserve Account an amount equal to the Debt Service Reserve Shortfall (except to the extent such Debt Service Reserve Shortfall results from a drawing under the Debt Service Reserve Guarantee Arrangement that has not yet been repaid);

          (viii) eighth, without duplication of its obligation to transfer funds into the PMI Premium Reserve Account, to transfer funds to the PMI Surplus Reserve Account in an amount equal to the amount, if any, by which the PMI Surplus under the Long-Term Oil Supply Agreement exceeds the balance in the PMI Surplus Reserve Account, up to an amount not exceeding the PMI Surplus Reserve Amount;

          (ix) ninth, (A) to pay interest in respect of any outstanding amounts drawn under the Debt Service Reserve Guarantee Arrangement and (B) thereafter, on the sixth Payment Date and each subsequent Payment Date until the aggregate principal amount available under the Debt Service Reserve Guarantee Arrangement has been reduced to zero in accordance with clause (b)(i) of Section 5.09, to transfer the Debt Service Reserve Accrual Amount to the Debt Service Reserve Account, provided that, if the Debt Service Reserve Accrual Amount is not so transferred on any such Payment Date, the Debt Service Reserve Accrual Amount due on the next succeeding Payment Date, if any, shall be increased by such unpaid amount or amounts; and

          (x)    tenth, to apply any Excess Cash Flow in accordance with clauses
     (b) and (c) of this Section 5.05; and

          (xi) eleventh, after Final Completion, to make Restricted Payments in accordance with Section 11.01.

          (b) Prepayments of Bank Senior Debt with Excess Cash Flow. After Start-up, at any time at which any Bank Senior Term Debt remains outstanding, on (but not prior to) each Payment Date, the Partnership shall instruct the Collateral Trustee to transfer funds to the Mandatory Prepayment Account in an amount equal to 75% of excess cash flow ("Excess Cash Flow"), consisting of:
(i) the balance in the Project Revenue Account (after application in accordance with subclauses first through ninth of clause (a) of this Section 5.05), plus
(ii) the balance in the Principal & Interest Accrual Account, if any, in excess of the Senior Debt Obligations to be paid with such funds on or before such Payment Date, plus (iii) the balance in the Tax Reserve Account, if any, in excess of the Projected Tax Reserve Amount, plus (iv) the balance in the Major Maintenance Account, if any, in excess of the Maximum Accrued Major Maintenance Reserve Amount after taking into account the Major Maintenance Reserve Payment to be paid on such Payment Date, plus (v) the balance in the PMI Surplus Reserve Account in excess of the PMI Surplus Reserve Amount, plus (vi) the balance in the Debt Service Reserve Account, if any, in excess of (A) the Debt Service Reserve Amount, less (B) the aggregate principal amount then available under the Debt Service Reserve Guarantee Arrangement. On each such Payment Date, the balance in the Mandatory Prepayment Account on account of this clause (b) shall be applied to the prepayment of Bank Senior Term Debt in accordance with the Bank Senior Loan Agreements.

          (c) Debt Service Reserve Principal Repayments and Funding with Residual Excess Cash Flow. On each Payment Date after Start-up on which any Bank Senior Term Debt remains outstanding, the Partnership shall instruct the Collateral Trustee to apply funds in an amount equal to the 25% of Excess Cash Flow not covered by clause
(b) of this Section 5.05 (or in an amount equal to 100% Excess Cash Flow if and when all Bank Senior Term Debt has been repaid) (i) to repay any principal amounts drawn down under the Debt Service Reserve Guarantee Arrangement and (ii) thereafter, to fund the Debt Service Reserve Account.

          (d) Payments to the Distribution Account. Within 30 days following each Payment Date after Final Completion, the Partnership may instruct the Collateral Trustee to transfer funds in an amount equal to any remaining Excess Cash Flow after the application of clauses (b) and (c) of this Section 5.05 to the Distribution Account. At the Partnership's discretion, funds on deposit in the Distribution Account may be used (i) after Substantial Reliability, to make Restricted Payments pursuant to and in accordance with the terms of Section
11.01 of this Agreement or (ii) to pay Senior Debt Obligations when due. Funds on deposit in the Distribution Account may be transferred upon the instruction of the Partnership (or, if a Default has occurred and is Continuing, by the Collateral Trustee pursuant to clause (a) of Section 5.06).

          (e) Withdrawals from Bond Proceeds Account. The Collateral Trustee, acting at the instruction of the Partnership, shall not withdraw any funds on deposit in the Bond Proceeds Account for any reason unless and until the Independent Engineer has confirmed that the funds disbursed to the Partnership to date in accordance with this Section 5.05 have been spent (i) in accordance with the Initial Construction Budget, as amended from time to time by each Annual Budget and Operating Plan and as modified by any Change Orders expressly permitted under this Agreement and authorized by the Independent Engineer, and
(ii) as described under the headings "Use of Proceeds" and "Financing Plan" in the Offering Circular.

          (f) Withdrawals from PMI Premium Reserve Account. The Collateral Trustee, acting at the instruction of the Partnership, shall transfer any funds on deposit in the PMI Premium Reserve Account to the Project Revenue Account when and to the extent required to pay any premium on the purchase price of Maya to PMI pursuant to Article 18 of the Long-Term Oil Supply Agreement.

          5.06  Withdrawals from Accounts During the Continuance of a Default.
(a) If a Default shall have been declared and is Continuing, the Senior Lender(s) declaring a Default in accordance with Section 10.02 may notify the Collateral Trustee (with a copy to the Partnership) that, as contemplated by this Agreement, the Collateral Trustee shall no longer accept instructions from the Partnership for the investment, withdrawal or transfer of funds or investments in the Accounts. The Depositary Bank shall thereafter accept instructions for the investment, withdrawal or transfer of funds or investments in such Accounts solely from the Collateral Trustee or other Person(s) designated by the Collateral Trustee (as designated in the notice given under this clause (a)). The Collateral Trustee shall invest Project Funds only in Authorized Investments. The Collateral Trustee shall give the Depositary Bank prompt notice of the circumstances expressly contemplated by this clause (a).

          (b) Following the receipt by the Collateral Trustee of a notice pursuant to clause (a) of this Section 5.06, and until such time as a Cessation Notice has been given under clause (c) of this Section 5.06, or Enforcement Action is taken by the Senior Lenders so entitled in accordance with Section 10.04, the Collateral Trustee shall exercise its rights to instruct the Depositary Bank in a manner that causes available funds in the Accounts to be applied in the order of priority set forth in clause (a) of Section 5.05, except that (i) no funds shall be credited to the Distribution Account and (ii) any Oil Payment Reimbursement Obligations that remain unpaid on a Priority Termination Date shall rank pari passu in right of payment with the Senior Debt Obligations then due and payable, in each of cases (i) and (ii) until such time as a Cessation Notice has been delivered under clause (c) of this Section 5.06 and the provisions of clauses (b) and (c) of Section 5.05 shall continue to apply. Funds not distributed pursuant to the foregoing provisions or Sections 5.05 shall remain in the Project Revenue Account.

          (c) Upon receipt by the Collateral Trustee of a Cessation Notice with respect to a Default that is Continuing, the Collateral Trustee shall immediately notify the Depositary Bank, with a copy to the Partnership, directing them once again to accept the directions of the Partnership, and the Collateral Trustee and the Depositary Bank shall again accept the directions of the Partnership in respect of investment, withdrawal and transfer of funds in the Accounts on the terms and conditions of this Agreement.

          (d) Immediately before unpaid Oil Payment Reimbursement Obligations become pari passu in right of payment with Senior Debt Obligations, as provided in clause (b)(ii) of this Section 5.06, the Collateral Trustee shall, without further instruction by the Senior Lenders or the Partnership, apply any and all funds then on deposit in the Project Revenue Account, less any amounts that the Collateral Trustee determines (based on a certificate delivered to it by a Responsible Officer of the Partnership) are necessary to pay outstanding invoices for (i) purchases of crude oil (including without limitation in respect of any premium payable to PMI pursuant to Article 18 of the Long-Term Oil Supply Agreement) or (ii) other Project Expenses, in each of cases (i) and (ii) in the ordinary course of business, to the repayment of any and all Oil Payment Reimbursement Obligations then outstanding.

           5.07 Principal & Interest Accrual Account.

          (a) Deposits. To the extent available from funds in the Project Revenue Account, funds shall be deposited into the Principal & Interest Accrual Account at any time and from time to time when there exists a Principal & Interest Accrual Account Shortfall until the balance in the Principal & Interest Accrual Account is in an amount not less than all Senior Debt Obligations that are or will become due and payable prior to or on the immediately succeeding Payment Date.

          (b)   Withdrawals.

          (i) Funds deposited into the Principal & Interest Accrual Account in accordance with clause (a)(iv)(A) of Section 5.05 shall be applied to pay Senior Debt Obligations as and when due, upon the instruction of the Partnership in accordance with Section 5.05 or the Collateral Trustee in accordance with Section 5.06, as the case may be. Notwithstanding anything in the foregoing sentence to the contrary, at any time on or after a Priority Termination Date, any funds that have been so deposited into the Principal & Interest Accrual Account after the giving of the relevant Priority Termination Notice shall be applied to pay Senior Debt Obligations and Oil Payment Reimbursement Obligations as and when due, upon the instruction of the Collateral Trustee in accordance with Section 5.06.

          (ii) Funds deposited into the Principal & Interest Accrual Account in accordance with clause (a)(iv)(B) of Section 5.05 on each of the last three Payment Dates or, if necessary to preserve the Debt Service Coverage Ratios for each remaining year set forth in the Base Case Model in the case of a reallocation of Loans pursuant to Section 7.01 of the Bank Senior Loan Agreement, four Payment Dates, Payment Dates shall be transferred to the Tranche B Amortization Account on such Payment Date.

           5.08 Tranche B Amortization Account.

          (a) Deposits. Funds shall be deposited into the Tranche B Amortization Account pursuant to clause (b)(ii) of Section 5.07.

          (b) Withdrawals. Funds on deposit in the Tranche B Amortization Account shall be applied to repay the principal of all Senior Loans outstanding under the Tranche B Bank Facility upon maturity.

           5.09 Debt Service Reserve Account.

          (a)   Deposits.

          (i) To the extent available, funds shall be deposited into the Debt Service Reserve Account pursuant to clauses (a)(vii), (a)(ix)(B) and (c) of
     Section 5.05 and clause (b) of Section 5.06. In addition, any funds drawn down under the Debt Service Reserve Guarantee Arrangement shall be deposited in the Debt Service Reserve Account.

          (ii) The balance in the Debt Service Reserve Account at any time of determination shall be deemed to be the aggregate at such time of (A) the amount of cash on deposit in such account, (B) the market value of Authorized Investments in respect of funds deposited therein and (C) the amount available for drawings under the Debt Service Reserve Guarantee Arrangement. At or prior to Substantial

     Reliability, the Partnership shall deposit or cause to be deposited funds in the Debt Service Reserve Account so that the balance in such Account shall be in an amount not less than the Debt Service Reserve Amount.

          The Partnership shall have made a "Debt Service Reserve Payment" to the extent that it deposits funds, including Authorized Investments, by way of transfer from other Accounts or otherwise, to the Debt Service Reserve Account or procures the Debt Service Reserve Guarantee Arrangement. A withdrawal or transfer from the Debt Service Reserve Account shall have been made to the extent that funds, including Authorized Investments, are transferred out of the Debt Service Reserve Account or the Debt Service Reserve Guarantee Arrangement is reduced or terminated.

          (b) Withdrawals from the Debt Service Reserve Account. Funds in the Debt Service Reserve Account may be withdrawn only as follows:

          (i) Debt Service Reserve Guarantee Arrangement. The aggregate principal amount of the Debt Service Reserve Guarantee Arrangement shall be automatically reduced to the extent that the Partnership pays Debt Service Reserve Accrual Amounts pursuant to clause (a)(ix)(B) of Section 5.05 or makes Debt Service Reserve Payments pursuant to clause (c) of Section 5.05, provided that, in each case, after giving effect thereto, there shall be no Debt Service Reserve Shortfall.

          (ii) Transfers to Pay Senior Debt. The Partnership may direct the Collateral Trustee to, and the Collateral Trustee shall, apply all or a part of the funds in the Debt Service Reserve Account at any time to pay Senior Debt Obligations (and, at any time on or after a Priority Termination Date, Oil Payment Reimbursement Obligations) due and payable on the date of the withdrawal or within five Business Days thereafter to the extent that there are insufficient funds in the Principal & Interest Accrual Account available to make such payments, provided that no Default shall have occurred and be Continuing on the date of payment.

          (iii) Post-Default. Upon the occurrence of a Default, the Collateral Trustee shall retain the funds on deposit in the Debt Service Reserve Account in such account and the Collateral Trustee shall apply such funds in accordance with clause (b) of Section 5.06.

          5.10 PMI Surplus Reserve Account. (a) Deposits. To the extent available from funds in the Project Revenue Account, funds shall be deposited into the PMI Surplus Reserve Account pursuant to clause (a)(viii) of Section
5.05 and clause (b) of Section 5.06 at any time and from time to time when the then existing PMI Surplus exceeds the balance in the PMI Surplus Reserve Account (each such amount, a "PMI Surplus Reserve Payment") until the balance in the PMI Surplus Reserve Account is an amount not less than the PMI Surplus Reserve Amount.

          (b) Withdrawals. Funds in the PMI Surplus Reserve Account may be withdrawn only as follows:

          (i) Shortfalls in Principal & Interest Accrual Account. The Partnership shall direct the Collateral Trustee to transfer to the Principal & Interest Accrual Account an amount equal to the difference between the balance of the Principal & Interest Accrual Account and the Senior Debt Obligations (and, at any time on or after a Priority Termination Date, Oil Payment Reimbursement Obligations) that are or will become due and payable prior to or on the immediately succeeding Payment Date.

          (ii) Payment of Senior Debt. Funds on deposit in the PMI Surplus Reserve Account shall be transferred in accordance with clause (b)(i) of this Section 5.10, provided, however, that if funds are otherwise unavailable in any Account, funds on deposit in the PMI Surplus Reserve Account shall be used for the payment of Senior Debt Obligations (and, at any time on or after a Priority Termination Date, Oil Payment Reimbursement Obligations) that are then due and payable.

          5.11 Tax Reserve Account. (a) Deposits. To the extent available from funds in the Project Revenue Account, funds shall be deposited in the Tax Reserve Account pursuant to clause (a)(v) of Section 5.05 and clause (b) of
Section 5.06 at any time when the then existing Projected Tax Reserve Amount exceeds the balance in the Tax Reserve Account.

          (b)   Withdrawals.

          (i) At any time when funds are on deposit in the Tax Reserve Account, the Partnership may direct the Collateral Trustee to instruct the Depositary Bank to pay an amount equal to the General Partner's or the Limited Partner's income or franchise taxes then due and payable (including without limitation any amounts required to be paid to Clark Holdings, the General Partner or the Limited Partner under the Tax Sharing Agreement) to an account designated by the Partnership upon receipt by the Collateral Trustee from Clark Holdings of a Tax Payment Undertaking in the form attached hereto as Appendix F.

          (ii) At any time when funds are on deposit in the Tax Reserve Account, the Partnership may direct the Collateral Trustee to instruct the Depositary Bank to transfer funds to the Operating Account in an amount equal to any Taxes imposed on the Partnership, itself, that are then due and payable (other than with respect to any income or franchise taxes of, or that are required to be paid by, the General Partner or the Limited Partner under the Tax Sharing Agreement, or operational taxes that are considered to be Project Expenses) upon receipt by the Collateral Trustee from the Partnership of a Tax Payment Undertaking in the form attached hereto as Appendix F.

          (iii) Notwithstanding subclauses (i) and (ii) of this clause (b), if funds are otherwise unavailable in any Account, funds on deposit in the Tax Reserve Account shall be used for the payment of Senior Debt Obligations (and, at any time on or after a Priority Termination Date, Oil Payment Reimbursement Obligations) that are then due and payable.

          5.12 Major Maintenance Account. (a) On each Payment Date, to the extent available from funds in the Project Revenue Account, funds shall be deposited in the Major Maintenance Account pursuant to clause (a)(vi) of Section
5.05 and clause (b) of Section 5.06 in an amount not less than the Minimum Major Maintenance Reserve Payment and not in excess of the Maximum Major Maintenance Reserve Payment in respect of such Payment Date until the balance in the Major Maintenance Reserve Account is not less than the amount budgeted to complete the Major Maintenance Plan on the next scheduled Major Maintenance. The Minimum Major Maintenance Reserve Payment shall be an amount equal to (i) (A) the amount budgeted to complete the Major Maintenance Plan on the next scheduled Major Maintenance, less (B) the balance in the Major Maintenance Account, divided by
(ii) the number of Payment Dates from and including the current Payment Date until the date of the commencement of the next scheduled Major Maintenance. The Maximum Major Maintenance Reserve Payment shall be an amount equal to (i) the amount budgeted to complete the Major Maintenance Plan on the next scheduled Major Maintenance, divided by (ii) the number of Payment Dates equal to the number of Payment Dates from and including the Payment Date immediately following the last scheduled Major Maintenance, or if no Major Maintenance had previously been scheduled following Substantial Reliability, less two Payment Dates. The Partnership shall deliver to the Collateral Trustee and the Independent Engineer, at least two Business Days prior to each Payment Date on which a Major Maintenance Reserve Payment is required to be made, an officer's certificate, in the form attached hereto as Appendix G, setting forth the basis and calculations for the payments required to be made in this Section 5.12.
Such Major Maintenance Reserve Payment Certificate shall be reviewed and confirmed by the Independent Engineer.

          (b) Funds on deposit in the Major Maintenance Account shall be transferred to the Operating Account in the amount set forth for Major Maintenance expenses in the applicable Estimated Payment Certificate and shall be used solely for the payment of Major Maintenance expenses or, if funds are otherwise unavailable in any Account, withdrawn for the payment of Senior Debt Obligations that are then due and payable, provided that, if the Major Maintenance Reserve Payments allocated for a particular scheduled Major Maintenance exceed the actual Major Maintenance expenses for such scheduled Major Maintenance and if the Independent Engineer confirms or has confirmed that such scheduled Major Maintenance has been completed and the Major Maintenance expenses relating thereto have been paid, the Partnership shall instruct the Collateral Trustee to transfer such unused Major Maintenance Reserve Payments to the Project Revenue Account to be applied in accordance with Section 5.05 or
Section 5.06, as the case may be.

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

          5.13 Contingency Reserve Account. (a) Deposits. On the Final Completion Date, the Partnership may direct the Collateral Trustee to transfer an amount not exceeding in the aggregate the Contingency Reserve Amount, if any, from the Bank Loan and Equity Funding Account and the Bond Proceeds Account to the Contingency Reserve Account.

          (b) Withdrawals. At any time and from time to time, the Partnership may direct the Collateral Trustee to transfer funds on deposit in the Contingency Reserve Account (i) to the Operating Account to be applied either
(A) to fund the cost (including operating expenses) of necessary repairs and maintenance of the Heavy Oil Processing Facility to be incurred within the 30 days immediately succeeding such transfer, (B) to fund Mandatory Capital Expenditures to be incurred within the 30 days immediately succeeding such transfer or (C) to fund the cost of converting the Coker Project to stand-alone operation, or (ii) to the Debt Service Reserve Account, provided, however, that if funds are otherwise unavailable in any Account, funds on deposit in the Contingency Reserve Account shall be used for the payment of Senior Debt Obligations that are then due and payable. If the Partnership shall elect to apply funds on deposit in the Contingency Reserve Account for the purposes set forth in subclause (i) of this clause (b), at least two Business Days prior to such transfer, the Partnership shall deliver to the Collateral Trustee a certificate setting forth in reasonable detail the necessary repairs and maintenance or the Mandatory Capital Expenditures, as the case may be, which certificate shall be reviewed and confirmed by the Independent Engineer.

          5.14 Mandatory Prepayment Account. (a) Deposits. The Partnership shall deposit funds, or shall cause the Collateral Trustee to transfer funds, into the Mandatory Prepayment Account in accordance with the terms set forth in clause (a) of Section 2.05 or clause (b) of Section 5.05, as the case may be.

          (b) Withdrawals. All funds deposited into the Mandatory Prepayment Account in accordance with the terms set forth in clause (a) of Section 2.05 shall within two Business Days of such deposit be applied to the prepayment of Senior Debt in accordance with clause (a) of Section 2.05 and the Senior Loan Agreements (and, at any time on or after a Priority Termination Date, to the prepayment of Oil Payment Reimbursement Obligations). All funds deposited into the Mandatory Prepayment Account in accordance with the terms set forth in clause (b) of Section 2.05 shall be applied to the prepayment of Bank Senior Debt in accordance with clause (b) of Section 2.05 and the Bank Senior Loan Agreements (and, at any time on or after a Priority Termination Date, to the prepayment of Oil Payment Reimbursement Obligations). All funds deposited into the Mandatory Prepayment Account in accordance with the terms set forth in clause (c) of Section 2.05 shall within two Business Days of such deposit be applied to the prepayment of Senior Debt and Oil Payment Reimbursement Obligations in accordance with clause (c) of Section 2.05 and the Senior Loan Agreements.

          5.15 Estimated Payment Certificate. Before directing the Collateral Trustee to make transfers to the Operating Account in accordance with clause
(a)(i) of Section 5.05, the Partnership shall deliver to the Collateral Trustee at least two Business

Days prior to the date of the applicable transfer, an Officer's Certificate (an "Estimated Payment Certificate") setting forth in reasonable detail (i) the amount of Project Expenses, including without limitation Major Maintenance expenses separately identified, then due and payable but unpaid, (ii) the Partnership's estimate of the amount of Project Expenses, including Major Maintenance expenses separately identified, that will become due and payable within the 30 days immediately succeeding such transfer, and (iii) the aggregate amount of cash in the Operating Account as of the date of the Estimated Payment Certificate (the sum of (i) and (ii) less (iii) being the "Estimated Project Expenses"). Each such Estimated Payment Certificate shall contain (i) a warranty that the funds disbursed by the Collateral Trustee from the Project Revenue Account and the Major Maintenance Account, as the case may be, to the Operating Account shall be used solely to pay Estimated Project Expenses as described in such Estimated Payment Certificate and (ii) a certification as to the aggregate amount of funds in the Operating Account. The Collateral Trustee may conclusively rely upon the contents of such Estimated Payment Certificate. Such Estimated Payment Certificate shall also be reviewed and confirmed by the Independent Engineer if any of the Collateral Trustee, the Administrative Agents, the Capital Markets Trustee or Majority Lenders (or, at any time on or after a Priority Termination Date, Majority Secured Parties) shall request such review and acceptance.

          5.16 Reports and Certifications. (a) The Collateral Trustee shall deliver to the Partnership and to the Oil Payment Insurers Administrative Agent, the Capital Markets Trustee and each Bank Senior Lender, no later than 20 days after the end of each month following the Closing Date, copies of the account statements for all Accounts for such month prepared or compiled by the Collateral Trustee. Such account statements shall indicate, with respect to each such account, deposits and withdrawals, investments made and closing balances.

          (b) Each time the Partnership directs that a transfer or withdrawal be made from an Account, it will be deemed to represent and warrant for the benefit of the Collateral Trustee and the Secured Parties that such transfer or withdrawal is being made in an amount, and will be applied solely for the purposes, permitted by this Article V. Any direction for transfer or withdrawal of funds from any Account for purposes of making a Restricted Payment pursuant to Section 11.01 shall contain express identification of such purpose.

          (c) The Collateral Trustee shall maintain all such accounts, books and records as may be necessary to record all transactions carried out by it under this Agreement. The Collateral Trustee shall permit the Bank Senior Lenders, the Oil Payment Insurers Administrative Agent, the Capital Markets Trustee, the Partnership and their authorized representatives to examine such accounts, books and records, provided that any such examination shall occur upon reasonable notice and during normal business hours.

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

                                   ARTICLE VI

                               SECURITY INTERESTS

          6.01 Property and Improvements of the Partnership. (a) On or prior to the Closing Date, the Partnership shall execute and record in all necessary places a mortgage, substantially in the form of Appendix H attached hereto (the "Mortgage"), in favor of the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, covering all the Partnership's estate, right, title and interest that it now has or that shall hereafter arise in and to (i) the Coker Complex and all related units owned by the Partnership, (ii) the Ancillary Equipment Site Lease, (iii) the Ground Lease and Blanket Easement and (iv) any and all Permits, all as described more fully in the attachments, annexes and appendices to the Mortgage. All improvements as of the Closing Date or thereafter created on the property described in the Mortgage and all equipment and fixtures as of the Closing Date or thereafter attached to the property described in the Mortgage, all of which, including without limitation replacements and additions thereto, shall be deemed to be and remain a part of the property covered by the Mortgage. As consideration for the disbursement of the Senior Debt, in addition to the Mortgage, the Partnership agrees that, if it acquires any real property, improvements, real estate leases or other property of the same or similar type described in this clause (a) and such real property, improvements, real estate leases or other property are not then subject to the Mortgage, any other mortgage granted to the Collateral Trustee for the benefit of the Secured Parties or an existing pledge to the Collateral Trustee for the benefit of the Secured Parties, the Partnership shall, within 30 days of such acquisition, execute, record and deliver to the Collateral Trustee for the benefit of the Secured Parties a mortgage substantially in the form of Appendix H covering all right, title and interest in such property.

          (b) The Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all the Partnership's estate, right, title and interest that it now has or that shall hereafter arise in and to the mortgaged property and improvements described in clause (a) of Section 6.01 (including after-acquired property), all as more fully described in the Mortgage, including without limitation all attachments, annexes, and appendices thereto. The Partnership shall make or cause to be made any filings or recordations, give or cause to be given any notices and take or cause to be taken any other actions as may be reasonably necessary in the State of New York and in the State of Texas to perfect the grant of the first priority security interest in the property described in this Section 6.01.

          6.02 General Partner's Interest in the Partnership. (a) The General Partner hereby grants, transfers, delivers, pledges and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to the following:

          (i) all the General Partner's right, title and ownership interests in and to the Partnership, which interests presently are designated as the General Partnership Interest and represent a 1% interest in the Partnership issued and outstanding as of the date hereof, and all the General Partner's other legal, equitable or beneficial interests in the Partnership, whether now owned or hereafter acquired by the General Partner;

          (ii) all certificates representing or evidencing the General Partnership Interest and any options, warrants or other rights to purchase the General Partnership Interest or certificates at any time owned by the General Partner, including, without limitation, all the General Partnership Interest or certificates, options, warrants or other rights acquired by the General Partner in the future, (collectively, the "GP Certificates") and any other certificates or instruments representing the GP Certificates, accompanied by certificate transfers duly executed in blank, and all cash, securities, distributions and other property at any time in the future and from time to time received, receivable or otherwise distributed, in respect of or in exchange for any or all of the GP Certificates;

          (iii) all securities in substitution for or in addition to any of the foregoing, any certificates representing or evidencing such securities, and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (iv) all other claims of any kind or nature, and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort, and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by the General Partner in respect of any or all of the foregoing against the Partnership; and

          (v) to the extent not included in the foregoing, all cash and non-cash proceeds, products, rents, revenues, issues, profits, royalties, income, benefits, additions, substitutions, replacements, and accessions of and to any and all of the foregoing, including without limitation (A) all rights of the General Partner to receive monies due and to become due under or pursuant to the General Partnership Interest; (B) all rights of the General Partner to receive any indemnity, warranty or guarantee with respect to the General Partnership Interest; and (C) to the extent not included in the foregoing, all additions to and replacements of the General Partnership Interest and all proceeds receivable or received when any and all of the General Partnership Interest is sold, collected, exchanged or otherwise disposed whether voluntarily or involuntarily.

          (b) Any additional GP Certificates at any time or from time to time after the Closing Date acquired by the General Partner (by purchase, distribution or otherwise) shall form part of the General Partnership Interest and the General Partner will forthwith pledge and deposit such GP Certificates to and with the Collateral Trustee, promptly take all such other actions required to perfect the security interest therein of the Collateral Trustee under any requirement of law (including without limitation under the uniform commercial code as adopted in any appropriate jurisdiction), deliver to the Collateral Trustee certificates therefor accompanied by certificate transfers duly executed in blank by the General Partner or such other instruments of transfer as are acceptable to the Collateral Trustee and promptly thereafter deliver, or cause to be delivered, to the Collateral Trustee a certificate describing such GP Certificates and certifying that the same have been duly deposited with, and are subject to the security interest in favor of, the Collateral Trustee for the benefit and on behalf of the Secured Parties hereunder.

          (c)   Notwithstanding anything to the contrary contained in clauses
(a) and (b) of this Section 6.02, if any partnership interest of the General Partner in the Partnership (owned or hereafter acquired) is not evidenced by a certificated security, the General Partner shall promptly notify the Collateral Trustee and shall promptly take all actions required to perfect the security interest therein of the Collateral Trustee under any requirement of law (including without limitation under the uniform commercial code as adopted in any appropriate jurisdiction).

          6.03 Limited Partnership Interest in the Partnership. (a) The Limited Partner hereby grants, transfers, delivers, pledges and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to the following:

          (i) all the Limited Partner's right, title and ownership interests in and to the Partnership, which interests presently are designated as the Limited Partnership Interest and represent a 99% interest in the Partnership issued and outstanding as of the date hereof, and all the Limited Partner's other legal, equitable or beneficial interests in the Partnership, whether now owned or hereafter acquired by the Limited Partner;

          (ii) all certificates representing or evidencing the Limited Partnership Interest and any options, warrants or other rights to purchase the Limited Partnership Interest or certificates at any time owned by the Limited Partner, including, without limitation, all the Limited Partnership Interest or certificates, options, warrants or other rights acquired by the Limited Partner in the future, (collectively, the "LP Certificates") and any other certificates or instruments representing the LP Certificates, accompanied by certificate transfers duly executed in blank, and all cash, securities, distributions and other property at any time in the future and from time to time received, receivable or otherwise distributed, in respect of or in exchange for any or all of the LP Certificates;

          (iii) all securities in substitution for or in addition to any of the foregoing, any certificates representing or evidencing such securities, and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

          (iv) all other claims of any kind or nature, and any instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort, and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by the Limited Partner in respect of any or all of the foregoing against the Partnership; and

          (v) to the extent not included in the foregoing, all cash and non-cash proceeds, products, rents, revenues, issues, profits, royalties, income, benefits, additions, substitutions, replacements, and accessions of and to any and all of the foregoing, including without limitation (A) all rights of the Limited Partner to receive monies due and to become due under or pursuant to the Limited Partnership Interest; (B) all rights of the Limited Partner to receive any indemnity, warranty or guarantee with respect to the Limited Partnership Interest; and (C) to the extent not included in the foregoing, all additions to and replacements of the Limited Partnership Interest and all proceeds receivable or received when any and all of the Limited Partnership Interest is sold, collected, exchanged or otherwise disposed whether voluntarily or involuntarily.

          (b) Any additional LP Certificates at any time or from time to time after the Closing Date acquired by the Limited Partner (by purchase, distribution or otherwise) shall form part of the Limited Partnership Interest and the Limited Partner will forthwith pledge and deposit such LP Certificates to and with the Collateral Trustee, promptly take all such other actions required to perfect the security interest therein of the Collateral Trustee under any requirement of law (including without limitation under the uniform commercial code as adopted in any appropriate jurisdiction), deliver to the Collateral Trustee certificates therefor accompanied by certificate transfers duly executed in blank by the Limited Partner or such other instruments of transfer as are acceptable to the Collateral Trustee and promptly thereafter deliver, or cause to be delivered, to the Collateral Trustee a certificate describing such LP Certificates and certifying that the same have been duly deposited with, and are subject to the security interest in favor of, the Collateral Trustee for the benefit and on behalf of the Secured Parties hereunder.

          (c)   Notwithstanding anything to the contrary contained in clauses
(a) and (b) of this Section 6.03, if any partnership interest of the Limited Partner in the Partnership (owned or hereafter acquired) is not evidenced by a certificated security, the Limited Partner shall promptly notify the Collateral Trustee and shall promptly take all actions required to perfect the security interest therein of the Collateral Trustee under any requirement of law (including without limitation under the uniform commercial code as adopted in any appropriate jurisdiction).

          6.04 The Partnership's Shares in the Borrower. The Partnership hereby grants, transfers, delivers, pledges and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to the Shares of the Borrower, together with all shares, coupons or securities issued as a dividend on such Shares or representing a distribution or return of capital upon or in respect of such Shares or warrants or any subscription or other purchase rights with respect to such Shares. On or prior to the Closing Date, the Partnership shall deliver to the Collateral Trustee for the benefit of the Secured Parties the certificates representing the Shares of the Borrower and, promptly following receipt, any of such other shares, securities, warrants, coupons, rights or other relevant documentation together in each case with stock powers, duly executed by the Partnership in blank with appropriate signature guarantees, to be held by the Collateral Trustee for the benefit of the Secured Parties pursuant to the pledge made hereby. The Partnership agrees that it shall not permit the Certificate of Incorporation or Bylaws of the Borrower or any other governing and constituent documents of the Borrower to be amended or modified in any manner that would cause the Partnership to hold less than 100% share of the aggregate voting power represented by the Shares or otherwise deprive the Partnership of control of the Borrower.

          6.05 Interests in Accounts and Authorized Investments. The Partnership hereby grants, transfers, pledges, hypothecates, assigns and sets over to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to the Accounts and Subaccounts and, to the fullest extent possible under applicable law, to the money, certificated and uncertificated securities, security entitlements, instruments, all investments made with or arising out of such funds, all claims thereunder or in connection therewith, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such accounts, such funds or such investments and, in each case, proceeds therefrom. Funds and investments in the Accounts and Subaccounts are trust funds held by the Collateral Trustee for application as provided in this Agreement. Accordingly, notwithstanding the foregoing grant, transfer and assignment, the Collateral Trustee shall

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apply such funds and investments strictly in accordance with the terms of this
Agreement. Whether or not Senior Lenders shall have taken Enforcement Action, none of the Borrower, the Partnership, the Partners, the Collateral Trustee (other than to the extent expressly provided herein), nor any Secured Party shall have the right to withdraw, apply, invest or offset the money and investments in the Accounts and Subaccounts, nor shall any such Person exercise any right it may have to attach or garnish such money, certificated and uncertificated securities, instruments, other investments, if any, or proceeds in any such account, in each case otherwise than as provided in this Agreement, and the Partnership and the Senior Lenders shall have only those rights to direct the Collateral Trustee as to the application of funds and investments as are provided in this Agreement.

           6.06 The Project Documents, Sales Agreements and Spot Contracts.

          (a)   Assignment of Rights.

          (i) Without limiting the generality of any other provisions of this Agreement, including without limitation Section 6.08, the Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants to the Collateral Trustee for the benefit of the Secured Parties a lien on and first priority security interest in, all right, title and interest (but not obligations or duties) that it now has or that shall hereafter arise in and to (A) the Project Documents, Sales Agreements or Spot Contracts to which it is a party, whether now existing or hereafter arising, (B) all rights to payment, claims, powers, privileges, proceeds, titles, interests and remedies of the Partnership, whether arising under any of the Project Documents, Sales Agreements or Spot Contracts, by statute, at law, in equity or otherwise, resulting from any failure of performance or compliance with any of the provisions of any such Project Document, Sales Agreement or Spot Contract, together with full power and authority, in its own name or in the name of the Partnership or otherwise (but subject to subclause (ii) of this clause (a)), to enforce such Project Documents, Sales Agreements or Spot Contracts against counterparties thereto or guarantors thereunder, as the case may be, and to collect, receive and give receipts and releases for proceeds or other amounts payable under such Projects Documents, Sales Agreements or Spot Contracts and (C) all rights of the Partnership to terminate, amend, supplement, modify or waive performance under any Project Document, Sales Agreement or Spot Contract, in each case as such Project Document, Sales Agreement of Spot Contract may be amended, supplemented, renewed or otherwise modified, including without limitation any agreement, contract or document replacing or substituting for such Project Document, Sales Agreement or Spot Contract from time to time;

          (ii) The Partnership shall make all requests for and in respect of any moneys due under any such Project Document, Sales Agreement or Spot Contract,

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     and, if for any reason the Partnership fails to do so within two Business
     Days of a request by the Collateral Trustee, the Collateral Trustee may make such requests as assignee with the same force and effect as if made by the Partnership. The Partnership agrees promptly to provide the Collateral Trustee at its request with copies of all requests made by it in respect of moneys due from a party to any such Project Document, Sales Agreement or Spot Contract under any such Project Document, Sales Agreement or Spot Contract. The Partnership and the Collateral Trustee agree that all funds received by them in respect of the rights assigned under subclause (i) of this clause (a) shall be deposited or caused to be deposited by them into the Project Revenue Account.

          (b)   Notice.

          (i) Concurrently with entering into any of the Project Documents, Sales Agreements or Spot Contracts, the Partnership shall give or cause to be given written notice to the counterparty thereunder of the security interest therein granted by clause (a) of this Section 6.06. Such notice shall irrevocably instruct such counterparty to make or cause to be made all payments due under such Project Document, Sales Agreement or Spot Contract directly to the Project Revenue Account.

          (ii) The Partnership shall obtain from the counterparty under each Project Document and shall deliver or cause to be delivered to the Collateral Trustee, on or prior to the Closing Date (but, with respect to any Project Documents entered into after the Closing Date, promptly after entering into such Project Documents) a signed consent and acknowledgment addressed to the Collateral Trustee and substantially in the form set forth in Appendix I-1 hereto, to the effect that such counterparty has received notice from the Partnership of the security interest granted by clause (a) of this Section 6.06 in such Project Document, that such counterparty shall notify the Collateral Trustee of any breach of material obligations by the Partnership under such Project Document and that such counterparty will make any and all payments due thereunder directly to the Project Revenue Account.

          (iii) The Partnership shall obtain from the counterparty under each Sales Agreement and shall deliver or cause to be delivered to the Collateral Trustee promptly after entering into such Sales Agreement a signed consent and acknowledgment addressed to the Collateral Trustee and substantially in the form set forth in Appendix I-1 hereto (with such changes as reasonably acceptable to the Bank Senior Lenders Administrative Agent), to the effect that such counterparty has received notice from the Partnership of the security interest granted by clause (a) of this Section
     6.06 in such Sales Agreement, that such counterparty shall notify the Collateral Trustee of any breach of material obligations by the Partnership under such Project Documents and that such counterparty will make any and all payments due thereunder directly to the Project Revenue Account.

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

          (iv) Promptly after entering into any Project Document, Sales Agreement or Spot Contract after the Closing Date (unless such Spot Contract is not in writing), the Partnership shall deliver a copy thereof to the Collateral Trustee, together with the related counterparty's consent and acknowledgment (if required).

          6.07 Insurance and Insurance Proceeds; Reinsurance. (a) Without limiting the generality of any other provisions of this Agreement, including without limitation Section 6.08, the Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants to the Collateral Trustee for the benefit of the Secured Parties a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to any and all insurance policies issued to the Partnership with respect to any Required Insurance (other than any insurance policy in respect of third-party liability insurance and workmen's compensation) and all proceeds thereof. The Partnership hereby authorizes the Collateral Trustee to collect and receive such proceeds and shall direct the issuer of each of such insurance policy to make payment for all such losses directly and solely to the Collateral Trustee in accordance with
Article VII.

          (b) The Partnership shall, subject to commercial availability and if requested by the Bank Senior Lenders Administrative Agent or the Collateral
Trustee: (i) cause each of its insurers to grant, transfer and assign to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and to grant to the Collateral Trustee for the benefit of the Secured Parties a first priority security interest in, all right, title and interest that such insurer may have or that may thereafter arise in and to any and all reinsurance policies issued by such insurers' reinsurers in respect of any Required Insurance (other than any reinsurance policy in respect of third-party liability insurance and workmen's compensation) and all proceeds thereof; and (ii) cause each of the reinsurers providing reinsurance coverage in respect of any Required Insurance to include a cut-through endorsement in favor of the Collateral Trustee for the benefit of the Secured Parties in its reinsurance policy.

          6.08 All Personal Property Including Machinery and Equipment, Technology General Intangibles, Accounts and Other Personal Property. Without limiting the generality of any other provisions of this Agreement, including without limitation this Section 6.08, the Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to all equipment, fixtures, goods,

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

general intangibles, accounts and intellectual property and all other personal property (tangible or intangible), including without limitation: (a) machinery, equipment, fixtures, chattels, and all other personal property and substitutions and replacements thereof, now or hereafter owned by the Partnership or in which the Partnership has or shall acquire an interest and (b) all general intangibles, licenses, authorizations, trademarks and other intellectual property, including without limitation, the Technology relating to the design, development, operation, management and use of the Heavy Oil Processing Facility, provided that the Collateral Trustee shall have no obligation to take any action in respect of any such intellectual property unless and until it has been duly notified of the existence of such intellectual property.

          6.09 The Partnership's Interest in Crude Oil, Intermediate Products and Refined Products. (a) Without limiting the generality of any other provisions of this Agreement, including without limitation Section 6.08, the Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that the Partnership now has or that shall hereafter arise in and to all inventory including without limitation (i) any and all crude oil purchased or otherwise acquired from and any other products supplied by PMI pursuant to the Long-Term Oil Supply Agreement or otherwise supplied to the Partnership pursuant to the Long-Term Oil Supply Agreement Guarantee, (ii) any and all crude oil and other feedstocks purchased or otherwise acquired from and any other products supplied by any Person, including without limitation Clark R&M, and (iii) any and all Partnership Intermediate and Refined Products, with such security interest in the Partnership Intermediate and Refined Products to be retained by the Collateral Trustee until the Partnership has been paid in full in respect of such Partnership Intermediate and Refined Products, including without limitation pursuant to the Product Purchase Agreement, and with respect to the foregoing, all proceeds thereof, together with full power and authority, in its own name or in the name of the Partnership or otherwise, to collect, receive and give receipts and releases for proceeds, (iv) all goods in which the Partnership has an interest in mass or a joint or other interest or right of any kind and (v) all goods which are returned to or repossessed by the Partnership, and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, common carrier and pipeline receipts, dock receipts and bills of lading) issued by any Person covering any inventory. The Partnership hereby agrees to promptly deliver to the Collateral Trustee (x) any and all bills of lading or any other document of title received by it under Article 11.6 of the Long-Term Oil Supply Agreement and (y) any and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, common carrier and pipeline receipts, dock receipts and bills of lading issued by any Person covering any inventory.

          6.10 Permitted Hedging Arrangements. Without limiting the generality of any other provisions of this Agreement, including without limitation Section 6.08, the

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Partnership hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest the Partnership that shall hereafter arise in and to Permitted Hedging Arrangements and all claims resulting from any failure of performance or compliance with any of the provisions of any of the Permitted Hedging Arrangements, together with full power and authority, in its own name or in the name of the Partnership or otherwise, to enforce Permitted Hedging Arrangements against the counterparties thereto. Concurrently with entering into a Permitted Hedging Arrangement, the Partnership shall give or cause to be given written notice to the counterparties thereto of the security interest hereby granted and shall obtain from each such counterparty an acknowledgment thereof and furnish it to the Collateral Trustee.

          6.11 Rights under Capital Contribution Agreements; Intercompany Loans from the Borrower to the Partnership. (a) On or prior to the Closing Date, each of the Partnership and the Partners shall grant, transfer and assign to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and grant to the Collateral Trustee for the benefit of the Secured Parties a first priority security interest in, all right, title and interest that the Partnership or such Partner, as the case may be, now has or that shall hereafter arise in and to each of the Capital Contribution Agreements, which grant, transfer and assignment may be contained in the Capital Contribution Agreements.

          (b) The Borrower hereby grants, transfers, and assigns to the Collateral Trustee for the benefit and on behalf of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of the other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to any intercompany loans to the Partnership that the Borrower has made or will make, including without limitation (i) each intercompany loan and all promissory notes, documents, agreements and other instruments evidencing such intercompany loan, or executed and delivered in connection with such intercompany loan, (ii) any and all collateral security for any intercompany loan, including without limitation all mortgages, deeds of trust, security agreements, collateral assignments, guaranties, pledges, letters of credit, chattel paper and similar instruments, and any shares, securities, money or other property delivered by the Partnership in respect of such intercompany loan, (iii) all UCC-1 financing statements filed in connection with the intercompany loans and (iv) any other instruments and documents included in the mortgage file relating to such intercompany loan, and all rights to payment, claims, powers, privileges, proceeds, titles, interests and remedies of the Borrower, whether arising under any of the documents, instruments or other agreements evidencing such

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

intercompany loan, by statute, at law, in equity or otherwise, resulting from any failure of performance or compliance with any of the provisions such intercompany loan, together with full power and authority to enforce such intercompany loan against counterparties thereto or guarantors thereunder, as the case may be, and to collect, receive and give receipts and releases for proceeds or other amounts payable under such intercompany loan.

          6.12 Proceeds, Products, etc. To the extent not otherwise included in any of the foregoing provisions of this Article VI, each of the Borrower, the Partnership, the Limited Partner and the General Partner hereby grants, transfers and assigns to the Collateral Trustee for the benefit of the Secured Parties, as security for the full payment of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations and for the performance of all other obligations of the Borrower, the Partnership and the Partners under the Financing Documents, and hereby grants a lien on and first priority security interest in, all right, title and interest that it now has or that shall hereafter arise in and to all proceeds of any and all of the Collateral covered by the foregoing provisions of this Article VI and all additions and accessions to, substitutions and replacements for, and rents, profits, royalties, revenues, issues, income, benefits, product and offspring of any and all of such Collateral.

          6.13 Perfection and Maintenance of Security Interests. (a) Notwithstanding any other provision of this Article VI, at any time and from time to time, upon demand of the Collateral Trustee and pursuant to Article IX, in each case on behalf and at the direction of any Secured Party, (i) each of the Borrower, the Partnership and the Partners shall give, execute, file and record any notice, financing statement, continuation statement, public deed, instrument, document or agreement and use its best efforts to obtain such governmental approvals, consents, licenses or authorizations that such Secured Party may consider necessary or desirable, and shall take all other necessary action as required or advisable, to create, preserve, continue, perfect or validate any security interest granted under the Security Documents, hereunder or pursuant hereto in the Collateral or to enable the Collateral Trustee on behalf of such Secured Party to exercise or enforce its rights hereunder or under the Security Documents with respect to such security interest, (ii) each of the Borrower, the Partnership and the Partners shall give, execute, file and record any notice, financing statement, continuation statement, public deed, instrument, document or agreement and use its best efforts to obtain such governmental approvals, consents, licenses or authorizations, that such Secured Party may consider necessary or desirable, and shall take all other necessary action as required or advisable, to create, preserve, continue, perfect or validate any security interest in any written agreement to which any of the Borrower, the Partnership and the Partners is a party and (iii) each of the Borrower, the Partnership and the Partners shall obtain written consents to assignment from the counterparties to the Project Documents, where appropriate, acknowledging the rights of Secured Parties. Without limiting the generality of the foregoing, each of the Borrower, the Partnership and the Partners shall make or cause to be made any filings or recordations, give or cause to be given any notices and take or cause to be taken any other actions as may be necessary in any and all applicable jurisdictions and filing offices including without limitation in the State of New York, the State of Texas and the United Mexican States, to perfect the grant of the first priority security

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interest in the Collateral, and each constituent item thereof, as described in this Article VI and the Collateral Trustee, on behalf of the Secured Parties, is authorized to file, under the Uniform Commercial Code of any state of the United States of America or other applicable law, financing statements, continuation statements or other documents relating to the Collateral necessary to preserve a security interest in the Collateral, in each case without the signature of any of the Borrower, the Partnership and the Partners (to the extent permitted by applicable law). The Collateral Trustee shall execute all public deeds or other documents as required by applicable law and regulation and as requested by the Secured Parties to duly create and register security interests provided for by this Article VI, provided, however, that neither the Collateral Trustee nor the Secured Parties have any responsibility for the creation, perfection, validity or enforceability of any security interest created or intended to be created hereby or pursuant to this Agreement or for the maintenance or perfection of any such security interest. Any Secured Party taking action under this Section 6.12 shall use reasonable efforts to notify the Partnership thereof following the taking of such action. Each of the Borrower, the Partnership and the Partners shall notify the Collateral Trustee upon or prior to entering into any Project Document in which any of them are or may be required to grant a security interest pursuant to this Article VI.

          (b) None of the Borrower, the Partnership nor either of the Partners shall take any actions that would impair or render ineffective or adversely affect the perfection or the priority of any of the security interests granted in, or pursuant to, this Agreement or any Security Document.

          (c) On or prior to the Closing Date, each of the Borrower, the Partnership and the Partners agrees to execute and deliver to the Depositary Bank and the Collateral Trustee for the benefit of the Secured Parties, and register in every public registry in any state of the United States of America in which such registration is necessary, an irrevocable power of attorney, in a form required by such registry, for a term equal to such time as the Senior Loans are outstanding or the Oil Payment Insurance Policy and the Reimbursement Agreement are in effect granting the Collateral Trustee, as attorney-in-fact of each of the Borrower, the Partnership and the Partners, the power and right, in the name or on behalf of each of them without notice to or assent by any of them, to the extent permitted by applicable law, to take any action and execute any instruments which any Secured Party may deem reasonably necessary or advisable to create, preserve, continue, perfect or validate any security interest granted under or pursuant to this Agreement or any Security Document.

          (d) The Security Documents to be entered into under the laws of the State of New York or the State of Texas, and the consents and acknowledgments to be obtained from third parties referred to in this Article VI, shall be substantially in the forms most recently agreed with the Applicable Agents and furnished to the Secured Parties prior to the Closing Date.

          (e) Each of the Borrower, the Partnership and the Partners and the Collateral Trustee (on behalf of itself and the Senior Lenders), as the case may be, prior to or concurrently with the time or times that Senior Lenders other than the Senior Lenders

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party to this Agreement on the date hereof (including without limitation successors, transferees and assigns of such Senior Lenders) become holders of Senior Loans secured by and entitled to the benefits of this Agreement, shall amend each of the Security Documents to which it is a party to identify specifically such additional Senior Lenders and the Senior Loans held or to be held thereby and to state that the Senior Loans held by such additional Senior Lenders shall have the benefit of the security interests referred to therein, and the Borrower, the Partnership and the Partners shall be required to pay any filing or recording fees payable in the State of New York or the State of Texas in respect of Collateral in connection with any such amendments.

          6.14 Rights in Collateral Prior to Enforcement Direction. (a) Notwithstanding the security interests created and to be created pursuant to this Agreement, unless otherwise provided in this Agreement (including without limitation under Section 10.02) or the Transfer Restrictions Agreement or unless the Collateral Trustee shall have received an Enforcement Direction with respect to any Collateral, the Borrower, the Partnership and the Partners shall retain and be entitled to exercise all their respective rights relating to such Collateral, subject to the terms and conditions of this Agreement and of the security interests created or to be created hereunder or by any of the Security Documents, including without limitation as follows: (i) possessing and using the Project Property and altering or disposing of any part thereof; (ii) exercising all rights relating to the Project Documents; (iii) renewing insurance policies, making claims and instituting and settling proceedings against insurers thereunder; (iv) transferring (in accordance with the Transfer Restrictions Agreement and the terms hereof) any Partnership Interests in the Partnership, receiving the profits to be derived from any of the Partnership Interests in the Partnership and exercising rights as shareholder, general partner or limited partner of any of the Borrower, the Partnership and the Partners, as the case may be, under their respective organizational documents (and the Collateral Trustee shall execute and deliver to such parties, where appropriate, all such proxies, powers of attorney, dividend and other orders, and all such instruments as they may reasonably request for the purpose of enabling them to exercise the rights and powers which they are entitled to exercise pursuant to this clause);
(v) amending the Subordinated Loan Agreements and assigning the Subordinated Loan Agreements (in accordance with the Transfer Restrictions Agreement); and
(vi) subject to clause (u) of Section 4.01 of this Agreement, amending each of the Project Documents, making waivers and elections thereunder and instituting and settling proceedings for the enforcement of rights thereunder, provided that such amendment, waiver, election or settlement does not have a Material Adverse Effect.

          (b) Except as otherwise provided in this Agreement, unless the Collateral Trustee shall have received an Enforcement Direction with respect to such Collateral, the Collateral Trustee and the Depositary Bank shall, at the request and cost of any of the Borrower, the Partnership and the Partners, as the case may be, execute such documents and take such action and do such things as may be necessary or desirable to enable such grantor of the security interest in such Collateral to exercise the rights retained by them in such Collateral, provided that such execution or action does not have a Material Adverse Effect.


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          (c)   Without limiting the generality of this Article VI, upon the receipt by the Collateral Trustee of an Enforcement Direction, the Collateral Trustee shall be entitled, without limitation as to any other Enforcement Action available, to (i) transfer title of the General Partnership Interest and Limited Partnership Interest in the Partnership and the Shares in the Borrower to the Collateral Trustee, the Secured Parties or any other Person, (ii) receive all dividends and other distributions payable to owners of the General Partnership Interest and Limited Partnership Interest in the Partnership and the Shares in the Borrower, (iii) exercise all voting and other rights pertaining to the General Partnership Interest and Limited Partnership Interest in the Partnership and the Shares in the Borrower as so directed and (iv) freely sell and dispose of the General Partnership Interest and Limited Partnership Interest in the Partnership and the Shares in the Borrower, in each case, subject to the terms and conditions of this Agreement, the Security Documents and applicable law.

          6.15 Liability of Borrower Parties. Notwithstanding any other provision of this Agreement or the Security Documents, subject to applicable law:

          (a) Each of the Borrower, the Partnership and the Partners shall remain liable under all agreements and contracts included in the Collateral to the extent provided therein;

          (b) The exercise by the Collateral Trustee or any Secured Party of any of their respective rights under this Agreement or the Security Documents shall not release any of the Borrower, the Partnership or either of the Partners from any of its duties or obligations under any contracts or agreements included in the Collateral except to the extent provided therein; and

          (c) Neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement or the Security Documents, nor shall the Collateral Trustee or any Secured Party be obligated to perform any of the obligations or duties of any of the parties thereunder or to take any action or collect or enforce any claim for payment assigned hereunder.

          6.16 Release of Security Interests. Except as otherwise provided in this Agreement, the release of any security interest under this Agreement and the Security Documents requires the consent of the Capital Markets Senior Lender Group, each of the Bank Senior Lenders and each of the Oil Payment Insurers.

          6.17 PMI Subordinated Lien. The Partnership may at any time execute documentation granting the PMI Subordinated Lien, provided that such documentation shall include subordination provisions in form and substance satisfactory to the Bank Senior Lenders Administrative Agent.

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                                  ARTICLE VII

                                   INSURANCE

          7.01 Maintenance of Insurance. The Partnership shall at all times keep all Project Property of an insurable nature and of a character usually insured, insured with insurers and reinsurers that are Rated Insurers selected by it against such risks, with all risk property and general liability coverage (including deductibles and exclusions) and in such form and amounts as are customary for project facilities of similar type and scale to the Heavy Oil Processing Facility (including insurance against sudden and accidental environmental damage and, prior to Final Completion, delay in start-up coverage and, after Final Completion, business interruption and contingent business interruption insurance). The Partnership shall, at a minimum and without limiting the generality of the immediately preceding sentence, obtain and maintain at least the coverage set forth on the schedule of Required Insurance set forth in Appendix J. The schedule of Required Insurance set forth in Appendix J may be amended by the Partnership, after consultation with the Insurance Consultant, from time to time upon the prior consent of Requisite Lenders (or, at any time on or after a Priority Termination Date, Requisite Secured Parties).

          7.02 Additional Insureds and Loss Payees Provisions. The Partnership shall irrevocably cause (a) each of its insurance policies and, subject to commercial availability and if requested by the Bank Senior Lenders Administrative Agent or the Collateral Trustee, the related reinsurance policies (other than policies in respect of workers' compensation or third-party liability insurance) to name the Collateral Trustee on behalf of the Secured Parties and the Secured Parties as additional (and not joint) insureds and sole loss payees as their interests may appear and (b) each of its insurance policies (other than any policy in respect of third-party liability insurance and workers' compensation) to require all payment of proceeds directly to the Casualty and Insurance Account or the Catastrophic Casualty Account, as the case may be, in accordance with Section 7.07 with words to substantially the following effect: "All recoveries hereunder shall be paid in full to Bankers Trust Company or to its order without any deduction or deductions whatsoever for deposit into [details for Casualty and Insurance Account] or, if such recoveries in the aggregate exceed $50 million, into [details for Catastrophic Casualty Account]." The Partnership shall cause each insurance policy in respect of third-party liability insurance (including automobile and directors' and officers' liability insurance) and workmen's compensation to designate such third parties as the loss payee in words to substantially the following effect:
"All proceeds of insurance arising hereunder that are payable for the benefit of third parties shall at all times be paid directly to such third parties provided such person has executed a discharge of all claims against the insured parties in respect of the risk or liability in relation to which the claim was made unless the insurer is satisfied that the relevant insured parties have fully and unconditionally discharged the claim or liability when such sums shall be paid to the said insured parties."

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          7.03  Other Lender Provisions in Policies.  The Partnership shall procure and shall cause its insurers and reinsurers to procure the inclusion in each insurance policy or reinsurance policy, as the case may be, issued to the Partnership or for the benefit of the Partnership provisions (a) that require the insurer or reinsurer to give at least 60 days' notice to the Collateral Trustee before the cancellation or non-renewal of any insurance policy takes effect or, if commercially available, 30 days', or if not so available, 15 days' notice in case of any cancellation or non-renewal due to non-payment of premiums, to the Collateral Trustee, (b) that require the insurer or reinsurer to give notice to the Collateral Trustee of a default by the Partnership in the payment of any premium when due for payment under such insurance or reinsurance policy, (c) that require the insurer or reinsurer to waive all rights of subrogation it may have against any insured and the respective directors, officers and employees of the insured, (d) that require the insurer or reinsurer to waive all rights of set-off in respect of recoveries due thereunder, (e) that require the insurer or reinsurer to waive any right to invalidate any policy based on any act or failure to act by any other insured (including without limitation the right to void coverage on the grounds of a breach of warranty by, or misrepresentation or omission of, the Partnership), except that such waiver shall apply only in respect of the Secured Parties' interest during the construction period, and (f) that ensure the severability of interests of the insureds, provided that the requirements set forth in this sentence in respect of reinsurers shall be subject to commercial availability and shall apply only if requested by the Bank Senior Lenders Administrative Agent or the Collateral Trustee.

          7.04 Payment, Assignment, Etc. of Reinsurance or Co-Insurance. The Partnership shall ensure that all its insurers, reinsurers and co-insurers agree to arrangements designed to produce the following results: (a) that, after the Collateral Trustee exercises its security interest in insurance, the claims of the Collateral Trustee prevail over any competing claims of the Partnership; (b) that such insurers, reinsurers or co-insurers pay any claims under such insurance, reinsurance or co-insurance policies directly to the Collateral Trustee in the manner contemplated by Section 6.07 and clause (b) of Section 7.02; and (c) that the Partnership or, if applicable, the Collateral Trustee, be permitted to make claims under such reinsurance or co-insurance policies directly against such reinsurers or co-insurers in the event its insurers fail to do so or fail to do so to the full satisfaction of the Partnership or, if applicable, the Collateral Trustee, or are insolvent, in liquidation or bankrupt, provided that the requirements set forth in this sentence in respect of reinsurers and co-insurers shall be subject to commercial availability and shall apply only if requested by the Bank Senior Lenders Administrative Agent or the Collateral Trustee. Such arrangements shall be in accordance with the requirements set forth in clause (b) of Section 6.07.

          7.05 Rated Insurers. Notwithstanding anything in this Article VII to the contrary, the Partnership shall at all times ensure that it is party to insurance policies and, to the extent necessary, its insurers and reinsurers are party to reinsurance policies such that (a) 100% of the risk in respect of the Project Property insured pursuant to Section 7.01 is ultimately borne by a Rated Insurer and (b) the Collateral Trustee has, to the fullest extent permitted by applicable law, the benefit of effective cut through endorsement clauses as from


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time to time may be necessary to allow the Collateral Trustee to bring a direct claim against a Rated Insurer in respect of 100% of the insured Coker Project risk.

          7.06 Payment of Premiums. The Partnership shall pay all premiums and other sums payable in respect of its insurance when due, provided, however, that the Collateral Trustee shall be entitled (but not obligated) to pay premiums and other sums due in respect of the Partnership's insurance if such insurance would expire or otherwise be canceled or suspended within 10 days thereafter as a result of a failure to pay such premiums or sums. If the Collateral Trustee pays any premiums or sums pursuant to the immediately preceding sentence, the Collateral Trustee shall be entitled to reimbursement therefor as a Senior Debt Obligation.

          7.07 Application of Insurance Proceeds. All proceeds of insurance or, if applicable, reinsurance shall be applied as follows:

          (a) Any sum paid in settlement of a liability to a third party shall be paid to the Person to whom the liability shall have been incurred or, if such liability shall have been paid by the insured party, to or to the order of the insured party;

          (b) Any other sum paid in respect of any casualty to Project Property, including without limitation in respect of any Catastrophic Casualty, or any proceeds of business interruption or contingent business interruption insurance, if any, shall be paid by the insurer or reinsurer, if applicable, as contemplated in Section 7.02, deposited in the Casualty and Insurance Account or the Catastrophic Casualty Account, as the case may be. Without limiting the obligations of the Partnership under this Agreement, subject to clause (c) of this Section 7.07, the Partnership shall promptly restore, repair or replace any Project Property affected or damaged by a casualty loss, in each case (i) to the extent necessary in accordance with Prudent Industry Practice to restore the unit cash operating margin of the Coker Project, the frequency and scope of any required maintenance and the Coker Project's design capacity and capacity utilization to the levels that existed immediately prior to such casualty loss and (ii) to the extent of any casualty insurance proceeds received in respect thereof;

          (c) Within 60 days following the occurrence of a Catastrophic Casualty, the Partnership shall deliver to the Collateral Trustee a plan for the application of casualty insurance proceeds in respect thereof and other funds available to the Partnership to restore, repair or replace the Project Property. If, within 45 days following the later of the receipt by the Collateral Trustee of such plan and the deposit of such proceeds into the Catastrophic Casualty Account, Majority Lenders (or, at any time on or after a Priority Termination Date, Majority Secured Parties) notify the Partnership that in their reasonable judgment it is unlikely that, after implementation of the Partnership's plan, the Partnership would be able to pay the Senior Debt Obligations as and when they come due or be able to produce Product Production of substantially the same (or higher) quality and quantity as it had prior

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     to such loss or series of losses, such casualty insurance proceeds shall remain in the Catastrophic Casualty Account. In the event that (x) Majority Lenders (or Majority Secured Parties, as the case may be) so notify the Partnership or (y) if the plan shall not have been delivered, then Majority Lenders (or Majority Secured Parties, as the case may be) shall have the right to require the Partnership to apply such proceeds to prepay Senior Debt and to direct the Collateral Trustee to transfer such casualty insurance proceeds from the Catastrophic Casualty Account to the Mandatory Prepayments Account. Prepayments under this clause (c) shall be made within two Business Days following such transfer and shall be applied to reduce the remaining principal installments of Senior Loans pro rata as to each remaining principal installment outstanding. The Senior Lenders (or Secured Parties, as the case may be) shall have the option, at the Partnership's expense, to consult with the Independent Engineer for purposes of reviewing any plan for the application of such casualty insurance proceeds with respect to which Majority Lenders (or Majority Secured Parties, as the case may be) have the right to object.

          (d) Notwithstanding anything else in this Section 7.07 to the contrary, promptly upon the receipt of any Loss Proceeds relating to any shipment of Maya crude oil, the Partnership shall instruct the Collateral Trustee to transfer such Loss Proceeds, to the extent the Oil Payment Insurers have made, or are obligated to make, payment to PMI under the Oil Payment Insurance Policy in respect of such shipment, from the Casualty and Insurance Account or the Catastrophic Casualty Account, as the case may be, to an account specified for such purpose by the Oil Payment Insurers Administrative Agent.

          7.08 Information. The Partnership shall promptly notify the Collateral Trustee of (a) any material dispute with an insurer, (b) the failure by the Partnership to pay any premium under any insurance policy when due, (c) the failure by the Partnership, for any reason, to maintain in full force and effect the insurance coverage set forth in Appendix J, as it may be amended from time to time in accordance with Section 7.01, (d) any proposed amendment to the schedule of minimum insurance requirements set forth in Appendix J, (e) any reduction in any insurance coverage maintained by the Partnership and (f) any insurance claim or casualty loss or series of losses in excess of $5 million. Not less than 15 days prior to the effective date of any issuance, renewal or replacement of any insurance policy, the Partnership shall deliver to the Collateral Trustee and the Insurance Consultant copies of any certificate of insurance, binder or broker's undertaking letter or policy, as the case may be, in respect of renewal or replacement of any insurance policy. The Collateral Trustee, in consultation, at the Collateral Trustee's option, with the Insurance Consultant, shall be entitled to review (and the Partnership shall promptly furnish or cause to be furnished) the proposed final wording for any such policy to ensure compliance with the terms hereof. If in the judgment of any of the Administrative Agent, the Capital Markets Trustee, the Collateral Trustee, the Insurance Consultant or Majority Lenders such proposed final wording does not so comply, the Partnership shall amend, or shall cause to be amended, such wording so that it does so comply in the reasonable judgment of the relevant party. The

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Partnership shall also provide the Collateral Trustee and Insurance Consultant with any other information relating to the Partnership's insurance or reinsurance or any claims thereunder that may be requested by any of the Administrative Agent, the Capital Markets Trustee, the Collateral Trustee or the Insurance Consultant. To ensure compliance with the terms hereof, the Partnership shall permit the Insurance Consultant, at the expense of the Partnership, to examine insurance policies issued to the Partnership or the brokers at the places where they are kept upon reasonable notice and during normal business hours.

          7.09 Insurance Consultant. The Partnership shall reimburse the Insurance Consultant and the Secured Parties for the reasonable fees and expenses of the Insurance Consultant retained by the Partnership on behalf of the Secured Parties in connection with (a) its initial review of the information, insurance plan (including the minimum insurance schedule) and schedules in connection with the documentation, closing and initial funding of the Senior Debt, (b) any request by the Partnership for a waiver of, or amendment to, the minimum insurance requirements set forth in Appendix J or (c) any review of information received from the Partnership under Section 7.07.

          7.10 Delivery of Cover Notes and Policies. The Partnership shall deliver to the Collateral Trustee certified copies of (i) cover notes on or prior to the date of this Agreement and (ii) policies within 120 days following the date of this Agreement, in each case from insurers for each policy required to be procured and maintained hereunder during the construction period as described in Appendix J. Such cover notes shall, to the satisfaction of the Insurance Consultant, confirm the scope of coverage (including without limitation amounts insured, deductible levels and endorsements) required hereby. Not less than 30 days prior to the expiration of the policies referred to in Appendix J in effect during the construction period, the Partnership shall deliver policies or, if not yet available, other evidence of coverage, including without limitation drafts of approved policy wording from insurers and, to the extent reinsurance policies are required pursuant to this Article VII, reinsurers for each policy required to be procured and maintained during the Coker Project's commercial operation.

                                 ARTICLE VIII

                                   REPORTING

           8.01 Regular Reporting.

          (a) Construction and Operating Reports. The Partnership shall furnish to the Collateral Trustee (for delivery to each of the Bank Senior Lenders, the Oil Payment Insurers Administrative Agent and the Capital Markets Trustee), each Credit Rating Agency and the Independent Engineer:

          (i) Prior to Final Completion. Prior to the Final Completion Date, the Partnership shall furnish to the Collateral Trustee, for the benefit of the Secured

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     Parties, a copy of all progress reports and each monthly Construction
     Report prepared by the EPC Contractor, and all Change Orders requested by the EPC Contractor, promptly upon receipt thereof by the Partnership. Not later than 30 days after the end of each calendar month ending prior to the Final Completion Date, the Partnership shall also furnish the Collateral Trustee, for the benefit of the Secured Parties, a summary of the progress of the Coker Project during such month describing: (A) physical progress and expenditure and any material deviations from the Initial Construction Budget during such month, (B) cumulative expenditures for the current quarter through the end of such month, (C) the Partnership's then-current estimates of expenditures by month for the next two following quarters, (D) the Partnership's then-current estimates of total Project Expenses to be incurred prior to the Final Completion Date, and the expected dates for Mechanical Completion, Substantial Reliability and Final Completion, (E) if such month is the end of the calendar quarter, an environmental progress report describing any adverse change with respect to environmental permits and approvals and compliance with permit and approval conditions and applicable environmental regulations during such quarter (provided that no such report shall be required if no such adverse change has occurred during such quarter), (F) any occurrence of which the Partnership is aware that could be expected to increase materially the total capital costs of the Coker Project above those in the Initial Construction Budget, to delay the dates for Mechanical Completion, Substantial Reliability or Final Completion beyond the then-current estimates, increase unit operating costs or the frequency and scope of any required maintenance, materially change design capacity or materially decrease expected capacity utilization or materially change design capacity or have any other Material Adverse Effect before or after the Final Completion Date, (G) physical progress and status, then-current cost estimates and expected timing of completion of the work to be performed by the EPC Contractor under the Clark EPC Contract and (H) physical progress and status, then-current cost estimates and expected timing of completion of the construction of the Hydrogen Plant by the Hydrogen Supplier. In addition, following the initial production of Project Production, such report shall describe the volume of Project Production during such month and the amount of revenues received from the sale of Project Production or the provision of processing services to Clark R&M and the operating costs incurred by the Partnership during such month.

          (ii) After Substantial Reliability. Not later than 45 days after the end of each of the Partnership's fiscal quarters ending after Substantial Reliability, a summary of operations during such quarter, including information in reasonable detail concerning (A) the Debt Service Coverage Ratio for such quarter, the Historical Twelve-Month Period ended on the end of such quarter and the Projected Twelve-Month Period beginning on the end of such quarter, and the total Senior Debt Obligations, Project Expenses, Mandatory Capital Expenditures, Discretionary Capital Expenditures, if any, for each month during such quarter as compared with the Annual Budget and Operating Plan and the Major Maintenance Plan last

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     delivered to the Collateral Trustee, (B) the calculation of any adjustments to the Partnership's payment obligations under the Long-Term Oil Supply Agreement pursuant to Section 11.1 of such agreement during such quarter,
     (C) the Partnership's most recent cash planning forecast by month covering at least the next quarter, (D) any adverse change with respect to environmental permits and approvals and compliance with permit and approval conditions and applicable environmental regulations during such quarter,
     (E) the nature and duration of any operational or production disruptions or limitations that affected the Coker Project during such period, (F) the progress, schedule and actual to-date and expected aggregate costs of any Mandatory Capital Expenditures or Discretionary Capital Expenditures, as the case may be, and the Partnership's then-current expectations as to the effect of such Mandatory Capital Expenditures or Discretionary Capital Expenditures, as the case may be, on unit operating costs, the frequency and scope of required Coker Project maintenance, including Major Maintenance, design capacity and capacity utilization, (G) Project Production under the Product Purchase Agreement during such quarter, (H) sales during such quarter, and inventories remaining at quarter end, (I) the amount of the Clark Processing Fee and the volume of product processed for Clark R&M during such quarter, (J) the amount of fees paid to Clark R&M for services provided under the Services and Supply Agreement and the Ancillary Equipment Site Lease for such quarter and (K) any material developments during such quarter in Coker Project operations, including without limitation technical problems, interruptions of operations, disputes with Governmental Authorities, labor problems or declines in prices for Project Production or any other matter that could be expected to have a Material Adverse Effect.

          (b) Annual Budget and Operating Plan. The Partnership shall furnish to the Collateral Trustee each Credit Rating Agency and the Independent Engineer, (i) promptly after they become available, copies of the proposed Annual Budget and Operating Plan and the proposed Major Maintenance Plan for each fiscal year, (ii) not less than 30 days prior to the commencement of the fiscal year to which it relates, a copy of the final Annual Budget and Operating Plan and the final Major Maintenance Plan for each fiscal year, together with a detailed discussion and analysis thereof, (iii) not less than 30 days prior to the effective date of any amendment proposed to be made to the Annual Budget and Operating Plan or the Major Maintenance Plan, copies of such proposed amendments, and (iv) promptly following receipt, quarterly reports delivered to the Partnership from Clark R&M pursuant to Section 6.3 of the Services and Supply Agreement. Each proposed Annual Budget and Operating Plan, final Annual Budget and Operating Plan and any proposed amendment to the Annual Budget and Operating Plan shall be accompanied by the Independent Engineer's certification as to the reasonableness of such Annual Budget and Operating Plan or amendment. The Partnership shall reasonably consider in good faith the views expressed by any Senior Lender in response to a delivery made to the Senior Lenders pursuant to this clause (b), and shall reasonably consult with such Senior Lender as to the appropriateness of any particular forecast, assumption or expenditure that may be identified by such Senior Lender as being of concern to it.

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

          (c) Financial Statements. The Partnership shall furnish to the Collateral Trustee, each Credit Rating Agency and the Independent Engineer:

          (i) Quarterly. Within 45 days after the end of each of the first three quarters of each fiscal year, unaudited quarterly Partnership Financial Statements and Borrower Financial Statements prepared in accordance with GAAP. Such Partnership Financial Statements and Borrower Financial Statements shall be accompanied by a certificate of a Responsible Officer attesting that (except as may otherwise be noted in such certificate) such Partnership Financial Statements or Borrower Financial Statements, as the case may be, are presented in conformity with GAAP on a basis consistent with that of the most recent audited Partnership Financial Statements or Borrower Financial Statements, as the case may be;

          (ii) Annual. Within 90 days after the end of each fiscal year, annual Partnership Financial Statements and Borrower Financial Statements presented in conformity with GAAP, audited by independent public accountants of recognized international standing appointed from time to time by the Partnership together with the opinion of such accountants; and

          (iii) No Default Certificate. On the date of delivery of quarterly or annual Partnership Financial Statements pursuant to this clause (c), (A) a certificate of a Responsible Officer certifying that no Event of Default or Potential Default has occurred and is Continuing on such date and (B) solely in the case of the delivery of annual Partnership Financial Statements, a certificate of the independent public accountants of the Partnership certifying that, after their audit of such annual Partnership Financial Statements, no facts are known to them that would cause them to believe that an Event of Default or Potential Default has occurred and is Continuing on such date, in each of cases (A) and (B), other than Events of Default or Potential Defaults disclosed to the Collateral Trustee, each Credit Rating Agency and each Independent Consultant in accordance with clause (a) of Section 8.02.

          (d)   Permitted Hedging Arrangements.   The Partnership shall, if
applicable, deliver to the Collateral Trustee, each Credit Rating Agency and the Independent Engineer on the date of the delivery of its quarterly and annual financial statements pursuant to clause (c) of this Section 8.01, a report listing all Permitted Hedging Arrangements entered into or terminated in the current quarter.

          (e) Major Maintenance. The Partnership shall furnish to the Collateral Trustee, each Credit Rating Agency and the Independent Engineer not less than 90 days in advance of any Major Maintenance, a notice describing the expected date of commencement of such Major Maintenance and its duration, the facilities to be affected, the purpose for the maintenance or other activities to be conducted during such Major Maintenance and the Partnership's current estimate of the funds that will be available to pay the expenses of any Major Maintenance and any Senior Debt Obligations that become due during such Major Maintenance.

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

          (f) Other Information. The Partnership shall furnish to the Collateral Trustee, each Credit Rating Agency and each Independent Consultant such other information related to the Coker Project as it shall reasonably request from time to time, including in connection with any Independent Consultant's annual review of the Project.

          8.02 Notice of Extraordinary Events. The Partnership shall promptly deliver to the Collateral Trustee, the Applicable Agents, each Credit Rating Agency and the Independent Engineer notice upon its discovery of:

          (a) any Event of Default or Potential Default and any breach of its obligations under this Agreement, any Senior Loan Agreement, the Oil Payment Insurance Policy or the Reimbursement Agreement that does not of itself constitute an Event of Default or a Potential Default;

          (b) any material default (including without limitation any material payment default) under, or any amendment or termination of, any Project Document or any material disputes in respect thereof with counterparties thereof;

          (c) the occurrence of any Event of Force Majeure that excuses the performance of any obligation under, or allows the termination of, any Transaction Document;

          (d) any litigation, arbitration, administrative, governmental or other similar proceeding that is instituted or threatened against any of the Borrower, the Partnership, the General Partner or the Limited Partner or any of their respective property or assets, that, if adversely determined, could be expected to have a Material Adverse Effect;

          (e)   any transaction with an Affiliate of the Partnership; and

          (f) other developments in construction or operation of the Coker Project, if not otherwise reported in any report of the Partnership required to be provided hereunder, that could reasonably be expected to have a Material Adverse Effect; and

          (g) any facts or circumstances regarding the matters described in the representations set forth in Section 3.01 that would render any such representation untrue if being made at the time of discovery by the Partnership;

in each case describing the nature thereof and any action the Partnership proposes to take with respect thereto.

          8.03 Books and Records. Each of the Partnership and the Borrower shall (a) keep proper books of record and account in which entries will be made of transactions of or in relation to its business and (b) keep accounts and financial and cost records, and

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

prepare the Partnership Financial Statements or Borrower Financial Statements, as the case may be, referred to in clause (c) of Section 8.01 in accordance with GAAP.

                                   ARTICLE IX

                          COMMON CONDITIONS PRECEDENT

          9.01 Common Conditions Precedent to Initial Disbursements of Senior Loans. The obligation of each Senior Lender to make the initial disbursement of a Senior Loan under its Senior Loan Agreement shall be subject to (i) the satisfaction or waiver by it of each of the conditions precedent set forth in such Senior Lender's Senior Loan Agreement and (ii) each of the following common conditions precedent, provided that the obligation of each Bank Senior Lender to make the initial disbursement of a Senior Loan under its Bank Senior Loan Agreement shall be subject to the further condition that the Borrower has previously or simultaneously incurred not less than $255 million of Capital Markets Senior Debt and such Capital Markets Senior Debt remains outstanding after the application of proceeds from the initial disbursement of such Senior
Loans:

          (a) Authorizations, Etc. The Collateral Trustee and each Applicable Agent shall have received certified copies of the Certificates of Incorporation and the Bylaws, or the Certificate of Limited Partnership and the Partnership Agreement, as the case may be, and all other constitutive and governing documents of each of Borrower, the Partnership, the General Partner and the Limited Partner, the Shareholders and the Clark Entities and of the necessary actions of its respective managing committees or boards of directors taken to authorize the execution and delivery of each Transaction Document to which it is a party, and the performance by it of its obligations thereunder.

          (b) Incumbency and Signatures. The Collateral Trustee and each Applicable Agent shall have received a certificate of each of the Borrower, the Partnership, the General Partner, the Limited Partner, the Shareholders and Clark R&M in respect of the authority and incumbency of each Person who has signed or will sign the Transaction Documents, in each case to which it is a party, on its behalf, or who will, until replaced by another Person or Persons duly authorized for that purpose, otherwise act as representative for the purposes of signing documents in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

          (c) Financing Documents. Each of this Agreement and the other Financing Documents shall have been executed and delivered by each of the parties named as proposed signatories hereto and thereto to the Collateral Trustee, each Applicable Agent and the Secured Parties. The Partnership and the Borrower shall have paid in full the premium required to be paid for the first annual policy period

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

     under the Oil Payment Insurance Policy and the Debt Service Reserve Guarantee Arrangement, respectively.

          (d) Security Documents. Each of the Security Documents referred to in Article VI to be delivered on or prior to the Closing Date shall have been executed by the party required hereby to execute such Security Documents and each of the Borrower, the Partnership, the General Partner and the Limited Partner, as applicable, shall have taken any other steps, or made arrangements acceptable to the Collateral Trustee to take such other steps, required, under the laws of the United Mexican States, the State of New York or the State of Texas or any other applicable law, to perfect the security interests granted by such Security Documents (or to make effective such amendment, assignment or powers of attorney), including without limitation the filing of financing statements, recordation of mortgages, giving of receipts and receipt of consents, and notarized copies thereof, together with evidence of filing or any other steps required to perfect such security interests, if applicable, shall have been delivered to the Collateral Trustee, the Applicable Agents, each of the Bank Senior Lenders and the Capital Markets Trustee.

          (e) Project Documents. True and complete certified copies of each of the Project Documents, in form and substance reasonably satisfactory to the Senior Lenders, shall have been executed and delivered to the Collateral Trustee, each Bank Senior Lender, the Oil Payment Insurer Administrative Agent and the Capital Markets Trustee, and each such Project Document shall be in full force and effect.

          (f) Consents and Approvals. Each of the Borrower, the Partnership, the General Partner and the Limited Partner shall have delivered to the Collateral Trustee, each Applicable Agent and the Independent Engineer true and complete certified copies of all Third-Party Authorizations in clause
     (e) of Section 3.01 and clause (f) of Section 3.01.

          (g) Insurance. (i) The Required Insurance then to be in effect pursuant to Article VII shall be in full force and effect, (ii) the Partnership shall have delivered to the Collateral Trustee (for delivery to each Bank Senior Lender and the Capital Markets Trustee) letters from the Partnership's insurance brokers (commonly referred to as "undertaking letters"), dated not earlier than 15 days prior to the Closing Date, stating with respect to each insurance policy required to be in effect on the Closing Date pursuant to Article VII that (x) such insurance is in full force and effect, (y) all premiums theretofore due for payment thereon have been paid and (z) the underwriters of such insurance have agreed that the policies, when issued, will contain the provisions required under Sections 7.02, 7.03, 7.04 and, as necessary, Section 7.05 and (iii) the Collateral Trustee and each Applicable Agent shall have received a certificate of the Insurance Consultant to the effect that the coverage under the Partnership's insurance policies and the undertaking letters conforms to the requirements of Article VII and Appendix J.

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

          (h) Acceptance of Appointment of Agent for Service. The Collateral Trustee and each Applicable Agent shall have received acknowledgment of the irrevocable appointment of agents for service in New York and Texas in accordance with clause (b) of Section 14.12, clause (b) of Section 4.08 of the Transfer Restrictions Agreements and any applicable Sections of the Senior Loan Agreements.

          (i) Accounts. The Collateral Trustee and each Applicable Agent shall have received written notification from the Depositary Bank that each of the Accounts has been established in accordance with Section 5.01.

          (j) Representations and Warranties. The representations and warranties made in this Agreement and the Transfer Restrictions Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, as certified in a certificate delivered by two Responsible Officers of the relevant party.

          (k) Legal Opinions. The Collateral Trustee and each Applicable Agent shall have received the following legal opinions dated the Closing Date and addressed to the Collateral Trustee, the Applicable Agents and the Secured
     Parties:

               (i) the opinion of Mexican counsel to PMI, in the form set forth in Appendix L-1;

               (ii) the opinion of Mexican counsel to Pemex, in the form set forth in Appendix L-2;

               (iii) the opinion of U.S. counsel to PMI and Pemex, in the form set forth in Appendix L-3;

               (iv) the opinion of the counsel to the EPC Contractor and the EPC Guarantor, in the form set forth in Appendix L-4;

               (v) the opinion of the counsel to the Hydrogen Supplier, in the form set forth in Appendix L-5;

               (vi) the opinion of the General Counsel to the Clark Entities, in the form set forth in Appendix L-6;

               (vii) the opinions of Simpson Thacher & Bartlett, New York counsel to the Borrower, the Partnership, the Partners, the Clark Entities and Blackstone, in the form set forth in Appendix L-7;

               (viii) the opinions of Mayer Brown & Platt, Texas real estate counsel to the Borrower, the Partnership and the Partners, in the form set forth in Appendix L-8;

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               (ix)   the opinion of Vinson & Elkins L.L.P., Texas environmental counsel to the Borrower, the Partnership and the Partners, in the form set forth in Appendix L-9;

               (x) the opinion of Benckenstein & Oxford, L.L.P., Texas counsel to the Borrower, the Partnership and the Partners, in the form set forth in Appendix L-10.

               (xi) the opinion of the counsel to Occidental Petroleum, in the form set forth in Appendix L-11;

               (xii) the opinion of W.S. Walker & Company, Cayman Islands counsel to Blackstone, in the form set forth in Appendix L-12.

               (xiii) the opinion of Sullivan & Cromwell, New York counsel to the Secured Parties, in form and substance reasonably satisfactory to the Secured Parties; and

               (xiv) the opinion of Barlow Lyde & Gilbert, English counsel to the Oil Payment Insurers, in the form set forth in Appendix L-13.

          (l) Initial Construction Budget. On or prior to the execution of this Agreement, the Partnership shall have delivered to the Collateral Trustee and each Applicable Agent a copy of the Initial Construction Budget substantially in the form previously approved by the Bank Senior Lenders Administrative Agent.

          (m) Payment of Fees. The Partnership shall have paid, or shall have given an irrevocable instruction for the payment out of the proceeds of such Senior Loans, all fees and expenses in respect of the transactions contemplated by this Agreement then due and payable to each of the Collateral Trustee, the Senior Lenders, the Oil Payment Insurers Administrative Agent, the Capital Markets Trustee, the Independent Engineer and the Insurance Consultant.

          (n) Insurance Consultant's Report. The Insurance Consultant's Report set forth in Appendix M shall have been delivered to the Collateral Trustee and each Applicable Agent, in form and substance reasonably satisfactory to the Bank Senior Lenders, the Oil Payment Insurers Administrative Agent and the Capital Markets Trustee.

          (o) Independent Engineer's Reports. All the Independent Engineer's Reports set forth in Appendix N shall have been delivered to the Collateral Trustee and each Applicable Agent in form and substance reasonably satisfactory to the Bank Senior Lenders, the Oil Payment Insurer Administrative Agent and the Capital Markets Trustee.

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          (p) Independent Accountants.  The Partnership shall have provided evidence reasonably satisfactory to the Collateral Trustee and each Applicable Agent of the appointment of independent public accountants of recognized national standing.

          (q) Licenses and Other Rights. The Partnership shall have delivered to the Collateral Trustee and each Applicable Agent (i) a letter or certificate to the effect that the Partnership has obtained all licenses and other rights to use Technology that are necessary in order to develop, construct, operate and maintain the Coker Project as contemplated by this Agreement and the report of the Independent Engineer delivered to the Collateral Trustee and each Applicable Agent pursuant to clause (o) of this
     Section 9.01.

          (r) Credit Rating. The Project shall have received and maintained ratings of not less than BB and Ba3 from Standard & Poor's, Inc. and Moody's Investors Service, Inc., respectively.

          (s) Financial Statements. Each of the Borrower Parties shall have delivered to the Collateral Trustee and each Applicable Agent copies of its most recent audited financial statements (or, if it has no audited financial statements, its most recent unaudited annual financial statements), in each case certified by a Responsible Officer.

          (t) Title to Properties; Security Interests. Each of the Borrower, the Partnership and the Partners shall have provided satisfactory evidence with respect to the matters set forth in its representation contained in clause (m) of Section 3.01 to the Collateral Trustee and each Applicable Agent.

          (u) Capital Contributions. (i) The Partnership shall have provided satisfactory evidence of its receipt of each of the Initial Capital Contributions from the Shareholders to the Collateral Trustee and each Applicable Agent and (ii) each of the conditions specified in Section 12 of each of the Capital Contribution Agreements with Blackstone and Occidental Petroleum, respectively, shall have been satisfied.

          (v) Ancillary Equipment Upgrade Account. Clark R&M shall have provided the EPC Contractor with a standby letter of credit in an initial amount equal to $97 million in accordance with the Clark EPC Contract.

          (w) Officers' Certificate. Each of the Borrower Parties shall have certified, in a certificate delivered to the Secured Parties executed by two Responsible Officers of the respective party, that all conditions to disbursement set forth in this Section 9.01 and Section 9.02 have been satisfied at or prior to the date hereof.

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          9.02  Common Conditions Precedent to Initial and Subsequent
Disbursements of Senior Loans. The obligation of each Senior Lender to make the initial and any subsequent disbursement of a Senior Loan under its Senior Loan Agreement shall be subject to satisfaction or waiver by it of each of the conditions precedent set forth in such Senior Loan Agreement and each of the following common conditions precedent:

          (a) Absence of Certain Defaults. (i) No Event of Default or Potential Default and (ii) no event or condition that with the giving of notice or lapse of time, or both, would be or is reasonably likely to result in a material default under any Transaction Document, in each of cases (i) and (ii) shall have occurred and be continuing.

          (b) Notice of Borrowing. Each Bank Senior Lender shall have received a notice of borrowing from the Borrower and the Partnership substantially in the form set forth in Appendix O, or in any other form as the Borrower, the Partnership and such Bank Senior Lender may agree (a "Notice of Borrowing").

          (c) Accuracy of Representations and Warranties. Each representation and warranty either (i) made in Article III of this Agreement or (ii) set forth in the Notice of Borrowing provided by the Borrower and the Partnership in accordance with clause (b) of this Section 9.02 shall be true and correct in all material respects as of the date of such borrowing as if made on and as of that date.

          (d) No Abandonment. The Partnership shall not have received at least five Business Days prior to the proposed disbursement date, a notice from the Collateral Trustee, delivered at the instruction of Majority Lenders, that they have determined that there has been an Abandonment.

          (e) No Material Adverse Change. The Partnership shall not have received, at least five Business Days prior to the proposed disbursement date, a notice from the Collateral Trustee, delivered at the instruction of Majority Lenders, that Majority Lenders have determined in their reasonable judgment that a material adverse change has occurred in (i) the financial condition of the Partnership or the engineering, construction, development, operation or performance of the Coker Project or (ii) the financial condition of the Borrower, Clark R&M, the Hydrogen Supplier, PMI, Pemex, the EPC Contractor or the EPC Guarantor that could reasonably be expected to have a material adverse effect on the financial condition of the Partnership or the engineering, construction, development, operation or performance of the Coker Project, provided that (x) the occurrence of any change in general economic conditions or market prices for crude oil or refined products or (y) any downgrade in the senior unsecured long-term debt rating of Clark R&M by one or more Credit Rating Agencies of not more than one rating category ("notch") shall not be deemed to constitute such a material adverse change (it being understood that such a downgrade by more than one rating category shall constitute such a material adverse change only if it could reasonably be expected to have a material adverse

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     effect on the financial condition of the Partnership or the engineering, construction, development, operation or performance of the Coker Project), provided, further, that such notice may be delivered within such five-Business Day period if such material adverse change first occurs during such five-Business Day period. Any notice delivered by the Collateral Trustee in accordance with the foregoing shall set forth a reasonably detailed explanation of the material adverse change that has occurred.

          (f) Pro Rata Equity Funding. Prior to or concurrently with any disbursement of Bank Senior Loans, the Partnership shall have received at least a pro rata Capital Contribution of its total Capital Commitments based on the ratio of the sum of such Bank Senior Loans to the total of all outstanding Bank Senior Debt Commitments and Bank Senior Loans. The Partnership shall have provided satisfactory evidence of its receipt of such pro rata Capital Contribution to the Collateral Trustee and each Applicable Agent.

          (g) Other Documents. The Collateral Trustee, each Applicable Agent, the Independent Engineer and the Insurance Consultant shall have received such other approvals, documents, certificates and opinions as they may reasonably request.

           9.03 Pro Rata Drawdowns; Pro Rata Reductions in Initial Senior Debt Commitments.

          (a) The Borrower shall borrow concurrently under the Senior Loan Agreements of all Senior Lender Groups (other than the Capital Markets Senior Lenders) whose Senior Debt Commitments have not then been fully borrowed, in the case of each Senior Lender Group, in the proportion that the aggregate unborrowed portion of its Senior Debt Commitment bears to the total of the unborrowed portion of all Senior Debt Commitments. If drawdowns from the Senior Lender Groups cannot be made exactly in such proportion due to minimum drawdown amounts and required integral multiples of drawdowns under the Senior Loan Agreements, drawdowns shall be made in amounts as near to such exactly proportionate amounts as possible and shall be deemed to be drawdowns in compliance with this Section 9.03. The Borrower shall promptly notify the Collateral Trustee if funds are not received from any Senior Lender by the close of business in The City of New York on the day after the date any such drawdown is due to be received.

          (b) Other than in connection with the obtaining of Senior Debt Commitments in respect of Replacement Senior Debt in accordance with Section
2.10 or a payment or prepayment under Section 2.07, the Borrower shall not reduce or terminate the unused portion of Senior Debt Commitments under any Senior Loan Agreement without concurrently reducing or terminating, pro rata based on the undrawn Senior Debt Commitments, the unused Senior Debt Commitments under the other Senior Loan Agreements. Any reduction or termination of Senior Debt Commitments under a Senior Loan Agreement shall automatically amend Appendix B for all purposes hereunder.

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                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

           10.01 Events of Default. Each of the following events shall be an "Event of Default":

          (a) Payment Default. Either the Borrower or the Partnership shall default in the payment when due of (i) principal, interest, premium or other amounts owing in respect of any Senior Debt or (ii) any Oil Payment Reimbursement Obligation, and, in each of cases (i) and (ii), such default remains uncured or unwaived for more than five Business Days;

          (b) Breach of Representation and Warranty. Any representation or warranty made by any of the Borrower, the Partnership, the General Partner, the Limited Partner or the Shareholders or in any Financing Document shall prove to have been false or misleading in any material respect when made;

          (c) Breach of Covenant. Any of the Borrower, the Partnership, the General Partner or the Limited Partner shall fail to observe or perform any obligation to be observed or performed by it under this Agreement and such failure shall continue unwaived or unremedied for 30 days;

          (d) Default under the Financing Documents. An event of default shall have occurred and be Continuing under any Financing Document;

          (e) Default Under or Termination of the Project Documents. Any party to a Project Document shall fail in any material respect to observe or perform any covenant or other obligation to be observed or performed by it or to pay any amounts owing by it thereunder and such failure shall continue uncured, unwaived or unremedied, (i) in the case of any failure under any Project Document to which an Affiliate of the Partnership is a party or in the case of a failure to pay any amounts owing under the EPC Contract, the Long-Term Oil Supply Agreement or the Hydrogen Supply Agreement, for more than 30 days, (ii) in the case of any other failure under the EPC Contract, the Long-Term Oil Supply Agreement or the Hydrogen Supply Agreement, for more than 60 days (which grace period shall be extended to no more than 180 days in the aggregate if the Partnership is diligently pursuing a remedy for such failure, including without limitation by replacing the relevant Project Document) and (iii) in the case of any other failure under any other Project Document, for more than 30 days;

          (f) Insolvency. An Insolvency Event shall have occurred with respect to, (i) at any time, any of the Borrower, the Partnership, the General Partner or the Limited Partner and (ii) prior to Substantial Reliability, Blackstone;

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          (g) Cross-Acceleration.  (i)  Any Indebtedness in an aggregate principal amount in excess of $5 million of any of the Borrower, the Partnership, the General Partner or the Limited Partner shall have been declared due and payable or required to be prepaid or redeemed (other than by regularly scheduled required prepayment or redemption) prior to the stated maturity thereof, or (ii) any event or condition shall have occurred that would permit a holder of such Indebtedness to make such a declaration and any applicable grace period in the financing documents under which such Indebtedness was incurred shall have expired;

          (h) Attachment of Collateral. A Person other than the Collateral Trustee, any Applicable Agents, any of the Secured Parties or any of their authorized representatives shall have attached (i) any Account or Subaccount or funds in any Account or Subaccount or (ii) any portion of the property and assets of any of the Borrower, the Partnership, the General Partner or the Limited Partner which property and assets, individually or in the aggregate, have a book value in excess of $5 million, and, in the case of subclause (ii) only, such attachment shall remain unlifted, unstayed or undischarged for a period of 30 days;

          (i) Security Interests Invalid. Any security interests created or purported to be created by or pursuant to this Agreement or any Security Document shall, in the reasonable opinion of counsel to the Secured Parties, not be valid, perfected, first priority security interests in favor of the Collateral Trustee for the benefit of the Secured Parties (except to the extent specified in the forms of legal opinions set forth in Appendix L);

          (j) Unsatisfied Judgments. A final judgment or final judgments (i) in the aggregate in excess of $5 million with respect to any of the Borrower, the Partnership, the General Partner or the Limited Partner shall have been rendered by a court or other competent tribunal against any of the Borrower, the Partnership, the General Partner or the Limited Partner and shall have remained unpaid, unstayed, undischarged, unbonded or undismissed after the right to appeal has expired;

          (k) Unenforceability of Agreements. Any Transaction Document shall have been repudiated or terminated by any party thereto, by operation of law or otherwise, or any material provision of any Transaction Document shall have ceased for any other reason to be valid, legally binding or enforceable against any party thereto other than the Secured Parties if such cessation is not cured within 30 days after notice to the Partnership;

          (l) Abandonment.  Abandonment shall have occurred;

          (m) Failure to Achieve Substantial Reliability. The Partnership shall have failed to achieve Substantial Reliability by October 1, 2001;

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          (n)    Failure to Achieve Mechanical Completion.  The Partnership
     shall have failed to achieve Mechanical Completion by March 1, 2001 (or October 1, 2001 if, commencing on March 1, 2001 (i) the Borrower Parties continue to pay the Senior Debt Obligations as and when they become due,
     (ii) the Borrower Parties accrue monthly all Senior Debt Obligations due and payable on the immediately succeeding Payment Date and deposit such funds at the end of each calender month into an escrow account pledged to the Collateral Trustee for the benefit of the Secured Parties, (iii) the Partnership continues to pursue diligently the achievement of Mechanical Completion at the earliest practicable date and (iv) the Partnership has delivered to the Collateral Trustee a certificate setting forth in reasonable detail (A) the actions being taken by the Partnership to achieve Mechanical Completion and (B) the proposed timetable for taking such actions, which certificate shall be reviewed and confirmed by the Independent Engineer);

          (o) Clark EPC Contract. The work to be performed under the Clark EPC Contract shall have failed to have been substantially completed by October 1, 2000, subject to an extension to February 1, 2001 if the Independent Engineer confirms to the Collateral Trustee that such extension will not have a Material Adverse Effect;

          (p) Hydrogen Supply Plant. The Hydrogen Plant shall have failed to have been completed by December 6, 2000 (or March 1, 2001 if, commencing on December 6, 2000 (i) the Borrower Parties continue to pay the Senior Debt Obligations as and when due and (ii) the Partnership continues to pursue diligently the achievement of completion of the Hydrogen Plant, by the Hydrogen Supplier or by itself, at the earliest practicable date);

          (q) Failure to Deposit Funds in Accounts. The Partnership shall fail to cause funds to be deposited into the Accounts in accordance with the terms set forth in Article V and such failure shall continue unwaived or unremedied for five Business Days.

           10.02 Declaration of Default. Upon receipt by the Collateral Trustee of one or more of the following:

          (a)    a certificate from a Senior Lender or Senior Lender Group
     (or, at any time on or after a Priority Termination Date, the Oil Payment Insurers Administrative Agent) stating that an Event of Default described in clause (a) (insofar as either such Event of Default relates to such Senior Lender or Senior Lender Group) of Section 10.01 has occurred and is Continuing and instructing the Collateral Trustee to declare a Default; or

          (b) a certificate from Majority Lenders (or, at any time on or after a Priority Termination Date, Majority Secured Parties) stating that an Event of Default has occurred and is Continuing and instructing the Collateral Trustee to declare a Default under this Agreement,

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then, by notice to the Partnership, a "Default" shall occur, provided that a
"Default" shall occur without such declaration or other notice (which declaration or notice shall, for purposes of the Senior Loan Agreements, be deemed to have been given) upon the occurrence of an Event of Default described in clause (f) of Section 10.01.

          10.03 Cessation of Default. Any Senior Lender or Senior Lender Group that has given a certificate pursuant to Section 10.02 shall promptly notify the Collateral Trustee, the Borrower, the Partnership and each other Secured Party upon learning of the cessation of the Event of Default to which such certificate related. Any notice given pursuant to this Section 10.03 shall be a "Cessation Notice." A Cessation Notice shall be effective upon receipt thereof by the Borrower or the Partnership and the Default to which such notice relates shall be deemed no longer to be Continuing for all purposes hereunder.

           10.04 Remedies. At any time when a Default has occurred and is Continuing,

          (a) in the case of a Default arising in connection with an Event of Default described in clause (f)(i) of Section 10.01, without any declaration or other action on the part of the Collateral Trustee, any Applicable Agent or any Secured Party, all Senior Debt Commitments shall automatically terminate and 100% of the outstanding principal amount of the Senior Debt, together with any premium, accrued interest, fees and other amounts due under the Senior Loan Agreements shall become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Partnership, anything contained herein to the contrary notwithstanding;

          (b)  in the case of any Default,

               (i) Subject to the rights of the Secured Parties set forth in subclause (ii) of this clause (b):

               (A) the Collateral Trustee, at the direction of Majority Lenders (or, at any time on or after a Priority Termination Date, Majority Secured Parties), shall take the actions in respect of the Accounts required by
     Section 5.06;

               (B) Majority Lenders (or, at any time on or after a Priority Termination Date, Majority Secured Parties) shall have the right, at their sole option, to require the Partnership to continue to operate the Heavy Oil Processing Facility or to require the Partnership to appoint a manager or operator on terms and conditions acceptable to such Majority Lenders (or Majority Secured Parties, as the case may be) for the purpose of performing such duties for and rendering such assistance on behalf of the Partnership as is required by a committee or other group of representatives of Senior Lenders. The manager or operator shall be entitled, on behalf of the Partnership, to operate and manage the Heavy Oil Processing Facility, incur

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          expenses, including capital expenditures necessary or advisable in its reasonable discretion, enter into contracts with one or more third parties, acquire, sell, lease or dispose of assets (other than the Heavy Oil Processing Facility as a whole), protect and preserve the Heavy Oil Processing Facility and take all other necessary or advisable actions relating thereto, all at the expense and for the account of the Partnership; and

               (C) Each Senior Lender Group shall have the right to apply the relevant interest rate provided for in its respective Senior Loan Agreement.

               (ii) (A) Majority Lenders (or, at any time on or after a Priority Termination Date, Majority Secured Parties) shall have the right to give the Collateral Trustee a notice identified as an enforcement direction, together with a certification that such notice is given in accordance with this Agreement (an "Enforcement Direction"), directing the Collateral Trustee to take Enforcement Action;

               (B) During the period following the declaration of any Default and preceding the issuance of an Enforcement Direction, the Partnership shall use its reasonable best efforts to cure the Event of Default giving rise to such Default and to mitigate any adverse consequences to the Heavy Oil Processing Facility of such Event of Default.

               (C) Nothing in this subclause (ii) shall prevent the Collateral Trustee or the Secured Parties from taking action with respect to the Collateral to preserve and protect their rights in, or to prevent any diminution in the value, utility or condition of, such Collateral; and

          (c) in the case of any Default, and in addition to any of the rights specified in clauses (a) and (b) of this Section 10.02, Majority Lenders shall have the right, at their sole option, to notify the Oil Payment Insurers Administrative Agent that the second payment priority with respect to Oil Payment Reimbursement Obligations pursuant to clause (a)(ii) of
     Section 5.05 shall terminate (such notice, the "Priority Termination Notice"). Concurrently with the Priority Termination Notice to the Oil Payment Insurers Administrative Agent in accordance with the foregoing sentence, the Bank Senior Lenders Administrative Agent may notify PMI that the coverage provided by the Oil Payment Insurance Policy shall be suspended on the earliest date permitted under the terms of the Oil Payment Insurance Policy. If Majority Lenders do not so notify PMI, the Oil Payment Insurers Administrative Agent, promptly upon receipt of the Priority Termination Notice, shall notify PMI that the coverage provided by the Oil Payment Insurance Policy shall be suspended on the earliest date permitted under the terms of the Oil Payment Insurance Policy. Upon the expiration of 30 days following the effectiveness (determined in accordance with the terms of the Oil Payment Insurance Policy) of such notice by the Bank Senior Lenders Administrative Agent or the Oil Payment Insurers Administrative

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     Agent, as the case may be, to PMI (such date, the "Priority Termination
     Date"), the second payment priority with respect to Oil Payment Insurance Obligations shall terminate in accordance with clause (b)(ii) of Section 5.06, provided that if the Oil Payment Insurers Administrative Agent receives a Priority Termination Notice after it has notified PMI that the coverage provided by the Oil Payment Insurance Policy shall be suspended or terminated for any reason, the Priority Termination Date shall be the date that is 30 days after the later of (i) the date on which the Oil Payment Insurers Administrative Agent receives such Priority Termination Notice and
     (ii) the date on which such suspension or termination of the coverage provided by the Oil Payment Insurance Policy becomes effective in accordance with the terms thereof.

          10.05 Enforcement Action. Upon receipt of an Enforcement Direction, the Collateral Trustee shall, as promptly as practicable, if so instructed by the Secured Party or Secured Parties giving such Enforcement Direction, subject to applicable law, take Enforcement Action.

          10.06 Incidents of Sale. Upon any sale of any of the Collateral made or caused to be made by the Collateral Trustee, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by applicable law:

          (a) any Secured Party may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold and dispose of such property;

          (b) the Collateral Trustee may, but shall not be obligated to, make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold; and

          (c) the Collateral Trustee, in its own name or pursuant to the power of attorney granted in or pursuant to clause (c) of Section 6.12 by the Borrower, the Partnership and each of the Partners, may make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold and for that purpose the Collateral Trustee may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power (and the Borrower, the Partnership and each of the Partners hereby ratifies and confirms all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Collateral Trustee or by any purchaser, the Borrower, the Partnership and each of the Partners, as the case may be, shall ratify and confirm any such sale or transfer by executing and delivering to the Collateral Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request).

          Upon a sale of the General Partnership Interest or the Limited Partnership Interest or substantially all the Project Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, the Partnership shall permit, to the extent

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permitted by applicable law, the purchaser thereof and its successors and its and their assigns to take and use the name of the Partnership and to carry on business under such name or any variant or variants thereof and to use and employ any and all other trade names and trademarks of the Partnership.

          10.07 Collateral Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Borrower, the Partnership, each of the Partners or the Collateral, the Collateral Trustee (irrespective of whether the principal of the Senior Debt shall then be due and payable) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of the Senior Debt Obligations or the Oil Payment Reimbursement Obligations owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Trustee (including any claim for the reasonable compensation, disbursements and advances of the Collateral Trustee, in its individual or trust capacity, its agents and counsel) and of the Secured Parties allowed in such judicial proceeding and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, Collateral Trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Trustee.

          10.08 Collateral Trustee May Enforce Claims. All rights of action and claims under this Agreement may be prosecuted and enforced by the Collateral Trustee in its own name as Collateral Trustee of an express trust, provided, however, that the Collateral Trustee is also hereby appointed as agent for the Secured Parties for this and the other purposes of this Agreement, and the Collateral Trustee may, if necessary under applicable law, take such action solely as agent for the Secured Parties. Any recovery of judgment by the Collateral Trustee shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Collateral Trustee, its agents and counsel, be for the benefit of the Secured Parties and deposited to the Enforcement Proceeds Account for application as provided in Section 10.12.

          10.09 Control of Enforcement Action. Subject to the receipt by the Collateral Trustee of indemnity satisfactory to it, the Secured Party or Secured Parties giving an Enforcement Direction shall have the right, after the giving of an Enforcement Direction:

          (a) to require the Collateral Trustee to enforce this Agreement, either by judicial proceedings for the enforcement of the payment of Senior Debt and the Oil Payment Reimbursement Obligations and the enforcement of the security interests created under this Agreement and any of the Security Documents, the sale of the Collateral or any part thereof or otherwise or by the exercise of the power of entry and/or sale hereby conferred; and

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          (b)    to direct the time, method and place of conducting any
     proceeding for any remedy available to the Collateral Trustee, or exercising any trust or power conferred upon the Collateral Trustee under this Agreement, provided that (i) such direction shall not be in conflict with applicable law, this Agreement or any of the Security Documents and
     (ii) the Collateral Trustee may take any other action incidental to carrying out any direction of such Secured Party or Secured Parties.

          10.10 Limitation on Suits. (a) No Secured Party (except through the giving of an Enforcement Direction properly given under Section 10.04) shall have the right in respect of the Senior Debt Obligations or otherwise under its Senior Loan Agreement or in respect of the Oil Payment Reimbursement Obligations or otherwise under the Reimbursement Agreement to commence any proceeding, judicial or otherwise, against the Borrower, the Partnership or either of the Partners under any bankruptcy law or other reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law or for the appointment of a receiver, Collateral Trustee or other officer or representative of a court or of creditors.

          (b) None of the Secured Parties (except through the giving of an Enforcement Direction properly given under Section 10.04) shall have the right to commence any proceeding, judicial or otherwise, to enforce any judgment obtained by it, in respect of the Senior Debt Obligations or otherwise under its Senior Loan Agreement or in respect of the Oil Payment Reimbursement Obligations or otherwise under the Reimbursement Agreement, against the Borrower, the Partnership or either of the Partners or their assets or properties, to enforce any provision of this Agreement, any Security Document or the security interests granted hereby or pursuant hereto, it being understood and intended that none of the Secured Parties shall have any rights in any manner whatever to affect, disturb or prejudice the security interests created hereby or pursuant hereto or the rights of any of the other Secured Parties, or to obtain or seek to obtain priority or preference over any other Secured Party or to enforce any rights under this Agreement, any Security Document or its Senior Loan Agreement or, in the case of the Oil Payment Insurers, the Reimbursement Agreement, except in the manner herein or therein provided.

          10.11 Enforcement Proceeds Account. Upon receipt of an Enforcement Direction, the Collateral Trustee shall establish and thereafter maintain in its name a segregated bank account in New York, New York ("Enforcement Proceeds Account") for the purpose of depositing therein: (a) any balances then standing in the Accounts or the Subaccounts or received therein from time to time thereafter; (b) the proceeds of any sale (net of the costs and expenses of such sale and any taxes, assessments or prior liens) or Enforcement Action (net of the costs and expenses of such action) taken pursuant to this Article X; (c) the proceeds of any insurance referred to in Section 7.07; and (d) all proceeds and any moneys otherwise received for satisfaction of the Senior Debt Obligations or the Oil Payment Reimbursement Obligations. All moneys held in the Enforcement Proceeds Account shall be trust funds held by the Collateral Trustee for the benefit of Secured Parties for the purpose of making payments therefrom in accordance with Section 10.12.

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          10.12  Application of Enforcement Proceeds.  Proceeds from the
Enforcement Proceeds Account shall be applied promptly by the Collateral Trustee, at the direction of Majority Lenders (or, at any time on or after a Priority Termination Date, Majority Secured Parties), in the following order of priority:

          (a) first, to the payment of all fees, indemnities and any other amounts owed to the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Oil Payment Insurers Administrative Agent, the Capital Markets Trustee and the Depositary Bank in their individual or trust capacity (but not, where applicable, as Senior Lender) relating to services rendered in their capacity as Collateral Trustee (including in connection with the taking of any Enforcement Action), Bank Senior Lenders Administrative Agent, Oil Payment Insurers Administrative Agent, Capital Markets Trustee or Depositary Bank, as the case may be.

          (b) second, to the payment of all fees, costs, expenses, indemnities and any other amounts owed to the Secured Parties and the whole amount then outstanding of Senior Debt Obligations or Oil Payment Reimbursement Obligations and in case such moneys shall not be sufficient to pay in full the whole amount so due and unpaid, then to make Pro Rata Payments, without any preference or priority, as among the Secured Parties, provided that any amounts owed to the Oil Payment Insurers in respect of Oil Payment Reimbursement Obligations relating to shipments of Maya crude oil pursuant to the Long-Term Oil Supply Agreement for which title passed to the Partnership after notice of the Event of Default underlying the Enforcement Action was given by the Partnership to the Collateral Trustee and the Administrative Agents in accordance with clause (a) of Section 8.02 (or, if no such notice was given, after the date on which such notice should have been given in accordance with clause (a) of Section 8.02) shall have priority over any amounts owed to the Senior Lenders in respect of Senior Debt Obligations, except to the extent that such Oil Payment Reimbursement Obligations have been satisfied prior to the relevant Priority Termination Date, provided, further, that no such priority shall apply in respect of any Oil Payment Reimbursement Obligations relating to shipments of Maya crude oil pursuant to the Long-Term Oil Supply Agreement for which title passed to the Partnership after the relevant Priority Termination Date; and

          (c) third, after the payment in full of the Senior Debt Obligations and the Oil Payment Reimbursement Obligations, to the payment of the remainder, if any, to the Partnership or its successors, or in the case of proceeds from the transfer or disposition of all or part of the interests in the General Partner or Limited Partner to the Shareholders or the General Partner, as the case may be, or as a court of competent jurisdiction may otherwise direct.

          10.13  Action under Oil Payment Insurance Policy.  Nothing in this
Article X shall limit the right of the Oil Payment Insurers Administrative Agent to suspend or terminate the coverage under the Oil Payment Insurance Policy in accordance with the terms of the Reimbursement Agreement, and any such suspension or termination shall not

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constitute Enforcement Action or another remedy based upon the occurrence or declaration of an Event of Default for purposes of this Article X.

                                   ARTICLE XI

                              RESTRICTED PAYMENTS

          11.01      Restricted Payments.  (a)  Subject to clause (b) of this
Section 11.01, no Restricted Payments may be made by the Partnership unless each of the following conditions has been met:

               (i)   Final Completion has occurred;

               (ii) immediately prior and after giving effect to such Restricted Payment, no Event of Default or Potential Default or full or partial Downtime has occurred and is Continuing;

               (iii) immediately prior and after giving effect to such Restricted Payment, the PMI Premium Reserve Account, Debt Service Reserve Account, the Principal & Interest Accrual Account, the Tax Reserve Account, the PMI Surplus Reserve Account and the Major Maintenance Account shall be fully funded and all Project Expenses and Mandatory Capital Expenditures that have become due and payable have been paid;

               (iv) (A) the projected Debt Service Coverage Ratio for the Projected Twelve-Month Period beginning on the first day after such Restricted Payment is made and (B) the historical Debt Service Coverage Ratio for the Historical Twelve-Month Period ended on the date such Restricted Payment is made, in each case (A) and (B) is not less than 1.6:1.0 (or, if the Capital Markets Senior Debt then has an Investment Grade Rating, 1.35:1.0);

               (v) no Insolvency Event with respect to Clark R&M shall have occurred and be continuing; and

               (vi) such Restricted Payment is made within 30 days immediately following a Payment Date.

          (b) The Partnership may direct the Collateral Trustee to make distributions to the General Partner and the Limited Partner in an aggregate amount not to exceed $100,000 in each calendar year solely for the purpose of permitting the Partners to pay their respective directors' fees, accounting expenses and other administrative expenses.

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          (c)    The Partnership shall give the Collateral Trustee not less than five Business Days prior notice of the proposed date of any Restricted Payment to be made pursuant to this Section 11.01, which notice shall have attached thereto a certificate of the Partnership signed by a Responsible Officer certifying that the conditions to such Restricted Payment set forth in clause (a) have been satisfied, together with information and computations demonstrating compliance with such conditions.

                                  ARTICLE XII

                                   GUARANTEE

          12.01  Guarantee by the Partnership and the Partners.  (a)  Subject
to clause (b) of this Section 12.01, each of the Partnership and the Partners hereby unconditionally guarantees, jointly and severally, to each Senior Lender and the Collateral Trustee (a) the due and punctual payment of the principal of and interest on each Senior Debt Obligations when and as the same shall become due and payable, whether at the maturity thereof, by declaration of acceleration or otherwise, in accordance with the terms of the Senior Debt and this Agreement and (b) the performance by the Borrower of each of its other obligations under this Agreement and the other Financing Documents. Each of the Partnership and the Partners hereby agrees that its obligations hereunder shall be as if it were a principal debtor and obligor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Senior Loan or any provision of this Agreement or of the other Financing Documents, any failure to enforce the provisions of any Senior Loan or any provision of this Agreement or of the other Financing Documents, any waiver, modification or indulgence granted to the Borrower with respect thereto by any Senior Lender, the Collateral Trustee or any Applicable Agent, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each of the Partnership and the Partners hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, bankruptcy or insolvency of the Borrower, any right to require a proceeding first against the Borrower, the benefit of discussion, protest or notice with respect to any Senior Loan or the Senior Debt evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Senior Loan except by payment in full of the principal amount due thereunder and any
interest thereon.   Each of the Partnership and the Partners hereby agrees that it will pay, or reimburse any Senior Lender and the Collateral Trustee on demand for, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by such Senior Lender or the Collateral Trustee in connection with any rescission or restoration of this Guarantee, including any such costs and expenses incurred in defending against any claim alleging that any payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          (b) Notwithstanding anything in this Section 12.01 to the contrary, the guarantee under clause (a) of this Section 12.01 shall not apply to the extent any obligation

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is guaranteed pursuant to (i) the guarantee attached to the securities evidencing Capital Markets Senior Debt in accordance with Section 205 and
Article 12 of the Indenture, (ii) the guarantee of Bank Senior Debt pursuant to
Article XI of the Bank Senior Loan Agreement or Article X of the Secured Working Capital Facility or (iii) the guarantee of the Borrower's obligations under the Secured Working Capital Facility.

                                  ARTICLE XII

                             THE COLLATERAL TRUSTEE

          13.01 Appointment of Collateral Trustee. Bankers Trust Company is hereby appointed as Collateral Trustee hereunder (the "Collateral Trustee") and hereby accepts the trust created in this Agreement upon the terms and conditions hereof.

          13.02 Delivery of Documentation. Executed counterparts of the Financing Documents have been delivered to the Collateral Trustee and the Collateral Trustee acknowledges receipt thereof. The Borrower, the Partnership and each of the Partners and each Applicable Agent agree to deliver to the Collateral Trustee any Senior Loan Agreement relating to Additional Senior Debt or Replacement Senior Debt and any instrument amending or modifying any agreement to which it is a party previously delivered to the Collateral Trustee. Amendments or modifications of the aforementioned agreements shall be in writing and shall not affect the duties and obligations of the Collateral Trustee hereunder unless (a) the Collateral Trustee has received a copy of such amendment or modification and (b) with respect to any amendment or modification which, in the opinion of the Collateral Trustee, modifies the Collateral Trustee's duties, obligations, or responsibility, the Collateral Trustee has consented in writing thereto within 10 Business Days of receiving a copy thereof.

          13.03 Attorney-in-Fact. The Collateral Trustee or any officer or agent thereof, with full power of substitution, is hereby appointed the attorney-in-fact of each of the Borrower, the Partnership, the General Partner and the Limited Partner for the purpose of carrying out the provisions of this Agreement and any of the Financing Documents and taking any action and executing any instruments which the Collateral Trustee, at the direction of Majority Lenders; may deem necessary or advisable to accomplish the purposes hereof and thereof, which appointment as attorney-in-fact is coupled with an interest and irrevocable and, without limiting the generality of the foregoing, which appointment hereby gives the Collateral Trustee the power and right on behalf of each of the Borrower, the Partnership, the General Partner and the Limited Partner without notice to or assent by any of the foregoing, to the extent permitted by applicable law, to do the following when and to the extent it is authorized or directed to do so pursuant to the terms of this Agreement or any of the Security Documents:

          (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to, and to the extent of, the rights assigned to it by any of the Borrower, the Partnership, the General Partner and

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     the Limited Partner to the extent of the interest therein of any Secured
     Party in the Collateral;

          (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by the Collateral Trustee in connection with this Agreement or any of the Financing Documents;

          (iii) to commence, file, prosecute, defend, settle, compromise, adjust, revoke, cancel, annul, move to dismiss or otherwise undo any claim, suit, action or proceeding with respect to the security interests granted for the benefit of the Secured Parties in the Collateral;

          (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Agreement and the Financing Documents; and

          (v) to do, at its option and at the expense and for the account of any of the Borrower, the Partnership, the General Partner and the Limited Partner at any time or from time to time, all acts and things which the Collateral Trustee deems necessary to protect or preserve the Collateral and to realize upon such Collateral.

          Each of the Borrower, the Partnership, the General Partner and the Limited Partner agrees, if required by applicable law or reasonably requested by the Collateral Trustee, to execute and deliver to the Collateral Trustee, and register in every public registry in the State of Texas, the State of New York or the United Mexican States in which such registration is necessary, a notarized public deed or other instrument constituting such power of attorney. The Collateral Trustee shall not be responsible for the negligence or misconduct of any attorney-in-fact selected by it without gross negligence or willful misconduct.

          13.04 Authority to Act for Secured Parties. (a) The Collateral Trustee or any officer or agent thereof, with full power of substitution, is hereby appointed the attorney-in-fact of each of the Secured Parties to act for and on behalf of the Secured Parties with respect to this Agreement, the Security Documents and the other Financing Documents, including but not limited to the right to accept and execute this Agreement, the Security Documents and the other Financing Documents and any and all amendments (subject to Section 14.13) and renewals of such documents and, on behalf of the Secured Parties, to exercise in accordance with the provisions hereof the Secured Parties' rights under this Agreement, the Security Documents and the other Financing Documents as the same may be amended or renewed from time to time.

          (b) Each Secured Party agrees, if required by applicable law or reasonably requested by the Collateral Trustee, to execute and deliver to the Collateral Trustee, and register in every public registry in which such registration is necessary, a notarized public deed or other instrument appointing the Collateral Trustee and any officer or agent thereof,

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with full power of substitution, its attorney-in-fact for purposes of exercising the rights and remedies of such Secured Party under this Agreement and the Financing Documents and taking all action on behalf of the Secured Parties that the Collateral Trustee is authorized to take pursuant to this Agreement.

          13.05 Reliance. The Collateral Trustee shall be entitled to act upon any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished hereunder or under the Security Documents or the other Financing Documents, which it in good faith believes and on its face appears to be genuine, and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability, of any provisions contained therein. The Collateral Trustee shall not have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to it hereunder or under the Security Documents or the other Financing Documents. Each of the Borrower, the Partnership, the General Partner and the Limited Partner shall deliver to the Collateral Trustee a list of authorized signatories of any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, agreement or other document or communication furnished to the Collateral Trustee hereunder or under the Security Documents or the other Financing Documents, and the Collateral Trustee shall be entitled to rely on such list until a new list is furnished by the Borrower, the Partnership, the General Partner or the Limited Partner, as the case may be, to the Collateral Trustee.

          13.06 Liability. The Collateral Trustee shall not be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing except for its own gross negligence or willful misconduct. The Secured Parties shall in no event be liable for any act done or omitted to be done by the Collateral Trustee or by any of its officers or employees.

          13.07 Consultation with Counsel, Etc. The Collateral Trustee may consult with, and obtain advice from, legal counsel, accountants and other experts, in connection with the performance of its duties hereunder or under the Security Documents or the other Financing Documents, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of such counsel, accountants and other experts. The Collateral Trustee shall not be responsible for the negligence or misconduct of any counsel, accountants and other experts selected by it without gross negligence or willful misconduct on its part.

          13.08 Duties. The Collateral Trustee shall have no duties other than those specifically set forth or provided for in the Financing Documents and no implied covenants or obligations of the Collateral Trustee shall be read into the Financing Documents or any related agreement to which the Collateral Trustee is a party. The Collateral Trustee shall have no obligation to familiarize itself with and shall have no responsibility with respect to any other agreement or document relating to the transactions contemplated by the Financing

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Documents (except such sections of such agreements or documents referred to herein) nor any obligation to inquire whether any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, document, communication, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities or errors manifestly apparent on the face of such document or to the actual knowledge of the Collateral Trustee. Except to the extent that the Collateral Trustee is acting on express instructions, the Collateral Trustee shall at all times take such care in dealing with the Collateral as it would in dealing with its own property or similar property under its care. The Collateral Trustee shall, upon receipt of an Enforcement Direction and acceptable indemnification, exercise the rights and powers vested in it by this Agreement or by any Security Document which it is directed by Majority Lenders (or Majority Secured Parties, as the case may be) to exercise and the Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of such Majority Lenders (or Majority Secured Parties, as the case may be) or any action in connection therewith undertaken by it in good faith and without gross negligence or wilful misconduct.

          13.09  Resignation, Replacement and Successor Collateral Trustee.
The Collateral Trustee at any time may resign as Collateral Trustee under this Agreement and any other documents to which it is a party upon giving not less than three months' notice in writing to the Partnership, the Applicable Agents, the Bank Senior Lenders and the Capital Markets Trustee. The Collateral Trustee may be removed as Collateral Trustee hereunder by an instrument in writing signed by Majority Secured Parties. Upon resignation or removal of the Collateral Trustee, so long as any Bank Senior Debt or Bank Senior Debt Commitments remain outstanding, the Bank Senior Lenders Administrative Agent shall appoint a successor Collateral Trustee and shall notify the Capital Markets Trustee and the Oil Payment Insurers Administrative Agent thereof. Such selection shall become final unless within 10 days of such notification, the Capital Markets Trustee reasonably objects to the designated replacement Collateral Trustee, in which case the Bank Senior Lenders Administrative Agent shall select another replacement Collateral Trustee and notify the Capital Markets Trustee and the Oil Payment Insurers Administrative Agent thereof. If the Capital Markets Trustee does not reasonably object to such selection within 10 days from the date of notification thereof, the replacement Collateral Trustee shall be deemed to have been accepted. If the Capital Markets Trustee does so object, the Bank Senior Lenders Administrative Agent shall repeat the selection process in accordance with the two foregoing sentences until a replacement Collateral Trustee is found that is reasonably acceptable to the Capital Markets Trustee. If no Bank Senior Debt or Bank Senior Debt Commitments remain outstanding, the Capital Markets Trustee shall appoint a replacement Collateral Trustee. No resignation or removal of the Collateral Trustee and no appointment of a successor trustee shall be effective until (i) the successor Collateral Trustee has accepted its appointment, (ii) all indemnities, compensation and expenses required by Sections 13.10 and 13.11 shall have been paid or provided for and (iii) the Collateral Trustee shall have executed and delivered to the successor Collateral Trustee a notarized instrument delegating its rights and responsibilities hereunder and under the other Financing Documents to the successor

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Collateral Trustee. If no successor trustee shall have been so appointed and shall have accepted such appointment within 30 days after the date fixed for such resignation or such removal, the Collateral Trustee may, at the expense of the Partnership, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may prescribe, appoint a successor trustee. Any successor trustee appointed pursuant to this Section 13.09 shall be a bank or trust company organized under the laws of the United States or of the State of New York, having its principal corporate trust office in The City of New York and a combined capital and surplus of at least $500 million. Any successor trustee shall evidence its acceptance of the trust hereunder by executing and delivering to the Partnership, each Bank Senior Lender, the Capital Markets Trustee and the Collateral Trustee an instrument accepting this trust and its appointment as Collateral Trustee hereunder and under the other Financing Documents, and thereupon such successor Collateral Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder and under the other Financing Documents with like effect as if originally named as Collateral Trustee herein and therein, and such predecessor shall have no further obligation or liability thereunder except for liability with respect to its acts or omissions prior to such succession pursuant to Section 13.06; nevertheless, on the request of any party hereto or such successor trustee, the Collateral Trustee ceasing to act shall execute and deliver instruments transferring to such successor trustee all rights and powers of the Collateral Trustee so ceasing to act, including any such instruments necessary to assign the rights under this Agreement and the other Financing Documents and to transfer the Accounts to such successor trustee, and shall deliver to such successor trustee all property held by it in trust hereunder. The Partnership shall promptly notify the Credit Rating Agencies of any resignation, removal or replacement of the Collateral Trustee or any action in connection therewith undertaken by it in good faith and without gross negligence or wilful misconduct.

          13.10 Indemnities. (a) The Partnership agrees to indemnify the Collateral Trustee in its individual and trust capacity, including without limitation in its capacity as Depositary Bank, and its Affiliates, officers, agents and employees for, and to hold each of them harmless against, any loss, liability, claim, judgment, settlement, compromise, obligation, damage, penalty, cost, expense or disbursement of any kind or nature whatsoever (including reasonable attorney's fees and expenses) with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Financing Documents, unless arising from the gross negligence, bad faith or willful misconduct of such of the Collateral Trustee or the agents that are seeking indemnification, including the costs and expenses of defending itself against any claim of liability in the premises. As security for such payment, the Collateral Trustee in its individual capacity shall have an interest prior to the Secured Parties upon all Collateral and other property and funds held or collected by the Collateral Trustee as part of the trust established hereunder.

          (b) In any suit, proceeding or action brought by the Collateral Trustee in its individual capacity, or by any of its Affiliates, officers, agents and employees, under or with respect to the Collateral for any sum owing hereunder or under any other Financing

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Document, or to enforce any provisions hereof or of any other Financing
Document, the Partnership will save, indemnify and keep the Collateral Trustee in its individual capacity harmless from and against all expense, loss or damage (including reasonable attorney's fees and expenses) suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by any of the Borrower, the Partnership, the General Partner, the Limited Partner of any of their obligations hereunder or under any other Financing Document or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Borrower, the Partnership, the General Partner or the Limited Partner, and all such obligations of the Borrower, the Partnership, the General Partner and the Limited Partner shall be and remain enforceable against and only against each of them and shall not be enforceable against the Collateral Trustee (in its individual or trust capacity) or any Secured Party.

          (c) Each of the Bank Senior Lenders, the Capital Markets Senior Lenders and the Oil Payment Insurers, ratably in accordance with its pro rata share of the sum of (i) the aggregate amount of Senior Debt Obligations and (ii) the Oil Payment Reimbursement Obligations, agrees to indemnify the Collateral Trustee and its Affiliates and its, and its Affiliates', officers, agents and employees for, and to hold each of them harmless against, any loss, liability, claim, judgment, settlement, compromise, obligation, damage, penalty, cost, expense or disbursement of any kind or nature whatsoever arising prior to the Guaranteed Final Completion Date with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Financing Documents (to the extent not reimbursed under clause (a) of this Section 13.10, but without limiting the obligations of the Partnership thereunder), unless arising from the gross negligence, bad faith or willful misconduct of such of the Collateral Trustee or the agents that are seeking indemnification, including the costs and expenses of defending itself against any claim of liability in the premises.

          (d) The agreements in this Section 13.10 shall survive resignation or removal of the Collateral Trustee and the termination of the other provisions of this Agreement.

          (e) All references in this Section 13.10 to the Collateral Trustee shall be deemed to apply to the Collateral Trustee in its capacities as Collateral Trustee and Depositary Bank, as applicable.

          13.11 Compensation. The Collateral Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to compensation of a Collateral Trustee of an express trust) as may be agreed from time to time between the Partnership and the Collateral Trustee for all services rendered under this Agreement and the other Financing Documents and such compensation, together with reimbursement of the Collateral Trustee in its individual capacity for its advances, disbursements and expenses in connection with the performance of the trust provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts referred to in

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Section 13.07), shall be paid by the Partnership promptly upon demand from the
Collateral Trustee from time to time as services are rendered and expenses are incurred. Except to the extent otherwise contemplated by clause (c) of Section 13.10, the Secured Parties shall have no liability for any fees, expenses or disbursements of the Collateral Trustee. Any reasonable and documented fees, compensation, indemnity amounts (unless such indemnity amounts are subject to dispute among the parties hereto) or expenses of the Collateral Trustee (in its individual or trust capacity) or its counsel not paid as provided for herein may be taken from any property held by the Collateral Trustee hereunder notwithstanding any provisions herein to the contrary.

          13.12 Certificates. Whenever in the administration of the trusts of this Agreement the Collateral Trustee shall deem it necessary or desirable that a matter be proved or established in connection with taking or omitting any action by the Collateral Trustee hereunder or under any other Financing Document, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Collateral Trustee, be deemed to be conclusively proved or established by a written certificate of the Partnership delivered to the Collateral Trustee.

          13.13 Information. (a) The Partnership agrees that, from time to time upon request of the Collateral Trustee, the Partnership shall deliver to the Collateral Trustee a list setting forth, by each Senior Loan Agreement (i) the aggregate principal amount outstanding thereunder and (ii) the interest rate then in effect thereunder.

          (b) Each Applicable Agent shall deliver to the Collateral Trustee an authority and incumbency certificate setting forth the names and specimen signatures of the persons authorized to provide instructions or directions to the Collateral Trustee as of the date of its Senior Loan Agreement or the Reimbursement Agreement, as the case may be, and shall promptly provide any changes thereto from time to time thereafter. The Collateral Trustee shall be entitled to rely conclusively on such certificate until it receives a certificate specifically stating that it is a superseding certificate.

          13.14 Books and Accounts. (a) The Collateral Trustee shall maintain all such accounts, books and records as may be necessary properly to record all transactions carried out by it under this Agreement.

          (b) On or before the tenth Business Day in New York of each calendar month, the Collateral Trustee shall send to each Applicable Agent a statement indicating the amount of funds on deposit in each Account and the nature of any investments thereof as of the end of the preceding calendar month and identifying all deposits to and payments from such account during such calendar month, including the date on which made (but only to the extent such information is available to the Collateral Trustee from the Depositary Bank. Upon the request and at the expense of any Secured Party, the Collateral Trustee shall at any time inform each Secured Party of deposits, investments, payments, balances and any other information they may request (and that is reasonably available to the Collateral Trustee) regarding the Accounts. The Collateral Trustee shall also promptly forward to the Partnership and each Applicable Agent a copy of any such statement it receives from the Depositary Bank.

          13.15 Limitation on Collateral Trustee's Duties in Respect of Collateral. Beyond its express duties set forth in this Agreement or in the other Financing Documents as to the custody thereof and the accounting to the Partnership and the Secured Parties for moneys received hereunder, the Collateral Trustee shall not have any duty to the Borrower, the Partnership, the General Partner, the Limited Partner or the Secured Parties with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the priority or preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Collateral Trustee or an agent or nominee of the Collateral Trustee maintains possession or control of any of the Collateral or the Security Documents at any office of the Collateral Trustee, the Collateral Trustee shall, or shall instruct such agent or nominee to, grant the Borrower, the Partnership, the General Partner, the Limited Partner and the Secured Parties the access to such Collateral or Security Documents which they require for the conduct of their businesses, except, in the case of the Borrower, if and to the extent that the Collateral Trustee shall have received an Enforcement Direction.

          13.16 Right to Initiate Judicial Proceedings, Etc. If the Collateral Trustee shall have received an Enforcement Direction and during such time as such Enforcement Direction shall not have been withdrawn (a) the Collateral Trustee shall have the right and power to institute and maintain such suits and proceedings (subject to the instructions of Majority Lenders or Majority Secured Parties, as the case may be) as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the other Financing Documents and
(b) the Collateral Trustee may, either after entry or without entry, proceed (subject to the instructions of Majority Lenders or Majority Secured Parties, as the case may be) by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral assigned for the benefit and to the extent of the interest therein of such Secured Parties and to realize upon all or, from time to time, any of the property of the trust established hereunder for the benefit of such Secured Parties under the judgment or decree of a court of competent jurisdiction.

          13.17 Exculpatory Provisions. The Collateral Trustee makes no representations as to the value or condition of the trust created under this Agreement or any part thereof, or as to the title of the Borrower, the Partnership, the General Partner or the Limited Partner thereto or as to the rights and interests granted or the security afforded by this Agreement or any of the Security Documents or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, any other Financing Document or the Senior Debt secured hereby, and the Collateral Trustee (in its individual and trust capacities) shall incur no liability or responsibility in respect of any such matters.

          13.18 Merger of the Collateral Trustee. Any corporation into which the Collateral Trustee in its individual capacity shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee (in its individual capacity) shall be a party, shall be the Collateral Trustee under this Agreement, without the execution or filing of any paper or any further act on the part of the parties hereto, provided that such party shall meet the requirements of Section 13.09.

          13.19 Treatment of Senior Lenders by Collateral Trustee. (a) The Collateral Trustee may treat the Senior Lenders as the holders of the Notes evidencing Senior Debt Obligations and as the absolute owners thereof for all purposes under this Agreement and the other Financing Documents unless the Collateral Trustee shall receive notice to the contrary from the Applicable Agent.

          (b) Any Person that shall be designated as the duly authorized representative of one or more of the Senior Lenders to act as such in connection with any matters pertaining to this Agreement, or any other Financing Document or the Collateral shall present to the Collateral Trustee such documents, including without limitation opinions of counsel, as the Collateral Trustee may reasonably request, in order to demonstrate to the Collateral Trustee the authority of such Person to act as the representative of such Senior Lenders. The Collateral Trustee may rely upon such documents until it receives documents, including without limitation opinions of counsel, as the Collateral Trustee may reasonably request, specifically stating that they are superseding documents.

          13.20 Miscellaneous. (a) The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this trust from any court of competent jurisdiction. In the event that any disagreement between the other parties to this Agreement results in adverse claims being made in connection with property held by the Collateral Trustee and the terms of this Agreement do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstance then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take, the Collateral Trustee shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

          (b) None of the provisions of this Agreement or the other Financing Documents shall be construed to require the Collateral Trustee in its individual or trust capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder if it shall have reasonable grounds for belief that repayment of such funds or indemnity against such risk or liability is not reasonably assured to it. The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the other Financing Documents, at the request or direction of the Borrower, the Partnership, the General Partner or the Limited Partner or any Secured Party, unless the Collateral Trustee shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including interest thereon from the time incurred until reimbursed).

          (c) The Collateral Trustee in its individual capacity (or any parent, subsidiary or associated person) may accept deposits from, lend money to, and generally engage in any business with, any of the Borrower, the Partnership, the General Partner, the Limited Partner, any Shareholder, any Clark Entity, any party to a Project Document, any Secured Party, or any of their Affiliates, without affecting the validity of the trust created hereby or the right to enforce any Senior Debt Obligations or Oil Payment Reimbursement Obligations or other right to payment or security interest created hereunder or pursuant hereto as freely as if it were not the Collateral Trustee hereunder. The Collateral Trustee shall notify each Secured Party at any time it believes it has any interest conflicting with its obligations hereunder. The Collateral Trustee in its individual capacity (without prejudice to its rights under Section 13.10 and the last sentence of Section 13.11) hereby waives any right of banker's lien, set-off or counterclaim in respect of any assets contained in the Accounts or otherwise that are held by the Collateral Trustee as trustee hereunder.

          (d) The Collateral Trustee in its individual capacity shall not be personally liable for debts contracted or liabilities or damages incurred in the management or operations of the trust hereunder, except for those contracted or incurred as a result of its gross negligence or willful misconduct.

          (e) Except to the extent this Agreement and any other Financing Documents expressly contemplates that the Collateral Trustee is allowed to act through agents or other third parties, the Collateral Trustee shall not delegate, assign, or otherwise transfer any of its obligations, duties or responsibilities hereunder to any Person other than any of its Affiliates without the prior consent of the Partnership and Requisite Lenders (or, at any time on or after a Priority Termination Date, Requisite Secured Parties), provided, however, that no such consent shall be required in connection with the enforcement of remedies hereunder on behalf of the Secured Parties.

                                  ARTICLE XIV

                                 MISCELLANEOUS

          14.01 Termination. Subject to clause (b) of Section 14.17, upon satisfaction of each of the following conditions precedent, this Agreement and the security interests and rights created by or pursuant to this Agreement or any Security Document shall terminate, and the Secured Parties and their respective attorneys-in-fact shall, at the expense of the Partnership, execute and deliver a termination statement and such instruments of satisfaction, discharge and release of security in respect of all Collateral as may be requested by the Partnership, the Collateral Trustee shall pay, assign, transfer and deliver to or to the order of the Partnership all moneys and investments in the Accounts and Subaccounts, and the Collateral Trustee shall deliver to the Partnership, the General Partner and the Limited

Partner the Shares of the Borrower, the certificates representing the General Partnership Interest in the Partnership and the certificates representing the Limited Partnership Interest in the Partnership, respectively, and any other securities held by it:

          (a) all Senior Debt Obligations and all Oil Payment Reimbursement Obligations have been paid in full and all lending commitments have terminated or expired; and

          (b)    the Partnership shall have delivered to the Collateral
     Trustee a certificate stating that the conditions precedent to termination pursuant to this Section 14.01 have been satisfied.

          The obligations of Senior Lenders to make further disbursements of Senior Loans under their respective Senior Loan Agreements shall terminate in accordance with each such Senior Loan Agreement and, in any case, upon the termination of this Agreement. The obligation of the Oil Payment Insurers to provide coverage with respect to shipments of Maya crude oil in accordance with the Oil Payment Insurance Policy shall terminate in accordance with the Oil Payment Insurance Policy and the Reimbursement Agreement and, in any case, upon the termination of this Agreement.

          14.02 Calculation of Floating Rate Obligations. In calculating the amount of the Senior Debt Obligations payable for purposes of determining the Debt Service Coverage Ratio for any future period, and any other amounts to be calculated under this Agreement where the following estimation would be necessary, any interest payable on Senior Debt bearing interest at a floating rate, unless such rate is known for the entire period, shall be included in such calculation at a single fixed interest rate (the "Equivalent Fixed Rate") equal to the fixed interest rate that could be obtained by the Partnership in exchange for such floating interest rate in an interest rate swap transaction with a notional amount equal to the principal amount of such Senior Debt and a term and a notional amortization schedule equal to that of such Senior Debt, assuming the Partnership entered into such swap transaction on any reference date no fewer than 30 days prior to the date of calculation. In determining the Equivalent Fixed Rate, the Partnership shall select no fewer than four published quotations of recognized dealers in The City of New York of the highest credit standing, and the applicable Equivalent Fixed Rate shall be equal to the highest applicable fixed interest rate quoted by any such dealer.

          14.03 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          14.04 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby.

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

          14.05 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          14.06 Entire Agreement. This Agreement (including Appendices) and the other Financing Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the Borrower, the Partnership, the General Partner and the Limited Partner, on the one hand, and the Collateral Trustee, any Applicable Agent and the Secured Parties, on the other hand. The Senior Lenders shall have no benefit, any legal or equitable right or remedy under any Transaction Documents except as expressly provided herein or therein.

          14.07 Restrictions on Assignments and Participations. (a) The Senior Lenders may assign any rights or any payments due or to become due under the Senior Loan Agreements providing for their Senior Loans or grant any participation in their Senior Loans and (b) the Oil Payment Insurers may assign any rights or any payments due or to become due under the Reimbursement Agreement or grant any participation in their Oil Payment Reimbursement Obligations, in each of cases (a) and (b) without the prior consent of any of the Borrower Parties, provided that written notice thereof shall be provided to the Partnership promptly after such assignment.

          14.08 Notices. (a) Any notice, claim, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder or under any Senior Loan Agreement will be deemed duly given when given or made in writing and (i) personally delivered, (ii) sent by facsimile transmission (with written confirmation or acknowledgment of receipt, whether written or oral) or (iii) five days have elapsed after mailing by certified or registered mail, postage pre-paid, return receipt requested, in each case addressed to a party at its address or facsimile transmission number as indicated in Appendix P or to such other address or facsimile transmission number of which such party has given notice. Any notice to be given by or on behalf of any of the Borrower, the Partnership, the General Partner and the Limited Partner to any Senior Lender Group may be sent to the Applicable Agent on behalf of the Bank Senior Lenders, Capital Markets Senior Lenders or Oil Payment Insurers, as the case may be. Notice of any address or facsimile number change shall be effective only upon receipt. Notices and all written documents to be provided to the Collateral Trustee under this Agreement shall be deemed received by the Collateral Trustee only if addressed in accordance with the requirements of Appendix P hereto, including but not limited to the addressee thereon.

          (b) The Collateral Trustee shall promptly forward to the Applicable Agent copies of any notice, claim, certificate, report instrument, demand, request, direction, instruction, designation, waiver, receipt, consent or other communication or document, including the reports received pursuant to Article VIII, that it receives in connection with the Project Documents or the Financing Documents unless the Collateral Trustee reasonably believes that such material has already been provided by to such Person.

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

          14.09 Benefits of Agreement. Nothing in this Agreement, in any Senior Loan Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, the Secured Parties and their respective successors and permitted assigns hereunder, under the Financing Documents any benefit or any legal or equitable right or remedy under this Agreement or any other Financing Documents.

          14.10 Remedies. (a) No remedy herein conferred upon the Collateral Trustee, any Applicable Agent or the Secured Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under or any other Financing Document or now or hereafter existing at law or in equity or by statute or otherwise.

          (b) The amounts payable by the Borrower at any time under each Senior Loan Agreement or the Reimbursement Agreement shall be a separate and independent debt and each Senior Lender or the Oil Payment Insurer, as the case may be, except as otherwise specifically provided in this Agreement or any other Financing Document, shall be entitled to protect and enforce its rights arising out of this Agreement or any other Financing Document and its right, (i) in the case of a Senior Lender, to cancel or suspend its commitment to make Senior Loans and to accelerate the maturity of amounts due under its Senior Loan Agreement, and (ii) in the case of an Oil Payment Insurer, to suspend or terminate the coverage provided by the Oil Payment Insurance Policy under such Policy. Except as aforesaid, it shall not be necessary for any other Senior Lender or Oil Payment Insurer to consent to, or be joined as an additional party in, any proceedings for such purposes.

          (c) No failure on the part of any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Financing Document, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under any such document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither the Collateral Trustee nor any Applicable Agent nor any Secured Party shall be responsible for the failure of any other Secured Party to perform its obligations hereunder, under any Senior Loan Agreement or the Reimbursement Agreement.

          (d) In case any Secured Party, or the Collateral Trustee on behalf of any Secured Party, shall have proceeded to enforce any right, remedy or power under this Agreement or any other Financing Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Secured Party, then and in every such case the Borrower, the Partnership, the General Partner and the Limited Partner and the Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such other Financing Document and thereafter all rights, remedies and powers of the Secured Parties shall continue as though no such proceeding had been taken.

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

          14.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

          14.12  Consent to Jurisdiction.  (a)  Subject to clause (c) of this
Section 14.12, each party hereto hereby irrevocably consents and agrees, for the benefit of each other party hereto, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any Senior Loan Agreement, the Reimbursement Agreement, any Note or the Senior Debt Obligations or the Oil Payment Reimbursement Obligations may be brought in any Federal or State court located in the Borough of Manhattan, The City of New York, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such court, to the exclusion of all other courts, with respect to any such action, suit or proceeding. Each party hereto hereby waives to the fullest extent permitted by applicable laws any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

          (b) Each of the Borrower Parties hereby irrevocably appoints CT Corporation System, with offices at the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in the Borough of Manhattan, The City of New York. Each of the Borrower Parties agrees that service of process in respect of it upon its respective agent, together with written notice of such service given to it in the manner provided in Section 14.08, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the Borrower Parties agrees that the failure of its respective agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason any Borrower Party's respective agent shall cease to be available to act as such, or if any party hereto that was located in New York ceases to be so located, such party agrees to designate a new agent in the Borough of Manhattan, The City of New York, on the terms and for the purposes of this clause (b).

          (c)    Notwithstanding the provision of clause (a) of this
Section 14.12, nothing herein shall be deemed to limit the ability of any of the Secured Parties, the Collateral Trustee or any Applicable Agent to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any of the Borrower, the Partnership, the General Partner or the Limited Partner or bring actions, suits or proceedings against any such party in such other jurisdiction, including without limitation in any Federal or State court located in the State of Texas, and in such manner, as may be permitted by applicable law.

          (d) Each party hereto agrees that a final judgment against it in any action, suit or proceeding taken in any Federal or State Court in the Borough of Manhattan, The City of New York in accordance with clause (a) of this
Section 14.12 or, in the case of any of the Borrower, the Partnership, the General Partner or the Limited Partner, in any other court in accordance with clause (c) of this Section 14.12, shall be conclusive and may be enforced in any jurisdiction by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law.

          14.13 Amendments, Etc. Except as otherwise expressly provided in this Agreement, no provision of this Agreement may be amended, modified, supplemented or waived except by an agreement in writing signed by (a) the Borrower and the General Partner on behalf of the Partnership and (b) one or more of the Applicable Agents, as appropriate, on behalf of and pursuant to the prior written instructions of Requisite Lenders (or, at any time on or after a Priority Termination Date, Requisite Secured Parties), provided that: (A) no amendment, modification, supplement or waiver shall, unless by an instrument signed by each Senior Lender, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Oil Payment Insurers Administrative Agent and the Capital Markets Trustee modify in any manner (1) the rights and obligations of the Borrower or the Partnership to prepay Senior Loans; (2) the rights and obligations of the Borrower or the Partnership to make Pro Rata Payments; (3) the conditions precedent set forth in Article IX; (4) the obligations of any Senior Lender (unless such modification does not create any additional obligation of such Senior Lender); (5) the amount or term of any Senior Debt Commitment; (6) Sections 10.02 and 10.04; or (7) the definitions of "Supermajority Lenders", "Requisite Lenders", "Majority Lenders" or any of the defined terms used in such definitions, or the number or percentage of Senior Lenders required to make any determinations or waive any rights under this Agreement or to modify any provision hereof; (B) no amendment, modification, supplement or waiver shall, unless by an instrument signed by each Senior Lender, the Collateral Trustee and each Applicable Agent, modify in any manner
(1) the obligations of the Borrower and the Partnership described in clause (r) of Section 4.01 or (2) the definitions of "Supermajority Secured Parties", "Requisite Secured Parties", "Majority Secured Parties" or any of the defined terms used in such definitions, or the number or percentage of Secured Parties required to make any determinations or waive any rights under this Agreement or to modify any provision hereof; (C) any amendment, modification, supplement or waiver in respect of Article XIII or that affects the rights and obligations of the Collateral Trustee shall require the consent of the Collateral Trustee; and
(D) any amendment, modification, supplement or waiver that affects the rights and obligations of any Applicable Agent shall require the consent of such Applicable Agent. Notwithstanding the preceding sentence, the Borrower, the Partnership, the Collateral Trustee, each Applicable Agent and Supermajority Bank Lenders may, without the consent of any other Senior Lender, at any time and from time to time, enter into one or more amendments hereto, in the form satisfactory to each, to cure any ambiguity, to correct or supplement any provision in this Agreement that may be misleading, defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement, in each cases, so long as such action shall not adversely affect the interest of the other Senior Lenders. This Section

14.13 shall not apply to any automatic amendment to Appendix B upon satisfaction of the conditions for such automatic amendment set forth herein.

          14.14 Conflicts. In case of any conflict or inconsistency between this Agreement and any Financing Document, this Agreement shall control.

          14.15 Effectiveness. This Agreement shall come into full force and effect upon its execution and delivery by each of the parties named on the signature pages hereof.

          14.16 Compliance with Applicable Law. Notwithstanding any provision of this Agreement, but without in any way limiting the rights of the Collateral Trustee or the Secured Parties under Article X in connection with any Event of Default resulting from the taking or refraining from taking of any action pursuant to any law, statute, regulation, rule, order, injunction, decree, writ or judgment binding on it or affecting its properties, none of the Borrower, the Partnership, the General Partner or the Limited Partner shall be obligated to take or refrain from taking any action otherwise required under this Agreement if at the time such party is to take or refrain from taking such action, such action is contrary to any law, statute, regulation, rule, order, injunction, decree, writ or judgment binding on it or affecting its properties.

          14.17 Indemnification. (a) The Borrower, the Partnership, the General Partner and the Limited Partner, jointly and severally, assume full liability for, and agree to and shall indemnify and hold harmless the Collateral Trustee, each Applicable Agent, each Secured Party and their respective affiliates, officers, directors, employees, agents and servants (each, an "Indemnified Person") against and from any and all liabilities, obligations, losses, damages (compensatory, punitive or otherwise), penalties, claims, actions, duties, suits, costs and expenses (including reasonable fees of legal counsel and expenses and costs of investigation) of whatsoever kind and nature, including, without prejudice to the generality of the foregoing, those arising in contract or tort (including negligence) or by strict liability or otherwise, which are imposed on, incurred by or asserted against any Indemnified Person (whether or not also indemnified by any other Person under any other document) and which in any way relate to or arise out of, whether directly or indirectly:

          (i) the Senior Loan Agreements, the Senior Debt Obligations, the Reimbursement Agreement, the Oil Payment Reimbursement Obligations or any actual or proposed use of the proceeds of the Senior Loans;

          (ii) any Environmental Law applicable to the past, present or future operations of the Partnership or any predecessor in interest to the Partnership or the environmental contamination of any site or facility owned, operated or leased at any time by the Partnership (or any such predecessor in interest) in connection with the Coker Project, any contamination or any Release or threatened Release of any Hazardous Substance by the Partnership (or any predecessor in interest or third party) at, onto or from any such site or facility; or

          (iii) the exercise by the Collateral Trustee, each Applicable Agent and each Secured Party of any of their respective rights and remedies under any of the Financing Documents;

provided that no Indemnified Person shall have any right to be indemnified hereunder for its own willful misconduct or gross negligence.

          (b) The indemnities provided by the Borrower, the Partnership, the General Partner and the Limited Partner pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement and the other Financing Documents and the provision of any subsequent or additional indemnity by any Person.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.



                                   PORT ARTHUR FINANCE CORP.

                                   By:  /s/ Maura J. Clark
                                       -------------------
                                       Name:  Maura J. Clark
                                       Title: Executive Vice President and
                                              Chief Financial Officer



                                   PORT ARTHUR COKER COMPANY L.P.

                                   By:  SABINE RIVER HOLDING CORP.,
                                        as General Partner

                                   By:  /s/ Maura J. Clark
                                       -------------------
                                       Name:  Maura J. Clark
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                   SABINE RIVER HOLDING CORP.


                                   By:  /s/ Maura J. Clark
                                       -------------------
                                       Name:  Maura J. Clark
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                   NECHES RIVER HOLDING CORP.


                                   By:  /s/ Maura J. Clark
                                       -------------------
                                       Name:  Maura J. Clark
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                   BANKERS TRUST COMPANY,
                                   as Collateral Trustee for the Secured Parties


                                   By:  /s/ James C. McDonough
                                       -----------------------
                                       Name:  James C. McDonough
                                       Title: Vice President


                                   By:  /s/ William T. Jenkins
                                       -----------------------
                                       Name:  William T. Jenkins
                                       Title: Assistant Vice President


                                   DEUTSCHE BANK AG, NEW YORK BRANCH,
                                   as Administrative Agent for and on behalf of the Bank Senior Lenders



                                   By:  /s/ Cynthia Jo Powell
                                       ----------------------
                                       Name:  Cynthia Jo Powell
                                       Title: Associate


                                   By:  /s/ Lydia Zaininger
                                       --------------------
                                       Name:  Lydia Zaininger
                                       Title: Vice President



                                   WINTERTHUR INTERNATIONAL INSURANCE
                                   COMPANY LIMITED,
                                   for itself and as Administrative Agent for and on behalf of the Oil Payment Insurers


                                   By:  /s/ Eileen McCusker
                                       --------------------
                                       Name:  Eileen McCusker
                                       Title: Property Underwriting Manager


                                   By:  /s/ Malcolm Newman
                                       -------------------
                                       Name:  Malcolm Newman
                                       Title: Chief Financial Officer

                                   HSBC BANK USA,
                                   as Capital Markets Trustee for the Capital
                                   Markets Senior Lenders


                                   By:  /s/ James M. Foley
                                       -------------------
                                       Name: James M. Foley
                                       Title: Assistant Vice President



                                   BANKERS TRUST COMPANY,
                                   as Depositary Bank


                                   By:  /s/ James C. McDonough
                                       -----------------------
                                       Name:  James C. McDonough
                                       Title: Vice President


                                   By:  /s/ William T. Jenkins
                                       -----------------------
                                       Name:  William T. Jenkins
                                       Title: Assistant Vice President



                                   WINTERTHUR INTERNATIONAL INSURANCE
                                   COMPANY LIMITED, as Insurer under the Debt
                                   Service Reserve Insurance Guarantee


                                   By:  /s/ Eileen McCusker
                                       --------------------
                                       Name:  Eileen McCusker
                                       Title: Property Underwriting Manager


                                   By:  /s/ Malcolm Newman
                                       -------------------
                                       Name:  Malcolm Newman
                                       Title: Chief Financial Officer

                                                                      Appendix A
                                                    to Common Security Agreement


                                  DEFINITIONS

          In this Appendix A, the Common Security Agreement and the other Appendices hereto and in any other document that refers to this Appendix A, the following terms shall have the meanings assigned below (the singular includes the plural and vice versa) (unless otherwise specified, section references in this Appendix A are to sections of the Common Security Agreement):

          "Abandonment" shall occur if (a)(i) the Partnership publicly announces the permanent shutdown of all or substantially all engineering, development, construction or production activities of the Coker Project or (ii) Clark R&M publicly announces the permanent shutdown of all or substantially all production activities of the Refinery or (b)(x) the Partnership ceases all or substantially all engineering, development, construction or production activities of the Coker Project or (y) Clark R&M ceases all or substantially all production activities of the Refinery and, with regard to (b)(x) and (y), such cessation continues without interruption for 90 days and either the Collateral Trustee or any Senior Lender requests the Partnership or Clark R&M, as the case may be, to confirm in writing that they have not, or do not currently intend to, shut down permanently all or substantially all engineering, development, construction or production activities of the Coker Project or the Refinery, as the case may be, and the Partnership or Clark R&M, as the case may be, fails to provide such confirmation within 30 days following such request or, in any event, fails to resume such engineering, development, construction or production activities, as the case may be, within 60 days following such request. For purposes of this definition, the Partnership and Clark R&M shall not be deemed to have ceased engineering, development or construction or production activities of the Coker Project or the Refinery, as the case may be, if such cessation is caused by an Event of Force Majeure unless and until such Event of Force Majeure lasts more than 180 days.

          "Accounts" has the meaning set forth in Section 5.01.

          "Additional Senior Debt" has the meaning set forth in clause (a) of
Section 2.09.

          "Affiliate" means, with respect to any Person, any other Person that directly controls, is controlled by, or is under common control with such other Person. For purposes of this definition, "control" when used with respect to any Person means (a) the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (b) the direct or indirect beneficial ownership of 25% equity interest in such Person.

          "Ancillary Equipment" has the meaning set forth in the Ancillary Equipment Site Lease.

          "Ancillary Equipment Site Lease" means the Ancillary Equipment Site Lease and Easement Agreement, dated August 19, between the Partnership and Clark R&M, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Annual Budget and Operating Plan" has the meaning set forth in
Section 6 of the Services and Supply Agreement as in effect on the date hereof.

          "Applicable Agent" means, (a) in the case of the Capital Markets Senior Lender Group, the Capital Markets Trustee, (b) in the case of the Initial Bank Senior Lender Group, the Bank Senior Lenders Administrative Agent, (c) in the case of any other Senior Lender Group, the Person notified to the Collateral Trustee as the Applicable Agent for such Senior Lender Group, and (d) in the case of the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent.

          "Authorized Investments" means (a) investments maturing within one year after the acquisition thereof in (i) obligations of, or guaranteed as to principal and interest by, the United States Government or any agency thereof the obligations of which are backed by the full faith and credit of the United States, (ii) certificates of deposit of, and time and demand deposits (including Eurodollar deposits) with, banks or trust companies with a rating of at least A-1 from Moody's and A from S&P and at least $500 million of shareholders' equity or (iii) commercial paper by an issuer rated at least P-1 from Moody's and A-1 from S&P as to principal and interest and which has at least $500 million of shareholders' equity; or (b) investments in any money market fund having a rating in the highest investment category granted by Moody's or S&P at the time of acquisition (including without limitation any such fund for which the Depositary Bank or any Affiliate thereof serves as investment manager, administrator or custodian).

          "Bank Loan Drawdown and Equity Funding Account" has the meaning set forth in Section 5.01.

          "Bank Senior Debt" means Senior Debt held by Bank Senior Lenders.

          "Bank Senior Debt Commitments" means the commitments to provide Bank Senior Debt.

          "Bank Senior Lender Group" means any Senior Lender Group which is a party to the same Bank Senior Loan Agreement.

          "Bank Senior Lenders" means the Initial Bank Senior Lenders and any other commercial financial institutions (other than a Shareholder or any Affiliate of a Shareholder) that have provided Additional Senior Debt or Replacement Senior Debt or have entered into commitments to provide Additional Senior Debt or Replacement Senior Debt.

          "Bank Senior Lenders Administrative Agent" means Deutsche Bank AG, New York Branch, in its capacity as Administrative Agent under the Bank Senior Loan Agreement.

          "Bank Senior Loan Agreements" means (a) the Bank Senior Loan Agreement, dated as of the date hereof, by and among the Borrower, the Guarantors, the Bank Senior Lenders party thereto and the Bank Senior Lenders Administrative Agent, (b) the Secured Working Capital Facility and (c) any other loan agreements relating to Bank Senior Debt.

          "Bank Senior Term Debt" means Bank Senior Debt other than that outstanding under the Secured Working Capital Facility.

          "Base Case Model" means the Base Case Model attached as Appendix C.

          "Blackstone" means, collectively, Blackstone Capital Partners III Merchant Banking Fund L.P., a limited partnership organized under the laws of the State of Delaware, Blackstone Offshore Capital Partners III L.P., a limited partnership organized under the laws of the Cayman Islands, and Blackstone Family Investment Partnership III L.P., a limited partnership organized under the laws of the State of Delaware.

          "Bondholders" means holders of the Notes.

          "Bond Proceeds Account" has the meaning set forth in Section 5.01.

          "Borrower" means Port Arthur Finance Corp., a Delaware corporation.

          "Borrower Financial Statements" means, for any quarter or year, the balance sheet of the Borrower as of the close of such quarter or year, as the case may be, and statements of income and expense and cash flow and changes in financial position from the beginning to the close of such quarter or year, as the case may be, setting forth in comparative form the corresponding figures for the corresponding periods in the preceding year or for the preceding year, as the case may be.

          "Borrower Parties" means the Borrower, the Partnership and the Partners.

          "Business Day" means a day on which commercial banks are generally open for business in the Borough of Manhattan, The City of New York.

          "Buydown Payment" has the meaning set forth in Section 6 of the EPC Contract.

          "Bylaws" means the Bylaws of each of the General Partner, the Limited Partner and the Borrower, dated July 30, 1999, July 30, 1999 and August 3, 1999, respectively, all as may be amended from time to time in accordance with their terms and the restrictions on amendments set forth in this Agreement.

          "Capital Commitments" means the commitments of the Shareholders pursuant to the Capital Contribution Agreements to contribute not less than $135 million in the form of equity or Subordinated Debt, directly or indirectly, to the Partnership.

          "Capital Contribution" means any contribution made to capital of the Partnership or any Subordinated Debt provided to the Partnership by or on behalf of a Partner pursuant to the Capital Contribution Agreements or the Partnership Agreement.

          "Capital Contribution Agreements" means the separate Capital Contribution Agreements, each dated as of the Closing Date, entered into by the Borrower, the Partnership and the General Partner with Blackstone and Occidental Petroleum, respectively.

          "Capital Markets Senior Debt" means Senior Debt provided under the Indenture.

          "Capital Markets Senior Lender Group" means the Senior Lender Group which is party to the Indenture.

          "Capital Markets Senior Lenders" means the beneficial holders of Capital Markets Senior Debt.

          "Capital Markets Trustee" means HSBC Bank USA in its capacity as trustee under the Indenture.

          "Cash Proceeds" means, with respect to any period, all funds received or projected to be received by the Partnership during such period including without limitation (a) cash flow generated by the Project in the ordinary course of business; (b) earnings on funds held in the Accounts and any other accounts of the Partnership; and (c) insurance proceeds for business interruption.

          "Casualty and Insurance Account" has the meaning set forth in Section 5.01.

          "Catastrophic Casualty" means any actual or constructive casualty loss or series of related losses in respect of Project Property in excess of $50 million.

          "Catastrophic Casualty Account" has the meaning set forth in Section 5.01.

          "Certificate of Incorporation" means (a) with respect to the General Partner, the Amended and Restated Certificate of Incorporation, dated September 2, 1999 and amended on September 13, 1999, (b) with respect to the Limited Partner, the Amended and Restated Certificate of Incorporation, dated September 2, 1999 and amended on September 13, 1999 and (c) with respect to the Borrower, the Certificate of Incorporation, dated August 2, 1999, all as may be amended from time to time in accordance with their terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership, dated May 4, 1999, as the same may be amended from time to time in accordance with their terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Cessation Notice" has the meaning set forth in Section 10.03 of this Agreement.

          "Change Order" has the meaning set forth in Section 12.4 of the EPC Contract.

          "Charter" means the Certificate of Incorporation of each of the General Partner, the Limited Partner and the Borrower, all as may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Clark Entities" means Clark Holdings, Clark USA and Clark R&M.

          "Clark EPC Contract" means the Engineering, Procurement and Construction Agreement, dated March 24, 1998, between Clark R&M and the EPC Contractor, as amended by Amendment No. One thereto, dated as of August 19, 1999, as the same may be further amended or supplemented from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Clark Holdings" means Clark Refining Holdings Inc.

          "Clark Processing Fee" means the fee payable by Clark R&M to the Partnership for processing services rendered by the Partnership pursuant to the Services and Supply Agreement.

          "Clark R&M" means Clark Refining & Marketing, Inc.

          "Clark USA" means Clark USA, Inc.

          "Closing" means the satisfaction or waiver of all conditions precedent to the making of Senior Loans.

          "Closing Date" means the date on which the Closing occurs.

          "Coker Complex" has the meaning set forth in the Services and Supply Agreement.

          "Coker Project" means the construction, ownership, development, operation and maintenance of the Heavy Oil Processing Facility.

          "Collateral" means all property, rights and other interests of the Borrower, the Partnership, the General Partner and the Limited Partner in which security interests, trusts or mortgages are created for the benefit of the Secured Parties under or pursuant to the Security Documents.

          "Collateral Trustee" means Bankers Trust Company, in its capacity as Collateral Trustee under this Agreement.

          "Commission" means the Securities and Exchange Commission or any successor entity.

          "Compensating Collateral" has the meaning set forth in the Long-Term Oil Supply Agreement.

          "Condemnation Compensation" means all value (whether in the form of money, property or otherwise) paid or payable to the Partnership by any Governmental Authority as compensation for or in respect of any act or series of acts of condemnation of Project Property.

          "Construction Report" has the meaning set forth in Section 2.14 of the EPC Contract.

          "Constructive Total Loss" means any single casualty loss or a series of related casualty losses to any Project Property for which the costs of replacing such damaged Project Property or repairing it to at least the same operating standards that existed immediately prior to such loss or series of losses would exceed, or the Independent Engineer estimates it would exceed, $250 million.

          "Contingency Reserve Account" has the meaning set forth in Section
5.01 of this Agreement.

          "Contingency Reserve Amount" means, at the Final Completion Date, the unused amount remaining from the amount budgeted for contingencies during the construction of the Coker Project as set forth in the Base Case Model.

          "Continuing" means, with respect to a Default, that such Default has been declared as provided in Section 10.02 and that neither the Borrower nor the Partnership has received a Cessation Notice with respect thereto pursuant to
Section 10.03.

          "Credit Interest" has the meaning set forth in the Long-Term Oil Supply Agreement.

          "Credit Rating Agency" means each of Moody's and S&P and their respective successors.

          "Debt Service Coverage Ratio" means for any period, the ratio of (a) the aggregate of Cash Proceeds minus Project Expenses for such period to (b) Senior Debt Obligations (other than pursuant to Optional Prepayments or Mandatory Prepayments), paid or expected to be paid during such period, as the case may be.

          "Debt Service Reserve Account" has the meaning set forth in Section 5.01.

          "Debt Service Reserve Accrual Amount" means, with respect to each of the Payment Dates specified in clause (a)(ix) of Section 5.05, one-fifth of the aggregate principal amount then available under the Debt Service Reserve Guarantee Arrangement.

          "Debt Service Reserve Amount" means, on any date, the sum of (a) the aggregate amount of principal payments scheduled to be due on the immediately succeeding Payment Date when a principal payment is scheduled to be made and (b) the aggregate amount of Senior Debt Obligations (other than principal payments) scheduled to be due on or prior to the immediately succeeding Payment Date.

          "Debt Service Reserve Guarantee Arrangement" means the Debt Service Reserve Account Insurance Guarantee, dated as of the date hereof, pursuant to which Winterthur International Insurance Company Limited has undertaken to guarantee an aggregate principal amount of up to $60 million (subject to reduction in accordance with clause (b)(i) of Section 5.09) for payments of Senior Debt Obligations in accordance with clause (b)(ii) of Section 5.09.

          "Debt Service Reserve Shortfall" means, on any date, the excess, if any, of (a) the Debt Service Reserve Amount over (b) the balance in the Debt Service Reserve Account on such date, as determined in clause (a)(ii) of Section 5.09.

          "Default" has the meaning set forth in Section 10.02.

          "Depositary Bank" means the corporate trust office of Bankers Trust Company appointed by the Collateral Trustee to maintain the Accounts.

          "Discretionary Capital Expenditures" means capital expenditures (including any financing costs and related fees and expenses) other than Mandatory Capital Expenditures in respect of the Coker Project that the Partnership may make at its discretion in accordance with the terms of this Agreement.

          "Distribution Account" has the meaning set forth in Section 5.01 of this Agreement.

          "Downtime" means the temporary cessation of all or any substantial part of the operation of the Heavy Oil Processing Facility or the Refinery.

          "DSRIG Provider" means Winterthur International Insurance Company Limited, as Insurer under the Debt Service Reserve Guarantee Arrangement.

          "Enforcement Action" means, after the issuance of an Enforcement Direction, any or all of the following: (a) the application of funds in the Accounts or Subaccounts to the payment of Senior Debt Obligations and the Oil Payment Reimbursement Obligations; (b) the declaration of the principal of the Senior Debt immediately due and payable; (c) the exercising of any power of sale or other rights granted by this Agreement or any of the Security Documents; (d) the sale of the Collateral either as an entirety or, if permitted by applicable law, in parcels to the highest bidder at a public auction at such place and at such time and upon such terms as the Senior Lender(s) or Oil Payment Insurer(s) issuing the relevant Enforcement Direction may specify or may be required by applicable law; (e) the proceeding to protect and enforce the rights of the Secured Parties under this Agreement, the Security Documents or any other Financing Document by sale pursuant to judicial proceedings or by a proceeding in equity or at law or otherwise, whether for the enforcement of the security interests created under or pursuant to this Agreement or any other Security Document or for the enforcement of any other legal, equitable or other remedy;
(f) the exercising in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Secured Parties, to the extent permitted by applicable law, of all the rights and remedies of a secured party upon default under the NY UCC or the Texas UCC; (g) the charge, set-off or other application of all or any part of the Senior Debt Obligations against the Accounts or Subaccounts or any part thereof; and (h) the taking of any other legal, equitable or other remedy or action permitted by this Agreement or applicable law.

          "Enforcement Direction" has the meaning set forth in Section 10.04.

          "Enforcement Proceeds Account" has the meaning set forth in Section 10.11.

          "Environmental Law" means any law, regulation, judgment, consent decree, agreement, agency requirement or common law duty relating to the protection of the environment or human health and safety.

          "EPC Contract" means the Engineering, Procurement and Construction Contract, dated July 12, 1999, between the Partnership and the EPC Contractor, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "EPC Contract Guarantee" means the EPC Contract Guarantee, dated July 13, 1999, between the Partnership and the EPC Guarantor, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "EPC Contractor" means Foster Wheeler USA Corporation.

          "EPC Guarantor" means Foster Wheeler Corporation.

          "Equity Funding" means direct or indirect cash contributions to the Partnership from the Shareholders (in the form of contributions of equity capital or Subordinated Debt, as the Shareholders shall in their sole discretion decide).

          "Equivalent Fixed Rate" has the meaning set forth in Section 14.02.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Estimated Payment Certificate" has the meaning set forth in Section 5.15.

          "Estimated Project Expense" has the meaning set forth in Section 5.15.

          "Eurodollar Business Day" shall mean any day on which banks are generally open for business in London, England.

          "Event of Default" has the meaning set forth in Section 10.01.

          "Event of Force Majeure" means, with respect to any Project Document, any event or circumstance defined in such Project Document as an event of force majeure.

          "Excess Cash Flow" has the meaning set forth in clause (b) of Section
5.05 of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Final Completion" has the meaning set forth in the EPC Contract as in effect on the date hereof.

          "Final Maturity" means (a) with respect to the Tranche A Bank Facility, January 15, 2007, (b) with respect to the Tranche B Bank Facility, July 15, 2007, and (c) with respect to the Capital Markets Senior Debt, January 15, 2009.

          "Financing Documents" means this Agreement, the Senior Loan Agreements, the Notes, the Transfer Restrictions Agreement, the Security Documents, the Intercreditor Agreement, the Oil Payment Insurance Policy, the Reimbursement Agreement, the Debt Service Reserve Guarantee Arrangement, the Capital Contribution Agreements and any ancillary documents, including fee letters and all certificates, delivered under or in connection therewith.

          "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

          "General Partner" means Sabine River Holding Corp., a Delaware Corporation.

          "General Partnership Interest" means the interest in the Partnership owned by the General Partner.

          "Governmental Authority" means any government, any governmental administration, agency, instrumentality or other instrumentality or other political subdivision thereof or any court, commission or other governmental authority of competent jurisdiction.

          "GP Certificates" has the meaning set forth in subclause (ii) of clause (a) of Section 6.02.

          "Ground Lease and Blanket Easement" means the Coker Complex Ground Lease and Blanket Easement Agreement, dated August 19, 1999, between the Partnership and Clark R&M, as amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Guarantee" means the obligations of the Partnership set forth in
Article XII of this Agreement.

          "Guaranteed Final Completion Date" has the meaning set forth in the EPC Contract as in effect on the date thereof.

          "Guaranteed Mechanical Completion Date" has the meaning set forth in the EPC Contract as in effect on the date thereof.

          "Guaranteed Performance Dates" has the meaning set forth in the EPC Contract as in effect on the date thereof.

          "Guaranteed Values" has the meaning set forth in the EPC Contract as in effect on the date thereof.

          "Guarantor" means the Partnership.

          "Hazardous Substance" means any substance in any concentration that is now or hereafter listed, classified or regulated pursuant to any Environmental Law including any petroleum products or by-products, asbestos-containing material, polychlorinated biphenyls, refinery wastes, lead and radioactive materials.

          "Heavy Oil Processing Facility" has the meaning set forth in the Services and Supply Agreement as in effect on the date hereof.

          "Historical Twelve-Month Period " means, in relation to any date, the period commencing on the day falling 364 days prior to either (a) the month-end immediately preceding such date or (b) such date, if such date is a month-end, and ending on such month-end.

          "Hydrogen Supplier" means Air Products and Chemicals, Inc.

          "Hydrogen Plant" has the meaning set forth in the Hydrogen Supply Agreement.

          "Hydrogen Supply Agreements" means (a) the Hydrogen Supply Agreement, dated August 1, 1999, between the Hydrogen Supplier and the Partnership, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement and (b) the Product Supply Agreement, dated August 1, 1999, between the Hydrogen Supplier and Clark R&M, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Hydrogen Supply Agreement Guarantee" has the meaning set forth in the Hydrogen Supply Agreements.

          "Indebtedness" means, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person, contingent or otherwise, with respect to letters of credit, bankers' acceptances or similar facilities, whether issued for the account of such Person or otherwise, (d) every obligation of such Person incurred or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (e) every capital lease obligation of such Person and (f) every obligation of the type referred to in clauses (a) through (e), inclusive, of another Person and all dividends of another Person, the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

          "Indemnified Person" has the meaning set forth in clause (a) of
Section 14.17.

          "Indenture" means the trust indenture, dated as of the date hereof, among the Borrower, the Guarantors and the Capital Markets Trustee pursuant to which the Capital Markets Senior Debt will be issued, as amended from time to time.

          "Independent Consultant" means each of the Independent Engineer, the Marketing Consultant, the Insurance Consultant and any other Person appointed pursuant to clause (cc) of Section 4.01.

          "Independent Engineer" means the consulting engineering firm appointed pursuant to clause (cc) of Section 4.01.

          "Independent Engineer's Reports" means the reports set forth in Appendix N to this Agreement.

          "Information Memorandum" means the final confidential Information Memorandum, dated July, 1999, delivered by the Partnership to the Bank Senior Lenders.

          "Initial Bank Senior Debt" means the indebtedness of the Borrower to the Initial Bank Senior Lenders under the Initial Bank Senior Loan Agreements.

          "Initial Bank Senior Lenders" means the Senior Lenders that are party to the Initial Bank Senior Loan Agreements.

          "Initial Bank Senior Loan Agreements" means the Bank Senior Loan Agreements, dated as of the date hereof, listed under the heading "Initial Bank Senior Debt" in Appendix B, as the same may be amended or otherwise modified from time to time. The Indenture shall not be considered an Initial Bank Senior Loan Agreement for any purpose under this Agreement.

          "Initial Capital Contributions" means the Capital Contributions of not less than $20 million required to be made by the Shareholders under the Capital Contribution Agreements on the Closing Date.

          "Initial Construction Budget" means the Construction Budget most recently prepared and delivered to the Collateral Trustee on behalf of the Secured Parties on or prior to the date hereof and set forth as Appendix K.

          "Initial Senior Debt" means the Senior Debt provided under the Initial Senior Loan Agreements.

          "Initial Senior Debt Commitments" means the commitments to provide the Initial Senior Debt.

          "Initial Senior Lenders" means the Senior Lenders that are party to the Initial Senior Loan Agreements.

          "Initial Senior Loan Agreements" means the Initial Bank Senior Loan Agreement, the Secured Working Capital Facility and the Indenture.

          "Insolvency Event", with respect to any Person, means (a) entry by any competent Governmental Authority of any jurisdiction or a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, dissolution, winding-up or other similar law or (ii) an involuntary or contested decree or order adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, dissolution, winding-up or composition of or in respect of such Person under any applicable law, or appointing a custodian, receiver, liquidator, assignee, Collateral Trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or ordering the winding up or liquidation of the affairs of such Person and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days or (b) commencement of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, dissolution, winding-up or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, dissolution, winding-up or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable law; or consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, Collateral Trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or the making by such Person of an assignment for the benefit of creditors, or the admission by such Person in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

          "Insurance Consultant" means the insurance consulting firm appointed pursuant to clause (cc) of Section 4.01.

          "Insurance Consultant's Report" means the report set forth in Appendix M to this Agreement.

          "Insurance Policies" means the insurance policies providing for Required Insurance.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Senior Lenders, the Oil Payment Insurers, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Oil Payment Insurers Administrative Agent and the Capital Markets Trustee.

          "Investment Grade Rating" means a rating of at least "investment grade" from each of S&P and Moody's.

          "Late Payments" has the meaning set forth in the EPC Contract.

          "LIBOR" has the meaning set forth in the Bank Senior Loan Agreement.

          "Lien" means, with respect to any property or assets, any Sale and Leaseback Transaction and any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or assets, or any preferential arrangement of any kind or nature whatsoever having the practical effect of constituting a security interest on or with respect to such property or assets. For the purposes of this definition, a Person shall be deemed to own subject to a Lien any property or assets that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales or other title retention agreement.

          "Limited Partner" means Neches River Holding Corp., a Delaware corporation, and its successors.

          "Limited Partnership Interest" means the interest in the Partnership owned by the Limited Partner, and its successors.

          "Long-Term Oil Supply Agreement" means the Maya Crude Oil Sales Agreement, dated March 10, 1998, between Clark R&M and PMI, and assigned to the Partnership as of the date hereof, as amended and supplemented by the First Amendment and Supplement thereto, dated August 19, 1999, as the same may be further amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Long-Term Oil Supply Agreement Guarantee" means the Long-Term Oil Supply Agreement Guarantee, dated March 10, 1998, between Clark R&M and Pemex, and assigned to the Partnership on the date hereof, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Loss Proceeds" means all proceeds from insurance or other recovery, excluding any portion of such proceeds relating to the interruption of business, loss of profits or similar matters or any sum paid in settlement of a liability to a third party or any reimbursement to any insured party in respect of any such payment.

          "LP Certificates" has the meaning set forth in subclause (ii) of clause (a) of Section 6.03.

          "Lucas Terminal Property" means all pipelines, oil handling facilities and terminaling facilities (including in each case any and all easements relating thereto) referred to in Section 2.2(c) of the Ground Lease and Blanket Easement.

          "Major Maintenance" means a major maintenance of the Heavy Oil Processing Facility scheduled in the most recent Major Maintenance Plan, as amended from time to time in accordance with clause (b) of Section 8.01 of this Agreement.

          "Major Maintenance Account" has the meaning set forth in Section 5.01 of this Agreement.

          "Major Maintenance Plan" means the plan prepared by the Partnership in accordance with clause (b) of Section 8.01 of this Agreement describing the next scheduled Major Maintenance.

          "Major Maintenance Reserve Payment" means the payment made by the Partnership to the Major Maintenance Account on a Payment Date in accordance with the terms set forth in Section 5.12 of this Agreement.

          "Majority Bank Lenders" means holders of more than 50% of the aggregate outstanding principal amount of Bank Senior Debt and Bank Senior Debt Commitments.

          "Majority Bondholders" means holders of more than 50% of the aggregate outstanding principal amount of Capital Markets Senior Debt.

          "Majority Lenders" means, (a) at any time when the aggregate outstanding principal amount of Bank Senior Debt and Bank Senior Debt Commitments is equal to or exceeds 15% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments, either (i) Majority Bank Lenders or (ii) holders of more than 25% of the aggregate outstanding principal amount of Capital Markets Senior Debt, and (b) at any time when the aggregate outstanding principal amount of Bank Senior Debt and Bank Senior Debt Commitments is less than 15% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments, the holders of more than 25% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments.

          "Majority Secured Parties" means either (a) holders of more than 50% of the aggregate principal amount of Bank Senior Debt outstanding, Bank Senior Debt Commitments and the Oil Payment Commitment (or, at any time on or after a Priority Termination Date, the aggregate principal amount of Oil Payment Reimbursement Obligations then outstanding), taken together, or (b) holders of more than 25% of the aggregate outstanding principal amount of Capital Markets Senior Debt.

          "Mandatory Capital Expenditures" means capital expenditures (including any financing costs and related fees and expenses) in respect of the Coker Project that (a) the Partnership is required to make in order to comply with a change in environmental, health, safety or other laws or regulations binding on the Partnership or (b) are otherwise necessary to continue to operate the Coker Project in accordance with the Base Case Model.

          "Mandatory Prepayment" means a prepayment made pursuant to Section
2.05 of this Agreement and the Senior Loan Agreements.

          "Mandatory Prepayment Account" has the meaning set forth in Section
5.01 of this Agreement.

          "Marine Dock and Terminaling Agreement" means the Marine Dock and Terminaling Agreement, dated August 17, 1999, between Sun Pipe Line Company and Clark R&M, as the same may be amended from time to time in accordance with the terms and restrictions on amendments set forth in this Agreement.

          "Marketing Consultant" means Purvin & Gertz, the marketing consultant firm hired by the Partnership on behalf of the Senior Lenders.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties, financial condition or prospects of any of the Borrower, the Partnership or either of the Partners, (b) the Partnership's ability to construct, or cause to be constructed, the Coker Project and operate, or cause to be operated, the Heavy Oil Processing Facility substantially in the manner contemplated by this Agreement, the other Transaction Documents and the Base Case Model, including without limitation the ability to achieve Mechanical Completion by March 1, 2001 and Substantial Reliability by October 1, 2001, (c) the rights and remedies of the Collateral Trustee, any Secured Party or any Applicable Agent under any Transaction Document, (d) the ability of the Partnership or the Borrower to make payment of any Senior Debt Obligations when due or (e) the ability of any of the Partnership, the Borrower or either of the Partners, any Affiliate thereof, any Shareholder, any Clark Entity or any other party to perform its material obligations under any Transaction Document to which it is a party.

          "Maximum Accrued Major Maintenance Reserve Amount" means an amount equal to the aggregate of the Maximum Major Maintenance Reserve Payments that the

Partnership had been permitted to make in accordance with the terms set forth in Section 5.12.

          "Maximum Major Maintenance Reserve Amount" means the maximum payment permitted to be made by the Partnership to the Major Maintenance Account on a Payment Date in accordance with the terms set forth in Section 5.12 of this Agreement.

          "Mechanical Completion" has the meaning set forth in the EPC Contract as in effect on the date hereof.

          "Minimum Major Maintenance Reserve Payment" means the minimum payment required to be made by the Partnership to the Major Maintenance Account on a Payment Date in accordance with the terms set forth in Section 5.12 of this Agreement.

          "Moody's" means Moody's Investors Services, Inc. and its successors.

          "Mortgage" has the meaning set forth in clause (a) of Section 6.01 of this Agreement.

          "Notes" means (a) with respect to the Bank Senior Debt, any notes issued in respect of the Senior Bank Loans, (b) with respect to the Oil Payment Reimbursement Obligations, the notes issued in respect thereof and (c) with respect to the Capital Markets Senior Debt, the bonds issued in respect thereof.

          "Notice of Borrowing" has the meaning set forth in clause (b) of
Section 9.02 of this Agreement.

          "NY UCC" means the New York Uniform Commercial Code as in effect from time to time.

          "Occidental Petroleum" means Occidental Petroleum Corporation.

          "Offering Circular" means the final confidential Offering Circular dated as of August 10, 1999.

          "Oil Payment Commitment" means $150 million, the aggregate limit of liability under the Oil Payment Insurance Policy.

          "Oil Payment Insurance Policy" means the Guaranty Insurance Policy, dated as of the date hereof, and each renewal thereof, issued by Winterthur International Insurance Company Limited for the benefit of PMI, to provide insurance coverage for the Partnership's payment obligations for crude oil purchased under the Long-Term Oil Supply Agreement, as amended from time to time.

          "Oil Payment Insurers" means Winterthur International Insurance Company Limited and any and all other insurers or reinsurers that may from time to time underwrite, reinsure, or participate in, all or part of the insurance coverage provided by the Oil Payment Insurance Policy.

          "Oil Payment Insurers Administrative Agent" means Winterthur International Insurance Company Limited, in its capacity as Administrative Agent under the Reimbursement Agreement.

          "Oil Payment Reimbursement Obligations" means the obligations to pay the principal of and interest on (including any interest accruing after the filing of a petition with respect to, or the commencement of, any proceeding in bankruptcy, liquidation or analogous laws, whether or not a claim for post-petition interest is allowed in such proceeding) all amounts at any time outstanding, as well as any and all commissions, fees, indemnities, prepayment premiums and other amounts payable by the Borrower or the Partnership (including without limitation pursuant to the Partnership's obligations under the Guarantee), under (a) the Reimbursement Agreement with respect to any payments made by the Oil Payment Insurers to PMI under the Oil Payment Insurance Policy or (b) the Secured Working Capital Facility with respect to any cash advances or letters of credit provided for purchases, or refinancing purchases, of crude oil (excluding the Compensating Collateral), including, in each of cases (a) and (b) all renewals, extensions or refundings thereof or amendments, modifications or supplements thereto.

          "Operating Account" has the meaning set forth in clause (c) of Section 5.01.

          "Optional Prepayments" means a prepayment of the principal amount of the Senior Loans made in accordance with this Agreement and the Senior Loan Agreements, other than a Mandatory Prepayment.

          "Partners" means the General Partner and the Limited Partner.

          "Partnership" means Port Arthur Coker Company L.P., a limited partnership organized under the laws of Delaware.

          "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of Port Arthur Coker Company, L.P., dated August 2, 1999, among the General Partner and the Limited Partner, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Partnership Financial Statements" means, for any quarter or year, the consolidated balance sheet of the Partnership as of the close of such quarter or year, as the case may be, and consolidated statements of income and expense and cash flow and changes in financial position from the beginning to the close of such quarter or year, as the case may be, setting forth in comparative form the corresponding consolidated figures for the corresponding periods in the preceding year or for the preceding year, as the case may be.

          "Partnership Interest" has the meaning set forth in the Partnership Agreement, as in the effect on the date hereof.

          "Partnership Intermediate and Refined Products" means the Partnership's ownership interest in its share of the intermediate and refined products produced by the Heavy Oil Processing Facility as determined in accordance with Section 9-315 of the Texas UCC.

          "Partnership Notes" means promissory notes issued by the Partnership to the Borrower representing the obligation of the Partnership to repay the intercompany loans from the Borrower.

          "Payment Date" means each January 15 and July 15 of each year, commencing on January 15, 2000 in the case of interest and January 15, 2002 in the case of principal.

          "Pemex" means Petroleos Mexicanos, the parent of PMI.

          "Permits" means the Permits, as defined in the Services and Supply Agreement, needed to operate the Project.

          "Permitted Hedging Arrangements" means interest rate swaps, option contracts, futures contracts, options on futures contracts, caps, floors, collars or any other hedging arrangements entered into by the Borrower with one or more Bank Senior Lenders to hedge the Borrower's exposure to movements in interest rates on the Bank Senior Term Debt, and not for purposes of speculation.

          "Permitted Indebtedness" means (a) Indebtedness in respect of the Senior Debt Obligations, the Oil Payment Reimbursement Obligations, the Partnership's obligations under the Debt Service Reserve Guarantee Arrangement and the other obligations of the Partnership and the Borrower under the Financing Documents, (b) Permitted Hedging Arrangements, (c) trade accounts payable in the ordinary course of business to the extent incurred for the construction or operation of the Coker Project and not for the borrowing of money and (d) Subordinated Debt.

          "Permitted Liens" means (a) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings, (b) Liens, constituting deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance, (c) Liens constituting deposits or pledges or secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (d) mechanics', workmen's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith, (e) Liens constituting easements and imperfections of title on real estate, provided that such easements and imperfections do not render title unusable for purposes of the Coker Project,
(f) Liens to secure Senior Debt Obligations, (g) Liens securing judgments, decrees or orders of any court (i) that are not currently dischargeable or (ii) that have been discharged or stayed or appealed within 30 days after the date of such judgment, decree or order (in the case of a stay or appeal, during the period of such stay or appeal), (h) the PMI Subordinated Lien and (i) liens on cash eligible for Restricted Payments in accordance with Section 11.01.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government agency, government or political subdivision thereof.

          "PMI" means PMI Comercio Internacional, S.A. de C.V.

          "PMI Consent and Agreement" means the Consent and Agreement, dated as of the date hereof, among PMI, the Partnership and the Secured Parties.

          "PMI Premium Reserve Account" has the meaning set forth in Section
5.01.

          "PMI Subordinated Lien" means a subordinated lien over certain Project Property granted to PMI in accordance with Section 29.5(c) of the Long-Term Oil Supply Agreement

          "PMI Surplus" means the amount of Quarterly Surpluses accrued under the Long-Term Oil Supply Agreement (a) with respect to which the Partnership has not paid a premium on the purchase price of crude oil purchased under the Long-Term Oil Supply Agreement and (b) that have not been offset by Quarterly Shortfalls and Credit Interest under the Long-Term Oil Supply Agreement.

          "PMI Surplus Reserve Account" has the meaning set forth in Section
5.01.

          "PMI Surplus Reserve Amount" means, at any one time, the amount of the PMI Surplus subject to a maximum amount equal to $75 million, which maximum amount shall be automatically reduced to $50 million upon the repayment in full of all Bank Senior Term Debt.

          "PMI Surplus Reserve Payment" has the meaning set forth in clause (a) of Section 5.10.

          "Potential Default" means an event or condition that after the expiration of any applicable grace period (whether specified in this Agreement, any Project Document or otherwise) or the delivery of notice (or both) will or could be expected to become an Event of Default.

          "Principal & Interest Accrual Account" has the meaning set forth in
Section 5.01.

          "Principal & Interest Accrual Account Shortfall" means, on any date, the excess of (a) the amount of the Senior Debt Obligations due and payable or to become due and payable on or prior to the immediately succeeding Payment Date over (b) the balance in the Principal & Interest Accrual Account.

          "Priority Termination Date" has the meaning specified in clause (c) of
Section 10.04.

          "Priority Termination Notice" has the meaning specified in clause (c) of Section 10.04.

          "Pro Rata Payment" means a payment to a Senior Lender or holder of Oil Payment Reimbursement Obligations, as the case may be, on any date on which a payment on or in respect of Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be, is made in which:

          (a) interest (other than overdue interest), fees, expenses, indemnities and breakage costs paid to such Senior Lender or holder of Oil Payment Reimbursement Obligations, as the case may be, on such date bear the same proportion to the total payments of interest (other than overdue interest), fees, expenses, indemnities and breakage costs made to all Senior Lenders or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date as (i) the total Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be, for interest (other than overdue interest), fees, expenses, indemnities and breakage costs due to such Senior Lender or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date bear to (ii) the total Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be, for interest (other than overdue interest), fees, expenses, indemnities and breakage costs due to all Senior Lenders or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date;

          (b) overdue interest paid to such Senior Lender or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date bears the same proportion to the total payments of overdue interest made to all Senior Lenders or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date as (i) the total Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be, for overdue interest due to such Senior Lender or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date bear to (ii) the total Senior Debt Obligations or Oil Payment Reimbursement
     Obligations, as the case may be, for overdue interest due to all Senior Lenders or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date;

          (c) payments of principal (other than overdue principal) and redemption or prepayment premiums paid to such Senior Lender or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date bear the same proportion to the total principal (other than overdue principal), and redemption or prepayment premiums made to all Senior Lenders on or holders of Oil Payment Reimbursement Obligations, as the case may be, such date as (i) the total Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be, for principal (other than overdue principal) and redemption or prepayment premiums due to such Senior Lender or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date bear to (ii) the total Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be, for principal (other than overdue principal) and redemption or prepayment premiums due to all Senior Lenders or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date; or

          (d) overdue principal payable by way of acceleration paid to such Senior Lender or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date bears the same proportion to the total overdue principal payable by way of acceleration on such date as (i) the total Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be, for overdue principal payable by way of acceleration to such Senior Lender or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date bear to (ii) the total Senior Debt Obligations or Oil Reimbursement Obligations, as the case may be, for overdue principal payable by way of acceleration to all Senior Lenders or holders of Oil Payment Reimbursement Obligations, as the case may be, on such date;

provided that in each of cases (a) through (d), inclusive, if payments cannot be made exactly in such proportion due to minimum required payment amounts and required integral multiples of payments under any of the Senior Loan Agreements or the Reimbursement Agreement, as the case may be, payments made in amounts as near as such exactly proportionate amounts as possible shall be deemed to be Pro Rata Payments.

          "Product Purchase Agreement" means the Product Purchase Agreement, dated the date hereof, between the Partnership and Clark R&M, dated August 19, 1999, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Project Documents" means the EPC Contract, EPC Contract Guarantee, Clark EPC Contract, Long-Term Oil Supply Agreement, Long-Term Oil Supply Agreement Guarantee, PMI Consent and Agreement, Services and Supply Agreement, Product Purchase

Agreement, Hydrogen Supply Agreements, Ground Lease and Blanket Easement, Ancillary Equipment Site Lease, Permits, Charter and Bylaws of each of the Borrower, General Partner and Limited Partner, the Partnership Agreement, Insurance Policies, Debt Service Reserve Guarantee Arrangement and Marine Dock and Terminaling Agreement.

          "Project Entities" means each of the Clark Entities, the Partners, the Partnership and the Borrower.

          "Project Expenses" means cash items of expenditure (other than Discretionary Capital Expenditures) for purposes of the Coker Project (whether incurred in connection with the construction or the operation of the Coker Project), including without limitation wages, salaries, purchases of crude oil or diluent, employment, sales and other similar operational taxes, indemnities (including indemnities payable to the initial purchasers of the Capital Markets Senior Debt) fees and expenses of lenders and trustees, professional fees and expenses, legally imposed cash reserve or other similar obligations, premiums or fees under or in connection with the Oil Payment Insurance Policy or the Debt Service Reserve Guarantee Arrangement, expenditures for utilities, spares and other capital goods inventory, capital expenses related to the construction and start-up of the Coker Project, Mandatory Capital Expenditures, expenditures for ordinary repair and maintenance, scheduled maintenance expenditures (including Major Maintenance) and other amounts payable under Project Documents, but in each case excluding Senior Debt Obligations, Oil Payment Reimbursement Obligations, Restricted Payments and Subordinated Debt Obligations.

          "Project Funds" means (a) all proceeds of sale of or other disposition of Project Production, (b) all Senior Debt proceeds, (c) all Equity Funding, including without limitation proceeds from Subordinated Debt, (d) all insurance proceeds in respect of the Coker Project, and (e) all damages and awards paid to the Borrower, the Partnership or the Partners.

          "Project Production" means all the Partnership's production from the Coker Project including intermediate and refined products, sulfur and related products and Petroleum Coke and any other products or by products of the Coker Project.

          "Project Property" means all property, assets and rights, real and personal, tangible and intangible, whether now owned or hereafter acquired, wherever located, of the Partnership or the Borrower, including without limitation the Accounts and the Subaccounts, and the rights of the Partnership or the Borrower under the Project Documents and any other contract or agreement to which it is a party or beneficiary.

          "Project Revenue Account" has the meaning set forth in Section 5.01.

          "Projected Tax Reserve Amount" means the total of (a) the amount of Taxes (other than income or franchise taxes or operational taxes that are considered Project Expenses) projected to become due and payable on or before the next two succeeding

Payment Dates and (b) the amount of income or franchise taxes projected to be incurred or that will become due and payable on or before the next two succeeding Payment Dates by the General Partner or the Limited Partner either directly to a taxing authority or pursuant to the Tax Sharing Agreement, in each case in respect of its allocable share of the taxable income of the Partnership.

          "Projected Twelve-Month Period" means, in relation to any date, the period commencing on the first day after either (a) the month-end immediately preceding such date or (b) such date, if such date is a month-end, and ending on the day falling 364 days following such month-end.

          "Prudent Industry Practice" means, at any time, practices, methods, acts, techniques and standards in effect that are consistent with (a) the best practice refinery standards generally followed by the crude oil refinery industry in the United States or (b) such higher standards as may be applied or followed by Clark R&M or any of its Affiliates in the performance of similar tasks in respect of operations at the Refinery.

          "Purchase Agreement" means the Purchase Agreement, dated as of August 10, 1999, among the Borrower, the Partnership, each of the Partners, Clark Holdings and the Underwriters.

          "Quarterly Shortfalls" has the meaning set forth in the Long-Term Oil Supply Agreement.

          "Quarterly Surplus" means has the meaning set forth in the Long-Term Oil Supply Agreement.

          "Rated Insurer" means an insurance or reinsurance company that has a rating by Best's Rating Service of not less than A- and a "Financial Size Category of Class IX".

          "Ratings Reaffirmation" means written notice from each Credit Rating Agency that, after taking into account any event or action causing such Ratings Reaffirmation to be required, its rating of all Capital Markets Senior Debt will be equal to or higher than its then-current rating of such Capital Markets Senior Debt, without negative implication.

          "Refinery" has the meaning set forth in the Services and Supply Agreement as in effect on the date hereof.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Borrower, the Partnership, each of the Partners, Clark Holdings and the Underwriters.

          "Reimbursement Agreement" means the Oil Payment Reimbursement Agreement, dated as of the date hereof, by and among the Borrower, the Partnership, the

Partners, Winterthur International Company Limited, as Primary Insurer, and the Oil Payment Insurers Administrative Agent, as amended from time to time.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, escaping, leaching or migration into the environment, including the movement of any Hazardous Substance through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata and the contamination of structures, surfaces and buildings.

          "Reliability Test Buy Down Date" has the meaning set forth in the EPC Contract.

          "Replacement Senior Debt" has the meaning set forth in clause (a) of
Section 2.10.

          "Required Insurance" means the minimum amount of insurance coverage set forth in Appendix J required to be maintained by the Partnership.

          "Requisite Bank Lenders" means holders of more than 66 2/3% of the aggregate principal amount of Bank Senior Debt and Bank Senior Debt Commitments.

          "Requisite Bondholders" means holders of more than 66 2/3% of the aggregate outstanding principal amount of Capital Markets Senior Debt.

          "Requisite Lenders" means (a) at any time when the aggregate outstanding principal amount of Bank Senior Debt and Bank Senior Debt Commitments is equal to or exceeds 15% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments, (i) Requisite Bank Lenders and (ii) either (A) Majority Bondholders (or, in the case of clause (c) of Section 2.09 of this Agreement, Requisite Bondholders) or (B) a Ratings Reaffirmation and (b) at any time when the aggregate outstanding principal amount of Bank Senior Debt and Bank Senior Debt Commitments is less than 15% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments, either (i) the holders of more than 50% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments or (ii) a Ratings Reaffirmation.

          "Requisite Secured Parties" means (a) holders of more than 66 2/3% of the aggregate principal amount of Bank Senior Debt outstanding, Bank Senior Debt Commitments and the Oil Payment Commitment (or, at any time on or after a Priority Termination Date, the aggregate principal amount of Oil Payment Reimbursement Obligations then outstanding), taken together, and (b) either (i) Majority Bondholders (or, in the case of Section 2.09(c) of this Agreement, Requisite Bondholders) or (ii) a Ratings Reaffirmation.

          "Responsible Officer" means (a) in the case of the Partnership and the General Partner, a senior executive officer of the General Partner and (b) in the case of the Borrower, means a senior executive officer of the Borrower.

          "Restricted Payment" means any payments or distributions from the Accounts of amounts for uses other than those described in the first, second, third, fourth, fifth, sixth, seventh, eighth, ninth or tenth priority category set forth in clause (a) or in clause (b), (c) or (d) of Section 5.05 of this Agreement, including without limitation any principal, interest or other payments due on or in respect of any Subordinated Debt.

          "S&P" means Standard & Poor's Ratings Services and its successors.

          "Sale and Leaseback Transaction" means any arrangement with a lender or investor or to which such lender or investor is a party, having a term of more than one year, providing for the leasing by a Person of real or personal property which was sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property.

          "Sales Agreement" means a written contract or agreement (other than the Product Purchase Agreement or a Spot Contract) entered into by the Partnership for the sale or other disposition of Project Production.

          "Secured Parties" means the Senior Lenders, the Oil Payment Insurers, the Applicable Agents, the Collateral Trustee and the DSRIG Provider.

          "Secured Working Capital Facility" means the Secured Working Capital Facility, dated as of the date hereof, by and among the Bank Senior Lenders and the Partnership, pursuant to which the Partnership is permitted to draw (a) one or more letters of credit up to an aggregate principal amount of $40 million for the purpose of providing Compensating Collateral to PMI in accordance with
Section 29.5 of the Long-Term Oil Supply Agreement and (b) cash advances or one or more letters of credit, for the purpose of providing credit support for purchases, or refinancing purchases, of crude oil, up to an aggregate principal amount of $35 million.

          "Security Documents" means the security documents, conditional assignments and powers of attorney, consents to assignment, this Agreement, the Mortgage and any other agreement or document signed, recorded, registered or filed by any of the Borrower, the Partnership or either of the Partners or any other Person in order to create, preserve, continue, perfect or validate any security interest in the Collateral in favor of the Secured Parties as security for Senior Debt Obligations and the Oil Payment Reimbursement Obligations.

          "Senior Bank Loans" means the individual loans pursuant to which the Bank Senior Debt is incurred by the Borrower under the Bank Senior Loan Agreements.

          "Senior Debt" means the aggregate disbursed amount of the Bank Senior Debt, Capital Markets Senior Debt, Additional Senior Debt and Replacement Senior Debt.

          "Senior Debt Commitments" means the aggregate principal amount any Senior Lender is committed to disburse to the Borrowers under any Senior Loan Agreement as set forth in Appendix B. The Indenture shall not be considered a Senior Debt Commitment for any purpose.

          "Senior Debt Obligations" means the obligations to pay the principal of and interest on the Senior Debt (including any interest accruing after the filing of a petition with respect to, or the commencement of, any proceeding in bankruptcy, liquidation or analogous laws, whether or not a claim for post-petition interest is allowed in such proceeding), as well as any and all commissions, fees, indemnities, prepayment premiums and other amounts payable by the Borrower or the Partnership (including without limitation pursuant to the Partnership's obligations under the Guarantee) under this Agreement or any other Financing Document, in each case including all renewals, extensions or refundings thereof or amendments, modifications or supplements thereto, but excluding any obligations that are Oil Payment Reimbursement Obligations.

          "Senior Lenders" means the holders from time to time of Senior Debt under the Senior Loan Agreements, provided that, for purposes of the Capital Markets Senior Debt, the Capital Markets Trustee will constitute the sole Senior Lender for the purposes of representing the Capital Markets Senior Lenders, except as otherwise provided herein or in the Indenture.

          "Senior Lender Group" shall mean each group of Senior Lenders that is party to the same Senior Loan Agreement.

          "Senior Loan Agreements" means the Initial Bank Senior Loan Agreement, the Secured Working Capital Facility, the Indenture and any loan agreement set forth in Appendix B entered into by the Borrower, an Applicable Agent, if any, and any lenders of Additional Senior Debt or Replacement Senior Debt, in each case as amended or otherwise modified from time to time.

          "Senior Loans" means the individual loans or other debt pursuant to which Senior Debt is incurred by the Borrower under the Senior Loan Agreements.

          "Services and Supply Agreement" means the Services and Supply Agreement, dated August 19, 1999, between the Partnership and Clark R&M, as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement and the Transfer Restrictions Agreement.

          "Shareholder" means each of Blackstone, Occidental Petroleum and Clark Holdings and each other shareholder, directly or indirectly, holding the outstanding capital stock of the General Partner.

          "Shares" means all the shares of capital stock of the Borrower.

          "Spot Contract" means a written contract or agreement for the sale or other disposition of Project Production with a term of 30 days or less or any oral contract or arrangement evidenced by a confirmation receipt entered into by the Partnership for the sale or other disposition of Project Production.

          "Start-up" has the meaning set forth in the EPC Contract.

          "Subaccounts" has the meaning set forth in Section 5.02 of this Agreement.

          "Subordinated Debt" means unsecured Indebtedness of the Partnership, whether currently outstanding or hereafter created, held by a Shareholder or an Affiliate of a Shareholder (other than Clark R&M or Clark USA), ranking in right of payment and upon liquidation and in all other respects junior to the Senior Debt Obligations in accordance with the subordination terms set forth in Appendix Q.

          "Subordinated Debt Obligations" means the obligations to pay the principal of and interest on the Subordinated Debt, and other amounts payable to the Subordinated Lenders.

          "Subordinated Lender" means any holder of Subordinated Debt.

          "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding voting shares of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Substantial Reliability" has the meaning set forth in the EPC
     Contract.

          "Supermajority Bank Lenders" means holders of more than 75% of the aggregate outstanding principal amount of Bank Senior Debt and Bank Senior Debt Commitments.

          "Supermajority Bondholders" means holders of more than 75% of the aggregate outstanding principal amount of Capital Markets Senior Debt.

          "Supermajority Lenders" means (a) at any time when the aggregate outstanding principal amount of Bank Senior Debt and Bank Senior Debt Commitments is equal to or exceeds 15% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments, (i) Supermajority Bank Lenders and (ii) either (A) Supermajority Bondholders or (B) a Ratings Reaffirmation, and (b) at any time when the aggregate outstanding principal amount of Bank Senior Debt and Bank Senior Debt Commitments is less than 15% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments, (i) holders of more than 75% of the aggregate outstanding principal amount of Senior Debt and Senior Debt Commitments or (B) a Ratings Reaffirmation.

          "Supermajority Secured Parties" means (a) holders of more than 75% of the aggregate outstanding principal amount of Bank Senior Debt outstanding, Bank Senior Debt Commitments and the Oil Payment Commitment (or, at any time on or after a Priority Termination Date, the aggregate principal amount of Oil Payment Reimbursement Obligations then outstanding), taken together, and (b) either (i) Supermajority Bondholders or (ii) a Ratings Reaffirmation.

          "Tax Payment Undertaking" means the Tax Payment Undertaking in the form of Appendix F to this Agreement.

          "Tax Reserve Account" has the meaning set forth in Section 5.01.

          "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of the date hereof, among the General Partner, the Limited Partner, Clark Holdings and the other parties thereto.

          "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, excise, franchise, employment, value added, real estate, withholding or similar taxes, assessments, fees, liabilities or other charges, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

          "Technology" means all proprietary technology and know-how (including without limitation inventions, formulas and formulations, specifications, manufacturing methods and processes, designs, quality control data, design and manufacturing tolerances and testing, performance and raw material data), research materials, drawings and other intellectual property relating to the development, construction, operation or maintenance of the Project.

          "Texas UCC" means the Texas Uniform Commercial Code as in effect from time to time.

          "Third-Party Authorizations" means all authorizations, approvals, franchises, licenses, permits (including the Permits) and consents issued by a Governmental Authority or other third party.

          "Tranche A Bank Facility" has the meaning set forth in the Bank Senior Loan Agreement, dated as of the date hereof, by and among the Borrower, the Guarantors, the Bank Senior Lenders party thereto and the Bank Senior Lenders Administrative Agent.

          "Tranche B Amortization Account" has the meaning set forth in Section 5.01.

          "Tranche B Bank Facility" has the meaning set forth in the Bank Senior Loan Agreement, dated as of the date hereof, by and among the Borrower, the Guarantors, the Bank Senior Lenders party thereto and the Bank Senior Lenders Administrative Agent.

          "Transaction Documents" means the Financing Documents, the Project Documents, the Purchase Agreement, the Registration Rights Agreement and any ancillary documents delivered under or in connection therewith.

          "Transfer Restrictions Agreement" means the Transfer Restrictions Agreement, dated as of the date hereof, among the Borrower, the Partnership, the General Partner, the Limited Partner, Blackstone, Clark Holdings, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee and the Oil Payment Insurers Administrative Agent as the same may be amended from time to time in accordance with its terms and the restrictions on amendments set forth in this Agreement.

          "Turnkey Specifications" has the meaning set forth in the EPC
Contract.

          "Underwriters" means Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Deutsche Bank Securities Inc.

          "Weighted Average Life" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the numbers of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "Year 2000 Compliant" with respect to any Person means the ability of the software and other processing capabilities of such Person to interpret and manipulate correctly all data, in whatever form including printed form, screen displays, financial records, calculations and loan-related data so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates.

                                                                      Appendix B
                                                    to Common Security Agreement

                             INITIAL SENIOR LENDERS

--------------------------------------------------------------------------------
                                 Initial Senior Debt
                                         and
                                Senior Debt Commitment     Initial Senior
      Initial Senior Lender      of each Senior Lender     Loan Agreements
--------------------------------------------------------------------------------
1. Bank Senior Lender Group      U.S. $325,000,000    Bank Senior Loan
   o      Credit Suisse First                         Agreement, dated as of
          Boston                                      August 19, 1999, among
   o      Deutsche Bank AG,                           the Borrower, each of the
          New York Branch                             Guarantors, the Bank
   o      Goldman Sachs                               Senior Lenders
          Credit Partners L.P.                        Administrative Agent and
   o      Citibank, N.A.                              the Bank Senior Lenders
   o      General Electric                            party thereto.
          Capital Corporation
   o      Fuji Bank Ltd.
   o      Heller Financial, Inc.
------------------------------------------------------------------------------
2. Bank Senior Lender Group      U.S. $75,000,000     Secured Working Capital
   o      Credit Suisse First                         Facility, dated as of
          Boston                                      August 19, 1999, among
   o      Deutsche Bank AG,                           the Borrower, each of the
          New York Branch                             Guarantors, the Bank
   o      Goldman Sachs                               Senior Lenders
          Credit Partners L.P.                        Administrative Agent and
                                                      the Bank Senior Lenders
                                                      party thereto.
------------------------------------------------------------------------------
3.   Capital Markets Senior      U.S. $255,000,000    Indenture, dated as of
     Lender Group                                     August 19, among the
                                                      Borrower, each of the
                                                      Guarantors, the Capital
                                                      Market Trustee and the
                                                      Collateral Trustee.
------------------------------------------------------------------------------

                                                                      Appendix C
                                                    to Common Security Agreement

                               BASE CASE MODEL*

_____________

   * Not filed with this registration statement.

                                                                      Appendix D
                                                    to Common Security Agreement

                        FORM OF ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Bank Senior Loan Agreement, dated as of August 19, 1999 (as amended, supplemented or otherwise modified from time to time, the "Bank Senior Loan Agreement"), among PORT ARTHUR FINANCE CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), PORT ARTHUR COKER COMPANY L.P., a limited partnership organized under the laws of Delaware (the "Partnership"), SABINE RIVER HOLDING CORP., a corporation organized under the laws of the State of Delaware (the "General Partner"), and NECHES RIVER HOLDING CORP., a corporation organized under the laws of the State of Delaware (the "Limited Partner" and, together with the Partnership and the General Partner, the "Guarantors") (together, the "Borrowers"), the Bank Senior Lenders from time to time party thereto (the "Bank Senior Lenders") and Deutsche Bank AG, New York Bank, as Administrative Agent for the Bank Senior Lenders. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Bank Senior Loan Agreement.

            The Assignor identified on Schedule I hereto (the "Assignor") and the Assignee identified on Schedule I hereto (the "Assignee") hereby agree as follows:

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule I hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Bank Senior Loan Agreement with respect to those Bank Senior Loans contained in the Bank Senior Loan Agreement as are set forth on Schedule I hereto (individually, an "Assigned Loan"; collectively, the "Assigned Loans"), in a principal amount for each Assigned Loan as set forth on Schedule I hereto.

      2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with any Financing Document, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Financing Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other obligor or the performance or observance by the Borrowers or any other obligor of any of their respective obligations under any Financing Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Senior Notes held by it evidencing the Assigned Loans and (i) requests that the Administrative Agent exchange the attached Senior Notes for new Senior Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Loan, requests that the Administrative Agent exchange the attached Senior Notes for new Senior Notes payable to the Assignor and the Assignee, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

      3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Financing Documents together with copies of the financial statements or other information delivered pursuant to clause (d) of Section
12.06 of the Bank Senior Loan Agreement referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank Senior Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent (in its capacity as Administrative Agent under the Bank Senior Loan Agreement) on its behalf and to exercise such powers and discretion under the Financing Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Financing Documents and will perform in accordance with its terms all the obligations which by the terms of the Financing Documents are required to be performed by it as a Bank Senior Lender.

      4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

      5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued prior to the Effective Date and to the Assignee for amounts which have accrued on and subsequent to the Effective Date. The Assignor and the

Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

      6. From and after the Effective Date, (a) the Assignee shall be a party to the Bank Senior Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank Senior Lender thereunder and under such other agreements and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Agreement and Acceptance, relinquish its rights and be released from its obligations under the Bank Senior Loan Agreement and such other agreements.

      7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                                   Schedule I
                          to Assignment and Acceptance

Name of Assignor: __________________________________________

Name of Assignee: __________________________________________

Effective Date of Assignment: ______________________________

                                                Commitment             Commitment
 Principal Amount       Principal Amount        Percentage             Percentage
   Assigned of           Assigned of            Assigned of            Assigned of
Tranche A Facility     Tranche B Facility    Tranche A Facility     Tranche B Facility
==================     ==================    ==================     ==================
$________________      $_________________    _________________%     _________________%
$________________      $_________________    _________________%     _________________%

[Name of Assignee]                            [Name of Assignor]

By:______________________________             By:______________________________
   Name:                                         Name:
   Title:                                        Title:

Consented to:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent for and on behalf of the Bank Senior Lenders

By:___________________________________
   Name:
   Title:

By:___________________________________
   Name:
   Title:

Received:

BANKERS TRUST COMPANY,
as Collateral Trustee for the Secured Parties

By:___________________________________
   Name:
   Title:

By:___________________________________
   Name:
   Title:

CREDIT SUISSE FIRST BOSTON

By:___________________________________
   Name:
   Title:

PORT ARTHUR FINANCE CORP.

By:___________________________________
   Name:
   Title:

                                                                    Appendix E-1
                                                    to Common Security Agreement

                      CONSENTS AND APPROVALS FOR AGREEMENTS


                                     E-1-1

                                                                    Appendix E-2
                                                    to Common Security Agreement

                       CONSENTS AND APPROVALS FOR PROJECT


                                     E-2-1

                                                                      Appendix F
                                                    to Common Security Agreement

                             TAX PAYMENT UNDERTAKING

Bankers Trust Company,
  as Collateral Trustee for the Secured Partner
Corporate Trust & Agency Servicer
Four Albany Street, 4th Floor
New York, NY 10006

      Attention: James McDonough

            We hereby certify that the proposed disbursement of funds from the Tax Reserve Account, in the amount of $_________, is being made in compliance with clause (b)(i) or (b)(ii), as the case may be, of Section 5.11 of the Common Security Agreement, dated as of August 19, 1999, among Port Arthur Finance Corp., Port Arthur Coker Company L.P., Sabine River Holding Corp., Neches River Holding Corp., Winterthur International Insurance Company Limited, as Oil Payment Insurers Administrative Agent, Bankers Trust Company, as Collateral Trustee for the Secured Parties, Deutsche Bank AG, New York Branch, as Bank Senior Lenders Administrative Agent, HSBC Bank USA as Capital Markets Trustee for the Capital Markets Senior Lenders, and Bankers Trust Company, as Depositary Bank, as the same may be amended or supplemented in accordance with its terms and in effect from time to time.

            Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Common Security Agreement, as the case may be.

                                   Very truly yours.

                                   PORT ARTHUR COKER COMPANY L.P.

                                   By: ______________________________
                                       Name:
                                       Title:

                                                                      Appendix G
                                                    to Common Security Agreement

                  MAJOR MAINTENANCE RESERVE PAYMENT CERTIFICATE

Bankers Trust Company,
  as Collateral Trustee for the Secured Partner
Corporate Trust & Agency Servicer
Four Albany Street, 4th Floor
New York, NY 10006

      Attention: James McDonough

            We, ___________ and ___________, [title of most senior officer] and [title of second most senior officer], respectively, of Port Arthur Coker Company L.P., after due inquiry, hereby certify that the proposed disbursement of funds from the Major Maintenance Account, in the amount of $________, is being made in compliance with clause (a) of Section 5.12 of the Common Security Agreement, dated as of August 19, 1999, among Port Arthur Finance Corp., Port Arthur Coker Company L.P., Sabine River Holding Corp., Neches River Holding Corp., Winterthur International Insurance Company Limited, as Oil Payment Insurers Administrative Agent, Bankers Trust Company, as Collateral Trustee for the Secured Parties, Deutsche Bank AG, New York Branch, as Bank Senior Lenders Administrative Agent, HSBC Bank USA as Capital Markets Trustee for the Capital Markets Senior Lenders, and Bankers Trust Company, as Depositary Bank, as the same may be amended or supplemented in accordance with its terms and in effect from time to time.

            We also certify that the basis and calculation for such payment, as set forth below, are true and correct in all material respects.

                        [set forth basis and calculation]

            Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Common Security Agreement.

             IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company.
Dated: August ___, 1999


                                    _____________________________________
                                      Name:
                                      Title: [most senior officer]



                                    _____________________________________
                                      Name:
                                      Title: [second most senior officer]

                                                                      Appendix H
                                                    to Common Security Agreement

                                FORM OF MORTGAGE

                       DEED OF TRUST, ABSOLUTE ASSIGNMENT
                               OF RENTS, SECURITY
                        AGREEMENT AND FINANCING STATEMENT


                           Dated as of August 19, 1999


                                     Made by


                         Port Arthur Coker Company L.P.
                                  as Mortgagor,


                                       to


                               J. Hoke Peacock II
                                   as Trustee,


                               for the benefit of

                              Bankers Trust Company
                                  as Mortgagee.


                        After recording please return to:

                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                         Attn: Christopher L. Mann, Esq.

                  DEED OF TRUST, ABSOLUTE ASSIGNMENT OF RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

THE STATE OF TEXAS             ss.
                               ss.
COUNTY OF JEFFERSON            ss.

            THIS DEED OF TRUST, ABSOLUTE ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Deed of Trust") is made by PORT ARTHUR COKER COMPANY L.P., a limited partnership organized under the laws of the State of Delaware ("Mortgagor"), to J. Hoke Peacock II of Jefferson County, Texas, as Trustee ("Trustee"), for the benefit of BANKERS TRUST COMPANY, as Collateral Trustee under that certain Common Security Agreement referred to below ("Mortgagee").

            For $10 and other consideration, Mortgagor grants to Trustee the Mortgaged property (defined below) in trust, to secure the payment of the Debt (defined below), and grants Mortgagee a security interest in and to all currently owned or hereafter acquired Collateral (defined below), to secure payment of the Debt. As additional consideration, Mortgagor presently and absolutely assigns to Mortgagee the Rents (defined below). The conveyance of the Mortgaged Property is subject to the Permitted Encumbrances (defined below). Mortgagor agrees as follows:

            1. Definitions:

      (a)   "Mortgaged Property" means:

            (i) (A) All of Mortgagor's estate, right, title and interest owned as of now or hereafter acquired in and to the tracts or parcels of land, situated in Jefferson County, Texas described in Exhibit A, (B) Mortgagor's leasehold estate created under that certain Coker Complex Ground Lease and Blanket Easement Agreement between Clark Refining & Marketing, Inc. ("Ground Lessor") and Mortgagor, dated as of August 19, 1999 (as amended from time to time, the "Ground Lease and Blanket Easement"), together with all of the easements and other rights appurtenant granted to Mortgagor in the Ground Lease and Blanket Easement,
      (C) Mortgagor's leasehold estate created under that certain Ancillary Equipment Site Lease and Easement Agreement between Ground Lessor and Mortgagor, dated as of August 19,

      1999 (as amended from time to time, the "Ancillary Equipment Site Lease"), and (D) all rights of way or use, sidewalks, alleys, strips, gores, rights including rights in streets (including those vacated or to be vacated), privileges, air rights and development rights, sewer rights, waters, water courses, water rights and powers, interest in the bed of any stream, creek or waterway, servitudes, estates, licenses, easements, tenements, hereditaments and appurtenances incident, belonging or pertaining to such land, including any mineral, mining, oil and gas rights and rights to produce or share in the production of anything related thereto similar or comparable rights of any nature whatsoever now or hereafter appurtenant) (collectively, the "Land"), and all rights of ingress and egress, and all other present or future easements and rights appurtenant to, serving or benefitting the Land;

            (ii) All of Mortgagor's estate, right title and interest in the buildings, structures, fixtures and improvements of every type now or hereafter located or placed on the Land (which buildings and improvements, together with any additions thereto or alterations or replacements thereof, are referred to as the "Improvements"); and

            (iii) All of Mortgagor's rights under the following:

                  (A) All equipment (including without limitation all machinery, apparatus, materials and fittings) and all fixtures, chattels, articles of personal property and all other property (real, personal or mixed), and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, now or hereafter owned by Mortgagor or in which Mortgagor has or shall acquire an interest (to the extent of such interest), including without limitation all reactors, tanks, vessels, pumps, valves, piping, controls, heat exchangers, tools, furniture and furnishings, heating, lighting, plumbing, water heating, monitoring, ventilating, air conditioning, refrigerating, sanitation, waste removal, incinerating or compacting plants, systems, fixtures and equipment, elevators, escalators, vacuum systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, alarms, telecommunications, security systems and equipment, motors, machinery, ducts, (collectively, "Equipment"; the Land, Improvements and Equipment are collectively referred to herein as the "Premises").

                  (B) All present and future general intangibles (including all contracts between Mortgagor and any original contractor (as defined in Texas Property Code Chapter 53) or any other person) relating to construction or improvement (including furnishing materials or supplies for construction or improvement) of any Mortgaged Property.

                  (C) All present and future plans, specifications and drawings prepared by any architect or engineer relating to the Mortgaged Property, and all present and future agreements between Mortgagor and any person relating to the provision of architectural, engineering or other design services relating to the Mortgaged Property.

                  (D) Any commitment of any lender or investor other than
            Mortgagee to finance or invest in any of the Mortgaged Property.

                  (E) Any completion, performance, payment or other bond
            relating to any of the Mortgaged Property or any contract for construction on the Mortgaged Property.

                  (F) All existing and future leases (whether written or oral)
            of any of the Mortgaged Property (the "Leases"), maintenance and other contracts relating to the Land or the Improvements, all tenant deposits under any Leases, all licenses, permits and certificates.

                  (G) All present and after acquired accounts, instruments,
            documents and general intangibles (including trade names and symbols used in connection with the Land and Improvements).

                  (H) All wastewater, fresh water and other utility capacity and facilities available to or allocated to the Land or the Improvements, and all other present or future rights and privileges relating to the Land or the Improvements.

                  (I) All real estate tax refunds and credits and all awards or payments, including interest on any of them, and the right to receive the same which Mortgagor may have, which may be made with respect to any of the Premises whether from a Condemnation thereof or for any other injury to, decrease in the value of, or other occurrence affecting an of the Premises.

                  (J) All other personal property, tangible or intangible, now or hereafter owned by Mortgagor.

                  (K) All proceeds of any and all of the foregoing and all
            additions and accessions to, substitutions and replacements for, and profits, royalties, revenues, issues, income, benefits, products and offspring of any and all of the foregoing.

      (b) "Collateral" means all property described in paragraph (iii) of the definition of Mortgaged Property, to the extent it is personal property under applicable law, and all proceeds thereof and all proceeds of the property described in (i), (ii) and (iii) of the definition of Mortgaged Property.

      (c) "Condemnation" shall mean a taking or voluntary conveyance during the term hereof of all or any part of the Mortgaged Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

      (d) "Rents" means all rent and other income from the Mortgaged Property.

      (e) "Debt" means: (i) all Senior Debt Obligations and the Oil Payment Reimbursement Obligations; (ii) all payment obligations of Mortgagor and Port Arthur Finance Corp., a Delaware corporation, which is a wholly owned subsidiary of Mortgagor under the Debt Service Reserve Account Insurance Guarantee dated August 19, 1999 (as amended from time to time, the "Debt Service Reserve Guarantee Arrangement") between Mortgagor and Winterthur International Insurance Company Limited, a company incorporated under the laws of England ("Winterthur"); (iii) all amounts for which Mortgagor may become obligated to Mortgagee pursuant to this Deed of Trust; (iv) all other obligations of Mortgagor under any other documents from time to time evidencing, securing or relating to the Senior Loan Agreements, the Reimbursement Agreement or the Debt Service Reserve Guarantee Arrangement (collectively, the "Loan Documents"); and
(v) all other obligations of the Borrower, the Mortgagor or the Partners under the Financing Documents. The total amount of the Debt is $865 million with a final maturity date of January 15, 2009.

      (f) "Governmental Authority" means national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including, without limitation, any court).

      (g) "Permitted Encumbrances" means the liens, easements and encumbrances to title described on Exhibit B, to the extent each is valid, subsisting and affects title to the Mortgaged Property.

      (h) All terms defined in the Uniform Commercial Code as in effect in the State of Texas as of the date hereof (the "UCC") have the same meanings in this Deed of Trust as in the UCC.

      (i) Initially capitalized terms not defined in this Deed of Trust shall have the meanings specified in the Common Security Agreement, dated as of August 19, 1999, among Port Arthur Finance Corp., as Borrower, Port Arthur Coker Company L.P., as Partnership and Guarantor, Sabine River Holding Corp., as General Partner of the Partnership, Neches River Holding Corp., as Limited Partner of the Partnership, Bankers Trust Company, as Collateral Trustee for the Secured Parties, Deutsche Bank AG, New York Branch, as Administrative Agent for and on behalf of the Bank Senior Lenders, Winterthur, for itself and as Administrative Agent for and on behalf of the Oil Payment Insurers, HSBC Bank USA, as Capital Markets Trustee for the Capital Markets Senior Lenders, Bankers Trust Company, as Depositary Bank, and Winterthur, as Insurer under the Debt Service Reserve Insurance Guarantee.

            2. Mortgagor's Representations and Agreements.

      (a) Title to Property. Mortgagor will warrant and defend Trustee's title to and Mortgagee's security interest in the Mortgaged Property against any person who claims any of it. No person owns any lien or other interest in the Mortgaged Property except the lien and security interest created by this Deed of Trust, other liens and security interests for the benefit of Mortgagee, Permitted Encumbrances and the statutory lien for taxes not yet due. No person other than Mortgagee owns any interest in the Rents. No lien document or financing statement affecting any Mortgaged Property or the Rents, other than lien documents and financing statements in favor of Mortgagee, is on file in any public office. If any person claims any interest or encumbrance, except for Permitted Encumbrances, Mortgagor will promptly remove any such adverse claim, lien or encumbrance from the Mortgaged Property, or the Rents. Mortgagor will give Mortgagee prompt notice of an assertion by any person of any interest or encumbrance affecting, or any legal proceeding affecting, any part of the Mortgaged Property or the Rents. Mortgagor will take any action Mortgagee requires to protect, assure or enforce the lien and security interest of this Deed of Trust and the assignment of the Rents. This paragraph will survive termination or foreclosure of this Deed of Trust.

      (b) Homestead. Mortgagor represents that at the time of execution and delivery of this Deed of Trust, no part of the Mortgaged Property is any part of Mortgagor's residential or business homestead.

            3. Collection and Application of Insurance and Condemnation Proceeds. Mortgagor assigns to Mortgagee all amounts received by Mortgagor or Mortgagee as proceeds of insurance and proceeds of Condemnation proceedings as additional security for the Debt. Mortgagor will promptly give Mortgagee notice of any material damage to or condemnation proceeding affecting the Mortgaged Property. Mortgagee may file or prosecute (or both) any insurance or Condemnation claim. Mortgagee may collect and give receipts for any money payable under any insurance policy by reason of loss of or damage to the Improvements. Mortgagee may settle or compromise, on any terms and for any amount it selects, the liability of any insurance company or companies on any policy, and execute and deliver releases and discharges of liability binding Mortgagor and Mortgagee. Mortgagee may, collect and give receipts for any money payable to Mortgagor because of Condemnation proceedings affecting any Mortgaged Property. Mortgagor RELEASES Mortgagee from any liability in connection with any settlement or compromise of any insurance or Condemnation claim. Mortgagee shall apply all insurance or condemnation proceeds in accordance with the terms of the Common Security Agreement.

            4. Events of Default; Acceleration; Appointment of Receiver. (a) The occurrence of any Default or Event of Default set forth in Article X of the Common Security Agreement shall constitute an "Event of Default" for all purposes of this Deed of Trust.

      (b) If any Event of Default shall occur and be continuing, then the Mortgagee shall have (in addition to any and all other available remedies at law and equity including, without limitation, the remedy provided in clause (c)of this Section 4 and in Section 5 hereof) each of the remedies set forth in
Article X of the Common Security Agreement.

      (c) If any Event of Default shall occur and be continuing, Mortgagee may, without demand presentment or notice of any kind (including notice of default, notice of intent to accelerate the maturity of the Debt, or notice of actual acceleration), all of which Mortgagor waives, declare all of the Debt immediately due and payable, and may request that Trustee exercise any of trustee's remedies under this Deed of Trust. In addition, if an Event of Default occurs, Trustee will be entitled as a matter of right to the appointment of a receiver or receivers of the Mortgaged Property, and of all its rent and other income. Notwithstanding the appointment of any receiver, Trustee will be entitled to the possession and control of any cash or other instruments that this Deed of Trust requires Mortgagor to deliver or pay to Trustee. If an Event of Default occurs, Mortgagee may demand that Mortgagor surrender possession of the Mortgaged Property to Mortgagee. If Mortgagee takes possession of the Mortgaged Property, Mortgagee will not be liable to Mortgagor for any rental of the Mortgaged property, nor for any failure to rent or inadequacy of rental of the Mortgaged Property, nor for any damage to or waste of the Mortgaged Property, WHETHER OR NOT DUE TO MORTGAGEE'S NEGLIGENCE, except as a result of the gross negligence or willful misconduct of Mortgagee.

            5. Trustee's Sale.

      (a) If an Event of Default shall occur and be continuing, Trustee will, at the request of Mortgagee, sell all or any part of the Mortgaged Property as an entirety or in parcels, by one sale or by several sales held at one time or at different times, all as Trustee in Trustee's discretion elects. The sale will be made in accordance with Texas Property Code Section 51.002 or any successor statute. If the Land is situated in more than one county, then required notices will be given in both or all of such counties, the Mortgaged Property may be sold in either or any such county, and such notices shall designate the county where the Mortgaged Property will be sold. The affidavit of any person having knowledge of the facts to the effect that require notices were posted, filed or mailed will be prima facie evidence of the facts recited in the affidavit. The Trustee's deed at any such sale will be with general warranty, and Mortgagor will warrant and forever defend the title of the purchaser or purchasers. Mortgagee may be the purchaser at any sale made hereunder, and credit the sale price against the Debt. Any deed so executed by Trustee will be prima facie proof of all factual matters stated in it. The purchaser or purchasers named in any such deed, and all persons subsequently dealing with the property purported to be thereby conveyed, will be fully protected in relying upon the truthfulness of factual matters stated in the deed. After any Trustee's sale, Mortgagor will surrender immediate possession and control of the property purchased to the purchaser. If Mortgagor falls to surrender possession, Mortgagor will be a tenant at will.

      (b) Mortgagee may at any time before the sale direct Trustee to abandon the sale, and may at any time thereafter direct Trustee to again commence foreclosure. Whether or not foreclosure is commenced by Trustee, Mortgagee may at any time after an Event of Default occurs institute suit for collection of all or any part of the Debt or foreclosure of the lien of this Deed of Trust or both. If Mortgagee institutes suit for collection of the Debt and foreclosure of the lien of this Deed of Trust, Mortgagee may at any time before the entry of final judgment dismiss the same, and require Trustee to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust. No single sale or series of sales under this Deed of Trust or by judicial foreclosure will extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold.

      (c) Trustee will apply the proceeds of sale, first to the payment of all expenses of the sale, second to the payment of the Debt in any order Mortgagee chooses and third the balance, if any, to any person who is entitled to it. This paragraph does not give any right, remedy or claim to any holder of any obligation or lien, other than Mortgagee.

            6. Alternative Procedures under UCC. In addition to all other rights and remedies granted in this Deed of Trust, Mortgagee has the rights of a senior secured party under the UCC as to any of the Collateral. After an Event of Default occurs, Mortgagee may require Mortgagor to assemble the Collateral and make it available to Mortgagee at a reasonably convenient place Mortgagee designates. Mortgagor authorizes each obligor on any Collateral to make payment and performance to Mortgagee upon Mortgagee's demand, and payment or performance to Mortgagee will discharge the obligor's duty as if it had been rendered to Mortgagor, even if Mortgagor notifies the obligor that payment or performance should not be made to Mortgagee. Mortgagor irrevocably appoints Mortgagee as its attorney-in-fact to do all things Mortgagor is required to do under this Deed of Trust. This appointment is coupled with an interest. Except for the safe custody of any Collateral in its possession and accounting for money actually received by it, Mortgagee has no duty as to any Collateral, including the duty to preserve rights against prior parties. Written notice to Mortgagor mailed 10 days prior to public or private sale is reasonable notice.

            7. Change of Trustee. Trustee may be removed at any time with or without cause, at the option of Mortgagee, by written declaration of removal executed by Mortgagee, without any notice to or demand upon Trustee, Mortgagor or any other person. If at any time Trustee is removed, dies or refuses, fails or is unable to act as Trustee, Mortgagee may appoint any person as successor Trustee hereunder, without any formality other than a written declaration of appointment executed by Mortgagee. Immediately upon appointment, the successor Trustee so appointed automatically will be vested with all the estate and title in the Mortgaged Property, and with all of the rights, powers, privileges, authority, options and discretions, and charged with all of the duties and liabilities, vested in or imposed upon Trustee by this instrument, and any conveyance executed by any successor Trustee will have the same effect and validity as if executed by the Trustee named in this Deed of Trust.

            8. Fair Market Value for Calculating Deficiencies. If Mortgagee sues Mortgagor, Borrower or any other party obligated on the Debt or any guarantor of any Debt to collect any deficiency owing after foreclosure of the Mortgaged Property, "fair market value" of the Mortgaged Property under Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time) (the "Deficiency Statutes") will be determined as follows:

      (a) Any valuation of the Mortgaged Property will be based on "as is" condition on the foreclosure date, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure.

      (b) Any valuation will assume that the foreclosure purchaser desires resale of the Mortgaged Property for cash promptly (but no later than twelve months) following the foreclosure sale.

      (c) All reasonable closing costs customarily borne by the seller in a commercial real estate transaction, including brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorney's fees, and marketing costs, will be deducted from the gross fair market value of the Mortgaged Property.

      (d) Any valuation will further discount the gross fair market value of the Mortgaged Property to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including utilities expenses, property management fees, taxes and assessments, and other maintenance expenses.

      (e) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons who have at least five years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

            9. All Security Cumulative; Subrogation; Waiver of Marshalling. The execution of this instrument does not impair any other security for the payment of any Debt. Mortgagee may take additional security for any Debt in the future without altering or impairing the lien of this Deed of Trust. Mortgagee may release any Mortgaged Property or any other security for the Debt without altering or impairing the lien of this Deed of Trust as to the Mortgaged Property not released. All present and future security will be cumulative. Mortgagee is subrogated to all rights, liens or interests in any of the Mortgaged Property securing the payment of any obligation satisfied or paid off out of the proceeds of the loans evidenced by the Loan Documents. Mortgagor waives any right of marshalling of assets or sale in inverse order of alienation, and all present or future appraisal rights and equity of redemption rights.

            10. Limitations on Amount of Interest. Mortgagor and Mortgagee intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under the Debt or this Deed of Trust will never exceed the highest amount permitted by applicable law. If Mortgagee contracts for, charges or receives any excess interest, it will be deemed a mistake. Any unlawful contract or charge will be automatically reformed to conform to applicable law, and if Mortgagee has received excess interest, Mortgagee will either refund the excess to Mortgagor or credit the excess on the unpaid amounts owing under the Debt or this Deed of Trust. All amounts constituting interest will be spread throughout the full term of the Debt in determining whether interest exceeds lawful amounts.

            11. Financing Statement; Mortgagor's Covenant. This Deed of Trust may be filed in the real property records as a fixture filing, and may be filed as a financing statement in any other place which is necessary or desirable to perfect the security interests granted in this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or a financing statement relating to this Deed of Trust is sufficient as a financing statement. The secured party is Mortgagee and the address of the secured party is set forth in Section 12. The debtor is Mortgagor and the mailing address of the debtor is set forth in Section 12. Mortgagor will promptly notify Mortgagee of any change in Mortgagor's location, name, identity or organizational structure.

            12. Notices. Except as otherwise provided, any notice, request or demand under this Deed of Trust must be in writing and will be sufficient if either delivered personally or deposited in the United States mail in a postpaid envelope addressed to the mailing address set forth below. A party may designate a different address by notice given in compliance with this Section. Any notice to Mortgagee must be sent or delivered to the officer named below or to another officer designated for receipt of such notices by Mortgagee. The names and mailing addresses of Mortgagor and Mortgagee are as follows:

        Mortgagor:                      Mortgagee:

        Port Arthur Coker Company L.P.  Bankers Trust Company
        Port Arthur Refinery            Corporate Trust & Agency Services
        1801 S. Gulfway Drive, Office   Four Albany Street, 4th Floor
        No. 36                          New York, New York 10006
        Port Arthur, Texas 77640        Attn: James McDonough

        (or if sent by U.S. Mail:

        Port Arthur Coker Company L.P.
        P.O. Box 908
        Port Arthur, Texas 77641-0908)

        with a copy to:

        Port Arthur Coker Company L.P.
        8182 Maryland Avenue
        St. Louis, Missouri 63105
        Attention: Legal Department

            13. Additional Agreements. This Deed of Trust benefits the successors, assigns and legal representatives of Trustee and Mortgagee and binds any successors or transferees of Mortgagor (however, this provision does not permit Mortgagor to transfer the Mortgaged Property). Each reference to Mortgagor, Trustee or Mortgagee includes their respective successors, assigns and legal representatives. No modification or waiver of this Deed of Trust will be effective unless in writing and signed by Mortgagee. Mortgagee may waive any default without waiving any other prior or subsequent default. Mortgagee's failure to exercise or delay in exercising any rights under this Deed of Trust will not operate as a waiver of those rights. If any provision of this Deed of Trust is unenforceable or invalid, that provision will not affect the enforceability or validity of any other provision. If the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable, that application will not affect the legality or enforceability of the provision as to any other person or circumstance. If more than one person executes this Deed of Trust as Mortgagor, their obligations under this Deed of Trust are joint and several.

            14. Rules of Construction. The section headings or captions in this instrument are for convenience and are not a part of this instrument for any purpose. Any action permitted to Mortgagee may be taken by any authorized officer, employee or agent of Mortgagee, or any attorney, accountant, environmental consultant or other advisor or professional retained by Mortgagee. Use of the term "including" does not imply any limitation on (but may expand) the antecedent reference. Unless the context clearly requires otherwise, the term "may" does not imply any obligation to act. Any reference to exhibits or schedules means the exhibits or schedules to this Deed of Trust, which are fully incorporated by reference into this Deed of Trust. Any reference to a particular document includes all modifications, supplements, replacements, renewals or extensions of that document, but this rule of construction does not authorize amendment of any document without Mortgagee's consent.

            15. Security Interest Absolute. All rights of Mortgagee and the liens and security interests granted by this Deed of Trust, and all obligations of Mortgagor hereunder, are and will be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of the Common Security Agreement or any other Loan Documents; (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Debt or any other amendment or waiver of or any consent to any departure from the Common Security Agreement or any other Loan Documents; (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Debt; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a third party grantor of a security interest.

            16. Mortgagor Further Assurances. Mortgagor agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Mortgagee, may be necessary or advisable to carry out the intent and purpose of this Deed of Trust

            17. Mutual Agreements.

(a) THIS DEED OF TRUST MAY BE EXECUTED IN SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED AND DELIVERED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH COUNTERPARTS TAKEN TOGETHER SHALL CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.

(b) THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(c) EACH OF THE MORTGAGOR AND THE MORTGAGEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE MORTGAGEE, IN EXERCISING ANY RIGHTS OR ENFORCING ANY REMEDIES UNDER THIS DEED OF TRUST FOR THE BENEFIT AND ON BEHALF OF WINTERTHUR, AS INSURER UNDER THE DEBT SERVICE RESERVE GUARANTEE ARRANGEMENT, SHALL BE AND AT ALL TIMES REMAIN SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN ARTICLE IV OF THE INTERCREDITOR AGREEMENT.

(e) THIS DEED OF TRUST, THE COMMON SECURITY AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENTORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            Mortgagor has executed this instrument to be effective as of August 19, 1999.


                                   PORT ARTHUR COKER COMPANY L.P.
                                   By:   SABINE RIVER HOLDING CORP.,
                                         its General Partner


                                   By: /s/ Maura Clark
                                       -----------------------------
                                       Maura Clark
                                       Executive Vice President and
                                       Chief Financial Officer

STATE OF NEW YORK      ss.
                       ss.
COUNTY OF NEW YORK     ss.

            This instrument was acknowledged before me on the 19th day of August, 1999, by Maura Clark, Executive Vice President and Chief Financial Officer of Sabine River Holding Corp., a corporation incorporated under the laws of the State of Delaware, on behalf of said corporation acting as General Partner of Port Arthur Coker Company L.P., a partnership formed under the laws of the State of Delaware.


                                           /s/ Marisa Gondrez
                                           --------------------------------
                                           Notary Public, State of New York
                                           Name:

                                                  MARISA S. GONDREZ
                                          Notary Public, State of New York
                                                   No. 01GO6012061
                                              Qualified in Queens County
                                        Certificate Files in New York County
                                          Commission Expires Aug. 17, 2000

My commission expires:

_____________________________

Mortgagee is executing this Deed of Trust solely to acknowledge its agreement to the last numbered section above.

BANKERS TRUST COMPANY


By: /s/ James C. McDonough
   -----------------------------
Name: James C. McDonough
Title: Vice President


By: /s/ William T. Jenkins
   -----------------------------
Name:  WILLIAM T. JENKINS
Title: ASSISTANT VICE PRESIDENT


STATE OF NEW YORK       ss.
                        ss.
COUNTY OF NEW YORK      ss.

            This instrument was acknowledged before me on the 19th day of August, 1999, by James C. McDonough, Vice President of ____________ and William
T. Jenkins, Asst. Vice President of Bankers Trust Corporation, a banking corporation incorporated under the laws of the State of New York, on behalf of said banking corporation.


                                           /s/ Marisa Gondrez
                                           --------------------------------
                                           Notary Public, State of New York
                                           Name:

My commission expires:

_____________________________

                                                  MARISA S. GONDREZ
                                          Notary Public, State of New York
                                                   No. 01GO6012061
                                              Qualified in Queens County
                                        Certificate Files in New York County
                                          Commission Expires Aug. 17, 2000

                                                                       Exhibit A

                               Description of Land

[Description of the Land on which the Coker, the Hydrocracker, the Sulfur Plant, the Sour Water Stripper and the Amine Treating Unit are situated. The description should be exactly the same, word for word, as the description in the Title Insurance Policy.]

                                                                       Exhibit B

                             Permitted Encumbrances

(1) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings.

(2) Liens, constituting deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance.

(3) Liens constituting deposits or pledges or secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business.

(4) Mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith.

(5) Liens constituting easements and imperfections of title on real estate, provided that such easements and imperfections do not render title unusable for purposes of the Coker Project.

(6) Liens securing judgments, decrees or orders of any court (A) that are not currently dischargeable or (B) that have been discharged or stayed or appealed within 30 days after the date of such judgment, decree or order (in the case of a stay or appeal, during the period of such stay or appeal).

(7) Any other lien or encumbrance permitted under, or consented to as provided in, the Common Security Agreement.

                                                                      Appendix I
                                                    to Common Security Agreement

                       FORM OF CONSENT AND ACKNOWLEDGMENT

            CONSENT AND AGREEMENT, dated as of _______, among _______________________________, _______________________ (the "Contractor"),
BANKERS TRUST COMPANY, a New York banking corporation, as Collateral Trustee for the benefit of the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the "Collateral Trustee"), and PORT ARTHUR COKER COMPANY L.P., a Delaware limited partnership (the "Partnership").

            WHEREAS, the Partnership is constructing and will own and operate a new delayed coker facility and certain related refinery equipment, located at Contractor's refinery in Port Arthur, Texas (the "Coker Complex")

            WHEREAS, Contractor and the Partnership have entered into the _______________ and dated as of___________ (the "Agreement"), in connection with the [construction and ]operation of the Coker Complex;

            WHEREAS, in order to finance the construction and operation of the Coker Complex, the Partnership has entered into financing arrangements (as the same may be amended, supplemented or otherwise modified, or extended or refinanced, from time to time, the Financing Arrangements") with the banks and other financial institutions from time to time parties thereto (together with their respective successors and assigns, the "Financing Parties")

            WHEREAS, the Financing Arrangements provide, among other things, for the making of the loans and other extensions of credit to the Partnership, the proceeds of which are to be applied to finance the construction of the Coker Complex;

            WHEREAS, the loans, bonds and other obligations of the Partnership incurred in connection with the Financing Arrangements will be secured by substantially all of the assets of the Partnership pursuant to a Common Security Agreement, dated as of August 19, 1999, entered into by the Partnership in favor of the Collateral Trustee, pursuant to which the Partnership has assigned to the Collateral Trustee for the benefit of the Secured Parties, as collateral security for the Senior Debt Obligations, all of the Partnership's right, title and interest in, to and under among other things the Agreements;

            WHEREAS, it is an obligation of Contractor under the Financing Arrangements that Contractor execute and deliver this Consent;

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

(a) Defined Terms. The following terms shall have the meanings indicated:

      "Agreements" has the meaning specified in the recitals to this Consent.

      "Coker Complex" has the meaning specified in the recitals.

      "Collateral Trustee" has the meaning specified in the caption of this Consent.

      "Common Security Agreement" means the Common Security Agreement, dated as of August 19, 1999, among the Partnership, the Collateral Trustee and the other parties named therein, as the same may be amended, supplemented or otherwise modified from time to time.

      "Consent" means this Consent and Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "Contractor" has the meaning specified in the caption of this Consent.

      "Default Notice" has the meaning specified in Section 5(a).

      "Event of Default" means any of the events listed in Section 10.1 of the Common Security Agreement.

      "Financing Arrangements" has the meaning specified in the recitals to this Consent.

      "Financing Documents" means the Common Security Agreement and any other agreement or instrument entered into by the Partnership or any other Person pursuant to the Financing Arrangements which secures, evidences or governs payment or performance of any of the Senior Debt Obligations.

      "Financing Parties" has the meaning specified in the recitals to this Consent.

      "Nominee" has the meaning specified in Section 5(b).

      "Notice" has the meaning specified in Section 5(a).

      "Partnership" has the meaning specified in the caption of this Consent.

      "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other legal entity of whatever nature.

      "Project Revenue Account" has the meaning specified in the Common Security Agreement.

      "Refinancing" means any financing transaction or debt offering transaction, or series of such transactions, all or part of the proceeds of which are used to repay the Senior Debt Obligations or otherwise are used to provide financing for the Coker Complex.

      "Replacement Party" has the meaning specified in Section 5(c).

      "Secured Parties" has the meaning specified in the Common Security Agreement.

      "Senior Debt Obligations" has the meaning specified in the Common Security Agreement.

      "Transferee" has the meaning specified in Section 5(b)(i).

(b) Other Definitional Provisions.

            (i) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Consent shall refer to this Consent as a whole and not to any particular provision of this Consent, and section and subsection references are to this Consent unless otherwise specified.

            (ii) Each reference in this Consent to an agreement, instrument or document shall be deemed to refer to such agreement, instrument or document as the same may be amended, supplemented or otherwise modified from time to time.

            (iii) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or document is in effect.

            (iv) Each reference in this Consent to a Person shall be deemed to include such Person's successors and assigns.

SECTION 2. CONSENTS TO ASSIGNMENTS, ETC.

      Contractor hereby:

      (a) acknowledges that the Secured Parties have entered into the Financing Arrangements in reliance upon the performance by Contractor of its obligations under the Agreement and this Consent, and irrevocably consents to the assignment of the Agreement, pursuant to Section ____ of the Agreement, to the Collateral Trustee for the benefit of the Secured Parties as collateral security for the Senior Debt Obligations of all of Partnership's right, title and interest, (whether now existing or hereafter arising) in, to and arising under the Agreement;

      (b) irrevocably consents, pursuant to Section ____ of the Agreement, to any subsequent assignment of the Agreement by the Collateral Trustee pursuant to
Section 5(b), upon and after receipt by Contractor of written notice from the Collateral Trustee that it desires to exercise its rights and remedies as a secured party, or as trustee for the benefit of the Secured Parties, in respect of the Senior Debt Obligations (but without any right or obligation of Contractor to know or confirm whether any such subsequent assignment is permitted under the Financing Documents), including the acquisition of all of the Partnership's existing and future rights under the Agreement by sale, foreclosure or otherwise, or the construction and/or operation of the Coker Complex pending sale or foreclosure through a receiver or otherwise, or the assignment of the Agreement to any Person who is a Transferee; and Contractor will, at the request of any such Transferee, enter into a consent and agreement in connection therewith having terms the same as the terms of this Consent, except such terms as may be inapplicable;

      (c) confirms that the assignment of the Partnership's right, title and interest in, to and arising under the Agreement pursuant to Section 6.06 of the Common Security Agreement is in accordance with all applicable provisions of the Agreement;

      (d) irrevocably agrees that the Collateral Trustee and the other Secured Parties shall not be subject to any liability or obligation under the Agreement nor shall the Collateral Trustee or any Secured Party be obligated or required
(A) to perform any of the Partnership's obligations under the Agreement or (B) to take any action to collect or enforce any claim for payment assigned to it under the Common Security Agreement or otherwise;

      (e) acknowledges the right of the Collateral Trustee and the other Secured Parties to cure defaults by the Partnership under the Agreement pursuant to the terms of this Consent (notwithstanding anything to the contrary contained in such Agreement), without assuming or being responsible for any of the obligations of the Partnership thereunder;

      (f) acknowledges the right of the Collateral Trustee, following the occurrence of an Event of Default under the Common Security Agreement, to exercise its rights thereunder as a secured creditor and collateral assignee of the Agreement to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Agreement and to enforce the

Agreement against Contractor, notwithstanding anything to the contrary contained in the Agreement (but without any right or obligation of Contractor to know or confirm whether any such subsequent assignment is permitted under the Financing Documents);

      (g) acknowledges and irrevocably agrees, notwithstanding anything to the contrary contained in the Agreement, but subject to the provisions of this Consent, that none of the following shall constitute in and of itself, as between Contractor and the Collateral Trustee or any other Secured Party, a default or breach by Partnership under the Agreement:

            (i) the collateral assignment of the Agreement to the Collateral Trustee for the benefit of the Secured Parties;

            (ii) the sale, foreclosure or other enforcement by the Collateral Trustee or any other Secured Party of secured creditor remedies;

            (iii) the acquisition of the rights of the Partnership under the Agreement by the Collateral Trustee or any other Person as a result of sale or foreclosure (or acceptance of an absolute assignment of the Agreement in lieu of sale or foreclosure) or the exercise of other secured creditor remedies; or

            (iv) the assignment of the Agreement by the Collateral Trustee or any other Secured Party or a Nominee to any other Person, following the acquisition of the Agreement by the Collateral Trustee or any other Secured Party or Nominee in the exercise of rights and remedies as a secured creditor (or in lieu of the exercise of such rights and remedies); and

      (h) irrevocably agrees at the request of the Partnership, to enter into a consent and agreement in connection with a Refinancing having terms the same as this Consent, except such terms as may be inapplicable or other non-substantive change.

SECTION 3. PAYMENT OF ASSIGNED SUMS.

      Until notified in writing by the Collateral Trustee that the Senior Debt Obligations have been paid in full, Contractor shall pay by wire transfer in U.S. dollars of same day funds directly to the Project Revenue Account or as otherwise instructed in writing by the Collateral Trustee any and all amounts, if any, payable by Contractor to the Partnership under the Agreement or as a result of a breach thereof. The making of such payment into the Project Revenue Account, and the currency of such payment are of the essence of this Consent. All amounts paid to the Collateral Trustee shall be accompanied by a notice specifying the amount of such payment and the purpose for which such payment is being made. After Contractor has been notified in writing by the Collateral Trustee that the Senior Debt Obligations have been paid in full, Contractor shall pay such amounts directly to Partnership.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF CONTRACTOR.

      Contractor hereby represents and warrants that:

      (a) Organization. It is a corporation duly organized and existing under the laws of ________ and has the legal capacity to enter into and perform this Consent.

      (b) Government Authorizations. It has obtained all necessary authorizations from the competent governmental authorities for the execution of this Consent and the performance of its obligations hereunder.

      (c) Corporate Authority. The execution and performance by Contractor of this Consent has been duly authorized by all necessary corporate action. This Consent has been duly executed by Contractor and, assuming the due authorization and execution of this Consent by the Partnership and the Collateral Trustee, constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms.

      (d) No Conflict. Neither the execution of this Consent by Contractor nor the performance by Contractor of its obligations hereunder will conflict with or result in any breach of, or constitute a violation of or default under, any applicable law or regulation, Contractor's charter or by-laws, or any indenture, mortgage, deed of trust, or other instrument or agreement (including, without limitation, any negative pledge or similar clause), to which Contractor or any of its affiliates is a party, or by which any of them may be bound, or to which any of their respective property or assets may be subject.

      (e) No Litigation. No lawsuit or other proceeding is pending or, to the knowledge of Contractor, threatened against Contractor which, if determined adversely to Contractor, may materially and adversely affect its business or financial condition or the consummation of the transactions contemplated by, or the performance of its obligations under, this Consent or the Agreement. No action or proceeding has been instituted and no order, decree, injunction or judgment of any kind from any court or other governmental authority has been issued to avoid, restrain or in any other manner prevent the consummation of the transactions contemplated by this Consent or the Agreement.

      (f) Enforcement. The Agreement and this Consent are in proper legal form to be enforced against Contractor, and it is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of the Agreement or this Consent that they be filed, recorded or enrolled with any governmental authority, or that any such document be stamped with any stamp, registration or similar transaction tax.

      (g) Execution. Delivery: Binding Agreement. The Agreement is in full force and effect and the Agreement has not been assigned by Contractor. Except for the assignments referred to in Section 2(a) hereof, Contractor has not received any notice of transfer or assignment of the Agreement by the Partnership.

      (h) No Default or Amendment. Neither Contractor nor, to its knowledge, the Partnership is in default under the Agreement. Contractor has no existing claims, counterclaims, offsets or defenses against the Partnership in respect of the Agreement. The Agreement has not been amended, modified or supplemented in any manner.

SECTION 5. RIGHTS OF COLLATERAL TRUSTEE.

      Contractor agrees that the Collateral Trustee, for the benefit of the Secured Parties, so long as any Senior Debt Obligations remain outstanding, shall have the following rights with respect to the Agreement:

      (a) Notwithstanding anything to the contrary contained in the Agreement, the Agreement shall not be terminated or canceled by action of Contractor as the result of any breach or default of the Partnership without prior notice in writing to the Collateral Trustee, specifying the basis therefor (hereinafter called a "Notice"). In the event of a default by Partnership under the Agreement, Contractor (i) will give prompt written notice to the Collateral Trustee (a "Default Notice") of such default and any cure period pursuant to the Agreement (the "Partnership's Cure Period"), (ii) will allow the Collateral Trustee and the other Secured Parties to cure the default during the Partnership's Cure Period (whether or not the Partnership or any equity investor in the Partnership also has the right to cure such default during such period) and (iii) prior to the exercise by Contractor of any right to terminate the Agreement, will afford the Collateral Trustee and the other Secured Parties the longer of (A) 120 days after the receipt by the Collateral Trustee of the Default Notice and (B) 60 days after the expiration of the Partnership's Cure Period (the "Secured Parties' Cure Period") to cure such default, provided that the Secured Parties' Cure Period shall be extended for such longer period of time as is necessary as long as the Collateral Trustee or any other Secured Party shall be diligently acting in good faith to cure such default or to obtain title to the Coker Complex; and provided, further, that notwithstanding the foregoing, in no event shall the Secured Parties' Cure Period with respect to a payment default by the Partnership exceed 90 days after the Default Notice from Contractor. No curing of any defaults under the Agreement shall be construed as an assumption by the Collateral Trustee or the Secured Party of any of the obligations, covenants or Agreement of the Partnership under the Agreement.

      (b) If the Collateral Trustee or any other Secured Party, or a Nominee (as defined below), shall become the legal or beneficial owner of the Coker Complex, or shall become entitled to cause the disposition of the Coker Complex pursuant to the exercise of its rights and remedies as a secured creditor, then:

            (i) Such Person, at its election, may continue the Agreement by delivering to Contractor a written notice of continuation. Such Person may thereafter cause the Partnership's interest in the Agreement to be transferred to itself or to a third party by delivering to Contractor a written notice of such transfer and an agreement from such Person or such third party satisfying the conditions of Section 5(b)(ii) hereof (such Person or such third party, as the case may be, being herein called a "Transferee"), and in the event of any transfer and any successive transfers thereafter, (A) Contractor will continue to perform, for the benefit of such Transferee, its obligations under the Agreement pursuant to its terms as modified hereby, without regard to any default by the Partnership thereunder, (B) the Partnership shall remain liable to Contractor for all its obligations and duties under the Agreement, and (C) any Transferee shall become liable, not personally but solely to the extent of its direct or indirect right, title and interest in and to the Coker Complex and the operating contracts relating thereto, to perform the duties and obligations of the Partnership under the Agreement only as arise in respect of the period commencing on the date of such Transferee's succession. Only the Transferee, and not the Person delivering a notice of continuation, shall have liabilities and obligations under the Agreement.

            (ii) Any agreement delivered pursuant to the second sentence of subparagraph (i) of this Section 5(b) shall provide that the Transferee shall
(A) assume and agree to perform all future obligations of the Partnership under the Agreement and agree to be bound by the terms of the Agreement in connection therewith and (B) be bound by all actions taken and notices given by the parties under the Agreement prior to any such transfer.

            (iii) As used in this Section 5, "Nominee" shall mean (A) any Person or entity that is directly or indirectly owned and controlled by the Collateral Trustee, the Collateral Trustee or any other Secured Party and (B) which has acquired the Partnership's right, title and interest in the Coker Complex.

      (c) If (i) the Partnership or a trustee or receiver or any Person exercising the powers of a trustee or receiver in any bankruptcy, insolvency, receivership, arrangement, liquidation or similar proceeding applicable to the Partnership rejects the Agreement, or (ii) the Agreement is terminated (x) by reason of any bankruptcy, insolvency, receivership, arrangement, liquidation or similar proceeding applicable to the Partnership or (y) by reason of any default by the Partnership under the Agreement, and if, in any such case, within 90 days after such termination, the Collateral Trustee shall so request, Contractor will execute and deliver to the Collateral Trustee, one or more of the Secured Parties, a Nominee or a Transferee, as shall be designated by the Collateral Trustee (herein called the "Replacement Party"), a new contract with the Replacement Party. The new contract shall contain substantially the same terms and provisions as the Agreement for the balance of the unexpired term thereof.

      (d) If the Collateral Trustee, for the benefit of the Secured Parties, or any Replacement Party is prohibited from curing any default by the Partnership under the Agreement by any process, stay or injunctions issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Partnership, then the Secured Parties= Cure Period shall be extended for the period of such prohibition.

SECTION 6. AGREEMENTS OF CONTRACTOR

      (a) Continuation of Performance. Contractor agrees to continue the performance of its obligations under the Agreement notwithstanding any default by the Partnership under any Financing Document, or the exercise by any Person of its rights under any Financing Document.

      (b) No Set-Offs. Deductions or Counterclaim. Contractor agrees that no amounts due to the Partnership under the Agreement shall be subject to any reduction for any set-off, deduction, counterclaim or otherwise based upon any claim against the Partnership. Contractor shall not assert any claim it may have by reason of the Partnership's default under the Agreement as a defense to performance of its obligations under any other agreement with the Partnership or any affiliate of the Partnership or under this Consent. Nothing contained in this paragraph (c) shall waive Contractor's rights to enforce any such claim as a cause of action against the Partnership.

      (c) Compliance with Instructions from Collateral Trustee. Contractor hereby agrees that it shall (i) comply with any and all written instructions received from the Collateral Trustee pursuant to the Financing Documents, (ii) treat such instructions as coming directly from the Partnership, (iii) disregard any contradictory instructions received from the Partnership and (iv) with effect as of the date of receipt of such instructions, direct to the Collateral Trustee (with a copy to the Partnership) all communications and correspondence arising out of or in connection with the Agreement.

      (d) Notices. All notices or other communications to be delivered to the Collateral Trustee or the other Secured Parties pursuant to this Consent or the Agreement shall be delivered to the Collateral Trustee at the address specified in Section 8 below and, in the case of Contractor or the Partnership, to each of these respective entities at the addresses specified in Section 8 below.

      (e) Amendments of Agreement. Etc. Contractor will not agree to any amendment, cancellation or early termination of the Agreement, and will not assign its rights or obligations under the Agreement to a third party, without the prior written consent of the Collateral Trustee.

      (f) Reservation of Rights. Contractor expressly reserves all rights and remedies available at law or in equity under the Agreement, except to the extent expressly modified in this Consent.

      (g) Copies of Notices to Partnership. Contractor will deliver to the Collateral Trustee a copy of each notice given by it to the Partnership concurrently with delivery of such notice to the Partnership.

SECTION 7. FURTHER ASSURANCES

            The parties hereto hereby agree to provide to each other such documents and to take such other action as may be reasonably necessary to effectuate fully the purposes of this Consent.

SECTION 8. NOTICES

            All notices and other communication under or in connection with this Consent shall be in writing, shall refer on their face to the Agreement (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class registered or certified mail, by facsimile, by hand or by overnight courier service and shall be addressed:

            (i) if to Contractor, in accordance with the Agreement;

            (ii) if to the Collateral Trustee, to

                Bankers Trust Company
                Corporate Trust & Agency Services
                Four Albany Street, 4th Floor
                New York, New York 10006
                Attention: James McDonough

            (iii) if to the Partnership, in accordance with the Agreement; or

            (iv) to such other address as Contractor, the Partnership or the Collateral Trustee, as the case may be, may designated by prior written notice to the other parties given pursuant hereto.

SECTION 9. MISCELLANEOUS

      (a) Separate Counterparts; Amendments, Waiver. This Consent may be executed in separate counterparts, each of which when so executed and delivered shall be an original but all of such counterparts together shall constitute one and the same instrument. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Contractor, the Collateral Trustee and the Partnership.

      (b) Severability. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (c) Successors and Assigns. This Consent shall be binding upon and inure to the benefit of Contractor, the Collateral Trustee, the other Secured Parties, the Partnership and their respective successors and permitted assigns.

      (d) GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      (e) Submission to Jurisdiction. Contractor hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Consent, or for recognition and enforcement of any judgment in respect thereof or the enforcement of an award rendered pursuant to Section ___ of the Agreement, to the non-exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, City of New York and the Federal courts of the U.S. for the Southern District of New York located in the Borough of Manhattan, City of New York; and, (ii) notwithstanding anything to the contrary contained in the Agreement, consents that any action or proceeding in connection with the Agreement may be brought by the Collateral Trustee and the Financing Parties in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

      (f) Enforcement of Judgments. Contractor agrees that a final judgment against it in any action, suit or proceeding brought in any New York State or Federal court in accordance with paragraph (e) above shall be conclusive and may be enforced in any jurisdiction by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law.

      (g) No Implied Waiver. Failure or delay on the part of any party hereto to exercise a right under this Consent shall not operate as a waiver thereof; nor shall any single or partial exercise of a right preclude any other future exercise thereof.

      (h) Agent for Service of Process. Contractor hereby irrevocably and unconditionally appoints CT Corporation, with an office on the date hereof at 1633 Broadway, 23rd Floor, New York, New York 10019, as its agent, which shall be a commercial process agent (the "Process Administrative Agent") to receive on behalf of Contractor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in such New York State or Federal court. In any such action or proceeding, such service may be made on Contractor by delivering a copy of such process to Contractor in care of the Process Administrative Agent at the Process Administrative Agent's above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to Contractor at its address set forth beneath its signature hereto (such service to be effective upon such receipt by the Process Administrative Agent and the depositing of such process in the mails as aforesaid). Contractor hereby further irrevocably and unconditionally authorizes and directs such Process Administrative Agent to accept such service on its behalf. If for any reason the Process Administrative Agent shall cease to be available to act as such, Contractor agrees to designate a new agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Trustee. As an alternate method of service, Contractor irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to Contractor by certified or registered air mail at its address set forth in the Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. Contractor hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law'.

                           -------------------------


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Acknowledged and agreed:


                                        BANKERS TRUST COMPANY, as Collateral
                                        Trustee for the benefit of the Secured
                                        Parties


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        PORT ARTHUR COKER COMPANY L.P.

                                        By: SABINE RIVER HOLDING CORP., as
                                            General Partner

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                      Appendix J
                                                    to Common Security Agreement

                         SCHEDULE OF REQUIRED INSURANCE

      The Partnership shall maintain or cause to be maintained the following minimum insurance requirements ("Required Insurance") during the term of this Agreement, in such form and with a Rated Carrier or such carriers as acceptable to the Collateral Trustee.

1.0 Construction Period - Partnership

      Prior to or upon the Closing Date and until the placement of Operational Insurance as set forth in 3.0 below, the Partnership shall at all times keep in force:

            1.1 Workers Compensation/Employer's Liability: Workers Compensation as required by applicable law or authorized governmental authority covering all persons employed by the Partnership in accordance with the laws of the state in which the Partnership may be required to pay compensation. Limits for Employers Liability shall be a minimum of $1,000,000 per accident or disease, aggregate as to disease and Workers Compensation benefits to full statutory obligations. To the extent that applicable exposure exists, coverage shall include Jones Act, USL & H and FELA.

            1.2 Automobile Liability: Automobile liability insurance on licensed motor vehicles owned, non-owned, rented or leased by the Partnership covering Bodily Injury and Property Damage Liability to a combined inclusive limit of $1,000,000.

            1.3 Commercial General Liability: Commercial General Liability with Limits of $2,000,000 inclusive per occurrence, and $4,000,000 in the aggregate annually and such aggregate to apply on a per site or per location basis, for bodily injury, death and damage to property including loss of use thereof. Coverage shall be written on occurrence policy forms and specifically be subject to the following inclusions of coverage:

            (i) Contractual Liability

            (ii) Products & Completed Operations including cover for a period not less than 12 months post the issuance of the Certificate of Final Completion

            (iii) Warranty Work extending one year after Final Completion

            (iv) Blasting, pile driving, caisson work, underground work

            (v) Damage to property including loss of use thereof

            (vi) Broad-form property damage

            (vii) Severability of interests clause

            (viii) Cross Liability cover

            (ix) Contractor Protective

            1.4 Umbrella/Excess Liability: Umbrella/Excess Liability Insurance in excess of the coverages under 1.1 (excess over Employers Liability only), 1.2 and 1.3 in an amount not less than $48,000,000 per occurrence and in the aggregate annually, with such aggregate to apply on a per site or per project basis. Such insurance shall be written on occurrence policy forms.

            1.5 Aircraft Insurance: Aircraft Liability Insurance with respect to owned or non-owned aircraft to the extent used directly or indirectly in the performance of the construction of the Project Property for limits not less than $25 million each occurrence without aggregate, for bodily injury, death (including the passenger hazard) and damage to property including loss of use thereof

            1.6 Marine Liability/Physical Damage Insurance: Hull and Machinery insurance covering the full replacement value of any barges, scows or watercraft used in connection with the construction of the Project Property. Marine Liability or Protection Indemnity insurance on any barges, scows or other watercraft used in connection with the construction of the Project Property including coverage for special operations, pollution liability and voluntary removal of wreck for limits which are the greater of those afforded under a Protection and Indemnity Club or $25 million per occurrence, without aggregate. In the event such vessels are not entered in a Protection and Indemnity Club, and American policy form including special operations and pollution liability shall be acceptable.

            1.7 Marine Cargo Insurance and Consequential Loss: The Partnership shall insure equipment and materials for incorporation into the Project Property, while in the course of marine, air and inland transit. Coverage shall be in force from the time that such insured property leaves the last factory or warehouse of the Contractor, Sub-Contractors or suppliers, for shipment, and terminates after discharge at Site. Coverage shall be on a full replacement cost basis with a limit equivalent to the value of the greatest shipment. Coverage shall include both loading and unloading and shall remain in effect until property in transit is delivered to the Project site, unloaded and comes under the cover of the Builders All Risk Policy (1.8). Deductible shall not exceed $25,000. Marine cargo insurance shall apply with respect to all equipment valued in excess of $50,000.

            Marine Consequential Insurance covering only the Partnership as Insured for loss of net income and fixed and semi variable expenses insured resulting from a loss insured under the Marine Cargo policy described above which necessarily delays the project beyond the substantial completion or turnover date. Such insurance shall provide a limit of $90 million and be subject to a 6-month indemnity period. Deductible or waiting period shall not exceed 30 days or other collectively agreed period between Lender and Owner and Contractor.

            1.8 All Risks Builders Risk/Delay in Startup: All Risk Builders Risk insurance including the Partnership, Contractor as named insured and Contractor's Sub-Contractors as additional insureds, to a limit of the value of the full replacement cost of the Project, any one occurrence covering physical loss or damage to the Project Property, the materials, operating equipment, and supplies for incorporation therein, including temporary or off-site storage and Project lay-down areas, expendable construction tools, and all temporary structures used in the erection of the Work while in transit to and from the site or in storage, while at the site, before and during erection and until completed and while waiting tests and during tests and until the latter of the date the Project has achieved Substantial Reliability, or the date the Operational All Risk insurance has been put into effect.

            This insurance shall be subject to London Design/Error DE5 coverage or equivalent and be subject to a 12 month guaranteed maintenance period. Such policy shall not contain exclusions with respect to manufacturer, supplier or Contractor warranty. Deductible shall not exceed $100,000 for material damage and $250,000 for commissioning and start-up or other collectively agreed provisions between the Collateral Trustee and the Financing Parties.

            Delay in Start Up insurance covering only the Partnership as Insured for the loss of profit and fixed and semi variable expenses (including but not limit to interest during construction, debt repayment, mobilization costs, demobilization costs, fixed takes on supply agreements, etc.) resulting from a loss insured under the All Risk Builders Risk policy described above. Such insurance shall provide a limit of $334 million and subject to a 12-month indemnity period. Deductible or waiting period shall not exceed 30 days.

            1.9 General Conditions -- Policies shall be subject to the following conditions:

            (a) All deductibles shall be to the account of the Partnership and the Collateral Trustee and the Financing Parties shall have no responsibility for deductibles established herein.

            (b) The Partnership shall provide the Collateral Agent and the Financing Parties with complete wordings prior to the Closing Date; otherwise, agreed upon wording or expanded cover notes, acceptable to the Collateral Agent and Financing Parties, until such time as actual policy wording can be delivered to the Financing Parties. The Collateral Trustee and the Financing Parties shall review and approve wording with respect to 1.3, 1.4, 1.6, 1.7 and 1.8 prior to each policy being put into effect, and provided any disclosure of such policy wording shall be made under binder of secrecy.

            (c) Prior to the Closing Date, the Partnership shall supply to the Collateral Trustee and the Financing Parties a certification from the Partnership's insurance representative or a senior officer of the Partnership to the effect that insurance coverages for which they have responsibility to put into effect meet the terms and conditions of Article VII and Appendix J, and that all premiums, then due and payable, have been paid.

            (d) With the exception of 1.7 and 1.8, insurances shall not be cancellable without 60 days advance written notice of such cancellation to the Owner and the Financing Parties. Cover under 1.7 and 1.8 shall be written on policies which are non-cancellable, with the exception of non-payment of premiums and industry provisions as respects certain perils on the marine covers. Any notice of cancellation will require no less than fifteen days prior written notice to the Collateral Trustee and the Financing Parties.

            (e) A waiver of subrogation shall be provided by the insurers to the Partnership, the Collateral Trustee and the Financing Parties for coverages under all policies except 1.1 and 1.2.

            (f) The Collateral Trustee and the approved Financing Parties as designated by Partnership, shall be included as Additional Insured under all policies except 1.1.

            (g) With respect to 1.7 and 1.8, the Collateral Trustee or its assigns shall be named as sole loss payee, on a loss payable/mortgagee clause equivalent to 438 BFU or as otherwise approved by the Collateral Trustee.

            (h) Coverage provided for the benefit of the Partnership, the Collateral Trustee and the Financing Parties shall not be invalidated or vitiated by actions or inactions of others.

2.0 Construction Period -- Contractor

      The Partnership will require the Contractor to provide and maintain in full force and effect with financially responsible insurance carriers meeting the definition of a Rated Carrier unless otherwise approved by the Partnership and the Collateral Trustee, from the effective date of the Engineering, Procurement and Construction Services Agreement ("EPC") until the date of Final Completion, the following insurance:

            2.1 Workers Compensation/Employer's Liability: Workers Compensation insurance as required by applicable law or authorized governmental authority covering all persons employed by Contractor for work performed under the EPC in accordance with the laws of the state in which the Contractor may be required to pay compensation. Limits for Employers Liability shall be a minimum of $1,000,000 per accident or disease, aggregate as to disease and

Workers Compensation benefits to hill statutory obligations. To the extent that applicable exposure exists, coverage shall include Jones Act, USL & H and FELA.

            2.2 Automobile Liability: Automobile Liability insurance on licensed motor vehicles owned, non-owned rented or leased by contractor and used in connection with the work to be performed under the EPC covering Bodily Injury and Property Damage Liability to a combined inclusive limit of $25,000,000.

            2.3 Contractors Equipment: Contractors Equipment Insurance covering equipment and tools, owned, rented or leased for the full replacement cost of such equipment on an All Risks basis including marine based risk subject to normal exclusions.

            2.4 Commercial General Liability: Commercial General Liability with limits of $2,000,000 inclusive per occurrence, and $4,000,000 in the aggregate annually, for bodily injury, death and damage to property including loss of use thereof. This insurance shall be maintained continuously from commencement of the Work until the date of Final Completion of the work performed under the EPC, as set out in the Certificate of Final Completion of the Work, or until the certificate of Final Completion of the Work is issued, whichever is the later. Deductibles shall not exceed $50,000 per occurrence with an aggregate limit of $250,000. The Partnership shall pay up to $250,000 of the deductibles, and any amount less than $250,000 shall be refunded to the Partnership. Contractor shall pay all deductibles in excess of $250,000, except for Pollution Liability Coverage.

            Coverage shall specifically be subject to the following inclusions of coverage:

            (i)   Contractual Liability

            (ii) Products & Completed Operations including cover for a period not less than 12 months post the issuance of the Certificate of Final Completion

            (iii) Warranty Work extending one year after Final Completion

            (iv)  Blasting, pile driving, caisson work, underground work

            (v)   Damage to property including loss of use thereof

            (vi)  Broad-form property damage

            (vii) Railway Liability

            (viii) Pollution Liability coverage on at least a Sudden &
                  Accidental basis

            (ix)  Severability of interests clause

            (x)   Cross Liability cover

            (xi)  Contractor Protective

            2.5 Umbrella/Excess Liability: Umbrella/Excess Liability Insurance in excess of the coverages under Articles 2.1 (excess over Employer's Liability), 2.2, and 2.4 in an amount not less than $48,000,000 per occurrence and in the aggregate annually. Such insurance shall be written on occurrence policy forms unless otherwise approved by the Partnership.

            2.6 Pollution Liability: Contractor shall provide a wrap-up insurance program to provide Pollution Liability coverage on at least a sudden and accidental basis, with primary coverage of $1,000,000 occurrence/aggregate and $5,000,000 occurrence/aggregate coverage in excess of the primary coverage.

            2.7 Aircraft Liability: Aircraft Liability Insurance with respect to owned or non-owned aircraft to the extent used directly or indirectly in the performance of the work under the EPC for limits not less than $25 million each occurrence without aggregate, for bodily injury, death (including the passenger hazard) and damage to property including loss of use thereof.

            2.8 Watercraft Liability: Watercraft Liability Insurance with respect to owned or non-owned watercraft to the extent used directly or indirectly in the performance of the work under the EPC for limits not less than $25 million each occurrence without aggregate, for bodily injury, death and damage to property including loss of use thereof.

            2.9 General Conditions -- Policies shall be subject to the following conditions:

                  (a) All deductibles shall be the responsibility of the
            Contractor and/or its Sub-Contractors

                  (b) Contractor shall provide the Partnership and Financing
            Parties, with complete wordings prior to the Notice to Proceed; otherwise, agreed upon wording or expanded cover notes, acceptable to the Partnership and the Collateral Agent, until such time as actual policy wording can be delivered to the Partnership and the Collateral Trustee. The Partnership and the Financing Parties shall review and approve wording with respect to 2.4, 2.5 and 2.6 prior to each policy being put into effect, and provided that to the extent that policy wording is supplied, any disclosure of such policy wording shall be made under binder of secrecy.

                  (c) Insurances shall not be cancellable without 90 days
            advance written notice of such cancellation to the Partnership, the Collateral Trustee and the Financing Parties.

                  (d) A waiver of subrogation shall be provided by the insurers to the Contractor, the Partnership, the Collateral Trustee and the Financing Parties for coverages under 2.1 (to the extent permitted by law), 2.3 and 2.4 and 2.5.

                  (e) Unless covered as a Named Insured, The Partnership, the
            Collateral Trustee and the approved Financing Parties as designated by the Partnership, shall be included as Additional Insured under coverages 2.4, 2.5, 2.6 and 2.7.

                  (f) The Contractor will supply and cause all subcontractors awarded subcontracts by Contractor after the EPC is signed by the Partnership and the Contractor, procure coverage as set forth above under 2.1, 2.1. and 2.4 above and to supply certificates of insurance to the Partnership, the Collateral Trustee and the Financing Parties.

3.0 Operational Phase -- Partnership

      Prior to the expiration of insurance coverages set forth in 1.0 above, the Partnership shall at all times keep in force:

            3.1 Workers Compensation/Employer's Liability: Workers Compensation as required by applicable law or authorized governmental authority covering all persons employed by the Partnership in accordance with the laws of the state in which the Partnership may be required to pay compensation. Limits for Employers Liability shall be a minimum of $1,000,000 per accident or disease, aggregate as to disease and Workers Compensation benefits to full statutory obligations. To the extent that applicable exposure exists, coverage shall include Jones Act, USL & H and FELA.

            3.2 Automobile Liability: Automobile liability insurance on licensed motor vehicles owned, non-owned, rented or leased by the Partnership covering Bodily Injury and Property Damage Liability to a combined inclusive limit of $1,000,000.

            3.3 Commercial General Liability: Commercial General Liability with Limits of $1,000,000 inclusive per occurrence, and $2,000,000 in the aggregate annually and such aggregate to apply on a per site or per location basis, for bodily injury, death and damage to property including loss of use thereof Coverage shall be written on occurrence policy forms and specifically be subject to the following inclusions of coverage:

            (i) Contractual Liability

            (ii) Products & Completed Operations

            (iii) Personal injury

            (iv) Blasting, pile driving, caisson work, underground work

            (v) Damage to property including loss of use thereof

            (vi) Broad-form property damage

            (vii) Severability of interests clause

            (viii) Cross Liability cover

            (ix) Contractor Protective

            3.4 Umbrella/Excess Liability: Umbrella/Excess Liability Insurance in excess of the coverages under 3.1 (excess over Employers Liability only), 1.2 and 1.3 in an amount not less than $49,000,000 per occurrence and in the aggregate annually, with such aggregate to apply on a per site or per project basis. Such insurance shall be written on occurrence policy forms.

            3.5 Aircraft Insurance: Aircraft Liability Insurance with respect to owned or non-owned aircraft to the extent used directly or indirectly in the performance of the operation of the Project Property for limits not less than $25 million each occurrence without aggregate, for bodily injury, death (including the passenger hazard) and damage to property including loss of use thereof

            3.6 Marine Liability/Physical Damage Insurance: Hull and Machinery insurance, to the extent that exposure exist, covering the full replacement value of any barges, scows or watercraft used in connection with the operation of the Project Property. Marine Liability or Protection Indemnity insurance on any barges, scows or other watercraft used in connection with the operation of the Project Property including coverage for special operations, pollution liability and voluntary removal of wreck for limits which are the greater of those afforded under a Protection and Indemnity Club or $25 million per occurrence, without aggregate. In the event such vessels are not entered in a Protection and Indemnity Club, and American policy form including special operations and pollution liability shall be acceptable.

            3.7 All Risks Property/Machinery Breakdown/Business Interruption:
All Risk Property insurance, with a limit equal to the full replacement cost of the Project, any one occurrence and shall cover physical loss or damage to the Project Property on an all risk basis, including but not limited to earthquake, flood, collapse, hurricane, storm, etc. Such policy shall include off-site and transit insurance (inland and ocean) to the extent exposure exists, in a limit adequate to protect against loss or damage to the values at risk at any one time. Additional coverages to be provided, subject to sublimits consistent with industry practice, include but are limited to debris removal, demolition and increased cost of construction, off-premises power interruption, pollution cleanup following loss from a covered peril and building ordinance cover.

            The Partnership shall also provide machinery breakdown insurance on a repair and replacement basis in an amount sufficient to cover the full insurable value of objects and equipment qualifying for machinery breakdown cover. In the event the all risk property cover and the machinery breakdown cover are written by separate insurers, each policy shall contain a joint loss agreement.

            Policies shall be written on a "no coinsurance" basis. Deductibles shall not exceed $100,000 for physical damage perils and $250,000 for machinery breakdown cover.

            Business interruption insurance covering only the Partnership as Insured for the loss of profit and fixed and semi variable expenses (including but not limited to interest during construction, debt repayment, mobilization costs, demobilization costs, fixed takes on supply agreements, etc.) resulting from a loss insured under the All Risk Builders Risk policy described above. Such insurance shall provide a limit of $334 million and subject to a 12-month indemnity period. The Partnership will submit business interruption worksheets to the Collateral Trustee annually for review and approval. The Partnership will also maintain contingent business interruption insurance with respect to the Clark R&M Refinery and the Air Products facilities in an amount not less than the equivalent of twelve months debt service and fixed expenses. Unless included in the business interruption cover, the Partnership shall also provide no less than $5,000,000 extra expense and $5,000,000 expediting insurance. Deductible or waiting period shall not exceed 30 days.

            3.8 Additional Insurance -- The Partnership shall procure such additional insurance as the Collateral Trustee and the Financing Parties may from time to time reasonably request, subject to commercial availability and economic feasibility. In the event the Partnership fails to procure any of the coverages set forth above, the Collateral Trustee and the Financing Parties have the right, but not the obligation, to procure such insurance and charge the costs back to the Partnership.

            3.9 General Conditions -- Policies shall be subject to the following conditions:

            (a) All deductibles shall be to the account of the Partnership and the Collateral Trustee and the Financing Parties shall have no responsibility for deductibles established herein.

            (b) The Partnership shall provide the Collateral Agent and the Financing Parties with complete wordings prior to the Closing Date; otherwise, agreed upon wording or expanded cover notes, acceptable to the Collateral Agent and Financing Parties, until such time as actual policy wording can be delivered to the Financing Parties. The Collateral Trustee and the Financing Parties shall review and approve wording with respect to 3.3, 3.4 and 3.7 prior to each policy being put into effect, and provided that to the extent that policy forms are supplied, any disclosure of such policy wording shall be made under binder of secrecy.

            (c) Prior to the transition from Construction insurance to Operational insurance, and annually thereafter, the Partnership shall supply to the Collateral Trustee and the Financing Parties a certification from the Partnership's insurance representative or a senior officer of the Partnership to the effect that insurance coverages for which they have responsibility to put into effect meet the terms and conditions of Article VII and Appendix 1, and that all premiums, then due and payable, have been paid.

            (d) Insurances shall not be cancellable without 60 days advance written notice of such cancellation to the Partnership, the Collateral Trustee and the Financing Parties. Any notice of cancellation with respect to nonpayment of premiums will require no less than fifteen days prior written notice to the Collateral Trustee and the Financing Parties.

            (e) A waiver of subrogation shall be provided by the insurers to the Partnership, the Collateral Trustee and the Financing Parties for coverages under all policies except 3.1 and 3.2.

            (f) The Collateral Trustee and the approved Financing Parties as designated by Partnership, shall be included as Additional Insured under all policies except 3.1.

            (g) With respect to 3.7, the Collateral Trustee or its assigns shall be named as sole loss payee, on a loss payable/mortgagee clause equivalent to 438 BFU or as otherwise approved by the Collateral Trustee.

            (h) Coverage provided for the benefit of the Partnership, the Collateral Trustee and the Financing Parties shall not be invalidated or vitiated by actions or inactions of others.

4.0 Operational Phase -- Operator

      The Partnership will require the Operator to provide and maintain in full force and effect with financially responsible insurance carriers meeting the definition of a Rated Carrier unless otherwise approved by the Partnership and the Collateral Trustee, from the effective date of the operating agreement, or equivalent, until the expiration of said contract, the following insurance:

            4.1 Workers Compensation/Employer's Liability: Workers Compensation insurance as required by applicable law or authorized governmental authority covering all persons employed by Operator in accordance with the laws of the state in which the Operator may be required to pay compensation. Limits for Employers Liability shall be a minimum of $1,000,000 per accident or disease, aggregate as to disease and Workers Compensation benefits to full statutory obligations. To the extent that applicable exposure exists, coverage shall include Jones Act, USL & H and FELA.

            4.2 Automobile Liability: Automobile Liability insurance on licensed motor vehicles owned, non-owned rented or leased by Operator and used in connection with the work to be performed covering Bodily Injury and Property Damage Liability to a combined inclusive limit of $25,000,000.

            4.3 Commercial General Liability: Commercial General Liability with limits of $2,000,000 inclusive per occurrence, and $4,000,000 in the aggregate annually, for bodily injury, death and damage to property including loss of use thereof Coverage shall be written on "occurrence" policy forms. Deductibles shall not exceed $50,000 per occurrence with an aggregate limit of $250,000.

            Coverage shall specifically be subject to the following inclusions of coverage:

            (i) Contractual Liability

            (ii) Products & Completed Operations

            (iii) Warranty Work extending one year after Final Completion

            (iv) Blasting, pile driving, caisson work, underground work

            (v) Damage to property including loss of use thereof

            (vi) Broad-form property damage

            (vii) Pollution Liability coverage on at least a Sudden & Accidental basis

            (viii) Severability of interests clause

            (ix) Cross Liability cover

            (x) Contractor Protective

            4.4 Umbrella/Excess Liability: Umbrella/Excess Liability Insurance in excess of the coverages under Articles 4.1 (excess over Employer's Liability), 4.2, and 4.3 in an amount not less than $10,000,000 per occurrence and in the aggregate annually. Such insurance shall be written on occurrence policy forms unless otherwise approved by the Partnership.

            4.5 Other Insurance -- Operator shall provide other insurance as the Partnership deems appropriate based upon changes in exposure or operations that, in the opinion of the Partnership, merit additional coverage or higher limits.

            4.6 General Conditions -- Policies shall be subject to the following conditions:

            (a) All deductibles shall be the responsibility of the Operator

            (b) Contractor shall provide the Partnership and Financing Parties, with certificates of insurance prior to the expiration of any coverage required above

            (c) Insurances shall not be cancellable without 45 days advance written notice (10 days for nonpayment of premiums) of such cancellation to the Partnership, the Collateral Trustee and the Financing Parties.

            (d) A waiver of subrogation shall be provided by the insurers to the Partnership, the Collateral Trustee and the Financing Parties for coverages under 4.1 (to the extent permitted by law), 4.3 and 4.4.

            (e) The Partnership, the Collateral Trustee and the approved Financing Parties as designated by the Partnership, shall be included as Additional Insured under coverages 4.3 and 4.4.

                                                                      Appendix K
                                                    to Common Security Agreement

                           INITIAL CONSTRUCTION BUDGET

                             CLARK PAYMENT SCHEDULE

                                      $ MM

                                                                                                               Rev 2
--------------------------------------------------------------------------------------------------------------------
     MONTH                ENGINEERING (1)      MATERIALS      CONSTRUCTION (1)    OH & P/CONTINGENCY (2)   $ TOTALS
                       Progress   Progress     Progress     Progress   Progress         Progress
                         Pmt %    Payment $    Payment $     Pmt %     Payment $        Payment $
--------------------------------------------------------------------------------------------------------------------
Apr98-Jul99 F'cast       77.0%   $61.600      $70.200       $12.4%    $19.460            $0.00             $151.260
Aug-99 (3)                7.0%    $5.629      $40.500         3.3%     $5.186           $28.17              $79.485
Sep-99                    6.0%    $4.829      $34.600         4.0%     $6.286            $4.14              $49.855
Oct-99                    4.0%    $3.229      $31.000         5.0%     $7.856            $4.18              $46.265
Nov-99                    3.0%    $2.429      $17.500         5.5%     $8.646            $3.78              $32.355
Dec-99                    1.0%    $0.829       $9.800         6.6%    $10.366            $2.77              $23.765
Jan-00                    1.0%    $0.829       $8.600         7.3%    $11.466            $2.77              $23.665
Feb-00                    1.0%    $0.829       $8.600         8.1%    $12.726            $2.92              $25.075
Mar-00                                         $7.500         9.1%    $14.296            $2.88              $24.676
Apr-00                                         $5.900         6.6%    $10.366            $2.15              $18.416
May-00                                         $2.100         7.0%    $10.996            $1.73              $14.826
Jun-00                                         $1.400         6.1%     $9.586            $1.45              $12.436
Jul-00                                         $0.970         6.4%    $10.056            $1.43              $12.456
Aug-00                                         $3.000         5.9%     $9.266            $1.23              $13.496
Sep-00                                         $2.638         4.0%     $6.286            $0.83               $9.754
Oct-00                                         $0.000         2.0%     $3.146            $0.42               $3.566
Nov-00                                         $1.600         0.7%     $1.106            $0.15               $2.856

TOTALS                  100.0%   $80.200     $245,908       100.0%   $157.100           $61.00             $544.208

Notes:

(1) Engineering & Construction progress payments based on earned value (% complete)

(2)   OH&P/Contingency progress payment based on overall composite % of total
      EPC

(3) Aug99 payments will include a reconciliation to account for any unbilled charges due Foster Wheeler at the time of financial closure.

                                                                      Appendix L
                                                    to Common Security Agreement

                           FORMS OF LEGAL OPINIONS*


_____________

       * Not filed with this registration statement.

                                                                    Appendix L-1
                                                    to Common Security Agreement

                    FORM OF OPINION OF MEXICAN COUNSEL TO PMI

                                                                    Appendix L-2
                                                    to Common Security Agreement

                   FORM OF OPINION OF MEXICAN COUNSEL TO PEMEX

                                                                    Appendix L-3
                                                    to Common Security Agreement

                FORM OF OPINION OF U.S. COUNSEL TO PMI AND PEMEX

                                                                    Appendix L-4
                                                    to Common Security Agreement

                FORM OF OPINION OF COUNSEL TO EPC CONTRACTOR AND
                                  EPC GUARANTOR

                                                                    Appendix L-5
                                                    to Common Security Agreement

                 FORM OF OPINION OF COUNSEL TO HYDROGEN SUPPLIER

                                                                    Appendix L-6
                                                    to Common Security Agreement

          FORM OF OPINION OF THE GENERAL COUNSEL TO THE CLARK ENTITIES

                                                                    Appendix L-7
                                                    to Common Security Agreement

    FORM OF OPINION OF NEW YORK COUNSEL TO THE BORROWER, THE PARTNERSHIP, THE
                  PARTNERS, THE CLARK ENTITIES AND BLACKSTONE

                                                                    Appendix L-8
                                                    to Common Security Agreement

          FORM OF OPINION OF TEXAS REAL ESTATE COUNSEL TO THE BORROWER,
                        THE PARTNERSHIP AND THE PARTNERS

                                                                    Appendix L-9
                                                    to Common Security Agreement

        FORM OF OPINION OF TEXAS ENVIRONMENTAL COUNSEL TO THE BORROWER,
                        THE PARTNERSHIP AND THE PARTNERS

                                                                   Appendix L-10
                                                    to Common Security Agreement

               FORM OF OPINION OF COUNSEL TO OCCIDENTAL PETROLEUM

                                                                   Appendix L-11
                                                    to Common Security Agreement

             FORM OF OPINION OF CAYMAN ISLANDS COUNSEL TO BLACKSTONE

                                                                   Appendix L-12
                                                    to Common Security Agreement

           FORM OF OPINION OF NEW YORK COUNSEL TO THE SECURED PARTIES

                                                                   Appendix L-13
                                                    to Common Security Agreement

         FORM OF OPINION OF ENGLISH COUNSEL TO THE OIL PAYMENT INSURERS
                              ADMINISTRATIVE AGENT

                                                                      Appendix M
                                                    to Common Security Agreement

                          INSURANCE CONSULTANT'S REPORT

                                                                      Appendix N
                                                    to Common Security Agreement

                         INDEPENDENT ENGINEER'S REPORTS

                                                                      Appendix O
                                                    to Common Security Agreement

                               NOTICE OF BORROWING

Deutsche Bank, AG, New York Branch,
  as Administrative Agent for the Bank Senior Lenders party
  to the Bank Senior Loan Agreement
  referred to below,
31 West 52nd Street
New York, New York 10019                               [date]

             Attention: o

Ladies and Gentlemen:

            Reference is made to the Bank Senior Loan Agreement, dated as of August 19, 1999 (as amended or modified from time to time, the "Bank Senior Loan Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Bank Senior Lenders party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent for the Bank Senior Lenders (the "Administrative Agent"). We hereby give you notice, irrevocably, pursuant to
Section 4.04 of the Bank Senior Loan Agreement that we request a borrowing under the Bank Senior Loan Agreement and set forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 4.04 of the Bank Senior Loan Agreement and clause (b) of Section 9.02 of the Common Security Agreement, dated as of August 19, 1999 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Common Security Agreement"), among Port Arthur Coker Company L.P., Port Arthur Finance Corp., Sabine River Holding Corp., Neches River Holding Corp., Bankers Trust Company, as Collateral Trustee for the Secured Parties, Deutsche Bank AG, New York Branch, as Administrative Agent for and on behalf of the Bank Senior Lenders., Winterthur International Insurance Company Limited, as Administrative Agent for and on behalf of the Oil Payment Insurers, HSBC Bank USA, as Capital Markets Trustee for the Capital Markets Senior Lenders, and Bankers Trust Company, as Depositary Bank:

            (i)   The Business Day of the Proposed Borrowing is [_______].

            (ii) The aggregate amount of the Proposed Borrowing is $[__________] [, $__________ of which shall be made under the Tranche A Facility and $___ of which shall be made under the Tranche B Facility].

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:


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

            (A) Each of the representations and warranties contained in Section
3.01 of the Common Security Agreement is correct immediately before and will be correct immediately after giving effect to, the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (B) The proceeds from the Proposed Borrowing are scheduled to be, and the proceeds of any and all borrowings under the Bank Senior Loan Agreement to date have been or are being, utilized in accordance with the provisions of
Section 4.01 (bb) of the Common Security Agreement as confirmed in the certificate of the Independent Engineer attached hereto.

            (C) All of the disbursements of Senior Loans to date (if any) have been utililized in accordance with the Initial Construction Budget, as amended from time to time by each Annual Budget and Operating Plan, as certified by the Independent Engineer in the certificate attached hereto.

            (D) Each of the conditions precedent applicable to the Proposed Borrowing pursuant to Sections 9.01 and 9.02 of the Common Security Agreement has been satisfied.

      [If the Disbursement Date is the Closing Date, (D) above should read:

            The undersigned hereby certifies that each of the conditions precedent to the Proposed Borrowing pursuant to Sections 9.01 and 9.02 of the Common Security Agreement will be satisfied on the date of the Proposed Borrowing.]

            The undersigned hereby agree that, if prior to its receipt of the disbursement requested hereby it determines that any matter certified by it herein will not be true and correct as of the time of such receipt, it will promptly so notify the Administrative Agent.

            Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Bank Senior Loan Agreement or the Common Security Agreement, as the case may be.

                                        Very truly yours.

                                        PORT ARTHUR FINANCE CORP.

                                        By:_____________________________________
                                           Name:
                                           Title:

With copies to:     The Collateral Trustee,
                    Each of the Bank Senior Lenders party to the Bank Senior Loan Agreement and
                    The Bank Senior Lenders Administrative Agent, at their respective addresses set forth in Appendix P to the Common Security Agreement


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

                                                                      Appendix P
                                                    to Common Security Agreement

                                     NOTICES

If to the Borrower, the Partnership, the General Partner or the Limited Partner:

       Port Arthur Finance Corp. / Port Arthur Coker Company L.P. / Sabine River Holding Corp. / Neches River Holding Corp.
       1801 5. Gulfway Drive, Office No. 36
       Port Arthur, Texas 77640
       Phone:409-982-7491
       Facsimile: 409-985-6397

       Attention: Legal Department

If to the Collateral Trustee or the Depositary Bank:

       Bankers Trust Company
       Corporate Trust & Agency Services
       Four Albany Street, 4th Floor
       New York, New York 10006
       Phone:212-250-3754
       Facsimile: 212-250-6725

       Attention: James McDonough

If to the Bank Senior Lenders Administrative Agent:

       Deutsche Bank AG, New York Branch
       31 West 52nd Street, 14th Floor,
       New York, NY 10019

       Attention: Virag Patel

       Deutsche Bank AG, New York Branch
       130 Liberty Street
       New York, NY 10006
       Phone:212-250-2500
       Facsimile: 212-669-5405

       Attention: Marcus Tarkington


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

If to the Capital Markets Trustee:

       HSBC Bank USA
       Issuer Services
       140 Broadway
       New York, NY 10005-1180
       Phone:212-658-2979
       Facsimile: 212-658-6425

       Attention: James M. Foley

If to the Oil Payment Insurers Administrative Agent:

       Winterthur International Insurance Company Limited
       34 Leadenhall Street
       London, EC3A, 1 AX
       England

       Attention: Eileen McCusker
       Telephone: (44) (171) 369-1432
       Facsimile: (44) (171) 929-3537


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

                                                                      Appendix Q
                                                    to Common Security Agreement

                               SUBORDINATION TERMS

1. General: Payment of the principal of and interest on Subordinated Debt (and all premiums and other amounts payable on or in respect thereof) shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt Obligations and in respect of Oil Payment Reimbursement Obligations (which terms, as used herein, shall include without limitation the obligations to pay principal and interest on the Senior Debt and in respect of Oil Payment Reimbursement Obligations, and all commissions, fees, indemnities, prepayment premiums and other amounts payable to the Bank Senior Lenders, the Capital Markets Senior Lenders, the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee or any other Applicable Agent under the Financing Documents, and postpetition interest and postpetition attorneys' fees and costs, whether or not allowable in bankruptcy, in each case to the extent such items constitute Senior Debt Obligations or Oil Payment Reimbursement Obligations or both, as the case may be, due and payable at the time of any such payment in respect of Subordinated Debt). Each Subordinated Lender agrees that it will not ask, demand, sue for, take or receive from the Partnership, by set-off or in any other manner, or retain, payment (in whole or in part) of the Subordinated Debt, or any security therefor, other than Restricted Payments permitted under the Common Security Agreement, unless and until all of the Senior Debt Obligations and Oil Payment Reimbursement Obligations have been paid in full. Each Subordinated Lender directs the Borrower to make, and the Borrower agrees to make, such prior payment of the Senior Debt Obligations and Oil Payment Reimbursement Obligations.

2. Payment Upon Dissolution, Etc.: In the event of (a) any insolvency or bankruptcy case or proceeding in connection therewith, relative to the Partnership or to its creditors as such, or to its assets, or (b) any liquidation, receivership, dissolution or other winding up of the Partnership, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Partnership, then and in any such event the Bank Senior Lenders, the Capital Markets Senior Lenders, the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee or any other Applicable Agent shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt Obligations or Oil Payment Reimbursement Obligations or both, as the case may be, under the Financing Documents before any of the Subordinated Lenders shall be entitled to receive any payment on account of the Subordinated Debt (whether in respect of principal, interest premium, fees, indemnities, commissions or otherwise) and to that end, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Subordinated Debt in any such case, proceeding, dissolution, liquidation or other winding up or event shall instead be paid or delivered to the Secured Parties for application to Senior Debt Obligations and Oil Payment Reimbursement Obligations, whether or not due, until Senior Debt Obligations and Oil Payment Reimbursement Obligations shall have first been fully paid and satisfied in cash.

3. No Payment When Senior Debt in Default: In the event and during the continuation of any Event of Default or Default, unless and until such Event of Default or Default shall have been remedied or waived then no payment (including no Restricted Payment) shall be made by the Borrower on or in respect of the Subordinated Debt.

4. Proceeding Against the Borrower; No Collateral: Whether or not any default in payment shall exist under any Senior Loan Agreement, Subordinated Lenders shall not, without the prior consent of Majority Secured Parties,
      (a) commence any proceeding against the Partnership with respect to the Subordinated Debt or (b) take any collateral security for the Subordinated Debt.

5.    Payment to Senior Lenders of Certain Amounts Received by Subordinated
      Lenders: In the event that any Subordinated Lender receives on account or in respect of the Subordinated Debt any distribution of assets by the Partnership or payment by or on behalf of the Partnership of any kind or character, whether in cash, securities or other property, other than Restricted Payments permitted under the Common Security Agreement, the Subordinated Lender shall hold or shall cause to be held in trust (as property of the Senior Lenders) for the benefit of, and immediately upon receipt thereof, shall pay over or deliver to the Secured Parties such distribution or payment in precisely the form received (except for the endorsement or assignment by the Subordinated Lender where necessary) for application in accordance with the Common Security Agreement. In the event of failure of the Subordinated Lender to make any such endorsement or assignment, the Secured Parties irrevocably are authorized and empowered by and on behalf of each Subordinated Lender to make the same.

6. Authorizations to Senior Lenders and the Collateral Trustee: Each Subordinated Lender (a) irrevocably authorizes and empowers (without imposing any obligation on) the Secured Parties and the Collateral Trustee to demand, sue for, collect, receive and receipt for all payments and distributions on or in respect of its Subordinated Debt which are required to be paid or delivered to the Secured Parties, as provided herein, and to file and prove all claims therefor and take all such other action, in the name of the Subordinated Lender or otherwise, as the Secured Parties may determine to be necessary or appropriate for the enforcement of these subordination provisions, all in such manner as Majority Secured Parties shall instruct or otherwise in accordance with the Common Security Agreement, (b) irrevocably authorizes and empowers (without imposing any obligation) the Secured Parties and the Collateral Trustee to vote the Subordinated Debt

      (including, without limitation, voting the Subordinated Debt in favor of or in opposition to any matter which may come before any meeting of creditors of the Partnership generally or in connection with, or in anticipation of, any insolvency or bankruptcy case or proceeding, or any proceeding under any laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions relative to the Borrower) in such manner as Majority Secured Parties shall instruct or otherwise in accordance with the Common Security Agreement and
      (c) agrees to execute and deliver to the Secured Parties and the Collateral Trustee all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be requested by the Secured Parties or the Collateral Trustee in order to enable the Secured Parties to enforce all claims upon or in respect of the Subordinated Debt.

7. Notice: The Subordinated Lenders agree, for the benefit of each Secured Party, that they will give the Collateral Trustee prompt notice of any default by the Partnership in respect of the Subordinated Debt.

8. No Waiver; Modification to Senior Debt: No failure on the part of the Secured Parties or the Collateral Trustee, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof by the Secured Parties or the Collateral Trustee, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or future exercise by the Secured Parties or the Collateral Trustee of any other right, remedy or power. Each and every right, remedy and power granted to the Secured Parties or the Collateral Trustee, or allowed the Secured Parties or the Collateral Trustee by law or other agreement shall be cumulative and not exclusive, and may be exercised by the Secured Parties or the Collateral Trustee, from time to time.

      Without in any way limiting the generality of the foregoing, at any time, without the consent of or notice to the Subordinated Lenders, without incurring responsibility or liability to the Subordinated Lenders and without impairing or releasing the subordination provided herein or the obligations hereunder of the Subordinated Lenders, the Secured Parties may do any one or more of the following: (a) change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, Senior Debt Obligations or Oil Payment Reimbursement Obligations or any collateral security or guaranty therefor, or otherwise amend or supplement in any manner Senior Debt Obligations or Oil Payment Reimbursement Obligations or any instruments evidencing the same or any agreement under which Senior Debt Obligations are outstanding or any Financing Document;
      (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt Obligations or Oil Payment Reimbursement Obligations; (c) release any Person liable in any manner for the Senior Debt Obligations or Oil Payment Reimbursement Obligations; and
      (d) exercise or refrain from exercising any rights against the Borrower and any other Person. Each Subordinated

      Lender unconditionally waives notice of the incurring of Senior Debt Obligations or Oil Payment Reimbursement Obligations or any part thereof.

9. Subrogation: Subject to the payment in full of all Senior Debt Obligations and Oil Payment Reimbursement Obligations, the Subordinated Lenders shall be subrogated to the rights of each of the Bank Senior Lenders, the Capital Markets Senior Lenders, the Collateral Trustee, the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee and any other Applicable Agent to receive distribution of assets of the Partnership, or payments by or on behalf of the Partnership, made on the Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be, until Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments over, including no payments or distributions to any of the Bank Senior Lenders, the Capital Markets Senior Lenders, the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee or any other Applicable Agent of any cash, property or securities to which the Subordinated Lenders would be entitled except for the provisions hereof, pursuant to the provisions hereof, to any of the Bank Senior Lenders, the Capital Markets Senior Lenders, the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee or any other Applicable Agent by the Subordinated Lenders shall, as among the Partnership, its creditors other than the Bank Senior Lenders, the Capital Markets Senior Lenders, the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee or any other Applicable Agent and the Subordinated Lenders, be deemed to be a payment or distribution by the Partnership on account of the Senior Debt Obligations or Oil Payment Reimbursement Obligations, as the case may be.

10. Benefit of Subordination Provisions: Nothing contained herein shall (a) impair, as among the Partnership, its creditors other than the Secured Parties and the Subordinated Lenders, the obligations of the Partnership, which is absolute and unconditional (and which, subject to the rights hereunder of the Secured Parties, is intended to rank equally with all other unsecured obligations of the Partnership), to pay the principal of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof or (b) affect the relative rights against the Partnership of the Subordinated Lender and creditors of the Partnership other than Bank Senior Lenders, the Capital Markets Senior Lenders, the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee or any other Applicable Agent.

11. Further Assurances: The Subordinated Lender, at its own cost, shall take any further action as the Secured Parties may reasonably request in order to carry out more fully the intent and purpose of these subordination provisions.

12. Governing Law: These subordination provisions shall be governed by and construed in accordance with the laws of the State of New York.

13. Amendment: These subordination provisions may not be amended or modified without the prior consent of each of the Bank Senior Lenders, the Capital Markets Senior Lenders, the Oil Payment Insurers, the Oil Payment Insurers Administrative Agent, the Collateral Trustee, the Bank Senior Lenders Administrative Agent, the Capital Markets Trustee or any other Applicable Agent.

14. Transfers: The Subordinated Debt may not be transferred, assigned or encumbered in any manner other than in accordance with the Common Security Agreement and Transfer Restrictions Agreement.

15. Successors and Assigns: The Agreement shall be binding and insure to the benefit of the Subordinated Lenders, the Secured Parties and their respective successors and permitted assigns.

16. Ranking: All Subordinated Debt shall be unsecured, shall rank junior to the Senior Debt Obligations and the Oil Payment Reimbursement Obligations, and shall be pledged as security for the Senior Debt Obligations and the Oil Payment Reimbursement Obligations.

                                                                Schedule 3.01(x)
                                                    to Common Security Agreement

                            ENVIRONMENTAL DISCLOSURE

Hartford Administrative Complaint

            On July 6, 1999, Clark Refining & Marketing, Inc. was served with a civil administrative complaint by the United States Environmental Agency Region 5, alleging certain violations of the Emergency Planning and Community Right-to-Know Act, and regulations promulgated thereunder, with respect to certain record-keeping and reporting requirements relating to the Hartford refinery. The administrative complaint seeks a civil penalty of $498,000. No estimate can be made at this time of the company's potential liability, if any, as a result of this matter.

Port Arthur NRDA

            Clark Refining & Marketing, Inc. has received correspondence dated June 7, 1999 from federal and Texas state natural resource trustees requesting a meeting to discuss potential natural resource damage at the Clark Port Arthur refinery site, as well as issues regarding a potential Natural Resource Damage Assessment. No estimate can be made at this time of the company's potential liability, if any, with respect to this matter.